Exhibit 10.64

EXECUTION COPY

DATED 8 September 2009

WYNN RESORTS (MACAU) S.A.

the Company

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Hotel Facility Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Project Facility Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Revolving Credit Facility Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Intercreditor Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Security Agent

COMMON TERMS AGREEMENT

THIRD AMENDMENT AGREEMENT

THIS AGREEMENT is dated                      September 2009 and made between:

(1)	WYNN RESORTS (MACAU) S.A. (the “Company”);

(2)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Intercreditor Agent acting on the instructions and on behalf of the Hotel Facility Lenders under and as defined in the Hotel Facility Agreement;

(3)

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Intercreditor Agent acting on the instructions and on behalf of the Project Facility Lenders under and as defined in the Project Facility Agreement;

(4)

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Intercreditor Agent acting on the instructions and on behalf of the Revolving Credit Facility Lenders under and as defined in the Revolving Credit Facility Agreement;

(5)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Hotel Facility Agent;

(6)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Project Facility Agent;

(7)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Revolving Credit Facility Agent;

(8)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Intercreditor Agent; and

(9)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Security Agent.

RECITALS:

(A)

The Company in its Letter requested that the Intercreditor Agent obtain the consent of the Required Lenders in respect of the matters referred to in paragraph C.1 (Waiver Request) of the Letter (such matters being, the “Request”). Required Lender consent was granted in respect of the Request on 3 July 2009.

(B)

Pursuant to clause 34.1 (Amendments and waiver of common terms) of Schedule 2 (Amended Common Terms Agreement) and the Required Lender consent referred to in paragraph (A) above, certain Senior Finance Documents will be amended and additional Senior Finance Documents and certain other documents will be entered into to give effect to the Request.

(C)	It has been agreed to further amend the Common Terms Agreement as set out below.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions and incorporation of defined terms

(a)	In this Agreement:

“Acquisition Agreement” means the acquisition agreement and instrument of transfer dated on the Third Amendment Effective Date between Wynn Asia as seller and Wynn Asia 2 as purchaser in respect of the entire issued share capital of Wynn International;

“English Security Confirmation” means the document so entitled dated on or about the Third Amendment Effective Date between the Company and the Security Agent;

“First Macau Security Confirmation” means the document so entitled dated on or about the Third Amendment Effective Date between the Company and the Security Agent;

“Hong Kong Security Confirmation” means the document so entitled dated on or about the Third Amendment Effective Date between the Company, Wynn Holdings and the Security Agent;

“Irish Security Confirmation” means the document so entitled dated on or about the Third Amendment Effective Date between the Company and the Security Agent;

“Lender List” means the list of Lenders as at the Third Amendment Effective Date initialled for the purposes of identification by the Intercreditor Agent;

“Letter” means the letter entitled “Waiver Request Letter” from the Company to the Intercreditor Agent and the Security Agent dated 22 June 2009;

“Macau Security Confirmation” means the First Macau Security Confirmation and the Second Macau Security Confirmation.

“New York Security Confirmation” means the document so entitled dated on or about the Third Amendment Effective Date between the Company and the Security Agent;

“Nevada Security Confirmation” means the document so entitled dated on or about the Third Amendment Effective Date between the Company and the Security Agent;

“Request” has the meaning given to it in the Recitals to this Agreement;

“Required Filings” means any filing, notification, recording, stamping and registration required in respect of any of the Senior Finance Documents referred to in paragraph 2(a), 2(b), (c), (d) or (e) of Schedule 1 (Conditions Precedent) to this Agreement at Companies House in England and Wales, the Companies Registry in Hong Kong, the Companies Registration Office in Ireland, the Financial Supervision Commission in the Isle of Man, the Gaming Commission in Macau, the Gaming Inspection and Coordination Bureau in Macau and in the register of charges of Wynn Asia 2;

“Second Macau Security Confirmation” means the document so entitled dated on or about the Third Amendment Effective Date between the Company, Wynn HK, Wynn International and the Security Agent;

“Security Confirmation Documents” means:

(i)	each Macau Security Confirmation;

(ii)	the Hong Kong Security Confirmation;

(iii)	the English Security Confirmation;

(iv)	the Irish Security Confirmation;

(v)	the New York Security Confirmation; and

(vi)	the Nevada Security Confirmation;

“Sponsors’ Subordination Deed Second Deed of Amendment and Acknowledgment of Security” means the Sponsors’ Subordination Deed Second Deed of Amendment and Acknowledgment of Security dated on or about the date hereof between, among others, the Company, Wynn Resorts, Wynn Resorts Holdings, LLC, Wynn Asia, Wynn Asia 2, Wynn International, Wynn Holdings, Wynn HK and the Security Agent;

“Substitution” means the transactions by which:

(i)	Wynn Asia incorporates Wynn Asia 2 as its wholly-owned Subsidiary;

(ii)	Wynn Asia 2 acquires Wynn International as its wholly-owned Subsidiary from Wynn Asia pursuant to and in accordance with the Acquisition Agreement; and

(iii)

Wynn Asia 2 becomes an Obligor, a Wynn Obligor, a Guarantor (as defined in the Wynn Pledgors’ Guarantee), a Wynn Company and a Wynn Assignor (as each term is defined in the Sponsors’ Subordination Deed) and a Chargor (as defined in the Wynn International Share Charge) and Wynn Asia ceases being an Obligor, a Wynn Obligor, a Guarantor (as defined in the Wynn Pledgors’ Guarantee), a Wynn Company and a Wynn Assignor (as each term is defined in the Sponsors’ Subordination Deed) and a Chargor (as defined in the Wynn International Share Charge);

“Wynn Asia 2” means WM Cayman Holdings Limited II, a company to be incorporated under the laws of the Cayman Islands whose registered office will be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1 -1104, Cayman Islands;

“Wynn International Share Charge Second Deed of Amendment and Acknowledgment of Security” means the Wynn International Share Charge Second Deed of Amendment and Acknowledgment of Security dated on or about the date hereof between Wynn Asia, Wynn Asia 2, the Company and the Security Agent; and

“Wynn Pledgors’ Guarantee Second Deed of Amendment and Acknowledgment” means the Wynn Pledgors’ Guarantee Second Deed of Amendment and Acknowledgment dated on or about the date hereof between Wynn Asia 2, Wynn Asia, Wynn International, Wynn Holdings, Wynn HK and the Security Agent.

(b)

Unless a contrary indication appears, a term defined in or by reference in Schedule 2 (Amended Common Terms Agreement) or, if not defined in or by reference in such Schedule, the Deed of Appointment and Priority, has the same meaning in this Agreement.

(c)	The principles of construction and rules of interpretation set out in Schedule 2 (Amended Common Terms Agreement) shall have effect as if set out in this Agreement.

1.2	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

1.3	Security Documents

The Company and the Intercreditor Agent agree that:

(a)	the Sponsors’ Subordination Deed Second Deed of Amendment and Acknowledgment of Security;

(b)	the Wynn Pledgors’ Guarantee Second Deed of Amendment and Acknowledgment;

(c)	the Wynn International Share Charge Second Deed of Amendment and Acknowledgment of Security; and

(d)	each of the Security Confirmation Documents,

are each Security Documents pursuant to paragraph (u) of the definition of “Security Documents” set out in clause 1.1 (Definitions) of the amended Common Terms Agreement set out as Schedule 2 (Amended Common Terms Agreement) to this Agreement.

2.	AMENDMENT

With effect from the date upon which the Intercreditor Agent confirms to the Lenders and the Company that it has received each of the documents listed in Schedule 1 (Conditions Precedent) (or the Intercreditor Agent has waived receipt of, as the case may be) in a form and substance satisfactory to the Intercreditor Agent, (such date being the “Third Amendment Effective Date”), the Common Terms Agreement shall be amended so that it shall be read and construed for all purposes as set out in Schedule 2 (Amended Common Terms Agreement).

3.	REPRESENTATIONS

3.1	Prior to the Third Amendment Effective Date

The representations and warranties set out in schedule 4 of the Common Terms Agreement in effect prior to the Third Amendment Effective Date are deemed to be made by the Company (by reference to the facts and circumstances then existing) on the date of this Agreement.

3.2	On the Third Amendment Effective Date

The representations and warranties set out in schedule 4 of the amended Common Terms Agreement set out as Schedule 2 (Amended Common Terms Agreement) to this Agreement are deemed to be made by the Company (by reference to the facts and circumstances then existing) on the Third Amendment Effective Date, as if any reference therein to any Senior Finance Document in respect of which any amendment, acknowledgement, confirmation, consolidation, novation, restatement, replacement or supplement is expressed to be made by any of the documents referred to in Clause 1.3 (Security Documents) included, to the extent relevant, such document and the Senior Finance Document as so amended, acknowledged, confirmed, consolidated, novated, restated, replaced or supplemented.

3.3	Palo Real Estate Company Limited

For the purposes of any applicable provision of the Senior Finance Documents (including, without limitation, this Clause 3 (Representations)), the Company (for the benefit of itself and each other Obligor) has disclosed to the Lenders that, as at the date hereof, Wynn International and Wynn HK each legally and beneficially own 0.1% of the total issued share capital of Palo Real Estate Company Limited.

4.	SECURITY

The Security Agent shall execute and deliver each of the Security Confirmation Documents, the Sponsors’ Subordination Deed Second Deed of Amendment and Acknowledgment of Security, the Wynn Pledgors’ Guarantee Second Deed of Amendment and Acknowledgment and the Wynn International Share Charge Second Deed of Amendment and Acknowledgment of Security and is authorised and instructed by the Intercreditor Agent to do so accordingly.

5.	SUBSTITUTION

Subject to the Third Amendment Effective Date occurring on the date of the acquisition by Wynn Asia 2 of Wynn International as its wholly-owned Subsidiary from Wynn Asia, the Intercreditor Agent hereby waives, for the purposes of (and only for the purposes of) the Substitution, any breach of paragraphs 15 (Additional Collateral, Discharge of Liens, etc.) and 27 (Additional Obligors) of Part A (Affirmative Covenants) of Schedule 5 (Covenants) of Schedule 2, paragraphs 4 (Limitation on Fundamental Changes), 5 (Limitation on Disposition of Property), 8 (Limitation on Investments), 10 (Limitation on Transactions with Affiliates) and 14.2 (Limitation on Lines of Business) of Part B (Negative Covenants) of Schedule 5 (Covenants) of Schedule 2 and clauses 4.1.4(a) (General Undertakings) and 4.1.5(e) and (f) (General Undertakings) of the Wynn

Pledgors’ Guarantee and any misrepresentation arising pursuant to the repetition on the date of this Agreement and on or prior to the Third Amendment Effective Date of paragraph 11 (Business, Debt, Etc.) of Schedule 4 (Representations and Warranties) of Schedule 2. Without prejudice to the Required Lender consents granted in respect of the Request, if the Third Amendment Effective Date does not occur on the date of the acquisition by Wynn Asia 2 of Wynn International, the waivers referred to in this Clause shall be deemed to have never been given.

6.	CONTINUITY AND FURTHER ASSURANCE

6.1	Continuing obligations

The provisions of the Common Terms Agreement shall, save as amended by this Agreement, continue in full force and effect. In particular, nothing in this Agreement shall affect the rights of the Senior Secured Creditors in respect of the occurrence of any Default which is continuing or which arises on or after the date of this Agreement.

6.2	Further assurance

The Company shall, upon the written request of the Intercreditor Agent and the Company’s expense, do all such acts and things reasonably necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

7.	MISCELLANEOUS

7.1	Incorporation of terms

The provisions of Clauses 1.5.1(e), 1.5.2 and 1.5.3 (Third Party Rights), Clause 16.2 (Transaction Expenses), Clause 16.4 (Enforcement costs), Clause 28 (Non-recourse Liability), Clause 29.1 to 29.5 (Notices), Clause 31 (Partial Invalidity), Clause 32 (Remedies and Waivers) and Clause 38 (Jurisdiction) of Schedule 2 shall be incorporated into this Agreement as if set out in full herein and as if references in those clauses to “Agreement” are references to this Agreement and cross-references to specified clauses thereof are references to the equivalent clauses set out or incorporated herein.

7.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATURES

The Company

WYNN RESORTS (MACAU) S.A.

By:

Address:	Rua Cidade de Sintra, NAPE Hotel Wynn Macau

Tel:	(853) 2888 9966

Fax:	(853) 2832 9966

Attention:	Chief Financial Officer

Copy to:	Wynn Resorts, Limited 3131 Las Vegas Boulevard South Las Vegas, Nevada 89109 USA

Tel:	(1) 702 770 2112

Fax:	(1) 702 770 1518

Attention:	General Counsel

The Intercreditor Agent for and on behalf of itself, the Hotel Facility Lenders, the Project Facility Lenders and the Revolving Credit Facility Lenders

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:

Address:	Level 38, Three Pacific Place
1 Queen’s Road East
Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2166 4631

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale, Hong Kong Branch

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung Asia Loan Operation Centre

The Hotel Facility Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:

Address:	Level 38, Three Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2166 4631

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale, Hong Kong Branch

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung Asia Loan Operation Centre

The Project Facility Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:

Address:	Level 38, Three Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2166 4631

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale, Hong Kong Branch

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung Asia Loan Operation Centre

The Revolving Credit Facility Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:

Address:	Level 38, Three Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2166 4631

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale, Hong Kong Branch

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung Asia Loan Operation Centre

The Security Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:

Address:	Level 38, Three Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2166 4631

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale, Hong Kong Branch

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung Asia Loan Operation Centre

SCHEDULE 1

CONDITIONS PRECEDENT

1.	Due establishment, authority and certification

In relation to each Obligor and Wynn Asia 2, receipt by the Intercreditor Agent of a certificate signed by a duly authorised signatory of that Person and which:

(a)

either (A) attaches a copy of that Person’s Governing Documents or (B) certifies that the copy of that Person’s Governing Documents (which was previously delivered to the Intercreditor Agent on or about 14 September 2005) remains correct, complete and in full force and effect as at a date no earlier than the Third Amendment Effective Date;

(b)

attaches a copy of a board resolution or such other equivalent corporate authorisation approving the execution, delivery and performance of the Senior Finance Documents referred to in paragraph 2 below to which it is a party, the terms and conditions thereof and the transactions contemplated thereby, authorising a named person or persons to sign such Senior Finance Documents and any document to be delivered by that Person pursuant to such Senior Finance Documents and authorising the signatory of the relevant certificate to sign certificates in connection therewith;

(c)

(in the case of Wynn Asia 2 only) (A) certifies that guaranteeing or securing the Secured Obligations would not cause any guarantee, security or similar limit binding on it to be exceeded and (B) attaches a copy of a certificate of good standing issued by the Cayman Islands Registrar of Companies and dated no earlier than 30 days prior to the Third Amendment Effective Date;

(d)

(in the case of the Company only) certifies that each copy document listed in this Schedule 1 and delivered by an Obligor is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Third Amendment Effective Date; and

(e)	(in the case of the Company only) certifies that no Default is continuing or would occur as a result of Wynn Asia 2 becoming an Obligor.

2.	Senior Finance Documents

Receipt by the Intercreditor Agent of an original of each of the following Senior Finance Documents, in each case duly executed by the parties thereto:

(a)	this Agreement;

(b)	the Sponsors’ Subordination Deed Second Deed of Amendment and Acknowledgment of Security;

(c)	the Wynn Pledgors’ Guarantee Second Deed of Amendment and Acknowledgment;

(d)	the Wynn International Share Charge Second Deed of Amendment and Acknowledgment of Security;

(e)	each of the Security Confirmation Documents; and

(f)	any other document entered into which the Intercreditor Agent and the Company agree prior to the Third Amendment Signing Date to designate as a Senior Finance Document.

3.	Legal opinions

Receipt by the Intercreditor Agent of legal opinions (substantially in the form distributed to the Intercreditor Agent prior to the Third Amendment Signing Date) from:

(a)	Mr Henrique Saldanha, Macanese legal adviser to the Senior Secured Creditors;

(b)	Lionel Sawyer & Collins, Nevada legal adviser to the Senior Secured Creditors;

(c)	M&P Legal, Isle of Man legal adviser to the Senior Secured Creditors;

(d)	Arthur Cox, Irish legal adviser to the Senior Secured Creditors;

(e)	Walkers, Cayman legal adviser to the Senior Secured Creditors;

(f)	Clifford Chance US LLP, New York legal advisers to the Senior Secured Creditors;

(g)	Clifford Chance, Hong Kong SAR legal advisers to the Senior Secured Creditors; and

(h)	Clifford Chance, English legal advisers to the Senior Secured Creditors.

4.	Fees and expenses

Receipt by the Intercreditor Agent of evidence that:

(a)	all taxes, fees and other costs payable in connection with the execution, delivery, filing, recording, stamping and registering of the documents referred to in this Schedule 1; and

(b)	all fees, costs and expenses due to the Senior Secured Creditors and their advisers under the Senior Finance Documents on or before the Third Amendment Effective Date,

have been paid or shall be paid (to the extent that such amounts have been duly invoiced) by no later than the Third Amendment Effective Date.

5.	Security

Receipt by the Intercreditor Agent of the following documents evidencing perfection of the Security:

(a)	each of the Macau Security Confirmations, duly stamped and notarised; and

(b)

the notice delivered to Wynn International by Wynn Asia 2 as chargor and the acknowledgement of such notice by Wynn International and the copy of such notice and acknowledgement delivered to the Security Agent pursuant to clause 4.3 of the Wynn International Share Charge.

6.	Process agents

Where such appointment is required under any Senior Finance Document referred to in paragraph 2(b), (c) and (d) above that Wynn Asia 2 is a party to, a copy of process agent acceptance of its appointment by Wynn Asia 2 for the acceptance of legal proceedings.

7.	Substitution

(a)	A copy of the Acquisition Agreement executed by the parties thereto.

(b)

A copy of Wynn Asia 2’s register of members evidencing that (i) Wynn Asia 2 is Wynn Asia’s directly wholly owned Subsidiary and (ii) Wynn Asia is the registered holder of one subscriber share (with a par value of USD1) issued by Wynn Asia 2.

(c)	In relation to Wynn Asia and Wynn Asia 2, receipt by the Intercreditor Agent of a certificate signed by a duly authorised signatory of that Person and which:

(i)

attaches a copy of a board resolution or such other equivalent corporate authorisation approving the Substitution and the execution, delivery and performance of the documents referred to in paragraph (a) above to which it is a party, the terms and conditions thereof and the transactions contemplated thereby, authorising a named person or persons to sign such documents and any document to be delivered by that Person pursuant to such documents and authorising the signatory of the relevant certificate to sign certificates in connection therewith;

(ii)

(in the case of Wynn Asia 2 only) certifies that all conditions precedent to the effectiveness of the Acquisition Agreement (other than any such conditions relating to the occurrence of the Third Amendment Effective Date) have been satisfied or waived in accordance with its respective terms and the Acquisition Agreement (save as provided in this sub-paragraph (c)(ii)) is in full force and effect accordingly; and

(iii)

(in the case of Wynn Asia 2 only) certifies that neither that Person nor Wynn Asia is or, but for the passage of time and/or giving of notice will be, in breach of any obligation under the Acquisition Agreement.

(d)

Receipt by the Intercreditor Agent of confirmation (substantially in the form distributed to the Intercreditor Agent prior to the Third Amendment Signing Date) from M&P Legal (in their capacity as Isle of Man legal adviser to the Senior Secured Creditors), that:

(i)

the instrument of transfer referred to in the definition of “Acquisition Agreement” has been delivered, duly executed but undated, to M&P Legal, together with the share certificate evidencing Wynn Asia’s right, title and interest in respect of the Shares (as defined in the Wynn International Share Charge);

(ii)

the instrument of transfer has been dated, a new share certificate in respect of the Shares has been issued to Wynn Asia 2 and the existing share certificates issued to Wynn Asia in respect of the Shares have been cancelled;

(iii)	the relevant particulars relating to the transfer of the Shares from Wynn Asia to Wynn Asia 2 have been entered in Wynn International’s register of members; and

(iv)	the new share certificate in respect of the Shares referred to in paragraph (d)(ii) is held to the order of the Security Agent.

(e)

Receipt by the Intercreditor Agent of an undated instrument of transfer in respect of the Shares referred to in paragraph (d)(ii) above (executed in blank by or on behalf of Wynn Asia 2), an undated letter of resignation executed by each director of Wynn International in substantially the form set out in Schedule 2 (Form of Letter of Resignation) of the Wynn International Share Charge, undated, written resolutions of the board of directors of Wynn International executed by all of the directors of Wynn International in substantially the form set out in Schedule 3 (Form of Written Resolutions) of the Wynn International Share Charge and a letter of undertaking and authorisation executed by each of the directors of Wynn International in substantially the form set out in Schedule 4 (Form of Letter of Undertaking and Authorisation) of the Wynn International Share Charge.

(f)

Receipt by the Intercreditor Agent of such evidence as the Intercreditor Agent notifies the Company by the date falling no later than two (2) Business Days prior to the Third Amendment Effective Date that it may reasonably require in order for the Intercreditor Agent or any Secured Party to carry out and be satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in respect of Wynn Asia 2.

(g)

Receipt by the Intercreditor Agent of a notice signed by a Responsible Officer of Wynn Asia 2 listing its Responsible Officers (including a certified specimen signature of each such Responsible Officer), together with evidence of the authority of each such Responsible Officer.

8.	Other documents and evidence

(a)

A copy of any authorisation issued by the government of the Macau SAR (under the Macau Gaming Laws and the Concession Contract) in respect of the transactions contemplated by paragraphs (i) and (ii) of the definition of Substitution.

(b)

A copy of any other authorisation or other document, opinion or assurance which the Intercreditor Agent considers to be necessary or desirable (if it has notified the Company accordingly prior to the Third Amendment Effective Date) in connection with the entry into and performance of the transactions contemplated by any Senior Finance Document or for the validity and enforceability of any Senior Finance Document.

SCHEDULE 2

AMENDED COMMON TERMS AGREEMENT

DATED 14 SEPTEMBER 2004

WYNN RESORTS (MACAU) S.A.

the Company

CERTAIN FINANCIAL INSTITUTIONS

as Hotel Facility Lenders, Project Facility Lenders, Revolving Credit Facility Lenders

and Hedging Counterparties

BANC OF AMERICA SECURITIES ASIA LIMITED

DEUTSCHE BANK AG, HONG KONG BRANCH

SG AMERICAS SECURITIES, LLC

as Global Coordinating Lead Arrangers

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Hotel Facility Agent and Project Facility Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Revolving Credit Facility Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Intercreditor Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Security Agent

COMMON TERMS AGREEMENT

(As amended by the Common Terms Agreement Amendment Agreement dated 14 September 2005,

the Common Terms Agreement Second Amendment Agreement

dated 27 June 2007

and the Common Terms Agreement Third Amendment Agreement

dated      September 2009)

31.	Partial Invalidity	120

32.	Remedies And Waivers	121

33.	Intercreditor Arrangements	121

34.	Amendments And Waivers	124

35.	Counterparts	125

36.	Language	125

37.	Governing Law	125

38.	Jurisdiction	125

39.	Confidentiality	126

40.	Gaming Authorities	126

THIS AGREEMENT is made on the 14th day of September 2004

BETWEEN:

(1)	WYNN RESORTS (MACAU) S.A. (the “Company”);

(2)	THE FINANCIAL INSTITUTIONS defined below as Hotel Facility Lenders;

(3)	THE FINANCIAL INSTITUTIONS defined below as Project Facility Lenders;

(4)	THE FINANCIAL INSTITUTIONS defined below as Revolving Credit Facility Lenders;

(5)	THE FINANCIAL INSTITUTIONS defined below as Hedging Counterparties;

(6)

BANC OF AMERICA SECURITIES ASIA LIMITED, DEUTSCHE BANK AG, HONG KONG BRANCH and SG AMERICAS SECURITIES, LLC in their capacities as global coordinating lead arrangers of the Facilities (the “Global Coordinating Lead Arrangers” or “GCLAs”);

(7)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Hotel Facility Agent;

(8)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Project Facility Agent;

(9)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Revolving Credit Facility Agent;

(10)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Intercreditor Agent; and

(11)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Security Agent.

WHEREAS:

(A)

The Senior Secured Creditors have agreed, subject to the terms and conditions contained in the Senior Finance Documents, to make available to the Company certain loan facilities for the purpose of the Projects and for general corporate purposes and/or to enter into other agreements or arrangements associated therewith.

(B)

The parties have agreed to enter into this Agreement to set out certain terms and conditions which are common to all the Facility Agreements and to agree certain terms and conditions upon and subject to which the Senior Secured Creditors shall or may enjoy, exercise or enforce their rights, discretions and remedies under the Senior Finance Documents.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, except as otherwise defined herein or to the extent the context otherwise requires, capitalised terms used shall have the following meanings:

“Acceptable Bank” means a bank notified by the Company to the Security Agent which is confirmed by the Security Agent (acting reasonably) as acceptable.

“Account” means an account:

(i)	held in Macau, Hong Kong, the United States or any other jurisdiction, and on terms, reasonably acceptable to the Security Agent, by a member of the Restricted Group with an Acceptable Bank; and

(ii)	subject to Liens in favour of the Security Agent in form and substance satisfactory to the Security Agent.

“Account Bank” means, in relation to an Account, the bank with which the Account is maintained.

“Account Bank Notices and Acknowledgements” mean the notices and acknowledgements to be delivered to and executed by each Account Bank in respect of each Account in accordance with the Charges over Accounts and this Agreement.

“Acquisition Agreement” has the meaning given to that term in the Common Terms Agreement Third Amendment Agreement.

“Additional Lender Agent” means:

(a)	the bank or financial institution appointed as facility agent for the Additional Lenders under the Additional Lender Facility Agreement and which has executed and delivered to the Intercreditor Agent:

(i)	a duly completed Agent’s Deed of Accession; and

(ii)

a duly completed Finance Party Accession Undertaking executed by such party, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent), each of which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors; or

(b)	its successor appointed in accordance with this Agreement.

“Additional Lender Facility” means the revolving credit facility provided by the Additional Lenders to the Company.

“Additional Lender Facility Agreement” means the agreement between the Additional Lenders, the Additional Lender Agent and the Company for the provision of the Additional Lender Facility.

“Additional Lender Facility Availability Period” means, in relation to the Additional Lender Facility, the period specified in respect thereof in Clause 4.4 (Additional Lender Facility Availability Period).

“Additional Lender’s Accession Deed” means a deed of accession in substantially the form set out in Schedule 14 (Form of Additional Lender’s Accession Deed).

“Additional Lenders” means the parties who have agreed to provide the Company with loan facilities permitted by paragraph 2.1(f) of Part B of Schedule 5 (Covenants) and who have each executed and delivered to the Intercreditor Agent:

(a)	a duly completed Additional Lender’s Accession Deed; and

(b)

a duly completed Finance Party Accession Undertaking executed by such party, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent), each of which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors.

“Additional Lending Group” means the Additional Lenders, acting as a lending group in accordance with, and subject to the decision making rules under, the Additional Lender Facility Agreement.

“Advance” means an advance (as from time to time reduced by repayment or prepayment) made or to be made under a Facility.

“Advance Date” means the date on which an Advance is required to be made.

“Advance Request” means, in relation to an Advance under the Term Loan Facilities, a request for an Advance in substantially the form set out in Schedule 3 (Form of Advance Request) and, in relation to an Advance under the Revolving Credit Facilities, in substantially the form set out in schedule 2 to the Revolving Credit Facility Agreement or the equivalent schedule to the Additional Lender Facility Agreement setting out the form of advance request, as the case may be.

“Advisers” means the Technical Adviser, the Insurance Adviser and the Tax Adviser.

“Affiliate” as applied to any Person, means any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as applied to any Person means the power, directly or indirectly, to (a) vote 10% or more of the shares or other securities having ordinary voting power for the election of the Board of Directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise (provided that Mr Wong Chi Seng shall not, by virtue of fulfilling either of these requirements alone as a result of the shares held by him in the Company as at the Signing Date or as a result of his role as executive director of the Company, be an Affiliate of the Company).

“Affiliate Agreement” means any agreement entered into by any Obligor with an Affiliate of that Obligor involving expenditures by any party thereto or any other flow of funds of not less than USD1,000,000 or its equivalent.

“Agent” means the Intercreditor Agent or a Facility Agent, as the case may be.

“Agent’s Deed of Accession” means a deed of accession in substantially the form of Part A of Schedule 11 (Transfers and Accession).

“Agreed Form” means, in relation to any document, the form most recently initialled for the purposes of identification as such by the Company and the Intercreditor Agent with such changes as the Intercreditor Agent may agree with the Company.

“A. M. Best” means A.M. Best Company or its successor company.

“Ancillary Finance Documents” means:

(a)	the Fee Letters; and

(b)	the Underwriting Agreement.

“Anti-Terrorism Law” means each of:

(a)	Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the Executive Order);

(b)	the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

(c)	the Money Laundering Control Act of 1986, Public Law 99-570;

(d)

the International Emergency Economic Powers Act, 50 U.S.C. App. §§ 1701 et seq, the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq, any Executive Order or regulation promulgated thereunder and administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury; and

(e)	any similar law enacted in the United States of America subsequent to the date of this Agreement.

“Approved Corporate Administrative Fees” means, for any Fiscal Year, an amount, when added to any other Corporate Administrative Fees paid by or on behalf of the Company during such Fiscal Year, as does not exceed 50% of the corporate administrative overhead costs incurred by Wynn Resorts during such Fiscal Year in relation to its management of the Wynn Resorts Group.

“Approved IP Fees” means the IP Fees as set out in the IP Agreement but without regard to any amendment, variation or supplement, whether pursuant to the terms of the IP Agreement or otherwise, subsequent to the Third Amendment to Intellectual Property License Agreement referred to in the definition thereof in this Clause 1.1.

“Asset Sale” means any Disposition of Property other than:

(a)	the granting of any Lien permitted by paragraph 3 of Part B of Schedule 5 (Covenants);

(b)

any Disposition permitted by paragraph 5 of Part B of Schedule 5 (Covenants) (provided that, in the case of paragraph 5(a) of Part B of Schedule 5 (Covenants), Dispositions of Property thereunder shall be considered “Asset Sales” to the extent of any proceeds thereof not applied to the replacement of Property pursuant to paragraph 5(a)(ii) of Part B of Schedule 5 (Covenants)).

“Assignment of Rights” means the assignment so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Assignment of Insurances” means the Assignment of Onshore Insurance Policies dated on or about the date of this Agreement between the Company and the Security Agent.

“Assignments of Reinsurances” means each assignment of Reinsurance so entitled between the relevant Direct Insurer and the Security Agent.

“Auditors” means Ernst & Young LLP or such other firm of independent accountants of international recognised standing as may be appointed by the Company.

“Availability Period” means, as the case may be, the Hotel Facility Availability Period, the Project Facility Availability Period, the Additional Lender Facility Availability Period or the Revolving Credit Facility Availability Period.

“Available Commitment”, in relation to each Lender under each Facility Agreement, has the meaning given in that Facility Agreement.

“Board of Directors” means:

(a)	with respect to a corporation, the board of directors of the corporation;

(b)	with respect to a limited partnership, the board of directors of the general partner of the partnership; and

(c)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Break Costs” means the amount (if any) by which:

(a)

the additional interest which a Lender should have received for the period from the date of receipt by such Lender of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market (or, in the case of any principal amount or Unpaid Sum denominated in HK dollars, the Hong Kong interbank market) for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, provided that Break Costs shall not include any loss of margin.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the Macau SAR, Hong Kong SAR and New York and, save for the purposes of Clause 3.1.1 (Drawdown conditions), London, Singapore and Tokyo.

“Capital Expenditure” means, in relation to any Person, for any period, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease or a finance lease) of fixed or capital assets (including, without limitation, real property) or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under applicable GAAP.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases under applicable GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with applicable GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Flow Available for Debt Service” or “CFADS” means, in relation to any period, EBITDA for such period plus, without duplication, the sum of:

(a)	decreases in Working Capital for such period; and

(b)	any other non-cash charges,

and minus, without duplication, the sum of:

(c)	increases in Working Capital for such period;

(d)	any other non-cash credits;

(e)	the aggregate amount actually paid by each member of the Restricted Group in cash during such period on account of Capital Expenditures;

(f)	the aggregate amount actually paid by each member of the Restricted Group in cash during such period on account of any accrued charges from any prior period; and

(g)	Tax paid by each member of the Restricted Group during such period,

determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Cash Flow Available for Debt Service and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof).

“Certificate of Substantial Completion” means, in relation to the Projects, any “Original Project Certificate of Substantial Completion” or “Expansion Project Certificate of Substantial Completion”, each as defined in the Construction Contract.

“Change of Control” means the occurrence of any of the following:

(a)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of any Wynn Obligor to any Person (except as may be permitted by this Agreement or any Security Document);

(b)	the adoption of a plan relating to the liquidation or dissolution of any Wynn Obligor or any successor thereto; or

(c)	a Wynn Event.

“Charge over HK Accounts” means the charge so entitled between the Company and the Security Agent in the Agreed Form.

“Charges over Accounts” means the Pledge over Onshore Accounts, the Charge over HK Accounts, the US Operating Account Control Agreement and the documents granting the Liens referred to in the definition of “Account” in this Clause 1.1.

“Claim Proceeds” means the proceeds of a claim (a “Recovery Claim”) against any party to a Project Document or any of such party’s Affiliates (or any employee, officer or adviser) in relation to the Project Documents except for Excluded Claim Proceeds, and after deducting:

(a)	any reasonable expenses which are incurred by any member of the Restricted Group to persons who are not members of the Restricted Group; and

(b)

any Tax incurred and required to be paid by a member of the Restricted Group (as reasonably determined by the relevant member of the Restricted Group on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to that Recovery Claim.

“Code” means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time.

“Common Terms Agreement Amendment Agreement” means the agreement so entitled dated 14 September 2005 between the parties hereto, the Company, Banc of America Securities Asia Limited, Deutsche Bank AG, Hong Kong Branch, Société Générale Asia Limited, Société Générale Hong Kong Branch and certain other financial institutions.

“Common Terms Agreement Second Amendment Agreement” means the agreement so entitled dated 27 June 2007 between the parties hereto.

“Common Terms Agreement Third Amendment Agreement” means the agreement so entitled dated              September 2009 between the parties thereto.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with any Wynn Obligor within the meaning of section 4001 of ERISA or is part of a group that includes such Person and that is treated as a single employer under section 414 of the Code.

“Company Share Pledge” means the pledge over shares in the Company dated on or about the date of this Agreement between Wynn HK, Wynn International, the Company and the Security Agent.

“Company’s CP Satisfaction Date Certificate” has the meaning given in paragraph 6 of Part A of Schedule 2 (Conditions Precedent).

“Compensation Proceeds Account” means the account so designated in Schedule 6 (Accounts).

“Completion Memorandum” has the meaning given in the Common Terms Agreement Second Amendment Agreement.

“Compliance Certificate” means a certificate in substantially the form set out in Schedule 15 (Form of Compliance Certificate).

“Concession Contract” means the concession contract dated 24 June 2002 between the Macau SAR and the Company for the operation of games of chance and other games in casinos in the Macau SAR.

“Concession Contract Performance Bond” means the guarantee to be provided under article 61 of the Concession Contract.

“Confidentiality Undertaking” means a confidentiality undertaking in substantially the form set out in Part C of Schedule 11 (Transfers and Accession) or any other form agreed between the Company and the Intercreditor Agent.

“Construction Contract” means the amended and restated construction contract dated 14 September 2005 between the Prime Contractor and the Company for the construction of the Original Project and the Expansion.

“Construction Contract Direct Agreement” means the Amended and Restated Construction Contract Direct Agreement dated 14 September 2005 between the Prime Contractor, the Company and the Security Agent in the Agreed Form.

“Construction Disbursement Account” means the account so designated in Schedule 6 (Accounts).

“Construction Period Insurances” means the insurances identified as such in Appendix 1 (Construction Period Insurances) to Schedule 7 (Insurance) and effected in accordance with the terms of Schedule 7 (Insurance).

“Contractors” means any architects, consultants, designers, contractors, suppliers or any other Persons party to a Major Project Document and engaged by the Company or any other member of the Restricted Group in connection with the design, engineering, development, construction, installation, maintenance or operation of either Project (including the Prime Contractor).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under section 414(b) or 414(c) of the Internal Revenue Code of 1986 of the United States of America, as amended.

“Corporate Administrative Fees” means any fees payable by the Company to Wynn Resorts pursuant to the Corporate Administrative Fees Agreement in respect of any corporate administrative overhead costs incurred by Wynn Resorts in relation to its management of the Wynn Resorts Group.

“Corporate Administrative Fees Agreement” means the agreement dated as of 1 January 2007 between the Company and Wynn Resorts regarding, among other things, the payment of the Company’s portion of any Corporate Administrative Fees.

“Corporate Services Provider” means Wynn Resorts in its capacity as a party to the Corporate Administrative Fees Agreement.

“CP Satisfaction Date” means the date on which all conditions precedent set out in Part A of Schedule 2 (Conditions Precedent) have been satisfied in accordance with sub-clause 2.1.2 of Clause 2.1 (Conditions Precedent to the CP Satisfaction Date).

“Current Assets” means, at any date, all amounts (other than cash) which would, in conformity with applicable GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a balance sheet of the Restricted Group at such date prepared on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Current Assets and (ii) is in any way derived from or attributable or otherwise connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof).

“Current Liabilities” means, at any date, all amounts that would, in conformity with applicable GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a balance sheet of the Restricted Group at such date prepared on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of reducing Current Liabilities and (ii) is in any way derived from or attributable or otherwise connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof), but excluding:

(a)	the current portion of any Funded Debt of any member of the Restricted Group; and

(b)	without duplication of paragraph (a) above, all Financial Indebtedness consisting of Revolving Credit Facilities Advances to the extent otherwise included therein.

“Debenture” means the debenture so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Decision” means the giving of a consent, the making of an agreement or the exercise of any other right, power, discretion or determination in respect of any matter which, under this Agreement or any other Senior Finance Document, requires such consent, agreement or exercise to be given or made by more than one Senior Secured Creditor or by the Required Lenders.

“Decision Date” has the meaning given in Clause 33.1 (Notices of Required Decisions).

“Deed of Appointment and Priority” means the deed so entitled dated on or about the date of this Agreement between, among others, the Lenders, the Performance Bond Provider, the Company, the Agents and the Security Agent.

“Default” means an Event of Default or any event or circumstance specified in Schedule 10 (Events of Default) hereto which would become (with the expiry of a grace period, the giving of notice, the making of any determination as permitted under the Senior Finance Documents or any combination of any of the foregoing) an Event of Default.

“Derivatives Counterparty” has the meaning given in paragraph 6 of Part B of Schedule 5 (Covenants).

“Diamond Completion Date” means the date of completion of the Diamond Expansion as notified to the Intercreditor Agent by the Company.

“Diamond Construction Contract” means the contract for the design, engineering and construction of the Diamond Expansion to be entered into by the Company and the Prime Contractor (or any of its Affiliates).

“Diamond Expansion” means that part of the Projects which, as of the Second Amendment Signing Date, is being constructed on the site of the above-ground parking garage comprised in the Original Project and is contemplated to include the 40 floor Wynn Diamond suites, a parking facility, restaurants, retail space and gaming areas.

“Diamond Opening Date” means the date upon which all Licenças de Ocupação required pursuant to applicable Legal Requirements in respect of the Diamond Expansion have been issued by the Macau SAR and the Diamond Expansion is fully open for business to the general public.

“Direct Agreements” means each of the following documents:

(a)	the Gaming Concession Consent Agreement;

(b)	the Land Concession Consent Agreement;

(c)	the Construction Contract Direct Agreement;

(d)	the PASA Direct Agreement;

(e)	the Account Bank Notices and Acknowledgements; and

(f)	the Insurer Notices and Acknowledgements.

“Direct Insurances” means a contract or policy of insurance of any kind from time to time taken out or effected by, on behalf of or in favour of the Company or any other member of the Restricted Group (whether or not in conjunction with any other person) with one or more insurers in accordance with the terms of Schedule 7 (Insurance).

“Direct Insurer” means the insurer(s) with whom a Direct Insurance is placed from time to time in accordance with Schedule 7 (Insurance).

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (whether legal or equitable); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock or other ownership or profit interest of any Obligor that any Obligor is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect thereof for consideration other than Capital Stock (other than Disqualified Stock).

“EBITDA” means, in relation to any period, the Net Income of the Restricted Group for such period plus, without duplication and to the extent reflected as a charge in the Company’s statement of such Net Income for such period, the sum of:

(a)	income Tax expense (whether or not paid during such period) other than Tax on gross gaming revenue;

(b)	amortization or write-off of debt discount and debt issuance costs and interest, commissions, discounts and other fees and charges associated with Financial Indebtedness (including the Advances);

(c)	depreciation and amortization expense;

(d)	amortization of intangibles (including goodwill);

(e)	an amount equal to the aggregate net non-cash loss on the Disposition of Property during such period (other than sales of inventory in the ordinary course of business); and

(f)	any extraordinary expenses or losses,

and minus, without duplication and to the extent included in the statement of such Net Income for such period, the sum of:

(g)	interest income;

(h)	an amount equal to the aggregate net non-cash gain on the Disposition of Property during such period (other than sales of inventory in the ordinary course of business);

(i)	any extraordinary income or gains; and

(j)	any upfront premium or similar income or gains derived from, or in connection with the grant of, any Subconcession,

all (including Net Income) as determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing EBITDA and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof) and otherwise in accordance with applicable GAAP.

“ECF Percentage” means, with respect to any period:

(a)	50% of the Excess Cash Flow if the Leverage Ratio as of the last day of such period is greater than 4:1; or

(b)	zero if the Leverage Ratio as of the last day of such period is 4:1 or less.

“Effective Date” has the meaning given in the Common Terms Agreement Second Amendment Agreement.

“Eminent Domain Proceeds” means all amounts and proceeds (including monetary instruments) received in respect of any Event of Eminent Domain relating to any member of the Restricted Group or any of its assets, including either Project, less any costs or expenses incurred by any member of the Restricted Group or its agents in collecting such amounts and proceeds.

“Enforcement Notice” has the meaning given in the Deed of Appointment and Priority.

“Enforcement Proceeds” means all moneys received or recovered by the Security Agent after the Security has become enforceable in accordance with the terms of the Security Documents from the exercise or enforcement of the Security.

“Environment” means land, including any natural or man-made structures; water; and air.

“Environmental Claim” means any formal claim by any Person as a result of or in connection with any material violation of Environmental Law which claim could reasonably be expected to give rise to any remedy or penalty (whether interim or final) or liability for any member of the Restricted Group or any Senior Secured Creditor (in its capacity as such in the transactions contemplated by the Senior Finance Documents).

“Environmental Law” means any law or regulation of the Macau SAR or any other applicable jurisdiction with regard to:

(a)	harm to the health of humans; or

(b)	the pollution or protection of the Environment.

“Environmental Licence” means any material permit, licence, approval, registration, notification, exemption or any other authorisation required under any Environmental Law.

“Equator Principles” means the voluntary set of guidelines for determining, assessing and managing environmental and social risk in project financing promoted and published by the International Finance Corporation and first adopted by other financial institutions on or about 4 June 2003.

“Equity” means, at any time, the aggregate of the US dollar equivalents of:

(a)	the amounts paid up by the Shareholders by way of subscription for shares in the Company; and

(b)	the amounts advanced to the Company and outstanding at such time by way of Shareholder Loans.

“Equity Issuance” means:

(a)

any allotment or issuance (or the entering into by the Company or any other member of the Restricted Group of any agreement to allot or issue), or any grant to any Person of any right (whether conditional or unconditional) to call for or require the allotment or issuance of, any share or equity interest, or other securities (including without limitation bonds, notes, debentures, stock or similar instrument) which are convertible (whether at the option of the holder(s) thereof, the Company or otherwise) into shares or equity interests in the Company or other member of the Restricted Group, or any depositary receipt(s) in respect of any such share or equity interest; or

(b)	any grant of any option, warrant or other right of acquisition in respect of any such share, equity interest, other security or depositary receipt,

provided that for the avoidance of doubt, “Equity Issuance” shall not include any secondary sales of any shares, equity interests or other securities of the Company or any other member of the Restricted Group by any or all of the holders of such shares, equity interests or other securities.

“Equity Issuance Proceeds” means the amount of the proceeds (if not in cash, the monetary value thereof) of any Equity Issuance after deducting:

(a)	fees and expenses reasonably incurred in connection with such Equity Issuance by the Company or other member of the Restricted Group; and

(b)

any Taxes incurred or required to be paid by the Company or other member of the Restricted Group in connection with such Equity Issuance (as reasonably determined by the Company, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“ERISA” means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time.

“Event of Default” means any event or circumstance set out in Schedule 10 (Events of Default).

“Event of Eminent Domain” means, with respect to any Property:

(a)

any compulsory transfer or taking by condemnation, seizure, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking or confiscation of such Property or the requisition of the use of such Property, by any agency, department, authority, commission, board, instrumentality or political subdivision of any Governmental Authority having jurisdiction; or

(b)	any settlement in lieu of paragraph (a) above.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:

(a)	any loss, destruction or damage of such property or asset;

(b)

any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(c)	any settlement in lieu of paragraph (b) above.

“Excess Cash Flow” means, in relation to any period, CFADS for such period plus, without duplication the US dollar equivalents of:

(a)	to the extent included in Net Income for such period, interest income received during such period, minus, without duplication, the US dollar equivalents of:

(b)	the aggregate amount of Financing Costs paid by the Company or any other member of the Restricted Group in cash during such period;

(c)

the aggregate amount of all prepayments of Advances under the Revolving Credit Facilities during such period to the extent accompanying permanent voluntary reductions of the commitments thereunder and all voluntary prepayments of Term Loan Facility Advances during such period;

(d)

the aggregate amount of all scheduled principal payments of the Company under the Facility Agreements made during such period (other than in respect of any Revolving Credit Facility to the extent there is not an equivalent permanent reduction in commitments thereunder such that after giving effect to such commitment reduction the Company would not be able to reborrow all or any of the amount so prepaid); and

(e)

the aggregate of all other scheduled payments of any Financial Indebtedness permitted to be incurred by a member of the Restricted Group pursuant to paragraphs 2.1(e) and 2.1(f) of Part B of Schedule 5 (Covenants) falling due and any voluntary prepayments thereof made during such period (other than in respect of any overdraft or revolving facility to the extent there is not an equivalent permanent reduction in commitments thereunder such that after giving effect to such commitment reduction the relevant member of the Restricted Group would not be able to reborrow all or any of the amount so prepaid), determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Excess Cash Flow and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof).

“Excluded Claim Proceeds” means any proceeds of a Recovery Claim which the Company notifies the Intercreditor Agent are, or are to be, applied:

(a)

to satisfy (or reimburse a member of the Restricted Group which has discharged) any liability, charge or claim upon a member of the Restricted Group by a person which is not a member of the Restricted Group; or

(b)	in the replacement, reinstatement and/or repair of assets of members of the Restricted Group which have been lost, destroyed or damaged,

in each case as a result of the events or circumstances giving rise to that Recovery Claim, if those proceeds are deposited into and retained in an Account pending such application and are so applied as soon as possible (but in any event within 3 months, or such longer period as the Intercreditor Agent may agree) after receipt.

“Excluded Project” means any gaming, hotel or resort related business, development or undertaking of any kind in the Macau SAR other than the Projects and, save as contemplated by any Resort Management Agreement therefor in the case of the Company, neither involving nor permitting any claim, interest, liability, right of recourse of any kind in connection therewith against or in any member of the Restricted Group or its assets, including either of the Projects.

“Excluded Subsidiary” means a Subsidiary of the Company exclusively engaged in the development, financing, ownership, leasing or operation of Excluded Projects on terms which, save as contemplated by any Resort Management Agreement to which such Subsidiary is party in the case of the Company, neither involve nor permit any claim, interest, liability, right of recourse of any kind in connection therewith against or in any member of the Restricted Group or its assets, including either of the Projects.

“Expansion” means that part of the Projects comprised in the “Expansion Project Casino” as defined in the Construction Contract as at the date hereof, but excluding the Diamond Expansion.

“Expansion Opening Date” means the date upon which all Licenças de Ocupação required pursuant to applicable Legal Requirements in respect of the Expansion have been issued by the Macau SAR and the Expansion is fully open for business to the general public.

“Facility” means any of:

(a)	the Term Loan Facilities; or

(b)	the Revolving Credit Facilities.

“Facility Agents” means the Hotel Facility Agent, the Project Facility Agent, the Revolving Credit Facility Agent and the Additional Lender Agent.

“Facility Agreements” means:

(a)	the Hotel Facility Agreement;

(b)	the Project Facility Agreement;

(c)	the Revolving Credit Facility Agreement; and

(d)	the Additional Lender Facility Agreement.

“Facility Office” means the office or offices notified by a Senior Secured Creditor to the relevant Facility Agent under the Facilities and by the relevant Facility Agent to the Company and the Intercreditor Agent in writing on or before the date it becomes a Senior Secured Creditor (or, following that date, by not less than 10 Business Days’ written notice) as the office or offices through which it shall perform its obligations under the relevant Facility.

“Fee Letters” means each of the fee letters entered into from time to time between the Company on the one hand and any of the Agents and the Security Agent on the other hand.

“Final Repayment Date”, in relation to each of the Hotel Facility and the Project Facility, means the seventh anniversary of the Second Amendment Signing Date.

“Finance Party Accession Undertaking” has the meaning given in the Deed of Appointment and Priority.

“Financial Indebtedness” means, in relation to any Person at any date, without duplication:

(a)	all indebtedness of such Person for borrowed money;

(b)

all obligations of such Person for the purchase price of Property or services to the extent the payment of such obligations is deferred for a period in excess of 90 days (other than trade payables incurred in the ordinary course of such Person’s business);

(c)	all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(d)

all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property);

(e)	all Capital Lease Obligations (to the extent treated as finance or capital lease obligations in accordance with applicable GAAP) or Synthetic Lease Obligations of such Person;

(f)

any indebtedness of such Person for or in respect of receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis or on a basis where recourse is limited solely to warranty claims relating to title or objective characteristics of the relevant receivables);

(g)	any indebtedness of such Person in respect of any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(h)	all indebtedness of such Person, contingent or otherwise, as an account party under acceptance, letter of credit, completion guaranties, performance bonds or similar facilities;

(i)	all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person;

(j)	all obligations of such Person in respect of Swap Agreements or any other derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price;

(k)	all Guarantee Obligations of such Person in respect of obligations of the kind referred to in paragraphs (a) through (j) above;

(l)

all obligations of the kind referred to in paragraphs (a) through (k) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and

(m)	the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

“Financial Model” means the computer model, stored on computer disc(s), and consisting of algorithms as set out on the print-out from such disc(s), each to be initialled at the Second Amendment Signing Date by the Intercreditor Agent and the Company solely for the purposes of identification.

“Financing Costs” means:

(a)	interest, fees, commissions, costs and expenses payable by the Company under the Senior Finance Documents;

(b)	interest, fees, commissions, costs and expenses payable by the Company under the Performance Bond Facility;

(c)

amounts payable by the Company under Clause 10 (Changes to the Calculation of Interest), Clause 11 (Tax Gross Up and Indemnities), Clause 12 (Increased Costs) and Clause 13 (Currency and Other Indemnities);

(d)

any other amounts of interest, fees, commissions, discounts, prepayment penalties or premiums and other finance payments payable in respect of Financial Indebtedness permitted to be incurred by a member of the Restricted Group pursuant to paragraphs 2.1(e) and 2.1(f) of Part B of Schedule 5 (Covenants);

(e)	net amounts payable by the Company under any Hedging Agreement; and

(f)

any value added or other taxes payable by the Company or any other member of the Restricted Group in respect of paragraphs (a) through (e) above and, save to the extent already included in paragraph (c) above, any withholding tax on a party under a Senior Finance Document, the Performance Bond Facility or any other agreement relating to the provision of Financial Indebtedness referred to above in respect of which the Company or any other member of the Restricted Group has an obligation to gross up.

“FinCEN” means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

“First Repayment Date” means, in relation to each of the Term Loan Facilities, the date falling 51 months from the Second Amendment Signing Date.

“Fiscal Quarter” means any one of the four consecutive three calendar month periods comprised in a Fiscal Year.

“Fiscal Year” means the fiscal year of the Company, the Restricted Group and the Wynn Obligors ending on 31 December of each calendar year.

“Floating Charge” means the charge so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Fundamental Term” means, in respect of a Senior Finance Document:

(a)	the lists of documents comprising Senior Finance Documents and Security Documents set out in the definitions thereof and the definitions of Required Lenders and Fundamental Term in Clause 1.1;

(b)

the provisions setting out the date for, or the amount of, or the currency of, any payment of principal or interest under a Senior Finance Document or any interest rate hedging payment to a Hedging Counterparty;

(c)

Clause 2.1 (Conditions Precedent to the CP Satisfaction Date) (save in relation to the identity of the opinion providers as set forth in paragraph 14 of Part A of Schedule 2 (Conditions Precedent) and paragraph 30 of Part A of Schedule 2 (Conditions Precedent));

(d)

the provisions setting out the amount of a Lender’s Available Commitment under a Facility (otherwise than by a transfer in accordance with the terms of this Agreement) or the duration of its availability or any additional obligation on a Lender to lend money or provide any other form of credit;

(e)	a term which expressly requires the consent of each Lender or Senior Secured Creditor;

(f)	the provisions dealing with the conditions under which assets may be released from the Security or the priority or ranking thereof;

(g)	the provisions dealing with the order of distribution on partial payment by the Company or the proceeds of Security;

(h)

paragraph 2.1(e) of Part B of Schedule 5 (Covenants), paragraph 2.1(f) of Part B of Schedule 5 (Covenants), the provisions setting out the priority and ranking of the Secured Obligations (and any other provisions which, if amended, would have the effect of changing the priority or ranking thereof) and the provisions dealing with the designation of a document as a Senior Finance Document (to the extent it involves any sharing in the Security or the granting, creating or sharing in any other Lien over the Project Security and is not a document necessary for the purposes of incurring the Financial Indebtedness referred to in paragraphs 2.1(e) or 2.1(f) of Part B of Schedule 5 (Covenants)) and any provision which, if amended, would have the effect of permitting such a designation;

(i)	Clause 25 (Sharing Among the Senior Secured Creditors); and

(j)	Clause 33 (Intercreditor Arrangements).

Notwithstanding the above, unanimity among the Lenders and Hedging Counterparties shall not be required with respect to any changes, additions, deletions, modifications or supplements (herein “changes”) comprised in any amendment to the Deed of Appointment and Priority made in accordance with clause 24.1(c) (Required Consents) thereof with respect to subparagraphs (a), (e), (f), (g), (h) and (j) above and any Decision related to such changes shall be effected pursuant to subparagraph (a) of the definition of Required Lenders (and as if a Hedging Voting Right Event had occurred and was continuing in relation to each Hedging Counterparty) provided that, in each case, the Senior Secured Creditors’ rights, benefits and interests in respect of the First Ranking Liabilities (as defined in the Deed of Appointment and Priority) and the Security, the enforcement thereof and the priority and ranking of their claims in respect thereof and the subordination thereto of all other claims, remain unaffected by any such changes.

“Funded Debt” means, in relation to any Person, all Financial Indebtedness of such Person of the types described in sub-clauses (a) through (g) of the definition of “Financial Indebtedness” in this Clause.

“Funds” means any funds that are unconditionally available and have been made available, raised, procured or obtained in a manner that does not breach the terms of this Agreement including such amount of Financial Indebtedness permitted to be created, incurred, assumed or suffered to exist pursuant to paragraph 2.1(e) of Part B of Schedule 5 as, when aggregated with all other amounts of Financial Indebtedness permitted to be created, incurred, assumed or suffered to exist pursuant to paragraph 2.1(e), does not exceed USD500,000,000 or its equivalent.

“GAAP” means, in respect of the Company and the other members of the Restricted Group, the International Accounting Standards issued by the International Accounting Standards Board or its successor and, in respect of any Wynn Obligor, generally accepted accounting principles in the United States of America as in effect from time to time.

“Gaming Concession Consent Agreement” means the Agreement Relating to Security (with the Exclusion of Land Concession and Immovable Property) dated on or about the date of this Agreement between the Government of the Macau SAR, the Company and the Security Agent and the Supplement in respect thereof dated 14 September 2005.

“Global Coordinating Lead Arrangers” or “GCLAs” means Banc of America Securities Asia Limited, Deutsche Bank AG, Hong Kong Branch and SG Americas Securities, LLC acting as such under the Senior Finance Documents.

“Governing Documents” means, collectively, as to any Person, the certificate of incorporation, the memorandum and articles of association or bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents applicable to such Person.

“Governmental Authority” means, as to any Person, the government of the Macau SAR, any other national, state, provincial or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case having jurisdiction over such Person, or any arbitrator with authority to bind such Person at law.

“Group” means the Company and each of the Company’s Subsidiaries (other than any Excluded Subsidiary) for the time being (including, without limitation, any Subsidiary of the Company which becomes an Obligor pursuant to paragraph 27 of Part A of Schedule 5).

“Guaranteed Date of Substantial Completion” means, in respect of the Original Project, the “Guaranteed Date of Original Project Substantial Completion” and, in respect of the Expansion, the “Guaranteed Date of Expansion Project Substantial Completion”, each as defined in the Construction Contract.

“Guarantee Obligation” means any guarantee, indemnity, letter of credit or other legally binding assurance against loss granted by one Person in respect of any Financial Indebtedness or other liability or obligation of another Person, or any agreement to assume any Financial Indebtedness of any other Person or to supply funds or to invest in any manner whatsoever in such other Person by reason of Financial Indebtedness of such Person; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (2) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation (unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith).

“Hazardous Substance” means radioactive materials, asbestos and other substances defined as “hazardous” or of a similar nature under any Environmental Law.

“Hedging Agreements” means any agreement entered into by the Company in accordance with the Hedging Arrangements.

“Hedging Arrangements” means the requirements concerning interest rate hedging set out in Schedule 8 (Hedging Arrangements).

“Hedging Counterparties” means a financial institution identified as such in Part D of Schedule 1 (Hedging Counterparties) and the parties, other than the Company, to the Hedging Agreements and who have executed a Hedging Counterparty’s Deed of Accession.

“Hedging Counterparty’s Deed of Accession” means a deed of accession in substantially the form set out in Appendix 1 to Schedule 8 (Hedging Arrangements).

“Hedging Voting Right Event” means, in relation to any Hedging Counterparty, the occurrence and continuation of both of the following events:

(a)	the serving of any notice given by the Intercreditor Agent pursuant to sub-clause 19.2.2 of Clause 19.2 (Remedies following an Event of Default); and

(b)	a Realised Hedge Loss is not paid when due under the Hedging Agreement to which such Hedging Counterparty is party.

“HIBOR” in relation to any Facility Agreement, has the meaning given in such Facility Agreement.

“HKD” or “HK dollars” denotes the lawful currency of the Hong Kong SAR.

“HKD Debt Service Account” means the account so designated in Schedule 6 (Accounts).

“HKD Debt Service Reserve Account” means the account so designated in Schedule 6 (Accounts).

“HKD Operating Account” means the account so designated in Schedule 6 (Accounts).

“Holding Company” in relation to a Person, means an entity of which that Person is a Subsidiary.

“Hong Kong SAR” means the Hong Kong Special Administrative Region.

“Hotel Facility” means the term loan facilities provided pursuant to the Hotel Facility Agreement.

“Hotel Facility Agent” means Société Générale, Hong Kong Branch as facility agent for the Hotel Facility Lenders or its successor appointed in accordance with this Agreement.

“Hotel Facility Agreement” means the agreement so entitled between the Company, the Hotel Facility Agent and the Hotel Facility Lenders.

“Hotel Facility Availability Period” means the period specified in Clause 4.1 (Hotel Facility Availability Period).

“Hotel Facility HKD Disbursement Account” means the account so designated in Schedule 6 (Accounts).

“Hotel Facility Lender” means a lender identified as such in Part A of Schedule 1 (Hotel Facility Lenders) or a Transferee in respect of the Hotel Facility.

“Hotel Facility USD Disbursement Account” means the account so designated in Schedule 6 (Accounts).

“Hotel Lending Group” means the Hotel Facility Lenders, acting as a lending group in accordance with, and subject to the decision making rules under, the Hotel Facility Agreement.

“Hotel Project” means the design, development and construction in accordance with the Construction Contract and the Diamond Construction Contract of a luxury hotel resort, retail and entertainment complex on land leased to the Company under the Land Concession Contract and the ownership, operation and maintenance thereof by the Company but shall not include the design, development, construction, ownership, operation or maintenance by the Company of a casino pursuant to the Concession Contract nor the purchase of any associated gaming equipment or utensils.

“Hotel Project Costs” means such Project Costs as relate to the Hotel Project.

“Hotel Revolving Credit Facility” has the meaning given in the Revolving Credit Facility Agreement.

“Increased Costs” has the meaning given in Clause 12 (Increased Costs).

“Information Memorandums” means the information memorandum dated June 2004, the information memorandum dated June 2005 and the information memorandum dated April 2007 prepared by the Company in relation to the Projects for the purposes of the financing of any or all of the Facilities.

“Initial Advance” means the first Advance made under each of the Facilities.

“Insolvency of a Multiemployer Plan” has the meaning given in section 4245(6) of ERISA.

“Insurance” means a Direct Insurance or a Reinsurance.

“Insurance Adviser” means, as the case may be:

(a)	JLT Risk Solutions Asia as the insurance adviser acting on behalf of all Senior Secured Creditors pursuant to the engagement letters dated 15 September 2003, 27 April 2005 and 10 May 2007;

(b)

the insurance adviser acting on behalf of all Senior Secured Creditors according to the scope of work and fees agreed by the Senior Secured Creditors and approved by the Company (such approval not to be unreasonably withheld or delayed) before the CP Satisfaction Date; or

(c)

the insurance adviser appointed by the Intercreditor Agent and, unless an Event of Default has occurred and is continuing, approved by the Company (such approval not to be unreasonably withheld or delayed) from time to time after the CP Satisfaction Date to act on behalf of the Senior Secured Creditors as and when required to advise the Senior Secured Creditors in respect of Projects.

“Insurance Broker’s Letter of Undertaking” means a letter of undertaking in substantially the form set out in Appendix 5 to Schedule 7 (Insurance) or in such other form as may be approved by the Intercreditor Agent acting in consultation with the Insurance Adviser, such approval not to be unreasonably withheld.

“Insurance Proceeds” means all amounts and proceeds (including monetary instruments) paid under any insurance policy maintained by the Company (including, without limitation, any insurance policy required to be maintained by the Company under any Transaction Document but excluding any public liability, third party liability, workers compensation and legal liability insurances and also excluding any other insurance the proceeds of which are payable to the employees of the Company) less any costs or expenses incurred by the Company or its agents in collecting such amounts and proceeds.

“Insurance Requirements” means all material terms of any insurance policy required pursuant to the Senior Finance Documents (including Schedule 7 (Insurance)).

“Insurer” means a Direct Insurer or a Reinsurer.

“Insurer Notices and Acknowledgements” means the notices and acknowledgements to be delivered to and executed by each Insurer and Reinsurer in accordance with the Assignment of Insurances and the Assignments of Reinsurances, respectively (including those referred to in paragraphs 2.3.2 and 2.4.2 of Schedule 7 (Insurance)).

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, including copyrights, patents, trademarks, service-marks, technology, know-how and processes, formulas, trade secrets or licenses (under which the applicable Person is licensor or licensee) relating to any of the foregoing and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agent” means Société Générale, Hong Kong Branch in its capacity as intercreditor agent for the Senior Secured Creditors or its successor appointed in accordance with this Agreement.

“Interest Coverage Ratio” means, in relation to any period, the ratio of EBITDA to Financing Costs for such period.

“Interest Payment Date” means each date on which an Interest Period ends.

“Interest Period” means, in relation to any Advance, each period for the calculation of interest in respect thereof ascertained in accordance with Clause 9 (Interest, Interest Periods and Default Interest).

“Investment Income” means any interest, dividends or other income arising from or in respect of a Permitted Investment.

“Investment Proceeds” means any net proceeds received upon any disposal, realisation or redemption of a Permitted Investment, but excluding any Investment Income.

“Investments” has the meaning given to it in paragraph 8 of Part B of Schedule 5 (Covenants).

“IP Agreement” means the Intellectual Property License Agreement dated 1 January 2003 between the Licensor and the Company, as amended by the First Amendment to Intellectual Property License Agreement dated 1 April 2004, the Second Amendment to Intellectual Property License Agreement dated 7 March 2005 and the Third Amendment to Intellectual Property Licence Agreement dated on or about the date of the Common Terms Agreement Second Amendment Agreement.

“IP Fees” means “Licensing Fee” as defined in the IP Agreement.

“ISDA Master Agreement” has the meaning given in Schedule 8 (Hedging Arrangements).

“ISDA Schedule” means the schedule to the ISDA Master Agreement in form and substance reasonably satisfactory to the Intercreditor Agent.

“Land Concession Contract” means the land concession contract agreed to by the Company with the Macau SAR on 4 June 2004 which forms an integral part of Dispatch number 81/2004.

“Land Concession Consent Agreement” means the Agreement relating to Security under the Land Concession Contract dated on or about the date of this Agreement between the Government of the Macau SAR, the Company and the Security Agent and the Supplement in respect thereof dated 14 September 2005.

“Land Security Assignment” means the assignment so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Legal Requirements” means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Authority having jurisdiction over the matter in question.

“Lender” means a Hotel Facility Lender, a Project Facility Lender, a Revolving Credit Facility Lender or an Additional Lender.

“Lending Group” means the Hotel Lending Group, the Project Lending Group, the Revolving Lending Group and the Additional Lending Group.

“Lender List” has the meaning given to that term in the Common Terms Agreement Third Amendment Agreement.

“Letter” has the meaning given to that term in the Common Terms Agreement Third Amendment Agreement.

“Leverage Ratio” means, in relation to any period, the ratio of Total Debt on the last day of such period to EBITDA for such period.

“LIBOR”, in relation to any Facility Agreement, has the meaning given in such Facility Agreement.

“Licensor” has the meaning given in the IP Agreement

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes of any jurisdiction)).

“Line Item” means each of the following line item categories:

(a)	Hard Construction Costs

(i)	Construction and Building

(ii)	Interior Furnishings and Equipment

(iii)	Design Fees

(iv)	Contractor’s Fees

(v)	Construction Contingency

(vi)	Owner’s Contingency

(b)	Pre-Opening Costs

(i)	Payroll

(ii)	Direct Expenses

(iii)	Corporate Expenses

(c)	Owner Furniture, Fittings and Equipment

(i)	Casino

(ii)	Hotel

(iii)	Food and Beverage

(iv)	Others

(d)	Land Cost

(e)	Pre-Opening Working Capital

(f)	Capitalised Interest and Commitment Fees

(i)	Revolving Credit Facility

(ii)	Performance Bond Facility

(g)	Tax, Fees and Expenses

(h)	Contingency.

“Liquidated Damages” means any liquidated damages paid pursuant to any obligation, default or breach under any Project Document to which a member of the Restricted Group is party (other than any Termination Proceeds), in each case net of costs and expenses incurred by such member of the Restricted Group or its agent pursuant to arm’s length transactions in connection with adjustment or settlement thereof and taxes paid with respect thereto.

“Livrança Covering Letter” means the letter from the Company to the Security Agent dated on or about the date of this Agreement in relation to the Livranças.

“Livranças” means the promissory notes dated on or about the date of this Agreement issued by the Company and endorsed and payable to the Security Agent.

“London Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“Loss Proceeds” means all amounts and proceeds (including monetary instruments) in respect of any Event of Loss, including proceeds of any insurance policy required to be maintained by the Company or any other member of the Restricted Group under this Agreement, less any costs and expenses incurred by the Company or such member of the Restricted Group or its agents in collecting such amounts and proceeds.

“Macau Gaming Laws” means Law No. 16/2001 and Administrative Regulation No. 26/2001, as amended from time to time, and other laws promulgated by any Governmental Authority of the Macau SAR and applying to gaming operations in the Macau SAR.

“Macau SAR” means the Macau Special Administrative Region.

“Major Project Document” means any of:

(a)	the Concession Contract;

(b)	the Land Concession Contract;

(c)	the Construction Contract;

(d)	the Diamond Construction Contract;

(e)	the Prime Contractor’s Completion Guarantee;

(f)	the Prime Contractor’s Performance Bond;

(g)	the Project Administration Services Agreement;

(h)	the IP Agreement;

(i)	the Performance Bond Facility Agreement;

(j)	the Concession Contract Performance Bond;

(k)	any Resort Management Agreement; and

(l)

any other Project Document with a total contract price payable (or expected aggregate amount to be paid in the case of “cost plus” contracts) by any member of the Restricted Group or which may otherwise involve liabilities, actual or contingent, of any member of the Restricted Group in each case in an amount in excess of USD25,000,000 or its equivalent.

“Major Project Participants” means:

(a)	each Obligor;

(b)	the Macau SAR;

(c)	the Prime Contractor (for so long as it has any actual or contingent liabilities under the Construction Contract);

(d)	Leighton Holdings Limited and China Overseas Holdings Limited (for so long as, in each case, it has any actual or contingent liabilities under the Prime Contractor’s Completion Guarantee);

(e)	the PASA Agent (for so long as it has any actual or contingent liabilities under the PASA); and

(f)	each other Person who is party to a Major Project Document (other than any Resort Management Agreement).

“Market Disruption Event” has the meaning given in Clause 10.2 (Market disruption).

“Material Adverse Effect” means a material adverse condition or material adverse change in or affecting:

(a)

the business, assets, liabilities, property, condition (financial or otherwise), results of operations, prospects, value or management of the Company or the Company, the Restricted Group and the Wynn Obligors, taken as a whole, or that calls into question in any material respect the Projections or any of the material assumptions on which the Projections were prepared;

(b)	the Original Project or the Expansion;

(c)	the ability of the Company to achieve Substantial Completion in respect of the Original Project on or prior to the Guaranteed Date of Substantial Completion therefor;

(d)	the validity or enforceability of any Senior Finance Document;

(e)	the validity, enforceability or priority of any the Liens purported to be created under any of the Security Documents; or

(f)	the rights and remedies of any Secured Creditor under any Senior Finance Document.

“Monthly Construction Period Report” has the meaning given in paragraph 2(b) of Part A of Schedule 5 (Covenants).

“Monthly Construction Progress Report” means each of the monthly reports prepared by the Prime Contractor under section 7.5 of the Construction Contract.

“Moody’s” means Moody’s Investors Service, Inc or its successor.

“MOP Operating Account” means the account so designated in Schedule 6 (Accounts).

“Mortgage” means the mortgage so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Mr Okada” means Mr. Kazuo Okada (who, as of the Second Amendment Signing Date, is the Vice Chairman of the board of directors of Wynn Resorts).

“Mr Wynn” means Mr Stephen A. Wynn.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

(a)

in connection with any Asset Sale, the proceeds thereof in the form of cash (including any such proceeds received by way of deferred payment of principal pursuant to a note or instalment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Financial Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien pursuant to a Security Document) and other fees and expenses, in each case, to the extent actually incurred in connection with such Asset Sale and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any tax credits or deductions and any tax sharing arrangements, in each case reducing the amount of taxes so paid or estimated to be payable); and

(b)

in connection with any issuance or sale of debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses, in each case, to the extent actually incurred by the Company or any other member of the Restricted Group in connection therewith.

“Net Income” means, in relation to any period, the net income (or loss) of the Restricted Group for such period, determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Net Income and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof) and otherwise in accordance with GAAP without taking account of any amount of cash or cash proceeds paid or received in respect of the grant or entry into any Subconcession and before any reduction in respect of preferred equity dividends.

“Notice to Proceed” has the meaning given to such term in the Construction Contract.

“Notional Amount”, in relation to a Hedging Agreement, has the meaning referred to in paragraph 9 of Schedule 8 (Hedging Arrangements).

“Novation Certificate” means a novation certificate in substantially the form set out in Part B of Schedule 11 (Transfers and Accession).

“Obligations” means:

(a)

all loans, advances, debts, liabilities and obligations howsoever arising, owed by the Company or any other Obligor under the Senior Finance Documents to any Senior Secured Creditors of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Senior Finance Documents or any of the other Transaction Documents, including all interest (including interest accruing after the maturity of any Advance and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, premiums, if any, and any charges, expenses, attorneys’ fees and accountants’ fees, in each case chargeable to any Obligor in connection with its dealings with such Obligor and payable by such Obligor thereunder;

(b)

any and all sums advanced by any Agent or any Lender in order to preserve the Project Security or preserve any Senior Secured Creditor’s security interest in the Project Security as permitted by the Senior Finance Documents; and

(c)

in the event of any proceeding for the collection or enforcement of the Obligations after issuance of an Enforcement Notice, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realising on the Project Security, or of any exercise by any Senior Secured Creditor of its rights under the Security Documents, together with attorneys’ fees and court costs, in each case as permitted by the Senior Finance Documents.

“Obligors” means the Company, the other members of the Restricted Group, the Wynn Obligors, Wynn Resorts (solely with respect to its obligations under the Corporate Administrative Fees Agreement and the Sponsors’ Subordination Deed), the Licensor (solely with respect to its obligations under the IP Agreement and the Sponsors’ Subordination Deed), any assignee or transferee of the Licensor under the IP Agreement and any party to a Senior Finance Document referred to in paragraph (f) of the definition of Senior Finance Document (other than, in each case, Wynn Asia, a Secured Party or a Person who is solely party to an acknowledgement of Security).

“Opening Conditions” means, collectively, the following in respect of the Original Project:

(a)

the Intercreditor Agent shall have received from the Company a certificate, substantially in the form set out in Part A of Schedule 19 (Forms of Opening Conditions Certificates), pursuant to which the Company certifies that:

(i)

furnishings, fixtures and equipment necessary to use and occupy the various portions of each Project comprised in the Original Project for their intended uses shall have been installed and shall be operational;

(ii)

the Project Certificates of Occupancy for the Original Project shall have been issued, each area of the Original Project in which any operation of casino games of chance or other forms of gaming will be carried out shall have been classified as a casino or gaming zone in accordance with Article 9 of the Concession Contract and (other than any Permit made or issued by or with a Governmental Authority the failure of which to obtain could not reasonably be expected to affect the operations of the Original Project in any material respect) each other Permit made or issued by or with a Governmental Authority required under applicable Legal Requirements to be obtained prior to the Opening Date for the Original Project shall have been obtained;

(iii)

the Original Project (other than the premises to be occupied by individual retail and restaurant tenants) shall be fully open for business to the general public and at least, notwithstanding the foregoing, in the case of the Original Project, 80% of each of the projected 380 slot machines and 200 gaming tables shall be operating, 80% of all rooms shall be ready for occupancy, at least 80% of restaurant outlets shall be open for business and at least 80% of the floor space comprised in the Original Project and designated in the Plans and Specifications for retail tenants has been occupied (save for facilities which by their nature are not open to the general public in the ordinary course of business but are operating);

(iv)	any remaining work (including, in the case of the Original Project, any work on the Expansion) shall be such that it will not materially affect the operation of the Original Project;

(v)	the failure to complete the remaining work would not materially affect the operation of the Original Project; and

(vi)	the Company shall have available a fully trained staff to operate the Original Project; and

(b)

the Intercreditor Agent shall have received from the Technical Adviser a certificate, substantially in the form set out in Part B of Schedule 19 (Forms of Opening Conditions Certificates) in respect of the Original Project.

“Opening Date” means, in relation to the Original Project, the date on which all the Project Certificates of Occupancy required for the Original Project have been issued.

“Operation Period Insurances” means the insurances listed in Appendix 2 to Schedule 7 (Insurance) and effected in accordance with the terms of Schedule 7 (Insurance).

“Operatives” means a shareholder, officer, employee, servant, controlling Person, executive, director, agent, authorised representative or Affiliate of any of the Obligors.

“Original Project” means that part of the Projects the construction of which was contemplated by the original Construction Contract entered into by the Company and the Prime Contractor and dated 10 May 2004 as amended by the change order and amendment thereto dated 14 September 2004.

“PASA Agent” means Wynn Design & Development, LLC.

“PASA Direct Agreement” means the agreement so entitled between the PASA Agent, the Company and the Security Agent in the Agreed Form.

“Patacas” or “MOP” denotes the lawful currency of the Macau SAR.

“Payment and Performance Bond” means any payment and performance bond delivered under any Major Project Document in favour of the Company and supporting the Contractor’s obligations under any such Major Project Document (including the Prime Contractor’s Completion Guarantees and the Prime Contractor’s Performance Bonds).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Performance Bond Facility” means a facility extended to the Company by the Performance Bond Provider in accordance with the terms of the Performance Bond Facility Agreement for the issuance of the Concession Contract Performance Bond and subordinated to amounts owed to the Senior Secured Creditors under the Senior Finance Documents in accordance with the Deed of Appointment and Priority.

“Performance Bond Facility Agreement” means the agreement dated as of 14 September 2004 between the Performance Bond Provider and the Company.

“Performance Bond Provider” means Banco Nacional Ultramarino, S.A. or such other Person as may be acceptable to the Intercreditor Agent.

“Permits” means all approvals, licences, consents, permits, authorisations, registrations and filings, necessary in connection with the execution, delivery or performance, admission into evidence or enforcement of the Transaction Documents and all material approvals, licences, consents, permits, authorisations, registrations and filings required for the development, construction, ownership or operation of the Projects as contemplated under the Transaction Documents, including those listed in Schedule 12 (Permits).

“Permitted Businesses” means the Projects, including:

(a)

in the case of the Company only, the operation of casino games of chance or other forms of gaming in one or more locations in the Macau SAR in connection with the Projects or any Excluded Project, in each case as permitted under the Concession Contract and, in the case of any Excluded Project, as contemplated by the Resort Management Agreement entered into by the Company in respect thereof;

(b)	the development, construction, ownership and operation of a hotel resort and casino as contemplated in the Concession Contract; and

(c)

food and beverage, spa, entertainment production, convention, retail, foreign exchange, transportation and outsourcing of in-house facilities, businesses or other activities which are necessary for, incident to, arising out of, supportive of or connected to the development, construction, ownership or operation of such hotel resort and casino, and, in the case of the Company and other members of the Restricted Group, the holding of shares and other interests permitted hereunder in Excluded Subsidiaries.

“Permitted Financial Indebtedness” has the meaning given in paragraph 2.1 of Part B of Schedule 5 (Covenants).

“Permitted Investments” means the following:

(a)

securities issued, or directly and fully guaranteed or insured, by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than nine months from the date of acquisition;

(b)

securities issued, or directly and fully guaranteed or insured, by the government of the Hong Kong SAR or any agency or instrumentality of the government of the Hong Kong SAR (as long as the full faith and credit of the Hong Kong SAR is pledged in support of those securities) having maturities of not more than nine months from the date of acquisition;

(c)

interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least “A” or the equivalent by S&P or Moody’s or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in paragraph (a) or (b) above, of a market value of no less than the amount of monies so invested;

(d)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in paragraphs (a), (b) and (c) above entered into with any financial institution meeting the qualifications specified in paragraph (c) above;

(e)	commercial paper having a rating of A-1 or P-1 from S&P or Moody’s respectively and in each case maturing within nine months after the date of acquisition; and

(f)	money market or mutual funds which are rated at least AAA by S&P or Aaa by Moody’s or have an equivalent rating from another internationally recognised rating agency.

“Permitted Liens” means the collective reference to:

(a)

in the case of any Property other than any Pledged Stock, Liens permitted by paragraph 3 of Part B of Schedule 5 (Covenants) hereto (but only of the priority and to the extent of coverage expressly set forth in paragraph 3 of Part B of Schedule 5 (Covenants) hereto); and

(b)	in the case of any Property consisting of Pledged Stock, non-consensual Liens permitted by paragraph 3 of Part B of Schedule 5 (Covenants) hereto to the extent arising by operation of law.

“Person” means any natural person, corporation, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Plan” means, at a particular time, any employee benefit plan that is subject to the requirements of section 412 of the Code or that is a Single Employer Plan and which any Loan Party or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to or under which any Loan Party or any Commonly Controlled Entity could reasonably be expected to incur any liability.

“Plans and Specifications” means the plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of the Projects provided to the Technical Adviser in accordance with paragraph 28 of Part A of Schedule 2 (Conditions Precedent) as may be amended in accordance with any variation permitted pursuant to paragraph 15 of Part B of Schedule 5 (Covenants).

“Pledge over Gaming Equipment and Utensils” means the pledge so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Pledge over Onshore Accounts” means the pledge so entitled dated on or about the date of this Agreement between the Company and the Security Agent.

“Pledged Stock” means any Property expressed to be subject to any Lien created or purported to be created under all and any of the Company Share Pledge, the Wynn International Share Charge and the Wynn HK Share Charge.

“Post-Amendment Global Transfer Agreement” has the meaning given in the Common Terms Agreement Second Amendment Agreement.

“Power of Attorney” means the irrevocable power of attorney dated on or about the date of this Agreement granted by the Company in favour of the Security Agent in connection with the Mortgage.

“Pre-Amendment Global Transfer Agreement” has the meaning given in the Common Terms Agreement Second Amendment Agreement.

“Prime Contractor” means Leighton Contractors (Asia) Limited, China Construction Engineering (Macau) Company Limited and China State Construction Engineering (Hong Kong) Limited.

“Prime Contractor’s Completion Guarantee” means:

(a)

the Amended and Restated Parent Completion Guarantee dated 14 September 2005 given by Leighton Holdings Limited and China Overseas Holdings Limited to the Company in support of the Prime Contractor’s obligations under the Construction Contract; and

(b)

the completion guarantee, if any, given by Leighton Holdings Limited and China Overseas Holdings Limited to the Company in support of the Prime Contractor’s obligations under the Diamond Construction Contract.

“Prime Contractor’s Performance Bond” means:

(a)

the two Payment and Performance Bonds dated 14 September 2005 in an aggregate amount of not less than USD45,722,399 and delivered to the Company in support of the Prime Contractor’s obligations under the Construction Contract; and

(b)	the Payment and Performance Bond, if any, delivered to the Company in support of the Prime Contractor’s obligations under the Diamond Construction Contract.

“Proceedings” has the meaning given to it in paragraph 12(i) of Part A of Schedule 5 (Covenants) hereto.

“Project” means:

(a)	the Hotel Project; or

(b)

the design, development and construction in accordance with the Concession Contract, the Construction Contract and the Diamond Construction Contract of a casino on land leased to the Company under the Land Concession Contract, the ownership, operation and maintenance thereof by the Company and the purchase of associated gaming equipment and utensils, and “Projects” means both of them.

“Project Administration Services Agreement” (or “PASA”) means the Amended and Restated Project Administration Services Agreement between the PASA Agent and the Company dated 14 September 2005.

“Project Certificates of Occupancy” means the Licenças de Ocupação issued by the Macau SAR pursuant to applicable Legal Requirements for the Original Project.

“Project Costs” means all costs incurred, or to be incurred, in respect of the Projects, comprising, without double counting:

(a)	all costs incurred under the Construction Contract and the Diamond Construction Contract;

(b)	interest, commissions or other Financing Costs payable under the Senior Finance Documents prior to the Diamond Opening Date;

(c)	commitment commission payable under the Performance Bond Facility prior to the Diamond Opening Date;

(d)

guarantee fees, legal fees and expenses, financial advisory fees and expenses, technical fees and expenses (including fees and expenses of the Technical Adviser and the Insurance Advisor), commitment fees, management fees and corporate overhead agency fees (including fees and expenses of the Agents), interest, taxes (including value added tax) and other out-of-pocket expenses payable by the Company or any other member of the Restricted Group under any documents related to the financing and administration of the Projects prior to the Diamond Opening Date;

(e)	the costs of acquiring Permits for the Projects prior to the Diamond Opening Date;

(f)	costs incurred in settling insurance claims in connection with Events of Loss and collecting Loss Proceeds at any time prior to the Diamond Opening Date;

(g)	working capital costs incurred prior to the Diamond Opening Date; and

(h)

cash to collateralise commercial letters of credit to the extent that payment of any such cash amount to the vendor or materialman who is the beneficiary of such letter of credit would have constituted a “Project Cost”.

“Project Documents” means:

(a)

the Concession Contract, the Land Concession Contract, the Construction Contract, the Prime Contractor’s Completion Guarantee, the Prime Contractor’s Performance Bond, the Project Administration Services Agreement, the IP Agreement and each Payment and Performance Bond issued to the Company or any other member of the Restricted Group; and

(b)	any other document or agreement entered into by the Company or any other member of the Restricted Group (other than the Senior Finance Documents),

each as the same may be amended from time to time in accordance with the terms and conditions of this Agreement and thereof.

“Project Facility” means the term loan facilities provided pursuant to the Project Facility Agreement.

“Project Facility Agent” means Société Générale, Hong Kong Branch as facility agent for the Project Facility Lenders or its successor appointed in accordance with this Agreement.

“Project Facility Agreement” means the agreement so entitled between the Company, the Project Facility Agent and the Project Facility Lenders.

“Project Facility Availability Period” means, in relation to the Project Facility, the period specified in respect thereof in Clause 4.2 (Project Facility Availability Period).

“Project Facility HKD Disbursement Account” means the account so designated in Schedule 6 (Accounts).

“Project Facility Lender” means a lender identified as such in Part B of Schedule 1 (Project Facility Lenders) or a Transferee in respect of the Project Facility.

“Project Facility USD Disbursement Account” means the account so designated in Schedule 6 (Accounts).

“Project Lending Group” means the Project Facility Lenders, acting as a lending group in accordance with, and subject to the decision making rules under, the Project Facility Agreement.

“Project Revenues” means all income and receipts of the Restricted Group, including those derived from the ownership or operation of the Projects or the Permitted Businesses, including payments received under any Project Document, net payments, if any, received under Hedging Agreements, Liquidated Damages, Insurance Proceeds, Eminent Domain Proceeds, together with any receipts derived from the sale of any property pertaining to the Projects or the Permitted Businesses or incidental to the operation of the Projects or the Permitted Businesses, all as determined in conformity with cash accounting principles, and the proceeds of any condemnation awards relating to the Projects or the Permitted Businesses provided always that Project Revenues shall not include any amounts derived from or under (i) the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary.

“Project Revolving Credit Facility” has the meaning given in the Revolving Credit Facility Agreement.

“Project Security” means any Property expressed to be subject to any Lien created or purported to be created under any of the Security Documents.

“Project Schedule” means the schedule referred to in paragraph 25 of Part A of Schedule 2 (Conditions Precedent).

“Project Works” means the design, development and construction of the Projects and any other works contemplated by the Construction Contract.

“Projections” has the meaning given in paragraph 2(c) of Part A of Schedule 5 (Covenants).

“Property” means any property or assets including without limitation any right or interest (whether legal or equitable) in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Quarterly Date” means:

(a)	with respect to the first Quarterly Date, the last day of the first full Fiscal Quarter falling after the Second Amendment Signing Date; and

(b)	with respect to each subsequent Quarterly Date, the last day of the next succeeding Fiscal Quarter.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period or, in the case of any interest rate determined using HIBOR, the first day of that period.

“Realised Hedge Loss” has the meaning given in paragraph 6 of Schedule 8 (Hedging Arrangements).

“Recovering Senior Secured Creditor” has the meaning given in Clause 25.1 (Payments to Senior Secured Creditors).

“Reference Banks”, in relation to any Facility Agreement, has the meaning given in such Facility Agreement.

“Reinsurance” means any contract or policy of reinsurance from time to time required by paragraph 1.2 of Schedule 7 (Insurance) to be taken out or effected in respect of any Direct Insurance.

“Reinsurance Broker’s Letter of Undertaking” means a letter of undertaking in substantially the form set out in Appendix 6 to Schedule 7 (Insurance) or in such other form as may be approved by the Intercreditor Agent acting in consultation with the Insurance Adviser, such approval not to be unreasonably withheld.

“Reinsurer” means an international reinsurer of good standing and responsibility with whom a Reinsurance is placed from time to time in accordance with Schedule 7 (Insurance).

“Related Party” means:

(a)	any 80% (or more) owned Subsidiary, heir, estate, lineal descendent or immediate family member of each of Mr Wynn or Mr Okada; and

(b)

any trust, corporation, partnership or other entity, the beneficiaries, equity holders, partners, owners or Persons directly or indirectly beneficially holding an 80% or more controlling interest of which consist of Mr Wynn and/or such other Persons referred to in paragraph (a) above.

“Release Date” means the date on which the Intercreditor Agent notifies the Company that the following conditions have been satisfied:

(a)

receipt by the Intercreditor Agent of confirmation from each Agent and Hedging Counterparty that all liabilities to its Lending Group or, as the case may be, to it have been discharged in full under the Senior Finance Documents; and

(b)

unless the discharge in paragraph (a) above is effected using the proceeds of Financial Indebtedness incurred pursuant to paragraph 2.1(d) of Part B of Schedule 5 (Covenants), receipt by the Intercreditor Agent of a legal opinion from the Lenders’ Macanese counsel in a form satisfactory to the Intercreditor Agent on the basis of which the Intercreditor Agent is able to determine that the risk of the discharge of the Financial Indebtedness owed by the Company to the Senior Secured Creditors in accordance with the Senior Finance Documents not being recognised or deemed to be discharged under the insolvency laws of the Macau SAR is acceptable to the Intercreditor Agent.

“Relevant Party” means a Person (other than a Substantial Shareholder or, in respect only of his direct shareholding in the Company as at the Signing Date, Mr Wong Chi Seng) who, legally or beneficially, directly or indirectly, owns or holds any of the outstanding Capital Stock of the Company other than directly or indirectly through Wynn International.

“Relevant Party’s Undertaking” means the undertakings set out in paragraph 3 of schedule 4 of the term sheet referred to in the underwriting agreement between Wynn Resorts, the Company, Banc of America Securities Asia Limited, Deutsche Bank AG, Hong Kong Branch and Société Générale Asia Limited dated 23 June 2005.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of section 4241 of ERISA.

“Repair Plan” has the meaning given in paragraph 5 of Schedule 9 (Mandatory Prepayment).

“Repayment Date” means, in relation to a Term Loan Facility:

(a)	the First Repayment Date for such Facility; and

(b)	each subsequent date falling three months thereafter.

“Reportable Event” means any of the events set forth in section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under regulations under ERISA.

“Request” has the meaning given to that term in the Common Terms Agreement Third Amendment Agreement.

“Required Filings” has the meaning given to that term in the Common Terms Agreement Third Amendment Agreement.

“Required Lenders” means:

(a)

in relation to any Decision other than on a Fundamental Term, Lenders (and, after the occurrence and continuation of a Hedging Voting Right Event in relation to any Hedging Counterparty, that Hedging Counterparty) who:

(i)	have notified the Intercreditor Agent of their vote in respect of such Decision within the time required by the Intercreditor Agent pursuant to this Agreement; and

(ii)	hold, in aggregate, more than 50% of the Voting Entitlements of all such Senior Secured Creditors who have so notified their votes; and

(b)

in relation to a Decision on a Fundamental Term, all Lenders (and, after the occurrence of a Hedging Voting Rights Event in relation to a Hedging Counterparty that is continuing, that Hedging Counterparty).

“Resort Management Agreement” means any agreement entered into by the Company in accordance with the Concession Contract and all other applicable Legal Requirements with an Excluded Subsidiary or other third party for the management or operation by the Company in accordance with the Concession Contract and all other applicable Legal Requirements of an Excluded Project.

“Responsible Officer” means, as to any Person in respect of any matter, the chief executive officer, president, managing director, chief financial officer, chief operating officer or treasurer of such Person duly authorised in respect of such matter, but in any event, with respect to financial matters, the chief financial officer or treasurer of such Person. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Company.

“Restricted Group” means the Group other than any Excluded Subsidiary.

“Restricted Party” means any person listed:

(a)	in the Annex to the Executive Order;

(b)	on the “Specially Designated Nationals and Blocked Persons” maintained by the OFAC; or

(c)	in any successor list to either of the foregoing.

“Restricted Payments” has the meaning given to it in paragraph 6 of Part B of Schedule 5 (Covenants) hereto.

“Retainage Amounts” means, at any given time, amounts which have accrued and are owing to a Contractor under the terms of a Project Document (other than the IP Agreement) for work or services already provided but which at such time (and in accordance with the terms of such Project Document) are being withheld from payment to the Contractor, until certain subsequent events (e.g. completion benchmarks) have been achieved under the Project Document.

“Revolving Credit Facilities” means each of the revolving loan facilities to be provided under the Revolving Credit Facility Agreements.

“Revolving Credit Facility Agent” means Société Générale, Hong Kong Branch as facility agent for the Revolving Credit Facility Lenders.

“Revolving Credit Facility Agreements” means:

(a)	the agreement so entitled between the Company, the Revolving Credit Facility Agent and the Revolving Credit Facility Lenders; and

(b)	the Additional Lender Facility Agreement.

“Revolving Credit Facility Availability Period” means the period specified in Clause 4.3 (Revolving Credit Facility Availability Period).

“Revolving Credit Facility Lender” means a lender identified as such in Part C of Schedule 1 (Revolving Credit Facility Lenders) or a Transferee in respect of the Revolving Credit Facility made available pursuant to the Revolving Credit Facility Agreement.

“Revolving Credit Facility Termination Date” means, in relation to the Revolving Credit Facilities, the fifth anniversary of the Second Amendment Signing Date.

“Revolving Lending Group” means the Revolving Credit Facility Lenders, acting as a lending group in accordance with, and subject to the decision making rules under, the Revolving Credit Facility Agreement.

“SEC” means the Securities and Exchange Commission (or successors thereto) of the United States of America.

“Second Amendment Signing Date” means the date of the Common Terms Agreement Second Amendment Agreement.

“Secured Obligations” has the meaning given in the Deed of Appointment and Priority.

“Secured Parties” has the meaning given in the Deed of Appointment and Priority.

“Security” means the Liens created or purported to be created under the Security Documents.

“Security Agent” means Société Générale, Hong Kong Branch in its capacity as agent and security trustee for the Secured Parties or its successor appointed in accordance with the Deed of Appointment and Priority.

“Security Confirmation Documents” has the meaning given to that term in the Common Terms Agreement Third Amendment Agreement.

“Security Documents” means:

(a)	the Mortgage;

(b)	the Power of Attorney;

(c)	the Land Security Assignment;

(d)	the Assignment of Rights;

(e)	the Pledge over Gaming Equipment and Utensils;

(f)	the Pledge over Onshore Accounts;

(g)	the Assignment of Insurances;

(h)	the Assignment(s) of Reinsurances;

(i)	the Floating Charge;

(j)	the Livranças and the Livrança Covering Letter;

(k)	the Debenture;

(l)	the US Operating Account Control Agreement;

(m)	the Wynn Pledgors’ Guarantee;

(n)	the Wong Share Pledge and the Wong Consent;

(o)	the Company Share Pledge;

(p)	the Wynn International Share Charge;

(q)	the Wynn HK Share Charge;

(r)	the Sponsors’ Subordination Deed;

(s)	the Deed of Appointment and Priority;

(t)	each Direct Agreement;

(u)

any other document from time to time creating, evidencing or entered into as security for or guaranteeing the Obligations of the Company or any other Obligor or member of the Restricted Group (including, if and when entered into, the Charge over HK Accounts) and any documents entered into pursuant to any of the documents referred to in this definition, including any such document notifying or acknowledging the granting or creation of such security or creating or evidencing security over an Account; and

(v)

any document entered into pursuant to any further assurance provisions set out in any of the documents referred to in this definition which the Intercreditor Agent and the Company (both acting reasonably) agree to designate as a Security Document and any other document which the Intercreditor Agent and the Company (both acting reasonably) agree to designate as a Security Document.

“Senior Debt” means, at any date, the sum of all outstanding Advances made under the Facilities as at such date.

“Senior Finance Documents” means:

(a)	each Facility Agreement;

(b)	this Agreement;

(c)	each Security Document;

(d)	the Ancillary Finance Documents;

(e)	each Hedging Agreement; and

(f)	any other document entered into which the Intercreditor Agent and the Company (both acting reasonably) agree to designate as a Senior Finance Document.

“Senior Secured Creditors” means the GCLAs, the Agents, the Security Agent, the Lenders and the Hedging Counterparties.

“Senior Secured Indebtedness” means all Financial Indebtedness (actual or contingent) of the Company to the Senior Secured Creditors under the Senior Finance Documents together with all other amounts payable by the Company to the Senior Secured Creditors (or any of them) under or arising out of the Senior Finance Documents.

“Shareholder Guarantees” means the Wynn Pledgors’ Guarantee and the Wong Share Pledge.

“Shareholder Loans” means Financial Indebtedness advanced by one or more of the Shareholders, the Wynn Obligors or Affiliates of the Wynn Obligors to the Company that is subordinated in accordance with the terms provided by the Sponsors’ Subordination Deed.

“Shareholders” means Wynn HK, Wynn International and Mr Wong Chi Seng.

“Shareholders’ Agreement” means the amended and restated shareholders’ agreement entered into between the Shareholders and the Company dated 16 September 2004.

“Sharing Payment” has the meaning given in Clause 25.1 (Payments to Senior Secured Creditors).

“Signing Date” means the date of signing of this Agreement.

“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Site” means the land described in the Land Concession Contract.

“Site Easements” the easements appurtenant, easements in gross, licence agreements and other rights running for the benefit of the Company and/or appurtenant to the Site.

“Site Facilities” means

(a)	the Site; and

(b)	the Project Works (whether completed or uncompleted).

“Solvent” means, when used with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Legal Requirements. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, secured or unsecured.

“Special Gaming Tax Account” means the account so designated in Schedule 6 (Accounts).

“Sponsors’ Subordination Deed” means the deed so entitled dated on or about the date of this Agreement between the Wynn Obligors, the Company and the Security Agent.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor

“Subconcession” means any subconcession for the operation of games of chance and other games in casinos in the Macau SAR granted by the Company under the Concession Contract with the approval of Macau SAR and in accordance with paragraph 17 of Part B of Schedule 5 (Covenants).

“Subcontract” means any subcontract or purchase order entered into with any Subcontractor.

“Subcontractor” means any direct or indirect subcontractor of any tier under any Project Document.

“Subordinated Debt” means Financial Indebtedness that is subordinated in accordance with the terms provided by the Sponsors’ Subordination Deed.

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Substantial Completion” means, in relation to the Original Project, “Original Project Substantial Completion” (as defined in the Construction Contract) in respect of the Original Project taken as a whole and, in relation to the Expansion, “Expansion Project Substantial Completion” (as defined in the Construction Contract) in respect of the Expansion taken as a whole.

“Substantial Shareholder” means any Person (other than in respect only of his direct shareholding in the Company as at the Signing Date, Mr Wong Chi Seng) who, legally or beneficially, directly or indirectly, owns or holds 5% or more of the outstanding Capital Stock of the Company other than directly or indirectly through Wynn International.

“Substantial Shareholder’s Undertaking” means the undertakings set out in paragraph 2 of schedule 4 of the term sheet referred to in the underwriting agreement between Wynn Resorts, the Company, Banc of America Securities Asia Limited, Deutsche Bank AG, Hong Kong Branch and Société Générale Asia Limited dated 23 June 2005 given by each Substantial Shareholder on or about 14 September 2005.

“Substitution” has the meaning given to that term in the Common Terms Agreement Third Amendment Agreement.

“Swap Agreements” means interest rate swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Synthetic Lease Obligations” means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Financial Indebtedness of such Person (without regard to accounting treatment).

“Taking” means a taking or voluntary conveyance of all or part of any of the Project Security, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting any of the Project Security or any portion thereof.

“Tax” means any tax (including, without limitation, value-added and income), levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Adviser” means Ernst & Young as the tax adviser acting on behalf of all Senior Secured Creditors pursuant to the engagement letter dated 10 June 2004.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means any deduction or withholding for or on account of Tax.

“Tax Payment” means an increased payment made by the Company to a Senior Secured Creditor under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

“Technical Adviser” means, as the case may be:

(a)

Mott Connell Ltd. as the technical adviser acting on behalf of all Senior Secured Creditors pursuant to the engagement letters dated 3 February 2004, 27 April 2005, 30 April 2007 and any subsequent engagement letter to be entered into;

(b)

the technical adviser acting on behalf of all Senior Secured Creditors according to the scope of work and fees agreed by the Senior Secured Creditors and approved by the Company (such approval not to be unreasonably withheld or delayed) before the CP Satisfaction Date; or

(c)

the technical adviser appointed by the Intercreditor Agent and, unless an Event of Default has occurred and is continuing, approved by the Company (such approval not to be unreasonably withheld or delayed) from time to time after the CP Satisfaction Date to act on behalf of the Senior Secured Creditors as and when required to advise the Senior Secured Creditors in respect of the Projects.

“Technical Adviser’s Advance Certificate” has the meaning given in paragraph 5 of sub-section I of Part B of Schedule 2 (Conditions Precedent).

“Technical Adviser’s Monthly Report” means a monthly status report, in form and substance acceptable to the Intercreditor Agent, delivered to the Intercreditor Agent on or before the fifteenth day of each calendar month up to and including the calendar month immediately following the Expansion Opening Date and describing in reasonable detail the progress of the construction of the Projects, including reviews and assessments of the Project Schedule and the Monthly Construction Period Report and each of its attachments delivered during the preceding calendar month.

“Term Loan Facilities” means each of the term loan facilities provided pursuant to the Term Loan Facilities Agreements.

“Term Loan Facilities Agreements” means the Hotel Facility Agreement and the Project Facility Agreement.

“Term Loan Facility Lender” means a Hotel Facility Lender or a Project Facility Lender.

“Termination Event” has the meaning given in paragraph 2 (Certificates; Other Information) of Part A of Schedule 5 (Covenants).

“Termination Proceeds” means compensation or other proceeds paid by the Macau SAR in relation to the termination or rescission of the Concession Contract.

“Third Amendment Effective Date” has the meaning given in the Common Terms Agreement Third Amendment Agreement.

“Third Amendment Signing Date” means the date of the Common Terms Agreement Third Amendment Agreement.

“Total Debt” means, in relation to the Restricted Group at any time, the aggregate principal amount of all Financial Indebtedness of each member of the Restricted Group at such time but:

(a)	excluding Financial Indebtedness referred to in paragraph (j) of the definition thereof (save in relation to any Realised Hedge Loss);

(b)	excluding Financial Indebtedness arising in respect of the Performance Bond Facility (save in relation to any drawing under the Concession Contract Performance Bond);

(c)	excluding Financial Indebtedness arising in respect of any Shareholder Loans;

(d)	excluding such Financial Indebtedness to the extent it is owed to another member of the Restricted Group;

(e)

including the amount of any liability or obligation, whether or not contingent, assumed by the Company under any Resort Management Agreement and quantified in the same manner as though it were a Guarantee Obligation, in accordance with the deeming provision set out in the definition thereof in this Clause 1.1; and

(f)	deducting the aggregate amount of any balances standing to the credit of, amounts on deposit in and any Permitted Investments held, in each case, in any Account.

“Transaction Document” means a Senior Finance Document or a Major Project Document (other than any Resort Management Agreement).

“Transfer Date” means, in relation to a Transferee, the later of:

(a)	the proposed Transfer Date specified in the Novation Certificate; and

(b)	the date on which the Intercreditor Agent executes the Novation Certificate.

“Transferee” means a Person to whom the rights and obligations of a Lender under the Senior Finance Documents to which that Lender is a party are transferred in accordance with Clause 21.6 (Transfers by Lenders).

“UCC” means the Uniform Commercial Code of any State in the United States of America, as in effect from time to time.

“Underwriting Agreement” means the underwriting agreement between the Company and the GCLAs dated 30 April 2007.

“Unpaid Sum” means any sum due and payable by an Obligor but unpaid under the Senior Finance Documents.

“Upfront Premium Account” means the account so designated in Schedule 6 (Accounts).

“US Operating Account” means the account so designated in Schedule 6 (Accounts).

“US Operating Account Control Agreement” means the bank account control agreement so entitled dated 14 September 2005 between the Company, the Security Agent and Bank of America, N.A.

“USD” or “US dollars” denotes the lawful currency of the United States of America.

“USD Debt Service Account” means the account so designated in Schedule 6 (Accounts).

“USD Debt Service Reserve Account” means the account so designated in Schedule 6 (Accounts).

“USD Operating Account” means the account so designated in Schedule 6 (Accounts).

“Voting Entitlement” means, in respect of a Decision:

(a)

in relation to a Lender, the sum of the US dollar equivalent amounts, as at the Decision Date for such Decision, of its participations in the outstanding Advances and the aggregate undrawn Available Commitments of such Lender under the Facilities;

(b)

in relation to each Hedging Counterparty (after a Hedging Voting Right Event has occurred in relation to such Hedging Counterparty and is continuing), the US dollar equivalent value, as at the Decision Date for such Decision, of the Realised Hedge Loss due and payable but unpaid by the Company to such Hedging Counterparty under the Hedging Agreement to which such Hedging Counterparty is party.

“Voting Stock” means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by any Legal Requirement) is beneficially owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wong Consent” means the written consent dated 2 September 2004 given by Mrs Cheung Wai Hing in relation to the obligations of Mr Wong Chi Seng under and the Security granted pursuant to the Wong Share Pledge.

“Wong Option Agreement” means the option agreement between Mr Wong Chi Seng, Wynn International and the Company delivered on or about 14 September 2004.

“Wong Share Pledge” means the document so entitled dated on or about 14 September 2004 between Mr Wong Chi Seng and the Security Agent.

“Working Capital” means, at any date, an amount equal to Current Assets on such date minus Current Liabilities on such date.

“Wynn Asia” means Wynn Group Asia, Inc.

“Wynn Asia 2” has the meaning given to that term in the Common Terms Agreement Third Amendment Agreement.

“Wynn Event” means:

(a)	the first day on which

(i)

Mr Wynn and his Related Parties as a group control less than 20% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than size of equity interests (excluding, for purposes of calculating the outstanding Voting Stock of Wynn Resorts pursuant to this paragraph (a)(i), shares of Voting Stock issued in a primary issuance by Wynn Resorts in one or more bona fide public offerings of additional Voting Stock of Wynn Resorts); or

(ii)

Mr Wynn and his Related Parties as a group (excluding Mr Okada and his Related Parties) control less than 10% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than size of equity interests;

(b)	the first day prior to 31 December 2007 on which Mr Wynn does not act as either the Chairman of the Board of Directors of Wynn Resorts or the Chief Executive Officer of Wynn Resorts, other than:

(i)	as a result of death or disability; or

(ii)

if the Board of Directors of Wynn Resorts, exercising their fiduciary duties in good faith, removes or fails to re-appoint Mr Wynn as Chairman of the Board of Directors of Wynn Resorts or Chief Executive Officer of Wynn Resorts;

(c)

the first day on which Wynn Resorts ceases to beneficially own, directly or indirectly, 51% of the outstanding Capital Stock of the Company (measured by both voting power and size of equity interests); or

(d)	the first day on which Wynn Resorts otherwise ceases to have, directly or indirectly, the ability or the right to direct or procure the direction of the management and policies of the Company.

“Wynn HK” means Wynn Resorts (Macau), Limited.

“Wynn HK Share Charge” means the share charge so entitled dated on or about the date of this Agreement between Wynn Holdings and the Security Agent.

“Wynn Holdings” means Wynn Resorts (Macau) Holdings, Ltd.

“Wynn International” means Wynn Resorts International, Ltd.

“Wynn International Share Charge” means the share charge so entitled dated on or about the date of this Agreement between Wynn Asia and the Security Agent.

“Wynn Obligor” means Wynn Holdings, Wynn Asia 2, Wynn International and Wynn HK.

“Wynn Pledgors’ Guarantee” means the guarantee so entitled dated on or about the date of this Agreement between Wynn Asia, Wynn Holdings, Wynn HK, Wynn International and the Security Agent.

“Wynn Resorts” means Wynn Resorts, Limited.

“Wynn Resorts Group” means Wynn Resorts and each of its Subsidiaries for the time being.

1.2	Principles of Construction

Any reference in this Agreement to:

“continuing”, in relation to a Default or an Event of Default, shall be construed as a reference to a Default or an Event of Default which has not been remedied or waived;

the “equivalent” of one currency (the “original currency”) in another currency (the “conversion currency”) shall (unless otherwise specified) be determined by the Intercreditor Agent or such Person nominated by the Intercreditor Agent for that purpose by reference to its spot rate of exchange in Hong Kong for the purchase of the conversion currency with the original currency at or about 11:00 a.m. on the date of the determination or if no such spot rate of exchange exists on that date, by such other method as the Intercreditor Agent (in consultation with the Company) shall reasonably determine;

“including” is without limitation;

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

(a)

if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

(and references to “months” shall be construed accordingly);

“repay” (or any derivative form thereof) shall, subject to any contrary indication, be construed to include “prepay” (or, as the case may be, the corresponding derivative form thereof); and

a document being in “substantially the Agreed Form” or in substantially a specified form shall be construed as meaning such document being in the same form as the Agreed Form or the specified form save for the insertion of information left in blank or typographical errors.

1.3	Rules of Interpretation

In this Agreement, unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include every gender;

(c)	references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, confirmed, novated or replaced from time to time;

(d)	references to this Agreement are references to this Agreement and the Schedules;

(e)	references to clauses and Schedules are references to clauses of, and Schedules to, this Agreement;

(f)	headings are for convenience only and shall be ignored in construing this Agreement;

(g)	references to any party to this Agreement include references to its respective successors, permitted transferees and permitted assigns;

(h)

references to law shall be construed as references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgement;

(i)	references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time;

(j)	references to any judgement include references to any order, injunction, decree, determination or award of any court or tribunal; and

(k)	a time of day is a reference to Hong Kong time unless otherwise stated.

1.4	Conflict with a Senior Finance Document

In the case of any conflict between:

1.4.1	the terms of this Agreement and the terms of any other Senior Finance Document (save for the Facility Agreements and the Deed of Appointment and Priority), the terms of this Agreement shall prevail;

1.4.2

the terms of this Agreement and the terms of any Facility Agreement, the terms of that Facility Agreement shall prevail (save in the case of Clause 33 (Intercreditor Arrangements) which shall prevail over the terms of the Facility Agreement);

1.4.3	the terms of this Agreement and the terms of the Deed of Appointment and Priority, the terms of the Deed of Appointment and Priority shall prevail; or

1.4.4	the terms of the Deed of Appointment and Priority and the terms of any Facility Agreement, the terms of the Deed of Appointment and Priority shall prevail.

1.5	Third party rights

1.5.1	The Contracts (Rights of Third Parties) Act 1999 applies to:

(a)	sub-clause 3.2.5 of Clause 3.2 (Completion of an Advance Request) but only for the benefit of the relevant officer of the Company;

(b)	Clause 23.10 (No Actions) but only for the benefit of any director, officer or employee of any of the Agents or any of the GCLAs;

(c)	paragraph 5 of Part A of Schedule 2 (Conditions Precedent) but only for the benefit of the relevant Responsible Officer;

(d)	paragraph 1 of Part A of Schedule 5 (Covenants) but only for the benefit of the relevant Responsible Officers of the Company; and

(e)	Clause 28 (Non-Recourse Liability) but only for the benefit of the Operatives,

subject always to the terms of Clause 37 (Governing Law) and Clause 38 (Jurisdiction).

1.5.2

Except as provided in sub-clause 1.5.1 above, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5.3	Notwithstanding any term of any Senior Finance Document, the consent of any Person who is not a party to this Agreement is not required to rescind or vary this Agreement.

1.6	Advisers

Where this Agreement contemplates the doing of any act or thing by an Adviser, the Intercreditor Agent shall use its reasonable endeavours to ensure that such act or thing is done by such Adviser in a timely manner.

1.7	Confirmation

Without prejudice to Clause 1.3(c) (Rules of Interpretation) of this Agreement, for the avoidance of doubt, any reference to the Sponsors’ Subordination Deed, the Wynn International Share Charge or the Wynn Pledgors’ Guarantee are references to such documents as amended by, respectively, the Sponsors’ Subordination Deed Second Deed of Amendment and Acknowledgment of Security, the Wynn International Share Charge Second Deed of Amendment and Acknowledgement of Security and the Wynn Pledgors’ Guarantee Second Deed of Amendment and Acknowledgement.

2.	CONDITIONS PRECEDENT

2.1	Conditions Precedent to the CP Satisfaction Date

2.1.1

The right of the Company to submit an Advance Request for the Initial Advance is subject to the Company having satisfied the conditions precedent set out in Part A of Schedule 2 (Conditions Precedent) in form and substance acceptable to the Intercreditor Agent.

2.1.2	In relation to each Facility, the Company shall be deemed to have satisfied:

(a)	the conditions precedent set out in

(i)	paragraph 1(a) (in respect only of the Concession Contract, the Land Concession Contract, the Concession Contract Performance Bond and the IP Agreement);

(ii)	paragraph 1(c) (in respect only of the Notice to Proceed);

(iii)	paragraph 2(a) (in respect only of the Power of Attorney, the Livranças and the Livrança Covering Letter);

(iv)	paragraph 2(b);

(v)	paragraph 2(c) (in respect only of the Power of Attorney, the Livranças and the Livrança Covering Letter);

(vi)	paragraph 3(a);

(vii)	paragraph 3(c);

(viii)	paragraph 3(d);

(ix)	paragraph 4;

(x)	paragraph 5(a)(i);

(xi)

paragraph 5(b)(i) (in respect only of: China Overseas Holdings Limited, China State Construction Engineering (Hong Kong) Limited, Leighton Contractors (Asia) Limited, Leighton Holdings Limited, Wynn Asia, Wynn Resorts Holdings LLC, Wynn International, Wynn Resorts, Wynn HK, Wynn Holdings, Wynn Design & Development, LLC);

(xii)	paragraph 8(b);

(xiii)	paragraph 13;

(xiv)	paragraph 14(o);

(xv)	paragraph 14(p);

(xvi)	paragraph 16;

(xvii)	paragraph 17(a)(i);

(xviii)	paragraph 17(a)(ii);

(xix)	paragraph 17(a)(iv);

(xx)	paragraph 17(a)(v);

(xxi)	paragraph 17(a)(vi);

(xxii)	paragraph 17(a)(vii);

(xxiii)	paragraph 17(b);

(xxiv)	paragraph 17(c);

(xxv)	paragraph 18;

(xxvi)	paragraph 19;

(xxvii)	paragraph 25;

(xxviii)	paragraph 26; and

(xxix)	paragraph 28,

of Part A of Schedule 2 (Conditions Precedent) following execution and delivery of this Agreement by each of the Persons expressed to be a party hereto; and

(b)

the remaining conditions precedent in this Clause 2.1 if, prior to the date of the Advance Request for the Initial Advance, the Intercreditor Agent has notified the Company and the Facility Agents accordingly.

2.1.3

Notwithstanding anything in this Agreement to the contrary, the Company may, from time to time prior to the CP Satisfaction Date, but no more frequently than once every five Business Days, submit or resubmit to the Intercreditor Agent for approval (if such approval is required) additional documents, instruments, agreements, certificates and other items listed under conditions precedent in Part A of Schedule 2 (Conditions Precedent) that were not deemed satisfied under Clause 2.1.2(a). The Intercreditor Agent agrees to promptly review and, where it considers appropriate under the terms of the Senior Finance Documents, determine whether to approve any such submittals or resubmittals by the Company (or, if it considers it not appropriate to make such determination acting on its own, the Intercreditor Agent agrees promptly to forward to the relevant Senior Secured Creditors such submittals or resubmittals for approval). Upon approval (whether by the Intercreditor Agent or the

Required Lenders, as the case may be), the Intercreditor Agent shall notify the Company and the Facility Agents accordingly, and the item(s) so submitted (or resubmitted) and notified approved shall be deemed to have been satisfied with the same effect as the conditions precedent enumerated in Clause 2.1.2(a) as of the date of such notification.

2.2	Conditions Precedent to each Advance

The obligation of each Lender to participate in each Advance under a Term Loan Facility and a Revolving Credit Facility is subject to:

(a)	the Company having satisfied the conditions set out in Part B of Schedule 2 (Conditions Precedent) in respect of such Facility in form and substance acceptable to the Intercreditor Agent; and

(b)	in respect of each Advance under a Revolving Credit Facility, the Company having procured that each of the:

(i)	Sponsor’s Subordination Deed Deed of Release, Amendment and Acknowledgment of Security;

(ii)	Debenture Deed of Amendment and Release;

(iii)	Wynn International Share Charge Deed of Amendment and Acknowledgment of Security;

(iv)	Wynn HK Share Charge Deed of Amendment and Acknowledgment of Security;

(v)	Charge over HK Accounts Deed of Acknowledgment;

(vi)	US Operating Account Control Agreement Confirmation Agreement;

(vii)	Amendment to Mortgage;

(viii)	Amendment to Land Security Assignment;

(ix)	Amendment to Assignment of Rights;

(x)	Amendment to Pledge over Gaming Equipment and Utensils;

(xi)	Amendment to Pledge over Onshore Accounts;

(xii)	Amendment to Assignment of Insurances;

(xiii)	Amendment to Floating Charge;

(xiv)	Amendment to Wong Share Pledge; and

(xv)	Amendment to Company Share Pledge,

have been registered as necessary at Companies House in England and Wales, the Hong Kong Companies Registry, the Financial Supervision Commission of the Isle of Man, the Conservatória dos Registos Comercial e de Bens Móveis in Macau SAR, the Conservatória do Registo Predial in Macau SAR and the applicable Uniform Commercial Code filing office for local/county, state and federal Uniform Commercial Code filings, as applicable, based on the Senior Finance Document subject to the filing by no later than the date falling 30 days from the Second Amendment Signing Date.

2.3	Independent rights and obligations of Lenders

2.3.1

The obligations of each Senior Secured Creditor under the Senior Finance Documents are several. Failure by a Senior Secured Creditor to perform its obligations under the Senior Finance Documents does not affect the obligations of any other party under the Senior Finance Documents. No Senior Secured Creditor is responsible for the obligations of any other Senior Secured Creditor under the Senior Finance Documents.

2.3.2

The rights of each Senior Secured Creditor under or in connection with the Senior Finance Documents are separate and independent rights and any debt arising under the Senior Finance Documents to a Senior Secured Creditor from an Obligor shall be a separate and independent debt.

2.3.3	A Senior Secured Creditor may, except as otherwise stated in the Senior Finance Documents, separately enforce its rights under the Senior Finance Documents.

2.3.4

Notwithstanding any other provision of the Senior Finance Documents, no Lender under a Term Loan Facility shall be obliged to make or participate in an Advance on a proposed Advance Date if drawdowns under another Term Loan Facility have been withheld, suspended or cancelled in accordance with the Senior Finance Documents.

3.	DRAWDOWN OF ADVANCES

3.1	Drawdown conditions

Subject to the terms of this Agreement and the Facility Agreements, the Company may request, and the relevant Lending Group shall make, Advances under a Facility if:

3.1.1

not later than 5:00 p.m. on the tenth Business Day before the proposed Advance Date (in the case of an Advance under the Term Loan Facilities and with any necessary amendments thereto made and received by the Intercreditor Agent and the relevant Facility Agent not later than 3:00 p.m. on the sixth Business Day before the proposed Advance Date) or the fourth day before the proposed Advance Date (in the case of an Advance under a Revolving Credit Facility), the Intercreditor Agent and the relevant Facility Agent have received a completed Advance Request; and

3.1.2	in the case of the Term Loan Facilities, no other Advance Request has been served by the Company in respect of any Term Loan Facility in the same month.

3.2	Completion of an Advance Request

Each Advance Request is irrevocable and shall not be regarded as having been completed unless:

3.2.1

it is signed by a Responsible Officer of the Company whose specimen signature has been delivered to the Intercreditor Agent and who is identified as being authorised to so sign on behalf of the Company by a resolution of its Board of Directors, a copy of which, together with a certification in relation thereto by a Responsible Officer in substantially the form set out in paragraph 3(ii) of Part C of Schedule 2 (Conditions Precedent), has also been delivered to the Intercreditor Agent;

3.2.2	the proposed Advance Date is a Business Day within the relevant Availability Period;

3.2.3	it specifies:

(a)	the amount and currency of the Advances to be made;

(b)	the Facility under which each such Advance shall be made;

(c)	the first Interest Period for such Advances (which shall be the same for each such Advance requested under a Term Loan Facility);

(d)

(in the case of Advances under the Term Loan Facilities) the purpose for which such Advances shall be applied (which shall be, in the case of Advances under the Hotel Facility, to pay or refinance payment of Hotel Project Costs and, in the case of Advances under the Project Facility, to pay or refinance payment of Project Costs which have, in each case, been incurred and paid or are due and payable, or which will or the Company reasonably expects might be incurred and be due and payable, prior to the date falling 30 days after the proposed Advance Date); and

(e)

(in the case of Advances under the Revolving Credit Facility) the purpose for which such Advances shall be applied (which shall be, in the case of Advances under the Hotel Revolving Credit Facilities, to pay or refinance payment of Hotel Project Costs or otherwise for purposes unconnected with the operation of casino games of chance or other forms of gaming and, in the case of Advances under the Project Revolving Credit Facilities to pay or refinance payment of Project Costs or the Company’s general corporate purposes).

3.2.4	the amount requested under each Facility is not more than the aggregate for the time being of each Lender’s Available Commitment under such Facility and, in the case of:

(a)

any Term Loan Facility, the amount requested is either a minimum amount of USD5,000,000 or (as the case may be) its HK dollar equivalent which is less than the aggregate for the time being of each Lender’s Available Commitment under such Facility or, if less than such minimum amount, equal to this latter amount;

(b)

the Hotel Facility, the US dollar equivalent of the amount requested, when aggregated with the US dollar equivalent amounts of all other Advances under the Hotel Facility, is no greater than the US dollar equivalent amount of the aggregate of all Hotel Project Costs incurred and paid by the Company or which will or the Company reasonably expects might be incurred and be due and payable by it prior to the date falling 30 days after the proposed Advance Date;

(c)

the Hotel Revolving Credit Facilities under the Revolving Credit Facility, the US dollar equivalent of the amount requested, when aggregated with the aggregate amount of Advances under the Hotel Facility referred to in sub-paragraph (b) above and the US dollar equivalent amounts of all other Advances under the Hotel Revolving Credit Facilities which are outstanding or due to be made on or before the proposed Advance Date (other than any due to be repaid or prepaid on or before such Advance Date) is no greater than the US dollar equivalent amount of the aggregate of all Hotel Project Costs or other amounts unconnected with the operation of casino games of chance or other forms of gaming incurred and paid or which will be incurred and paid by the Company; and

(d)

the Revolving Credit Facilities, the aggregate amount requested is either a minimum amount of USD5,000,000 or (as the case may be) its HK dollar equivalent which is less than the aggregate for the time being of each Lender’s Available Commitment under such Facility or, if less than such minimum amount, equal to this latter amount; and

3.2.5	it certifies, among other things and without any personal liability on the part of the officer of the Company signing such Advance Request, that:

(a)	(in the case of Advances under the Term Loan Facilities) the proceeds of any Advance under the Hotel Facility shall be applied to pay or refinance payment of Hotel Project Costs;

(b)

(in the case of Advances under the Term Loan Facilities) the US dollar equivalent amount of any Advance under the Hotel Facility, when aggregated with the US dollar equivalent amounts of all other Advances under the Hotel Facility, is no greater than the US dollar equivalent amount of the aggregate of all Hotel Project Costs incurred and paid by the Company or which will or the Company reasonably expects might be incurred and be due and payable by it prior to the date falling 30 days after the proposed Advance Date;

(c)

(in the case of Advances under the Hotel Revolving Credit Facilities) the US dollar equivalent of the amount requested, when aggregated with the aggregate amount of Advances under the Hotel Facility referred to in sub-paragraph (b) above and the US dollar equivalent amounts of all other

Advances under the Hotel Revolving Credit Facilities which are outstanding or due to be made on or before the proposed Advance Date (other than any due to be repaid or prepaid on or before such Advance Date) is no greater than the US dollar equivalent amount of the aggregate of all Hotel Project Costs or other amounts unconnected with the operation of casino games of chance or other forms of gaming incurred and paid or which will be incurred and paid by the Company;

(d)	no Default (or, in the case of any Rollover Advance (as defined in each Revolving Credit Facility Agreement), Event of Default) is continuing or would result from the proposed Advances; and

(e)

the representations and warranties contained in Schedule 4 (Representations and Warranties) which are repeated by the Company at the Advance Date are true and correct in all material respects with reference to the facts and circumstances existing on the date of the Advance Request.

4.	AVAILABILITY PERIODS

4.1	Hotel Facility Availability Period

Subject to other terms of the Senior Finance Documents, the Hotel Facility shall be made available from the Effective Date until the date falling 5 Business Days from the Effective Date.

4.2	Project Facility Availability Period

Subject to other terms of the Senior Finance Documents, the Project Facility shall be made available from the Effective Date until the date falling 5 Business Days from the Effective Date.

4.3	Revolving Credit Facility Availability Period

Subject to other terms of the Senior Finance Documents, the Revolving Credit Facility shall be made available pursuant to the Revolving Credit Facility Agreement from the date of issue of the Project Certificate of Occupancy for the Original Project until the earliest of:

(a)	the Termination Date (as defined in the Revolving Credit Facility Agreement); and

(b)	the date upon which the Advances thereunder are declared to be immediately due and payable pursuant to Clause 19.2 (Remedies following an Event of Default).

4.4	Additional Lender Facility Availability Period

Subject to other terms of the Senior Finance Documents, the Additional Lender Facility shall be made available from the date of issue of the Project Certificate of Occupancy for the Original Project until the earliest of:

(a)	the Termination Date (as defined in the Additional Lender Facility Agreement); and

(b)	the date upon which the Advances thereunder are declared to be immediately due and payable pursuant to Clause 19.2 (Remedies following an Event of Default).

5.	PURPOSE

5.1	Purpose - General

The Company shall apply the proceeds of each Advance under a Facility in accordance with the relevant Facility Agreement and this Agreement.

5.2	No Obligation to be Concerned with Application

None of the Senior Secured Creditors shall be obliged to concern themselves with the application of proceeds of the Facilities.

6.	PRO RATA DRAWINGS

The Company shall ensure that:

(a)

where an Advance is requested under a Term Loan Facility, an Advance, as a proportion of the Available Commitments under such Facility, in a US dollar equivalent amount pro rata with that requested has also been requested to be made on the same Advance Date under each of the other Term Loan Facilities; and

(b)

where an Advance is requested under a Revolving Credit Facility, an Advance, as a proportion of the Available Commitments under such Facility, in a US dollar equivalent amount pro rata with that requested has also been requested to be made on the same Advance Date under each of the other Revolving Credit Facilities.

7.	[NOT USED]

8.	REPAYMENTS, PREPAYMENTS AND CANCELLATION

8.1	Repayments

The Company may repay principal amounts falling due under any Facility Agreement only in accordance with that Facility Agreement and this Agreement.

8.2	Voluntary Prepayment of the Term Loan Facilities

8.2.1

Subject to the other provisions of this Clause 8 and any applicable terms in the Facility Agreements, the Company may, on at least 30 days’ prior written notice to the Intercreditor Agent (which notice shall, if not withdrawn prior thereto, become irrevocable on the tenth Business Day prior to the proposed prepayment date), make voluntary prepayments under the Term Loan Facilities on the last day of any Interest Period, provided that for each voluntary prepayment, the amount prepaid under the Term Loan Facilities must:

(a)

if prepaid prior to the Expansion Opening Date (other than in the case of paragraph (b)(i) below), equal the balance of the principal amount owing to all Term Loan Facility Lenders (and each of the Term Loan Facilities (and any Available Commitments thereunder) shall be automatically cancelled); or

(b)	if prepaid:

(i)	using only the proceeds of Shareholder Loans not forming part of any other Equity required to be paid up or advanced in accordance with the terms of the Senior Finance Documents; or

(ii)	following the Expansion Opening Date,

exceed an aggregate of USD10,000,000 or its equivalent or, if less, the balance of the principal amount owing to all Term Loan Facility Lenders.

8.2.2

Amounts prepaid under sub-clause 8.2.1 above shall be applied on the Interest Payment Date on which they are made pro rata between the Advances outstanding under the Term Loan Facilities and applied pro rata against the repayment instalments of those Advances.

8.3	Mandatory Prepayment

8.3.1	The Company shall prepay Advances and/or cancel Available Commitments under the Facilities on the dates and in the amounts specified in Schedule 9 (Mandatory Prepayment) and this Clause 8.3.

8.3.2	Any amount prepaid under this Clause 8.3 and Schedule 9 (Mandatory Prepayment) shall be applied in the following order:

(a)

first, pro rata between the Advances outstanding under the Term Loan Facilities and then against the first year’s repayment instalments thereof in order of maturity and thereafter in inverse order of maturity against the remaining repayment instalments of those Advances;

(b)

second, in cancellation of the Available Commitments under the Revolving Credit Facilities (and the Available Commitments of the Lenders under the Revolving Credit Facilities will be cancelled rateably); and

(c)

thirdly, in prepayment pro rata of Advances outstanding under the Revolving Credit Facilities (and any Available Commitments of the Lenders under the Revolving Credit Facilities associated therewith shall be automatically cancelled).

8.3.3

Each of the Facilities (and any Available Commitments thereunder) shall be automatically cancelled upon the Company being required to make prepayment pursuant to paragraph 7 of Schedule 9 (Mandatory Prepayment).

8.4	Cancellation

(a)

Save as provided in Clause 8.5 (Prepayment and Cancellation of Individual Lenders) and Clause 14 (Illegality), the Company may only cancel the whole or any part (being a minimum amount of USD25,000,000) of the Available Commitments under the Revolving Credit Facilities made available pursuant to the Revolving Credit Facility Agreements on not less than thirty days’ prior irrevocable written notice to the Intercreditor Agent and the relevant Facility Agent, in all cases without penalty or payment of fees or charges save as provided for in Clause 8.6.2 (Restrictions) or the relevant Facility Agreement. Such cancellation shall apply pro rata across all Revolving Credit Facilities made available under the Revolving Credit Facility Agreements.

(b)

The Available Commitments of each Lender under each of the Term Loan Facilities will be automatically cancelled at the close of business in Hong Kong on the last day of the relevant Availability Period for that Term Loan Facility to the extent undrawn at that date.

8.5	Prepayment and Cancellation of Individual Lenders

If:

(a)	any sum payable to any Lender by the Company is required to be increased under Clause 11.2 (Tax gross-up); and/or

(b)	any Lender claims indemnification from the Company under Clause 11.3 (Tax Indemnity) or Clause 12 (Increased costs); and/or

(c)	a Market Disruption Event occurs in relation to any Advance for any Interest Period pursuant to Clause 10.2 (Market disruption); and/or

(d)

any Lender withholds its consent to the incurrence of any Financial Indebtedness by the Company such that the Intercreditor Agent is unable to approve the incurrence of additional Financial Indebtedness in accordance with paragraph 2.1(h) of Part B of Schedule 5 (Covenants) or the amendment or waiver of paragraph 2.1 of Part B of Schedule 5 (Covenants), then, the Company may, subject to the other provisions hereof and, in the case of paragraph (d) above, whilst the circumstances described therein continue, and on giving at least fifteen days’ prior irrevocable written notice to the Intercreditor Agent:

(i)	prepay that Lender’s participation in the Advances outstanding under the relevant Facility Agreement on the Interest Payment Date which immediately ends after the Company’s notice; and/or

(ii)	cancel that Lender’s undrawn and uncancelled Available Commitments under the relevant Facility Agreement.

8.6	Restrictions

8.6.1

Any notice of cancellation or prepayment given under this Clause 8 shall be irrevocable if not withdrawn in accordance with Clause 8.2.1 (Voluntary Prepayment of the Term Loan Facilities) and shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of the cancellation or prepayment.

8.6.2

Any prepayment or cancellation pursuant to this Clause 8 shall be made together with accrued interest and fees on the amount prepaid or cancelled and without premium or penalty, save that the Company shall pay any Break Costs and any other fees specified in the relevant Facility Agreement.

8.6.3

The Company shall not repay or prepay all or any part of the Advances or cancel all or any part of the Available Commitments under any Facility Agreement except in accordance with that Facility Agreement and this Clause 8.

8.6.4	The Company may not reborrow any part of the Term Loan Facilities which is prepaid.

8.6.5	No amount of the Available Commitments cancelled under this Clause 8 may be subsequently reinstated.

8.6.6

If the Intercreditor Agent receives a notice under this Clause 8, it shall promptly forward a copy of that notice to either the Company or the affected Lender (or the Facility Agent acting for such Lender), as appropriate.

8.6.7

If, following any prepayment pursuant to this Clause 8, the US dollar equivalent of the aggregate of the Notional Amounts of the Hedging Agreements is more than 125% of the US dollar equivalent of the aggregate of the Advances outstanding under the Term Loan Facilities following such prepayment, the Company shall reduce each such Notional Amount pro rata so that their US dollar equivalent is, in aggregate, not less than 50% and not more than 125% of the US dollar equivalent of the aggregate of such Advances (and, if the Term Loan Facilities are prepaid in full, the Company shall, subject to Schedule 8 (Hedging Arrangements), unwind all remaining transactions under the Hedging Agreements).

8.7	Replacement of Lender

If any Lender:

(a)	claims any amounts from the Company under Clauses 11.2, 11.3 or 12 hereof;

(b)	fails to make its portion of any Advance to be made by it on the relevant Advance Date; or

(c)	withholds its consent in any of the circumstances contemplated in Clause 8.5(d),

(an “Affected Lender”), the Company may (after paying all amounts then due under Clauses 11.2, 11.3 and 12 hereof to the Affected Lender and, in the case of paragraph (c) above, whilst the circumstances referred to therein continue) designate a non-Affected Lender, any commercial bank or any other financial institution or bank reasonably satisfactory to the Intercreditor Agent (the “Replacement Lender”) to accept a transfer in accordance with Clause 21.6 of the Affected Lender’s rights, benefits and obligations hereunder, and, promptly following such designation, the Affected Lender shall be obliged to execute the Novation Certificate required for such transfer in accordance with Clause 21.6 and the non-Affected Lender may, but shall not be obliged to, execute such Novation Certificate and, if it does so, shall be obliged to accept such transfer in accordance with Clause 21.6. Any such acceptance of transfer shall be for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Affected Lender’s participation in the outstanding Advances and all accrued interest, Break Costs and other amounts payable in relation thereto under the Senior Finance Documents.

8.8	Replacement of Non-Consenting Lender

8.8.1

If at any time any Lender becomes a Non-Consenting Lender (as defined in Clause 8.8.3 below), then the Company may, on 15 Business Days’ prior written notice to the Intercreditor Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 21 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company, and which is acceptable to the Intercreditor Agent (acting reasonably) which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Advances and all accrued interest, Break Costs and other amounts payable in relation thereto under the Senior Finance Documents.

8.8.2	The replacement of a Lender pursuant to this Clause shall be subject to the following conditions:

(a)	neither the Intercreditor Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(b)

in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 60 days after the date the Non-Consenting Lender notifies the Company and the Intercreditor Agent of its failure or refusal to agree to any consent, waiver or amendment to the Senior Finance Documents requested by the Company; and

(c)

in no event shall the Lender replaced under this Clause 8.8.2 be required to pay or surrender to such Replacement Lender any of the fees previously received by such Lender pursuant to the Senior Finance Documents.

8.8.3	In the event that:

(a)

the Intercreditor Agent (at the request of the Company) has pursuant to Clause 33.1.2 notified the relevant Senior Secured Creditors of a Decision required in respect of a waiver or amendment of any provisions of the Senior Finance Documents;

(b)

the waiver or amendment in question requires the consent of all Lenders and, after the occurrence of a Hedging Voting Rights Event in relation to a Hedging Counterparty that is continuing, that Hedging Counterparty; and

(c)

Lenders and, after the occurrence and continuation of a Hedging Voting Right Event in relation to any Hedging Counterparty, that Hedging Counterparty, who hold, in aggregate, more than 66 2/3% of the Voting Entitlements of all such Senior Secured Creditors have voted in favour of that Decision, then any Lender who does not and continues not to vote in favour of such Decision shall be deemed a “Non-Consenting Lender”.

8.9	Anti-Terrorism and Restricted Party Events

(a)

If any litigation, governmental, regulatory or other proceedings by OFAC, FinCEN or any equivalent United States or European Communities body (or any divisions of any of them or authority deriving power from any of them) is pending against a Lender (an “Outgoing Lender”) as a direct result of that Outgoing Lender’s (i) receipt of funds or other property from a Restricted Party or (ii) breach of any Anti-Terrorism Law, the Company may on 15 Business Days’ prior written notice to the Intercreditor Agent and such Outgoing Lender, replace such Outgoing Lender by requiring such Outgoing Lender to (and such Outgoing Lender shall) transfer pursuant to Clause 21.4 all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (an “Incoming Lender”) selected by the Company and which is acceptable to the Intercreditor Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Outgoing Lender (including the assumption of the transferring Outgoing Lender’s participations on the same basis as the transferring Outgoing Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Outgoing Lender’s participation in the outstanding Advances and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Senior Finance Documents.

(b)	The replacement of an Outgoing Lender pursuant to this Clause shall be subject to the following conditions:

(i)	neither the Intercreditor Agent nor the Outgoing Lender shall have any obligation to the Company to find an Incoming Lender;

(ii)

in the event of a replacement of an Outgoing Lender such replacement must take place no later than 60 days after the date the Outgoing Lender notifies the Company and the Intercreditor Agent of the occurrence of any event set out in paragraph (a) above; and

(iii)

in no event shall the Outgoing Lender replaced under this paragraph (b) be required to pay or surrender to such Incoming Lender any of the fees previously received by such Outgoing Lender pursuant to the Senior Finance Documents.

9.	INTEREST, INTEREST PERIODS AND DEFAULT INTEREST

9.1	Calculation of interest

The Company shall pay interest under each Facility Agreement at the rate specified in that Facility Agreement.

9.2	Payment of interest

9.2.1	Subject to Clause 9.2.2 below, interest on each Advance shall be due on each Interest Payment Date relating to that Advance.

9.2.2

If an Interest Period for a Revolving Credit Facility Advance is 6 months or longer, interest on that Advance shall be due on the dates falling on three month intervals after the first day of that Interest Period provided that the last such due date shall be brought forward or postponed (as the case may be) so as to coincide with the Interest Payment Date relating to that Advance.

9.3	Interest Periods

The duration of each Interest Period shall be determined as follows:

9.3.1

Each Interest Period for a Term Loan Facility Advance shall start on the Advance Date for such Advance or (if already made) on the Effective Date and, thereafter, on the last day of its preceding Interest Period. A Revolving Credit Facility Advance has one Interest Period only which shall start on the Advance Date for such Advance.

9.3.2	Subject to this Clause 9, the duration of each Interest Period for each Advance under:

(a)	a Term Loan Facility shall be: (A) prior to the First Repayment Date, one, two, three or six months and (B) on and from the First Repayment Date, one, two or three months; and

(b)	a Revolving Credit Facility shall be one, two, three or six months,

in each case as the Company may, by not less than five (or, in the case of any Term Loan Facility Advance made on or prior to the Effective Date, two) Business Days’ prior notice to the Facility Agent for such Facility, select, provided that Term Loan Facility Advances with the same Advance Date shall have the same Interest Period and, save in the case of each Initial Advance made thereunder, the first Interest Period for each Advance made under a Term Loan Facility shall end on the same day as the end of the current Interest Period of any other outstanding Advance made under the same Facility.

9.3.3	If the Company fails to give such notice of its selection in relation to an Interest Period, the duration of such Interest Period shall, subject to this Clause 9, be 3 months.

9.3.4	Any Interest Period which would otherwise extend beyond:

(a)	a Repayment Date (in the case of any Interest Period relating to an Advance under the Hotel Facility or the Project Facility); or

(b)	the Revolving Credit Facility Termination Date (in the case of any Interest Period relating to an Advance under a Revolving Credit Facility),

shall be of such duration that it shall end on such date.

9.3.5

If two or more Interest Periods relating to Advances in the same currency under the same Term Loan Facility end at the same time, then, on the last day of such Interest Periods, such Advances shall be consolidated into and treated as a single Advance.

9.3.6

The Company shall use reasonable efforts to at all times select the duration of Interest Periods so as to ensure that, in respect of such of the Advances outstanding under the Facilities as is from time to time equal to the Notional Amounts specified in the Hedging Agreements, the Interest Payment Dates for such Advances coincide with (and are no more frequent than) the selected dates for payment of amounts to the Company under the Hedging Agreements.

9.3.7

Any Interest Period which would end on a day which is not a Business Day shall be extended to the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3.8	Interest on an Advance shall accrue from and including the first day of an Interest Period relating to such Advance up to but excluding the last day of such Interest Period.

9.4	Default interest

9.4.1

If the Company fails to pay any amount payable by it under a Senior Finance Document on its due date, interest shall accrue on such Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to sub-clause 9.4.2 below, is 2% higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted an Advance under the relevant Facility Agreement in the currency of the overdue amount (or, where there is no such relevant Facility Agreement, an Advance in the relevant currency under the Hotel Facility Agreement) for successive Interest Periods, each of a duration selected by the relevant Facility Agent (each acting reasonably). Any interest accruing under this sub-clause 9.4.1 shall be immediately payable by the Company on demand in writing by the Intercreditor Agent or the relevant Facility Agent.

9.4.2	If any Unpaid Sum consists of all or part of an Advance which became due on a day which was not the last day of an Interest Period relating to that Advance:

(a)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Advance; and

(b)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be 2% per annum higher than the rate which would have applied if the overdue amount had not become due.

9.4.3

Default interest (if unpaid) arising on an Unpaid Sum shall be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but shall remain immediately due and payable.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR or HIBOR is to be determined by reference to the Reference Banks under any Facility Agreement but a Reference Bank does not supply a quotation on the Quotation Day under such Facility Agreement, the applicable LIBOR or HIBOR for the purpose of such Facility Agreement shall be determined on the basis of the quotations of the remaining Reference Banks under such Facility Agreement. Where LIBOR or HIBOR is to be determined by reference to the Reference Banks under any Facility Agreement and none or only one Reference Bank supplies a quotation, then LIBOR or, as the case may be, HIBOR shall be treated as incapable of being determined under such Facility Agreement.

10.2	Market disruption

10.2.1

If a Market Disruption Event occurs in relation to an Advance under a Facility for any Interest Period, the relevant Facility Agent shall promptly notify the Intercreditor Agent of the fact and that this Clause 10.2 is in operation and the Intercreditor Agent shall promptly notify the Company and the other Lenders.

10.2.2	For the purpose of this Clause 10.2, “Market Disruption Event” means:

(a)	in the case of a US dollar Advance:

(i)

it is not possible, in respect of the Facility under which such Advance is made, to determine LIBOR in accordance with the provisions of the relevant Facility Agreement and Clause 10.1 (Absence of quotations); or

(ii)

before the close of business in London on the Quotation Day for the relevant Interest Period, the Intercreditor Agent has been notified by a Lender or Lenders (whose participations in such Advance exceed 50 per cent of the Advance) that the cost to it/them of obtaining matching deposits in the London interbank market would be in excess of LIBOR;

(b)	in the case of a HK dollar Advance:

(i)

it is not possible, in respect of the Facility under which such Advance is made, to determine HIBOR in accordance with the provisions of the relevant Facility Agreement and Clause 10.1 (Absence of quotations); or

(ii)

before the close of business in Hong Kong on the Quotation Day for the relevant Interest Period, the Intercreditor Agent has been notified by a Lender or Lenders (whose participations in such Advance exceed 50 per cent of the Advance) that the cost to it/them of obtaining matching deposits in the Hong Kong interbank market would be in excess of HIBOR.

10.2.3

Within five Business Days of the Intercreditor Agent notifying the Company in accordance with sub-clause 10.2.1 above, the Company and the Intercreditor Agent shall enter into good faith negotiations for a period of up to thirty days with a view to agreeing an alternative basis for determining the rate of interest applicable to the relevant Advances. Any alternative basis agreed shall be binding on all parties hereto until (subject to the terms of such agreement) the Market Disruption Event referred to in sub-clause 10.2.1 above is at an end and the Intercreditor Agent has notified the Facility Agents and the Company accordingly.

10.2.4

If no alternative basis is agreed pursuant to sub-clause 10.2.3 above by the earlier of (i) the thirty-day period provided in sub-clause 10.2.3 above and (ii) the Advance Date (where the notification under sub-clause 10.2.1 applies to any Advance which has not been made) or the last day of the Interest Period (where the notification under sub-clause 10.2.1 applies to an Advance which is outstanding), then each Lender participating in the relevant Advance shall, acting reasonably, certify an alternative basis for maintaining its participation in the relevant Advance which may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but such alternative basis must reflect its cost of funding its participation in the relevant Advance from whatever sources it may in good faith select plus the applicable interest margin applicable to that Lender’s participation in the relevant Advance. Each alternative basis so certified shall be binding on the Company and the certifying Lender and treated as part of this Agreement and the relevant Facility Agreement.

10.3	Break Costs

10.3.1

The Company shall, within three Business Days of demand by a Senior Secured Creditor, pay to that Senior Secured Creditor its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by the Company on a day other than an Interest Payment Date for that Advance or Unpaid Sum.

10.3.2

Each Lender shall, as soon as reasonably practicable after a demand by the Intercreditor Agent or the Company, provide a certificate confirming the amount and providing reasonable supporting evidence of its Break Costs for any Interest Period in which they accrue.

11.	TAX GROSS UP AND INDEMNITIES

11.1	Construction

Unless a contrary indication appears, in this Clause 11 a reference to “determines” or “determined” means a determination made in the absolute discretion of the Person making the determination.

11.2	Tax gross-up

11.2.1	The Company shall make all payments to be made by it under the Senior Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

11.2.2

The Company or a Senior Secured Creditor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Intercreditor Agent accordingly. Similarly, a Senior Secured Creditor shall notify the Intercreditor Agent on becoming so aware in respect of a payment payable to that Senior Secured Creditor. If the Intercreditor Agent receives such notification from a Senior Secured Creditor it shall promptly notify the Company.

11.2.3

If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the amount which would have been due if no Tax Deduction had been required.

11.2.4

If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

11.2.5

After making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall, if so requested in writing by the Intercreditor Agent, deliver to the Intercreditor Agent the payment evidence reasonably satisfactory to the relevant Senior Secured Creditor that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority (provided that the Company shall not be obliged to provide any such evidence from a Governmental Authority to the extent that it is not provided by such Governmental Authority).

11.3	Tax indemnity

11.3.1

The Company shall (within fifteen days of demand by the Intercreditor Agent) pay to a Senior Secured Creditor an amount equal to the loss, liability or cost which that Senior Secured Creditor determines has been (directly or indirectly) suffered for or on account of Tax by that Senior Secured Creditor in respect of a Senior Finance Document including Tax arising on payment of any premia or other sums payable on an Ancillary Finance Document whether or not such payment is required to be made by such Senior Secured Creditor.

11.3.2	Sub-clause 11.3.1 above shall not apply:

(a)	with respect to any Tax assessed on a Senior Secured Creditor:

(i)

under the law of the jurisdiction in which that Senior Secured Creditor is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Senior Secured Creditor is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Senior Secured Creditor’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Senior Secured Creditor; or

(b)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 11.2 (Tax gross-up).

11.3.3

A Senior Secured Creditor making, or intending to make a claim under sub-clause 11.3.1 above shall promptly notify the Intercreditor Agent of the event which shall give, or has given, rise to the claim, following which the Intercreditor Agent shall promptly notify the Company.

11.3.4	A Senior Secured Creditor shall, on receiving a payment from the Company under this Clause 11.3, notify the Intercreditor Agent.

11.3.5

Each Senior Secured Creditor shall, as soon as practicable after a demand by the Intercreditor Agent, provide a certificate confirming the amount of the loss, liability or cost referred to in sub-clause 11.3.1 above and the basis thereof.

11.4	Tax Credit

If the Company makes a Tax Payment and the relevant Senior Secured Creditor determines that:

11.4.1	a Tax Credit is attributable to that Tax Payment; and

11.4.2

that Senior Secured Creditor has obtained, utilised and retained that Tax Credit, that Senior Secured Creditor shall pay an amount to the Company which that Senior Secured Creditor determines shall leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Company.

11.5	Stamp taxes

The Company shall pay and, within fifteen days of demand, indemnify each Senior Secured Creditor against any cost, loss or liability that a Senior Secured Creditor incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Senior Finance Document.

12.	INCREASED COSTS

12.1	Increased costs

12.1.1

Subject to Clause 12.3 (Exceptions), the Company shall, within fifteen days of a demand by the Intercreditor Agent, pay for the account of a Lender the amount of any Increased Costs incurred by that Lender or any Affiliate of that Lender as a result of:

(a)	the introduction of or change in (or in the interpretation, administration or application of) any law or regulation after the Signing Date; or

(b)	compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary, regulatory or other authority.

12.1.2	In this Agreement “Increased Costs” means:

(a)

a reduction in the rate of return from a Facility or on a Lender’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Lender or Affiliate);

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Senior Finance Document,

which is incurred or suffered by a Lender or any of its Affiliates to the extent that it is attributable to that Lender’s having entered into or maintaining its commitment or funding or performing its obligations under any Senior Finance Document.

12.2	Increased cost claims

12.2.1

When a Senior Secured Creditor intends to make a claim pursuant to Clause 12.1 (Increased costs), it shall notify the Intercreditor Agent of the event giving rise to the claim, following which the Intercreditor Agent shall promptly notify the Company.

12.2.2	Each Senior Secured Creditor shall, as soon as practicable after a demand by the Intercreditor Agent, provide a certificate confirming the amount of its Increased Costs and the basis thereof.

12.3	Exceptions

Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

12.3.1	attributable to a Tax Deduction required by law to be made by the Company and compensated for by payment under Clause 11 (Tax Gross Up and Indemnities);

12.3.2

compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in sub-clause 11.3.2 of Clause 11.3 (Tax indemnity) applied); or

12.3.3	attributable to the wilful breach by the relevant Senior Secured Creditor or their Affiliates of any law or regulation.

13.	CURRENCY AND OTHER INDEMNITIES

13.1	Currency Indemnity

If any Senior Secured Creditor receives an amount in respect of the Company’s liability to that Senior Secured Creditor under any Senior Finance Document or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the “contractual currency”) in which the amount is expressed to be payable under that Senior Finance Document:

13.1.1	the Company shall indemnify that Senior Secured Creditor as an independent obligation against any costs, loss or liability arising out of or as a result of the conversion; and

13.1.2

if the amount received by that Senior Secured Creditor, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency and such is specified to the Company in reasonable detail, the Company shall, within 3 Business Days of its receipt of a written demand by such Senior Secured Creditor, pay to that Senior Secured Creditor an amount in the contractual currency equal to the deficit.

13.2	Other Indemnities

The Company shall, within fifteen days of demand, indemnify each Senior Secured Creditor against any cost, loss or liability incurred by that Senior Secured Creditor as a result of:

13.2.1	the occurrence of any Event of Default;

13.2.2

funding, or making arrangements to fund, its participation in an Advance requested by the Company in an Advance Request but not made by reason of the operation of any one or more of the provisions of the Senior Finance Documents (other than by reason of default or negligence by that Senior Secured Creditor alone);

13.2.3	an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by the Company; and

13.2.4

any claim concerning either Project and its participation therein to the extent that loss or liability is suffered or incurred by that Senior Secured Creditor (other than by reason of default or negligence by a Senior Secured Creditor), provided that, prior to the delivery of an Enforcement Notice, any such cost, loss or liability shall be reasonable.

13.3	Indemnity to the Agents

The Company shall, within fifteen days of demand, indemnify each of the Agents against any cost, loss or liability incurred by such Agent (acting reasonably) as a result of:

13.3.1	investigating any event which it reasonably believes is a Default; or

13.3.2	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised,

provided that, prior to the delivery of an Enforcement Notice, any such cost, loss or liability shall be reasonable.

14.	ILLEGALITY

If it becomes, or shall become, unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by the Senior Finance Documents to which it is a party or to fund or maintain its participation in any Advance:

14.1.1	that Lender shall promptly notify the Company through the Intercreditor Agent and the relevant Facility Agent upon becoming aware of that event; and

14.1.2	by the latest date necessary to ensure compliance with the relevant law or regulation:

(a)

if the relevant Facility Agent so requires, the Company shall prepay that Lender’s participation in all the Advances (or such lesser amount if required to comply with the relevant law or regulation) together with all other relevant amounts payable by it to that Lender under the Senior Finance Documents to which it is a party; and

(b)	that Lender’s undrawn Available Commitment (or such lesser amount if permitted by the relevant law or regulation) shall be cancelled.

15.	MITIGATION BY THE SENIOR SECURED CREDITORS

15.1	Mitigation

15.1.1

Each Lender shall, in consultation with the Company, take all reasonable steps to mitigate or remove any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 10 (Changes to the calculation of interest), Clause 11 (Tax Gross Up and Indemnities), Clause 12 (Increased Costs) or Clause 14 (Illegality) including (but not limited to) transferring its rights and obligations under the Senior Finance Documents to another Affiliate or Facility Office.

15.1.2	Sub-clause 15.1.1 above does not in any way limit the obligations of any Obligor under the Senior Finance Documents.

15.2	Indemnity by Company

15.2.1	The Company shall indemnify each Senior Secured Creditor for all costs and expenses reasonably incurred by that Senior Secured Creditor as a result of steps taken by it under Clause 15.1 (Mitigation).

15.2.2	A Senior Secured Creditor is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Senior Secured Creditor (acting reasonably), to do so might be prejudicial to it.

16.	FEES, COSTS AND EXPENSES

16.1	Agency Fees

The Company shall pay to each Agent for its own account a fee in amounts and on dates separately agreed between that Agent and the Company in the relevant Fee Letter.

16.2	Transaction expenses

The Company shall, within fifteen days of receipt of a written demand, pay the Agents the amount of all reasonable costs and expenses (including legal fees) incurred by any of them in connection with the review, negotiation, preparation, printing and execution of:

(a)	this Agreement, the other Senior Finance Documents and any other documents referred to herein or therein; and

(b)	any other Senior Finance Documents executed after the Signing Date,

in accordance with, in the case of any fees, costs and expenses of the Technical Adviser, Insurance Adviser and legal advisers appointed on or prior to the Signing Date, the appointment or engagement letters (if any) executed by the Company on or prior to the Signing Date.

16.3	Amendment costs

If the Company or any other Obligor requests an amendment, waiver or consent under any Senior Finance Document, the Company shall, within thirty days of demand, reimburse the Agents for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agents in responding to, evaluating, negotiating or complying with that request.

16.4	Enforcement costs

The Company shall, within fifteen days of written demand, pay to each Senior Secured Creditor the amount of all costs and expenses (including legal fees) incurred by that Senior Secured Creditor in connection with the enforcement of, or the preservation of, any rights under and in accordance with any Senior Finance Document provided that, prior to the delivery of an Enforcement Notice, such costs and expenses shall be reasonable.

17.	REPRESENTATIONS AND WARRANTIES

17.1	Matters represented

The Company makes the representations and warranties set out in Schedule 4 (Representations and Warranties) to each Senior Secured Creditor as at each of the dates specified in Clause 17.2 (Timing).

17.2	Timing

17.2.1

Each of the representations and warranties set out in Schedule 4 (Representations and Warranties) of the common terms agreement set out as Schedule 2 (Amended Common Terms Agreement) of the Common Terms Agreement Second Amendment Agreement are deemed to be made by the Company (by reference to the facts and circumstances then existing) on the Third Amendment Signing Date.

17.2.2

Unless otherwise stated to have been made as of a specific date, each of the representations and warranties set out in Schedule 4 (Representations and Warranties) is made by the Company (with reference to the facts and circumstances then existing) on the Third Amendment Effective Date and (other than the representations and warranties set out in paragraphs 21.1 to 21.5 (inclusive) (Subsidiaries and Beneficial Interest) and 36 (Wynn Asia 2) of Schedule 4) is deemed to be repeated by the Company on each subsequent Advance Date (with reference to the facts and circumstances then existing), as if any reference therein to any Senior Finance Document in respect of which any amendment, acknowledgement, confirmation, consolidation, novation, restatement, replacement or supplement is expressed to be made by any of the documents referred to in Clause 1.3 (Security Documents) of the Common Terms Agreement Third Amendment Agreement or by the Common Terms Agreement Third Amendment Agreement included, to the extent relevant, such document and the Senior Finance Document as so amended, acknowledged, confirmed, consolidated, novated, restated, replaced or supplemented.

18.	COVENANTS

18.1	Content

The Company undertakes to each of the Senior Secured Creditors that it shall comply with the covenants set out in Schedule 5 (Covenants).

18.2	Duration

The covenants in Schedule 5 (Covenants) shall remain in force from the Signing Date until the Senior Secured Indebtedness has been fully discharged.

19.	EVENTS OF DEFAULT

19.1	Events of Default

Each of the events set out in Schedule 10 (Events of Default) is an Event of Default.

19.2	Remedies following an Event of Default

Upon the occurrence of an Event of Default and at any time thereafter whilst it is continuing or following issuance of an Enforcement Notice (as the case may be), the Intercreditor Agent shall, if so instructed by the Required Lenders, by written notice to the Company:

19.2.1	declare that the Available Commitments under any of the Facility Agreements be cancelled or suspended, whereupon they shall be cancelled or suspended;

19.2.2

declare that all or any part of the Advances, together with accrued interest, and all other amounts accrued or outstanding under the Senior Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

19.2.3	declare that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Intercreditor Agent;

19.2.4	notify the Security Agent that an Event of Default has occurred and is continuing and instruct the Security Agent to issue an Enforcement Notice;

19.2.5

following the issue of an Enforcement Notice, require the Security Agent to take action to enforce all or any part of the Security or all or any of the Shareholder Guarantees (subject to the expiration of any cure periods contained therein), whereupon any such action shall be taken;

19.2.6	following the issue of an Enforcement Notice, instruct the Security Agent to require the perfection of the Liens granted pursuant to the Land Security Assignment and the Assignment of Rights;

19.2.7

following the issue of an Enforcement Notice, give (or require the Security Agent to give) notices regarding the payment of insurance proceeds in accordance with the terms of the Senior Finance Documents;

19.2.8

following the issue of an Enforcement Notice, give (or require the Security Agent to give) notice to any Account Bank in relation to the operation of the Accounts in accordance with paragraph 3.3 (Default) of Schedule 6 (Accounts); and/or

19.2.9	exercise any or all other remedies available at law not inconsistent with the foregoing,

provided that the foregoing shall not in any way affect the Intercreditor Agent’s or the Security Agent’s right to separately enforce its rights under the Senior Finance Documents.

19.3	Remedies following a Wong Event

Without prejudice to Clause 19.2 (Remedies following an Event of Default) or in any way affecting the Intercreditor Agent’s or the Security Agent’s right to separately enforce its rights under the Senior Finance Documents, upon the occurrence of a Wong Event (as defined in the Wong Share Pledge) and at any time thereafter whilst it is continuing or following issuance of an Enforcement Notice (as the case may be), the Intercreditor Agent shall, if so instructed by the Required Lenders, require the Security Agent to take action to enforce all or any part of the Security granted pursuant to the Wong Share Pledge.

20.	APPLICATION OF ENFORCEMENT PROCEEDS

After delivery of an Enforcement Notice and notwithstanding the provisions of Schedule 6 (Accounts), all Enforcement Proceeds shall be applied in accordance with the Deed of Appointment and Priority and Clause 33.6 (Application of Enforcement Proceeds).

21.	CHANGES TO THE PARTIES

21.1	Binding Agreement

This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and transferees.

21.2	Assignment and Transfer by the Company or the GCLAs

21.2.1	The Company may not assign, transfer, novate or dispose of any of its rights or obligations under this Agreement or the other Senior Finance Documents.

21.2.2	The GCLAs may not assign or transfer its rights and/or obligations under this Agreement without the prior written consent of the Company.

21.3	Assignment and Transfer by Agents

Each Agent may assign or transfer any of its rights and obligations under any Senior Finance Document to which it is party only in accordance with its voluntary or requested resignation under and subject to the relevant Senior Finance Document and this Agreement and then only if it first procures that its assignee or transferee executes a duly completed Agent’s Deed of Accession and Finance Party Accession Undertaking (also executed, in the case of the latter, by such Agent, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent) and promptly delivered by the Intercreditor Agent to the Security Agent) and enters into such other acknowledgements as may be necessary or desirable to protect the Security.

21.4	Assignment and Transfer by Lenders

21.4.1

Subject to the provisions of the Facility Agreement to which it is a party and execution and delivery by the assignee or Transferee of a Finance Party Accession Undertaking, any Lender may, at any time, assign in accordance with Clause 21.5 (Assignments by Lenders) all or any of its rights and benefits under the Senior Finance Documents or transfer in accordance with Clause 21.6 (Transfers by Lenders) all or any of its rights, benefits and obligations under the Senior Finance Documents to:

(a)	another Lender or an Affiliate of a Lender;

(b)	any commercial bank;

(c)

any other bank or financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets; or

(d)

any other entity with the consent of the Company (such consent not to be unreasonably withheld or delayed and which consent shall not be required in respect of any assignment or transfer after the occurrence of an Event of Default which is continuing), provided that all transactional costs (including any stamp duties, transfer taxes and any costs attributable to any transfer of Security) of such assignment or transfer shall be borne by the relevant Lender or assignee or Transferee except for:

(i)	any transfer in connection with the syndication of the Facilities, all such costs of which (including those set forth in Clause 21.7 (Assignment and Transfer Fees)) shall be borne by the Company; and

(ii)	any transfer contemplated by the Pre-Amendment Global Transfer Agreement or the Post-Amendment Global Transfer Agreement, all such costs of which shall be borne by the Company.

21.4.2	Any assignment or transfer of a Lender’s participations in Advances outstanding or, as the case may be, Available Commitments under:

(a)

the Hotel Facility or the Project Facility shall be in a minimum amount of USD1,000,000 or its equivalent or, if less, equal to the aggregate of such Lender’s participations or Available Commitments under such Facility; or

(b)

a Revolving Credit Facility shall be in a minimum amount of USD1,000,000 or its equivalent or, if less, equal to the aggregate of such Lender’s participations or Available Commitments under such Facility.

21.5	Assignments by Lenders

If any Lender assigns all or any of its rights and benefits under the Senior Finance Documents in accordance with Clause 21.4 (Assignment and Transfer by Lenders), then, unless and until the assignee has delivered:

(a)

a notice to the Intercreditor Agent (which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors) confirming in favour of the Senior Secured Creditors that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender and to the relevant Facility Agreement as a Hotel Facility Lender, Project Facility Lender, Additional Lender or Revolving Credit Facility Lender (as the case may be); and

(b)

a duly completed Finance Party Accession Undertaking executed by such Lender, such assignee, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent),

(whereupon such assignee shall become a party hereto as a “Lender” or thereto as a “Hotel Facility Lender”, “Project Facility Lender”, “Additional Lender” or “Revolving Credit Facility Lender”), the Company and the Senior Secured Creditors shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto or thereto.

21.6	Transfers by Lenders

If any Lender wishes to transfer all or any of its rights, benefits and/or obligations under this Agreement and the corresponding rights, benefits and/or obligations under the other Senior Finance Documents as contemplated in Clause 21.4 (Assignment and Transfer by Lenders), then such transfer shall only be effective if the procedure set out in this Clause 21.6 is complied with. Such transfer shall be effected by the delivery to the Intercreditor Agent (which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors) of:

(a)

a duly completed Novation Certificate executed by such Lender, the relevant Transferee, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent); and

(b)

a duly completed Finance Party Accession Undertaking executed by such Lender, the relevant Transferee, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is herby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent), in which event, on the later of the Transfer Date specified in such Novation Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Intercreditor Agent on such Novation Certificate falling on or after) the date of delivery of such Novation Certificate and Finance Party Accession Undertaking to the Intercreditor Agent:

21.6.1

to the extent that in such Novation Certificate the Lender party thereto seeks to transfer by novation its rights, benefits and obligations under this Agreement and the corresponding rights, benefits and obligations under the other Senior Finance Documents, the Company and such Lender shall be released from further obligations towards one another under this Agreement and the corresponding rights, benefits and/or obligations under the other Senior Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 21.6 as “discharged rights and obligations”);

21.6.2

each of the Company and the Transferee shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar the Company and such Transferee have assumed and/or acquired the same in place of such other party and such Lender;

21.6.3

the Agents, the GCLAs, such Transferee and the other Lenders shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to this Agreement and the other relevant Senior Finance Documents as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agents, the GCLAs and the relevant Lender shall each be released from further obligations to each other under this Agreement and the other relevant Senior Finance Documents; and

21.6.4

such Transferee shall become a party hereto as a “Lender” and to the relevant Facility Agreement as a “Hotel Facility Lender”, “Project Facility Lender”, “Additional Lender” or “Revolving Credit Facility Lender” (as the case may be).

21.7	Assignment and Transfer Fees

On the date upon which an assignment takes effect pursuant to Clause 21.5 (Assignments by Lenders) or a transfer takes effect pursuant to Clause 21.6 (Transfers by Lenders), the relevant assignee or Transferee shall pay to the Intercreditor Agent for its own account a fee of USD1,500.

21.8	Disclosure of Information

Any Senior Secured Creditor may disclose to any of its Affiliates and any other Person:

21.8.1

to (or through) whom such Senior Secured Creditor assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations in accordance with the Senior Finance Documents;

21.8.2	in the case of a Lender, with (or through) whom such Lender enters into (or may potentially enter into) any sub-participation in relation to the Senior Finance Documents or any Obligor; or

21.8.3	to whom information may be required to be disclosed by any applicable law or pursuant to any regulatory or stock exchange requirement;

such information about any Obligor, the Projects and the Senior Finance Documents as such Senior Secured Creditor may consider appropriate, provided that the Person to whom such information is provided under sub-clause 21.8.1 or 21.8.2 first enters into a Confidentiality Undertaking (or, in the case of the Security Agent, the confidentiality undertaking referred to in clause 18.9 (Disclosure of Information by Security Agent) of the Deed of Appointment and Priority) and that the Company has received an original copy of such signed undertaking.

21.9	Change of Facility Office

Any Lender may change its Facility Office provided that the Company shall have no liability (or no increase in liability) under Clause 11 (Tax gross-up and Indemnities) or Clause 12 (Increased costs) which would not exist as at the date of such change but for such change, unless such change was requested by the Company pursuant to Clause 15 (Mitigation by the Senior Secured Creditors).

22.	HEDGING COUNTERPARTIES

22.1	Accession

Each Hedging Counterparty shall execute and deliver to the Intercreditor Agent a Hedging Counterparty’s Deed of Accession and shall execute and deliver to the Security Agent in accordance with the Deed of Appointment and Priority a Finance Party Accession Undertaking. A Hedging Counterparty may, at any time, assign all or any of its rights and benefits or transfer all or any of its rights, benefits and obligations under and in accordance with the Senior Finance Documents subject to delivery to the Intercreditor Agent of a duly completed:

(a)	Hedging Counterparty’s Deed of Accession executed by the assignee or transferee; and

(b)

Finance Party Accession Undertaking executed by the assignee or transferee, the Hedging Counterparty, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent).

22.2	Interest in the Security

The obligations of the Company owed to each Hedging Counterparty shall be secured by the Security and each Hedging Counterparty shall be entitled to share in the Enforcement Proceeds in accordance with the Deed of Appointment and Priority and Clause 33.6 (Application of Enforcement Proceeds).

22.3	Voting rights

Nothing in this Clause 22 nor any other provisions of any Senior Finance Document shall be deemed to entitle any Hedging Counterparty in its capacity as such under any Hedging Agreement to exercise any voting, consent, approval or similar right under the Senior Finance Documents (other than the Hedging Agreements) including any right to participate in any Decision provided that:

22.3.1	each Hedging Counterparty shall have the right to participate in all Decisions after the occurrence of a Hedging Voting Right Event in relation to such Hedging Counterparty that is continuing; and

22.3.2

the consent of all Hedging Counterparties shall be required for any change to the matters referred to in paragraphs (a), (b), (f), (g), (h), (i) and (j) in the definition of “Fundamental Term” in Clause 1.1 (Definitions) and for any amendment to Clause 33.6 (Application of Enforcement Proceeds) and this Clause 22.

22.4	Restrictions on Amendment

Each Hedging Counterparty agrees that, except with the prior written consent of the Intercreditor Agent, no amendment may be made to a Hedging Agreement to an extent which would result in:

22.4.1	any payment under that Hedging Agreement being required to be made by the Company on any date other than the dates originally provided for in that Hedging Agreement; or

22.4.2	the Company becoming liable to make an additional payment under any Hedging Agreement which liability does not arise from the original provisions of that Hedging Agreement; or

22.4.3	the Company becoming liable to make any payment under that Hedging Agreement in any currency other than in the currency provided for under the original provisions of that Hedging Agreement.

22.5	Restrictions on Termination

No Hedging Counterparty may terminate a hedging facility or close out any hedging transaction under a Hedging Agreement prior to its stated maturity except in accordance with the terms of the ISDA Master Agreement and the ISDA Schedule (each as may be amended pursuant to paragraph 4 of Schedule 8 (Hedging Arrangements).

22.6	Termination at request of Intercreditor Agent

After a notice has been given by the Intercreditor Agent pursuant to sub-clause 19.2.2 of Clause 19.2 (Remedies following an Event of Default), a Hedging Counterparty shall, at the written request of the Intercreditor Agent, terminate the hedging facility or close out any hedging transaction under the Hedging Agreement to which it is party in accordance with the terms of such Hedging Agreement.

23.	AGENTS AND GLOBAL COORDINATING LEAD ARRANGERS

23.1	Appointment and duties of the Agents

23.1.1	Each of:

(a)	the Senior Secured Creditors appoints the Intercreditor Agent;

(b)	the Hotel Facility Lenders appoints the Hotel Facility Agent;

(c)	the Project Facility Lenders appoints the Project Facility Agent;

(d)	the Revolving Credit Facility Lenders appoints the Revolving Credit Facility Agent; and

(e)	the Additional Lenders appoints the Additional Lender Agent,

to act as its agent under and in connection with the Senior Finance Documents and irrevocably authorises it on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Senior Finance Documents, together with any other incidental rights, powers and discretions.

23.1.2	None of the Agents may begin any legal action or proceeding in the name of a Senior Secured Creditor (other than itself) without that Senior Secured Creditor’s consent.

23.1.3	Each Agent has only those duties which are expressly specified in the Senior Finance Documents, and those duties are solely of a mechanical and administrative nature.

23.2	Relationship

23.2.1

The relationship between each Agent and the relevant Senior Secured Creditors is that of principal and agent only. Nothing in this Agreement constitutes any Agent as trustee or fiduciary for any other Person and no Agent need hold in trust any moneys paid to it for a Person or be liable to account for interest on those moneys except to the extent expressly stated in a Senior Finance Document.

23.2.2	No Agent shall in any respect be the agent of the Company by virtue of this Agreement.

23.2.3

No Agent shall be liable to the Company for any breach by any other Senior Secured Creditor of any Senior Finance Document or be liable to any other Secured Creditor for any breach by the Company of the Senior Finance Documents.

23.3	Role of the GCLAs

Except as specifically provided in the Senior Finance Documents, none of the GCLAs has any obligations of any kind to any other Party under or in connection with any Senior Finance Document.

23.4	Delegation

Each Agent may act through its personnel and agents.

23.5	Instructions

23.5.1

Unless otherwise expressly provided in the Senior Finance Documents, the Intercreditor Agent shall act (and shall be fully protected if it so acts) in accordance with the instructions of the Required Lenders in connection with the exercise of any right, power or discretion under or in connection with the Senior Finance Documents.

23.5.2

Each Facility Agent shall be fully protected if it acts in accordance with the instructions of its Lending Group in connection with the exercise of any right, power or discretion under or in connection with any matter not expressly provided for in the Senior Finance Documents.

23.5.3

In the absence of such instructions each Agent may act, subject to the terms of the Senior Finance Documents, as that Agent, in its sole discretion, considers to be in the best interests of all the Senior Secured Creditors or, in the case of each Facility Agent, its Lending Group.

23.6	Discretions

Notwithstanding any provision of the Senior Finance Documents, each Agent may:

23.6.1

assume, unless it has, in its capacity as Agent, received written notice to the contrary from any other Party, that (a) any representation made or deemed to be made by an Obligor in connection with the Senior Finance Documents is true, (b) no Default has occurred, (c) no Obligor is in breach of or default under its obligations under the Senior Finance Documents and (d) any right, power, authority or discretion vested in the Senior Finance Documents upon the Required Lenders, a Lending Group, the Lenders or any other Person or group of Persons has not been exercised;

23.6.2

assume that (a) the Facility Office of each Lender is that notified to it by such Lender in writing and (b) the information provided by each Lender pursuant to Clause 29 (Notices) is true and correct in all respects until it has received from such Lender notice of a change to the Facility Office or any such information and act upon any such notice until the same is superseded by a further notice;

23.6.3

engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

23.6.4	rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

23.6.5	rely upon any communication or document believed by it to be genuine;

23.6.6

refrain from exercising any right, power or discretion vested in it as Agent under the Senior Finance Documents unless and until instructed as described in Clause 23.5 (Instructions) as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

23.6.7

refrain from acting in accordance with any instructions to begin any action or proceeding arising out of or in connection with the Senior Finance Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities which it shall or may expend or incur in complying with such instructions;

23.6.8	refrain from acting where to do so would put it in breach of an applicable Legal Requirement;

23.6.9	treat each Facility Agent as the duly appointed and authorised agent of the relevant Lenders until it receives written notice to the contrary from the relevant Lenders; and

23.6.10

(in the case of the Intercreditor Agent) in applying any moneys received by it under any Security Document under Clause 33.6 (Application of Enforcement Proceeds), rely on any certificate made by the relevant Facility Agent or Hedging Counterparty as to the identity of, and the amounts owing to, any of the Senior Secured Creditors and shall be protected in so relying.

23.7	Agents’ Obligations

23.7.1	Each Agent shall:

(a)

promptly inform each Senior Secured Creditor (in the case of the Intercreditor Agent) or the Intercreditor Agent and the Lenders in its Lending Group (in the case of each Facility Agent) of the contents of any notice or document received by it pursuant to the terms of any Senior Finance Document in its capacity as Agent from the Security Agent or an Obligor under the Senior Finance Documents; and

(b)

promptly notify each Senior Secured Creditor (in the case of the Intercreditor Agent) or the Intercreditor Agent and the Lenders in its Lending Group (in the case of each Facility Agent) of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Senior Finance Documents of which such Agent has notice from any other party.

23.7.2	The Intercreditor Agent shall promptly inform the Security Agent of the occurrence of the Release Date.

23.8	Excluded Obligations

Notwithstanding anything to the contrary expressed or implied herein, none of the Agents nor any of the GCLAs shall:

23.8.1

be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with the Senior Finance Documents is true, (b) the occurrence or otherwise of any Default, (c) the performance by an Obligor of its obligations under the Senior Finance Documents or (d) any breach of or default by an Obligor of or under its obligations under the Senior Finance Documents;

23.8.2	be bound to account to any Senior Secured Creditor for any sum or the profit element of any sum received by it for its own account;

23.8.3

be bound to disclose to any other Person any information relating to any Obligor, any party to a Project Document or any of their respective related entities if (a) such Person, on providing such information, expressly stated to such Agent or, as the case may be, such GCLA, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any Person; or

23.8.4	be under any obligations other than those for which express provision is made herein or in any other Senior Finance Document to which such Agent or GCLA is a party.

23.9	Exclusion of Liabilities

None of the Agents and the GCLAs accepts any responsibility:

23.9.1

for the adequacy, accuracy and/or completeness of the Information Memorandum or any other information supplied by the Agents or the GCLAs, by an Obligor or by any other Person in connection with the Senior Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents;

23.9.2

for the legality, validity, effectiveness, adequacy or enforceability of the Senior Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents; or

23.9.3

for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Senior Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents.

Accordingly, none of the Agents and the GCLAs shall be under any liability (whether in negligence or otherwise) in respect of such matters.

23.10	No Actions

Each of the Lenders and the Hedging Counterparties agrees that it shall not assert or seek to assert against any director, officer or employee of any of the Agents or any of the GCLAs any claim it might have against any of them.

23.11	Business with the Obligors

Each Agent and GCLA may accept deposits from, lend money to and generally engage in any kind of banking or other business with any of the Obligors or their Affiliates.

23.12	Resignation

23.12.1

An Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than 25 Business Days’ prior notice to that effect to the Senior Secured Creditors and the Company, in which case:

(a)

the Required Lenders (in the case of the Intercreditor Agent) may appoint a successor Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of the Required Lenders and the Company or, failing such agreement within 15 Business Days after such notice of resignation, the Required Lenders may appoint a successor Agent on the same terms and conditions as previously applied to the outgoing Agent; and

(b)

the relevant Lending Group under a Facility (in the case of a Facility Agent for that Facility) may appoint a successor Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of such Lending Group and the Company or, failing such agreement within 15 Business Days after such notice of resignation, the Lending Group may appoint a successor Agent on the same terms and conditions as previously applied to the outgoing Agent.

23.12.2

If the Required Lenders have not, within 15 Business Days after notice of resignation, appointed a successor Intercreditor Agent which accepts the appointment, the outgoing Agent may appoint a successor Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of the Intercreditor Agent and the Company or, failing such agreement within 25 Business Days after notice of resignation, the Intercreditor Agent may appoint a successor Agent on the same terms and conditions as previously applied to it.

23.12.3

If a Lending Group has not, within 15 Business Days after notice of resignation appointed a successor Facility Agent which accepts the appointment, the outgoing Facility Agent may appoint a successor Facility Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of the outgoing Facility Agent and the Company or, failing such agreement within 25 Business Days after notice of resignation, the outgoing Facility Agent may appoint a successor Facility Agent on the same terms and conditions as previously applied to it.

23.12.4

If, at the time of expiry of the period specified in sub-clause 23.12.2 or, as the case may be, sub-clause 23.12.3 above, the outgoing Agent cannot find a successor owing to the unwillingness of any proposed successor to accept the terms and conditions which apply to the outgoing Agent, the Company shall offer to any proposed successor such terms and conditions as are consistent with the role to be performed, taking into account the current market for the performance of such duties and the then existing circumstances of the Projects.

23.12.5

If the Agent has not been paid an amount due to it under the Senior Finance Documents and gives notice thereof as its reason for resigning together with its notice pursuant to Clause 23.12.1, it shall not be obliged to appoint a successor. If, at the time of expiry of the period specified in clause 23.12.1, the Required Lenders or, as the case may be, the relevant Lending Group, cannot find a successor owing to the unwillingness of any proposed successor to accept the terms and conditions which apply to the outgoing Agent, the Company shall offer to any proposed successor such terms and conditions as are consistent with the role to be performed, taking into account the current market for the performance of such duties and the then existing circumstances of the Projects.

23.12.6

The resignation of an Agent and the appointment of any successor Agent shall both become effective only upon the successor Agent executing an Agent’s Deed of Accession provided that, where the Agent has notified the reason for its resignation pursuant to Clause 23.12.5, its resignation shall become effective upon the expiry of the period notified by it pursuant to Clause 23.12.1. Upon the execution of an Agent’s Deed of Accession, the successor Agent shall succeed to the position of the retiring Agent (as the case may be) under the Senior Finance Documents and the term “Agent” shall mean the successor Agent.

23.12.7	The Intercreditor Agent agrees that it shall, if so requested in writing by the Required Lenders, tender its resignation in accordance with this Clause 23.12.

23.12.8	Each Facility Agent agrees that it shall, if so requested in writing by its Lending Group, tender its resignation in accordance with this Clause 23.12.

23.12.9

Upon the appointment of a successor (or, as the case may be, its resignation becoming effective), the retiring Agent shall be discharged from any future (but not accrued) obligations in respect of the Senior Finance Documents but shall remain entitled to the benefit of Clause 13.2 (Other Indemnities) and sub-clauses 23.1, 23.2, 23.5.2, 23.5.3, 23.6.10, 23.8, 23.9, 23.10 and 23.15 of this Clause 23.

23.13	Own Responsibility

It is understood and agreed by each Senior Secured Creditor that at all times it has itself been, and shall continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Senior Finance Documents including, but not limited to:

23.13.1	the financial condition, creditworthiness, condition, affairs, status and nature of the Projects and each Obligor;

23.13.2

the legality, validity, effectiveness, adequacy and enforceability of the Senior Finance Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents;

23.13.3

whether such Senior Secured Creditor has recourse, and the nature and extent of that recourse, against an Obligor or any other Person or any of their respective assets under or in connection with the Senior Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents; and

23.13.4

the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agents or the GCLAs, an Obligor, or by any other Person in connection with the Senior Finance Documents, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents.

Accordingly, each Senior Secured Creditor acknowledges to the Agents and the GCLAs that it has not relied on and shall not hereafter rely on the Agents and the GCLAs or any of them in respect of any of these matters.

23.14	Agency Division Separate

In acting as Agent under the Senior Finance Documents, each of the Agents shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 23, any information received by some other division or department of such Agent may be treated as confidential and shall not be regarded as having been given to such Agent’s agency division.

23.15	Indemnity to Intercreditor Agent

23.15.1

Each Senior Secured Creditor shall rateably in accordance with the proportion that the US dollar equivalent of the sum of its Available Commitments and its participations in any outstanding Advances bear to the US dollar equivalent of the aggregate of the Available Commitments and such participations of all the Senior Secured Creditors (or, if all such amounts have been reduced to zero, such proportion determined immediately prior to such reduction) for the time being, indemnify the Intercreditor Agent, within fifteen days of demand (accompanied by reasonable written certification), against cost, loss or liability incurred by the Intercreditor Agent (other than by reason of the fraud, negligence or wilful misconduct of the Intercreditor Agent) in acting as Intercreditor Agent in accordance with the terms of the Senior Finance Documents (unless the Intercreditor Agent has been reimbursed by, or indemnified to its satisfaction by, an Obligor pursuant to a Senior Finance Document or otherwise in writing). For the purposes of this Clause 23.15.1, each Hedging Counterparty shall, in respect of each Hedging Agreement entered into by it, be deemed to have made an Advance to the Company in an amount equal to the Realised Hedge Loss (if any) under the Hedging Agreement to which such Hedging Counterparty is party.

23.15.2	Clause 23.15.1 shall not apply to the extent that the Intercreditor Agent is otherwise actually indemnified or reimbursed by any Party under any other provision of the Senior Finance Documents.

23.15.3

Provided that the Company is required to reimburse or indemnify the Intercreditor Agent for such cost, loss or liability in accordance with the terms of the Senior Finance Documents, the Company shall, within fifteen days of demand in writing by any Senior Secured Creditor, indemnify such Senior Secured Creditor in relation to any payment actually made by such Senior Secured Creditor pursuant to Clause 23.15.1 above.

24.	CONDUCT OF BUSINESS BY THE SENIOR SECURED CREDITORS

No provision of the Senior Finance Documents shall:

24.1.1	interfere with the right of any Senior Secured Creditor to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

24.1.2

subject to Clause 15 (Mitigation by Senior Secured Creditors), oblige any Senior Secured Creditor to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

24.1.3	oblige any Senior Secured Creditor to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.	SHARING AMONG THE SENIOR SECURED CREDITORS

25.1	Payments to Senior Secured Creditors

If a Senior Secured Creditor (a “Recovering Senior Secured Creditor”) receives or recovers any amount from an Obligor other than in accordance with the provisions of the Senior Finance Documents (excluding any such provision which permits the setting off of obligations owed by such Obligor against obligations owed to it by such Recovering Senior Secured Creditor but allowing, for the avoidance of doubt, any such provision in any Hedging Agreement permitting netting off between transactions under such Hedging Agreement) and applies that amount to a payment due under the Senior Finance Documents then:

25.1.1	the Recovering Senior Secured Creditor shall, within 5 Business Days, notify details of the receipt or recovery, to the Intercreditor Agent;

25.1.2

the Intercreditor Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Senior Secured Creditor would have been paid had the receipt or recovery been received and distributed in accordance with this Agreement, without taking account of any Tax which would be imposed on that Agent in relation to the receipt, recovery or distribution; and

25.1.3

the Recovering Senior Secured Creditor shall, within 10 Business Days of demand by the Intercreditor Agent, pay to the Intercreditor Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Intercreditor Agent determines may be retained by the Recovering Senior Secured Creditor as its share of any payment to be made, in accordance with this Agreement.

25.2	Redistribution of payments

The Intercreditor Agent shall treat the Sharing Payment as if it had been paid by the Company and distribute it between the Senior Secured Creditors (other than the Recovering Senior Secured Creditor) in accordance with this Agreement.

25.3	Recovering Senior Secured Creditor’s Rights

25.3.1

On a distribution by the Intercreditor Agent under 25.2 (Redistribution of payments), the Recovering Senior Secured Creditor shall be subrogated to the rights of the Senior Secured Creditors which have shared in the redistribution.

25.3.2

If and to the extent that the Recovering Senior Secured Creditor is not able to rely on its rights under sub-clause 25.3.1 above, the Company shall be liable to the Recovering Senior Secured Creditor for a debt equal to the Sharing Payment which is immediately due and payable.

25.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Senior Secured Creditor becomes repayable and is repaid by such Recovering Senior Secured Creditor, then:

25.4.1

each Senior Secured Creditor which has received a share of such Sharing Payment pursuant to Clause 25.2 (Redistribution of payments) shall, upon request of the Intercreditor Agent, pay to the Intercreditor Agent for account of that Recovering Senior Secured Creditor an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Senior Secured Creditor for its proportion of any interest on the Sharing Payment which that Recovering Senior Secured Creditor is required to pay); and

25.4.2

that Recovering Senior Secured Creditor’s rights of subrogation in respect of any reimbursement shall be cancelled and the Company shall be liable to the reimbursing Senior Secured Creditor for the amount so reimbursed.

25.5	Exceptions

This Clause 25 shall not apply to the extent that the Recovering Senior Secured Creditor would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

25.6	Benefit

The provisions of this Clause 25 are for the sole benefit of the Senior Secured Creditors and may be waived or amended by the Required Lenders without the consent of the Company provided there is no increase in the liability of the Company as a result.

26.	PAYMENT MECHANICS

26.1	Payments under the Senior Finance Documents

26.1.1	Prior to an Event of Default

Unless and until an Event of Default has occurred and is continuing:

(a)

all payments to be made by the Company to or for the account of any Lender under the Facility Agreement to which that Lender is a party shall be made to the relevant Facility Agent under that Facility Agreement for the account of that Lender, in the manner stipulated in the relevant Facility Agreement; and

(b)

all payments to be made by a Lender under a Facility Agreement shall be made to the relevant Facility Agent, not later than the time (if any) specified in the relevant Facility Agreement, to its account at such office or bank as it may notify to that Lender from time to time for this purpose.

26.1.2	After the occurrence of an Event of Default

Subject to the Deed of Appointment and Priority, after the occurrence of an Event of Default that is continuing and unless the Intercreditor Agent agrees in writing that payment should continue to be made in accordance with sub-clause 26.1.1 (Prior to an Event of Default):

(a)

all payments to be made by the Company to or for the account of any Senior Secured Creditor or under any Senior Finance Document shall be made to the Intercreditor Agent (other than any such payments to be made to or for the account of the Security Agent which shall continue to be made to the Security Agent);

(b)

all payments to be made by any Lender under any Senior Finance Document (whether pursuant to Clause 25 (Sharing Among the Senior Secured Creditors) or otherwise) shall be paid to the Intercreditor Agent; and

(c)

all payments received by the Intercreditor Agent under this sub-clause 26.1.2 shall be distributed in accordance with Clause 33.6 (Application of Enforcement Proceeds) to the Person(s) specified therein or, where any such Person is a Lender, to the relevant Facility Agent for the account of that Lender.

26.2	Payments by an Agent

26.2.1

Save as otherwise provided herein, each payment received by an Agent as agent for or otherwise for the benefit of another Person shall, subject to Clause 26.3 (Distributions to an Obligor) and Clause 26.4 (Clawback), be made available by that Agent to the Person entitled to receive such payment for value the same day by transfer to such account of such Person with such bank in the principal financial centre of the country of the relevant currency as such Person shall have previously notified to that Agent.

26.2.2

A payment shall be deemed to have been made by an Agent on the date on which it is required to be made under the Senior Finance Documents if such Agent has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent in order to make the payment.

26.3	Distributions to an Obligor

Each Agent may (with the consent of the relevant Obligor or in accordance with Clause 27 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Senior Finance Documents or in or towards purchase of any amount of any currency to be so applied at a market rate of exchange in its usual course of business.

26.4	Clawback

26.4.1

Where a sum is to be paid to an Agent under the Senior Finance Documents for another Person, that Agent is not obliged to pay that sum to that Person until it has been able to establish to its satisfaction that it has actually received that sum.

26.4.2

If an Agent pays an amount to another Person and it proves to be the case that Agent had not actually received that amount, then the Person to whom that amount was paid by that Agent shall on demand refund the same to that Agent together with interest on that amount from the date of payment to the date of receipt by that Agent, calculated by that Agent to reflect its cost of funds.

26.5	No Set-off by Obligors

All payments to be made by an Obligor under the Senior Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.6	Business Days

26.6.1

Any payment which is due to be made under any Senior Finance Document on a day that is not a Business Day shall be made on the next Business Day in the calendar month (if there is one) or the preceding Business Day (if there is not).

26.6.2	During any extension of the due date for payment of any principal pursuant to sub-clause 26.6.1 above, interest is payable on that principal at the rate payable on the original due date.

26.7	Currency of account

26.7.1	A repayment of an Advance or Unpaid Sum or a part of an Advance or Unpaid Sum shall be made in the currency in which the Advance or Unpaid Sum is denominated on its due date.

26.7.2	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

26.7.3	Each payment in respect of costs, expenses or Taxes under the Senior Finance Documents shall be made in the currency in which the costs, expenses or Taxes are incurred.

26.7.4	Any other amount payable under any of the Senior Finance Documents is, except as otherwise provided elsewhere in the Senior Finance Documents, payable in US dollars.

27.	SET-OFF

Without prejudice to the provisions of Schedule 6 (Accounts) and subject to the terms of Clause 25 (Sharing Among the Senior Secured Creditors) and Clause 33 (Intercreditor Arrangements), a Senior Secured Creditor may, upon the occurrence of an Event of Default and for so long as it is continuing, set off any matured obligations owed by the Company under the Senior Finance Documents (to the extent beneficially owned by that Senior Secured Creditor) against any obligation (which, for the purpose of this provision only, shall be treated as due and payable, save for unmatured obligations under the Hedging Agreements) owed by that Senior Secured Creditor to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Senior Secured Creditor may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.	NON-RECOURSE LIABILITY

Notwithstanding any provision in the Senior Finance Documents to the contrary no Operative shall be personally liable for payments due hereunder or under any of the Senior Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Senior Finance Document to which such Operative is party. The sole recourse of the Senior Secured Creditors for satisfaction of any of the obligations of any of the Obligors hereunder and under the other Senior Finance Documents shall be against the Obligors, and not against any assets or property of any Operative save to the extent such Operative is party to a Senior Finance Document and is expressed to be liable for such obligation thereunder. In the case of Mr Wong Chi Seng, his liability shall be limited to his shares in the Company.

29.	NOTICES

29.1	Communications in Writing

Any notice, demand or other communication (each, for the purposes of this Clause 29, a “communication”) to be made under or in connection with the Senior Finance Documents shall be made in writing but, unless otherwise stated, may be made by fax or letter.

29.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with the Senior Finance Documents is:

29.2.1

in the case of the Company, each of the GCLAs, each of the Agents, each of the Lenders and each of the Hedging Counterparties party to the Common Terms Agreement Second Amendment Agreement, identified with its name on the signing pages thereto; and

29.2.2

in the case of each other Lender, each other Hedging Counterparty and each other Obligor, that notified in writing to the Intercreditor Agent prior to the date it becomes a party to the Senior Finance Documents, or any substitute address, fax number or department or officer as the party may notify to the Intercreditor Agent (or the Intercreditor Agent may notify to the other parties, if a change is made by the Intercreditor Agent) by not less than 10 Business Days’ notice.

29.3	Delivery

29.3.1	Any communication or document made or delivered by one Person to another under or in connection with the Senior Finance Documents shall only be effective:

(a)	if delivered personally or by overnight courier, when left at the relevant address;

(b)	if by way of fax, when received in legible form; or

(c)

if by way of letter, when it has been left at the relevant address or 10 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

29.3.2

Any communication or document to be made or delivered to an Agent shall be effective only when actually received by that Agent and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided under Clause 29.2 (Addresses) (or any substitute department or officer as that Agent shall specify for this purpose).

29.3.3

All notices to an Obligor shall be sent through a Facility Agent or the Intercreditor Agent (but always with a copy to the Intercreditor Agent). All notices from an Obligor under the Senior Finance Documents shall be sent to the Intercreditor Agent who shall distribute them to the Senior Secured Creditors.

29.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 29.2 (Addresses) or changing its own address or fax number, the Intercreditor Agent shall notify the other parties.

29.5	Electronic communication

29.5.1

Any communication to be made between an Agent and a Lender or between an Agent and another Agent under or in connection with the Senior Finance Documents may be made by electronic mail or other electronic means, if that Agent and the relevant Lender or Agent:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

29.5.2

Any electronic communication made between an Agent and a Lender or another Agent shall be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to an Agent or by an Agent to another Agent only if it is addressed in such a manner as the relevant Agent shall specify for this purpose.

29.6	Electronic supply of materials

(a)

The Company shall (and shall ensure that each other Obligor shall), unless otherwise requested by the Intercreditor Agent, provide to the Intercreditor Agent all information, documents and other materials that such Obligor is obligated to furnish to the Intercreditor Agent pursuant to the Senior Finance Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Advance or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under any Senior Finance Document prior to the scheduled date therefor, (iii) provides notice of any Default under any Senior Finance Document, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of any Senior Finance Document and/or any Advance or other extension of credit hereunder or (v) initiates or responds to legal process (all such non-excluded information being referred to herein collectively as the “Communications”) by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Intercreditor Agent to each of michael.poon@sgcib.com, kenneth.choi@sgcib.com and sunny.lui@sgcib.com (or such other e-mail address or addresses designated by the Intercreditor Agent from time to time).

(b)

Each party hereto agrees that the Intercreditor Agent may make the Communications available to the any Senior Secured Creditor by posting the Communications on IntraLinks or another relevant website, if any, to which such Senior Secured Creditor has access (whether a commercial, third-party website or whether sponsored by the Intercreditor Agent) (the “Platform”). Nothing in this Clause 29.6 shall prejudice the right of the Intercreditor Agent to make the Communications available to any Senior Secured Creditor in any other manner specified in this Agreement or any other Senior Finance Documents.

(c)

Each Senior Secured Creditor agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Senior Secured Creditor for purposes of this Agreement and the other Senior Finance Documents. Each Senior Secured Creditor agrees (i) to notify the Intercreditor Agent in writing (including by electronic communication) from time to time to ensure that the Intercreditor Agent has on record an effective e-mail address for such Senior Secured Creditor to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(d)

Notwithstanding Clause 29.6(e) below, each party hereto agrees that any electronic communication referred to in this Clause 29.6 shall be deemed delivered upon the posting of a record of such communication (properly addressed to such party at the e-mail address provided to the Intercreditor Agent) as “sent” in the e-mail system of the sending party or, in the case of any such communication to the Intercreditor Agent, upon the posting of a record of such communication as “received” in the e-mail system of the Intercreditor Agent; provided that if such communication is not so received by the Intercreditor Agent during the normal business hours of the Intercreditor Agent, such communication shall be deemed delivered at the opening of business on the next Business Day for the Intercreditor Agent.

(e)

Each party hereto acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Communications and the Platform are provided “as is” and “as available”, (iii) none of the Intercreditor Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Intercreditor Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Intercreditor Party expressly disclaims liability for errors or omissions in any Communications or the Platform and (iv) no representation or warranty of any kind, express, implied or statutory, including any representation or warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Intercreditor Party in connection with any Communications or the Platform.

29.7	English language

29.7.1	Any notice given under or in connection with any Senior Finance Document must be in English.

29.7.2

All other documents provided under or in connection with any Senior Finance Document must be in English or, if not in English, and if so required by the relevant Agent, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a constitutional, statutory or other official document.

30.	CALCULATIONS AND CERTIFICATES

30.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Senior Finance Document, the entries made in the accounts maintained by a Senior Secured Creditor are prima facie evidence of the matters to which they relate.

30.2	Certificates and Determination

Any certification or determination by a Senior Secured Creditor of a rate or amount under any Senior Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3	Day count convention

Any interest, commission or fee accruing under a Senior Finance Document shall accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (where due in US dollars) and 365 days (where due in HK dollars).

31.	PARTIAL INVALIDITY

If, at any time, any provision of the Senior Finance Documents is or becomes illegal, invalid, or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

32.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Senior Secured Creditor, any right or remedy under the Senior Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Senior Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

33.	INTERCREDITOR ARRANGEMENTS

33.1	Notices of Required Decisions

33.1.1

If, at any time, a matter requiring a Decision comes to the notice of a Senior Secured Creditor, that Senior Secured Creditor shall promptly inform the Intercreditor Agent and, where relevant, its Facility Agent in writing.

33.1.2

If, at any time, a matter requiring a Decision comes to the notice of the Intercreditor Agent, the Intercreditor Agent shall promptly notify in writing each Facility Agent (and, after the occurrence of a Hedging Voting Right Event in relation to any Hedging Counterparty that is continuing, that Hedging Counterparty) of that matter specifying:

(i)

whether the matter concerns a Fundamental Term and, if not, which Senior Secured Creditors may vote in respect of the Decision and the aggregate Voting Entitlement required for the Decision to be made;

(ii)	the date and time by which the Intercreditor Agent requires receipt of all votes in respect of the Decision (the “Decision Date”); and

(iii)	following a Hedging Voting Right Event, the identity of the relevant Hedging Counterparty.

33.2	Notice of Votes

Each Senior Secured Creditor shall copy notice of its vote to the Intercreditor Agent, to each Facility Agent and each Hedging Counterparty notified by the Intercreditor Agent pursuant to Clause 33.1.2(iii) (Notices of Required Decisions).

33.3	Decisions under the Senior Finance Documents

Subject to the other provisions of this Agreement, the exercise of any right, power, discretion or determination which has been delegated to the Intercreditor Agent under the Senior Finance Documents (save for any such right, power, discretion or determination to be exercised by any such party for its own account) shall require the consent or agreement of the Required Lenders provided that the Intercreditor Agent may exercise any such right, power, discretion or determination (including giving instructions to the Security Agent) without requiring any Decision which the Intercreditor Agent, acting reasonably, considers is a minor, administrative or technical matter which does not adversely affect the rights of the Senior Secured Creditors under the Senior Finance Documents.

33.4	Restrictions On Remedies

Subject to this Clause 33 (Intercreditor Arrangements), no Senior Secured Creditor may, at any time:

33.4.1

set off, or purport to set off, at any time, any amount owing to it under the Senior Finance Documents against any amount payable by it to an Obligor (except that any Hedging Counterparty may net off between transactions under a single Hedging Agreement);

33.4.2

take any action or commence any legal proceedings of whatsoever nature against an Obligor under or in respect of a Senior Finance Document to which that Obligor is a party including taking any steps or legal proceedings for the winding-up, dissolution or administration of any of the Obligors or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of any of the Obligors or of any or all of its assets or revenues; or

33.4.3	foreclose on, or enforce or seek an order of the court to enforce all or any of the Security.

33.5	Notice of Default

33.5.1	If any Lender has actual knowledge of a Default which has occurred, it shall so advise the Intercreditor Agent and, where relevant, its Facility Agent in writing.

33.5.2

If any Facility Agent has actual knowledge, or has received notice, of a Default which has occurred, it shall so advise the Intercreditor Agent and, where relevant, each Lender in its Lending Group in writing.

33.5.3

If the Intercreditor Agent has actual knowledge, or has received notice, of a Default which has occurred, it shall notify each Facility Agent and each Hedging Counterparty in writing and, in the case of an Event of Default, it shall issue a notice under Clause 33.1 (Notices of Required Decisions) in respect of that Event of Default.

33.6	Application of Enforcement Proceeds

Following the delivery of an Enforcement Notice, all Enforcement Proceeds paid to the Intercreditor Agent in accordance with the Deed of Appointment and Priority shall be applied by it (together with any other payments received by it pursuant to Clause 26.1.2 (Payments under the Senior Finance Documents)) in the following order:

(i)

first, in payment of all costs and expenses incurred by or on behalf of the Intercreditor Agent in connection with such enforcement or recovery and which have been certified, in writing, as having been incurred by the Intercreditor Agent;

(ii)

second, in payment pro rata of all costs and expenses incurred by or on behalf of the Facility Agents in connection with such enforcement or recovery and which have been certified, in writing, as having been incurred by the Facility Agent seeking recovery;

(iii)

third, in payment pro rata of all amounts paid by the Senior Secured Creditors under Clause 23.15 (Indemnity to Intercreditor Agent) of the Common Terms Agreement but which have not been reimbursed by the Company;

(iv)

fourth, in payment pro rata of all amounts paid by the Hotel Facility Lenders under clause 15.3 (Indemnity to Hotel Facility Agent) of the Hotel Facility Agreement or the Project Facility Lenders under clause 15.3 (Indemnity to Project Facility Agent) of the Project Facility Agreement or the Revolving Credit Facility Lenders under clause 15.3 (Indemnity to Revolving Credit Facility Agent) of the Revolving Credit Facility Agreement or the Additional Lenders under the equivalent provisions of the Additional Lender Facility Agreement in respect of indemnities to the Additional Lender Agent but which, in each case, have not been reimbursed by the Company;

(v)

fifth, in payment pro rata of all costs and expenses incurred by or on behalf of each Senior Secured Creditor in accordance with the Senior Finance Documents in connection with such enforcement and which have been certified, in writing, as having been incurred by the Senior Secured Creditor seeking recovery;

(vi)	sixth, in payment pro rata of all accrued and unpaid fees owing to the Agents under the Senior Finance Documents;

(vii)	seventh, in payment pro rata of all accrued and unpaid fees and commissions due to the Lenders under the Senior Finance Documents;

(viii)	eighth, in payment pro rata of all accrued but unpaid interest (including default interest) due under the Facility Agreements and all sums due under the Hedging Agreements;

(ix)	ninth, in payment pro rata of all principal instalments due under the Facility Agreements;

(x)	tenth, in payment pro rata of all other amounts owing to the Senior Secured Creditors due and payable under the Senior Finance Documents; and

(xi)	eleventh, in payment of the surplus (if any) to the Security Agent in accordance with the Deed of Appointment and Priority or to its order,

provided that, following the giving of any notice by the Intercreditor Agent pursuant to sub-clause 19.2.2 of Clause 19.2 (Remedies following an Event of Default), the amounts referred to in paragraphs (viii) and (ix) above shall rank pari passu.

33.7	Representations and Warranties

On the Second Amendment Signing Date and on the Effective Date, each Senior Secured Creditor party hereto represents and warrants to the other Senior Secured Creditors Party hereto that:

33.7.1	it is duly organised and validly existing under the laws of the jurisdiction in which it is incorporated;

33.7.2	it has power to enter into and has duly authorised the execution, delivery and performance of this Agreement;

33.7.3	the obligations expressed to be assumed by it hereunder are legal and valid obligations binding on it and enforceable against it in accordance with the terms hereof; and

33.7.4	it is not the beneficiary of any Liens in respect of any Financial Indebtedness owed to it by the Company other than under the Senior Finance Documents.

33.8

The provisions of this Clause 33 (Intercreditor Arrangements) are for the sole benefit of the Senior Secured Creditors and may be waived or amended without the consent or agreement of the Company provided there is no increase in the liability of the Company as a result.

34.	AMENDMENTS AND WAIVERS

34.1	Amendment and waiver of common terms

Subject to Clause 25.6 (Benefit) and to Clause 34.2 to Clause 34.4 below, any term of, or matter dealt with under, this Agreement and any other Senior Finance Document may be amended, waived or supplemented with the agreement of the Company and/or the other Obligors which are a party to that Senior Finance Document and/or, as the case may be, the Required Lenders.

34.2	Amendment and waiver of Facility Agreements

Subject to Clause 34.3 and Clause 34.4 below, any term of, or matter dealt with under, a Facility Agreement may be amended, waived or supplemented with the agreement of the Company and/or, as the case may be, the required Senior Secured Creditors as specified in that Facility Agreement.

34.3	Amendment and waiver of Fundamental Terms

A Fundamental Term may only be amended or waived by agreement between the Obligors which are a party to the Senior Finance Document which contains that Fundamental Term and each Lender (and, in the case of the provisions referred to in paragraphs (a), (b), (f), (g), (h), (i) and (j) of the definition of Fundamental Term, each Hedging Counterparty).

34.4	Amendment and waiver affecting Agents

An amendment or waiver of any term of the Senior Finance Documents which relates to the rights and/or obligations of any Agent may not be effected without the prior written consent of that Agent.

35.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

36.	LANGUAGE

The English language shall be the only official and recognised language of this Agreement. If for any reason a translation of this Agreement is required, such translation shall in the event of any dispute be secondary to the original English version which shall take precedence.

37.	GOVERNING LAW

This Agreement shall be governed by English law.

38.	JURISDICTION

38.1	Jurisdiction of English courts

38.1.1

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”).

38.1.2	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly they shall not argue to the contrary.

38.1.3

This Clause 38.1 is for the benefit of the Senior Secured Creditors only. As a result, no Senior Secured Creditor shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law and the Senior Finance Documents, the Senior Secured Creditors may take concurrent proceedings in any number of jurisdictions.

38.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Company:

38.2.1	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

38.2.2	agrees that failure by a process agent to notify the Company of the process shall not invalidate the proceedings concerned.

39.	CONFIDENTIALITY

Subject to Clause 40 (Gaming Authorities), each of the Senior Secured Creditors agrees to keep confidential all non-public information of a proprietary or confidential nature provided to it by any Obligor pursuant to this Agreement provided that nothing herein shall prevent any Senior Secured Creditor from disclosing any such information:

(a)	to any other Senior Secured Creditor, or any Affiliate thereof that is bound by confidentiality obligations;

(b)	to any other Person pursuant to Clause 21.8 (Disclosure of Information) or clause 18.9 (Disclosure of Information by Security Agent) of the Deed of Appointment and Priority;

(c)	to any of its or its Affiliates’ employees, directors, agents, auditors, attorneys, accountants and other professional advisors who or that is bound by confidentiality obligations;

(d)	upon the request or demand of any Governmental Authority having jurisdiction over it;

(e)

in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Legal Requirement or the rules of any stock exchange on which the shares or other securities of such Senior Secured Creditor or any Affiliate thereof are listed or by any other competent supervisory or regulatory body;

(f)	if required to do so in connection with any litigation or similar proceeding;

(g)	that has been publicly disclosed other than in breach of this Clause; or

(h)	in connection with the exercise of any remedy hereunder or under any other Senior Finance Document.

40.	GAMING AUTHORITIES

Each of the Senior Secured Creditors agrees to cooperate, having regard to its internal procedures and policies, with the reasonable requests of any and all gaming authorities in connection with the administration of their regulatory jurisdiction over the Company or any Obligor, to the extent not inconsistent with any applicable legal, regulatory or contractual restrictions (including any duties of confidentiality) or the terms of the Senior Finance Documents, provided that the Senior Secured Creditors are indemnified for any cost, loss or liabilities incurred in connection with such cooperation.

SCHEDULE 1

THE LENDERS AND HEDGING COUNTERPARTIES

Part A

Hotel Facility Lenders

As set out in the Lender List.

Part B

Project Facility Lenders

As set out in the Lender List.

Part C

Revolving Credit Facility Lenders

As set out in the Lender List.

Part D

Hedging Counterparties

Banc of America Securities Asia Limited

Deutsche Bank AG

Société Générale

SCHEDULE 2

CONDITIONS PRECEDENT

Part A

Conditions Precedent to the CP Satisfaction Date

THE CONDITIONS PRECEDENT SET OUT IN PART A OF THIS SCHEDULE 2 (CONDITIONS PRECEDENT) HAVE BEEN RECEIVED IN FORM AND SUBSTANCE ACCEPTABLE TO THE INTERCREDITOR AGENT OR OTHERWISE WAIVED.

1.	Project Documents

(a)	Receipt by the Intercreditor Agent and the Technical Adviser of:

(i)

a list setting out the title, date, parties and subject matter of each Project Document entered into as of the CP Satisfaction Date with a total contract price payable by the Company (or expected aggregate amount to be paid by the Company in the case of “cost plus” contracts) or which may otherwise involve liabilities, actual or contingent, in each case in an amount of less than USD5,000,000 or its equivalent; and

(ii)	a copy of any other Project Document and each Affiliate Agreement entered into as of the CP satisfaction Date duly executed by all parties thereto,

each certified by a Responsible Officer of the Company to be true, complete and up-to-date, the Project Documents and Affiliate Agreements to be in full force and effect, the Project Documents are consistent with the Project Budget, the Project Schedule and the Plans and Specifications and, in the case of each Affiliate Agreement, the transactions contemplated therein comply with the requirements of paragraph 10 of Part B of Schedule 5 (Covenants).

(b) (i)	Each Major Project Document has been duly authorised, executed and delivered by the parties thereto and duly filed, recorded, stamped and registered as necessary; and

(ii)

all conditions precedent to the effectiveness thereof (other than any such conditions relating to the occurrence of the CP Satisfaction Date) have been satisfied or waived in accordance with their respective terms and each such Major Project Document is in full force and effect accordingly.

(c)

The Notice to Proceed and the Prime Contractor’s Performance Bonds (in an aggregate amount of not less than USD45,722,399) have been duly issued in accordance with the terms of the Construction Contract.

2.	Senior Finance Documents

(a)	Receipt by the Intercreditor Agent of an original of each of the following Senior Finance Documents duly executed by the parties thereto:

(i)	each Facility Agreement;

(ii)	the Common Terms Agreement;

(iii)

each Security Document (in the case of any Operating Account referred to in paragraphs (b), (c) or (d) of the definition thereof or any Reinsurance, required to be entered into prior to the CP Satisfaction Date and, in the case of the Wong Consent, the Intercreditor Agent shall accept a notarised copy of such document in lieu of the original in satisfaction of the requirements in respect thereof under this paragraph 2(a)(iii));

(iv)	any other Senior Finance Documents (other than any Ancillary Finance Document) entered into prior to the CP Satisfaction Date; and

(v)	any other document entered into which the Intercreditor Agent and the Company agree prior to the CP Satisfaction Date to designate as a Senior Finance Document.

(b)	Each of the Ancillary Finance Documents has been duly executed by the parties thereto.

(c) (i)

Save in respect of the authorisation by the Macau SAR required to be given in accordance with the Land Concession Consent Agreement in relation to the Land Security Assignment and the notice required to be given to the Macau SAR in relation to the Assignment of Rights, each Senior Finance Document referred to in this paragraph 2 has been duly authorised, executed and delivered by such of the Obligors, the Performance Bond Provider and the other Major Project Participants as are party thereto and duly filed, notified, recorded, stamped and registered as necessary;

(ii)

all conditions precedent to the effectiveness thereof (other than any such conditions relating to the occurrence of the CP Satisfaction Date) have been satisfied or waived in accordance with their respective terms and each such Senior Finance Document (save as provided in this sub-paragraph (c)) is in full force and effect accordingly; and

(iii)

none of such of the Obligors, the Performance Bond Provider or the other Major Project Participants as is party to any such Senior Finance Document is or, but for the passage of time and/or giving of notice will be, in breach of any obligation thereunder.

3.	Advisers’ Reports and Certificates

Receipt by the Intercreditor Agent of the following reports and other documents and, in the case of each report, confirmed by the relevant adviser to be the final report prior to the CP Satisfaction Date:

(a)	the revised Technical Adviser’s report in relation to the Projects (including confirmation that the Projects constitute Category C projects under the Equator Principles);

(b)	the revised Insurance Adviser’s report in relation to the Insurances;

(c)	the revised Market Adviser’s report in relation to the Projects; and

(d)	the revised Financial Model in relation to the Projects.

4.	Approved List

Receipt by the Intercreditor Agent of a copy of the agreement between the GCLAs and the Company approving the Approved List.

5.	Due establishment, authority and certification

(a)

In relation to the Company, receipt by the Intercreditor Agent of a certificate in substantially the form set out in Part C (Form of Company’s Due Establishment CP Satisfaction Date Certificate) of this Schedule 2 signed by a Responsible Officer of the Company and which:

(i)	attaches a copy of the Company’s Governing Documents; and

(ii)

attaches a board resolution approving the execution, delivery and performance of the Transaction Documents to which it is a party and the terms and conditions thereof and authorising a named person or persons to sign such Transaction Documents and any document to be delivered by the Company pursuant to any Transaction Documents.

(b)

In relation to each of the Wynn Obligors and the other Major Project Participants (other than the Macau SAR and the Persons referred to in sub-paragraph 5(c) below), receipt by the Intercreditor Agent of a certificate signed by a Responsible Officer of each such Person in substantially the form set out in Part D (Form of Major Project Participant’s CP Satisfaction Date Certificate) of this Schedule 2 attaching copies of:

(i)	its Governing Documents; and

(ii)

a board resolution approving the execution, delivery and performance of the Transaction Documents to which it is a party and the terms and conditions thereof and authorising a named person or persons to sign such Transaction Documents and any document to be delivered by it pursuant thereto.

(c)

In relation to the issuer of the Prime Contractor’s Performance Bond and Banco Nacional Ultramarino, S.A. in its capacity as the Performance Bond Provider, party to the Performance Bond Facility Agreement and Second Ranking Finance Party (as defined in the Deed of Appointment and Priority), receipt by the Intercreditor Agent of evidence (which may comprise a copy of the relevant portion of such Person’s signature book or equivalent) confirming such Person’s approval of the execution, delivery and performance of the Transaction Documents to which it is party and authorisation of the Person or Persons who have signed such Transaction Documents on its behalf to do so.

6.	Project Documents and Permits

Receipt by the Intercreditor Agent of a certificate, in substantially the form set out in Part G (Form of Company’s CP Satisfaction Date Certificate) of this Schedule 2 (the “Company’s CP Satisfaction Date Certificate”) signed by a Responsible Officer of the Company and which, amongst other things:

(a)

certifies that copies of documents delivered in satisfaction of other conditions precedent in this Part A remain, save to the extent of any subsequent amendments made in accordance with the Senior Finance Documents, true, complete and up-to-date copies in full force and effect as at the CP Satisfaction Date;

(b)

attaches copies of any such amendments referred to in sub-paragraph (a) above and certifies that such copies are true, complete and up-to-date and in full force and effect as at the CP Satisfaction Date; and

(c)	confirms that:

(i)

all Permits described in Part A of Schedule 12 (Permits) shall have been issued and be in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by the CP Satisfaction Date) that could reasonably be expected to materially adversely modify any Permit, to revoke any Permit, to restrain or prevent the construction or operation of the Projects or otherwise impose adverse conditions on either Project or the financing contemplated under the Senior Finance Documents and all applicable appeal periods with respect thereto shall have expired;

(ii)

with respect to any of the Permits described in Part B of Schedule 12 (Permits), (i) each such Permit is of a type that is routinely granted on application and compliance with the conditions for issuance and (ii) the Company is not aware of any facts or circumstances which indicate that any such Permit will not be timely obtainable without undue expense or delay by the Company or the applicable Person, respectively, prior to the time that it becomes required; and

(iii)

all other Permits have been obtained or effected to the extent they are required as of the date of the certificate and, as far as the Company is aware, no reasonable basis exists for it to believe that the Permits which are not required at such date will not be obtained when they are required, and, in the case of the Permits described in Part A of Schedule 12 (Permits), attaching a copy of each such Permit (other than the Permit referred to in paragraph 8(iv) thereof, which it is acknowledged is comprised in the consent acknowledged by the Macau SAR Government in paragraph 3 of the Gaming Concession Consent Agreement).

7.	[Not used]

8.	Security

Receipt by the Intercreditor Agent of evidence that:

(a)

save in respect of the authorisation by the Macau SAR required to be given in accordance with the Land Concession Consent Agreement in relation to the Land Security Assignment and the notice required to be given to the Macau SAR in relation to the Assignment of Rights, each Security Document has been duly filed, notified, recorded, stamped and registered as necessary and all other actions necessary in the reasonable opinion of the Intercreditor Agent or the Security Agent to perfect the Security have been carried out; and

(b)	the Securities Account has been established in accordance with the Wynn Resorts Support Agreement and is fully funded as provided therein.

9.	Insurance

(a)

Receipt by the Intercreditor Agent of a certificate addressed to it from the Insurance Adviser in substantially the form set out in Part E (Form of Insurance Adviser’s CP Satisfaction Date Certificate) of this Schedule 2 certifying that all Construction Period Insurances required by the Senior Finance Documents to be in effect at the CP Satisfaction Date are in full force and effect and all premia (if any) due and payable as at the CP Satisfaction Date have been paid and the Secured Creditors have been named as co-insureds under those insurances in accordance with Schedule 7 (Insurance).

(b)

Receipt by the Intercreditor Agent of certified copies of all insurance policies, updates, cover notes or insurance slips then available in respect of Insurances then required to be maintained by the Company.

(c)

Receipt by the Intercreditor Agent of a Reinsurance Broker’s Letter of Undertaking from each of the brokers referred to in paragraph 2.2 of Schedule 7 (Insurance) through whom Reinsurances have been effected.

(d)	Receipt by the Intercreditor Agent of confirmation from the Licensor that:

(i)	the Insurances set out in Schedule 7 (Insurance) satisfy the insurance requirements set out in Section 8.01 of the IP Agreement; and

(ii)	the insurers with whom such Insurances are effected are acceptable to the Licensor.

10.	Accounts

Each of the Accounts specified in paragraph 1.1 of Schedule 6 (Accounts) has been established.

11.	Financials

Receipt by the Intercreditor Agent of:

(a)	pro forma statement of the Company’s assets and liabilities as at a date not more than one month prior to the CP Satisfaction Date; and

(b)

the most recent quarterly and annual financial statements of the type and in respect of the Persons specified in paragraph 1 of Part A of Schedule 5 (Covenants), together with certificates from a Responsible Officer of each such Person certifying such financial statements and stating that no material adverse change in the assets, liabilities, operations or financial condition of each such Person has occurred since the dates of the respective financial statements, except as otherwise provided in such certificate.

12.	Process agents

Where such appointment is required under any Senior Finance Document, process agent acceptance of its appointment by the Company and each of such of the other Obligors, the Performance Bond Provider and the other Major Project Participants as is party to such Senior Finance Document for the acceptance of legal proceedings.

13.	Specimen signatures

Receipt by the Intercreditor Agent of specimen signatures of all Responsible Officers of the Company who shall be issuing Advance Requests.

14.	Legal opinions

Receipt by the Intercreditor Agent of legal opinions from:

(a)	Mr Henrique Saldanha, Macanese legal adviser to the Senior Secured Creditors;

(b)	Mr Alexandre Correia da Silva, Macanese legal adviser to the Company;

(c)	Lovells, English legal advisers to the Company in relation to the Major Project Documents governed by English law and referred to in sub-paragraphs (c) and (d) of the definition thereof;

(d)	Lionel Sawyer & Collins, Nevada legal adviser to the Senior Secured Creditors;

(e)	Schreck Brignone, Nevada legal adviser to Wynn Resorts;

(f)	Mann and Partners, Isle of Man legal adviser to the Senior Secured Creditors;

(g)	Clifford Chance, Hong Kong SAR legal advisers to the Senior Secured Creditors;

(h)	Clifford Chance, English legal advisers to the Senior Secured Creditors;

(i)	Mallesons Stephen Jaques, Hong Kong SAR legal advisers to Leighton Contractors (Asia) Limited;

(j)	Mallesons Stephen Jaques, Hong Kong SAR legal advisers to China State Construction Engineering (Hong Kong) Limited;

(k)	Ms Elisa Costa, Macanese legal adviser to China Construction Engineering (Macau) Company Limited;

(l)	Mallesons Stephen Jaques, Australian legal advisers to Leighton Holdings Limited;

(m)	Mallesons Stephen Jaques, Hong Kong SAR legal advisers to China Overseas Holdings Limited;

(n)	Skadden, Arps, Slate, Meagher & Flom LLP, New York legal advisers to the Company;

(o)	Mr Leonel A. Alves, Macanese legal adviser to Banco Nacional Ultramarino, S.A.; and

(p)	Mr Leonel A. Alves, Macanese legal adviser to Companhia de Seguros de Macau, S.A.,

or, save in the case of sub-paragraphs (a), (b), (g), (h), (n), (o) and (p), such other lawyers or law firms as may be reasonably acceptable to the Intercreditor Agent.

15.	Fees and expenses

Receipt by the Intercreditor Agent of evidence that:

(a)	all taxes, fees and other costs payable in connection with the execution, delivery, filing, recording, stamping and registering of the documents referred to in this Part A; and

(b)

all fees, costs and expenses due to the Secured Creditors (including all amounts payable pursuant to any Fee Letter) and their advisers under the Senior Finance Documents on or before the CP Satisfaction Date, have been paid or shall be paid out of the proceeds of the Initial Advance (to the extent that such amounts have been duly invoiced).

16.	Performance Bond

Receipt by the Intercreditor Agent of evidence that the Concession Contract Performance Bond has been issued under the Performance Bond Facility as required by Article 61 of the Concession Contract.

17.	Concession Contract

(a)	Receipt by the Intercreditor Agent of evidence that:

(i)	the capital requirement under Article 15 of the Concession Contract has been complied with;

(ii)	the procedural requirements under Article 16 of the Concession Contract relevant to the creation of security over shares have been complied with;

(iii)

the Company has notified the Macau SAR regarding the Facilities and the Security granted in favour of the Secured Creditors and produced copies of the Senior Finance Documents to the Macau SAR pursuant to Articles 34(2) and (3) of the Concession Contract;

(iv)

expenditure of the total Project Costs referred to in the Project Budget which will be included in the calculation of the investment amount of MOP 4 billion will cause the Company to satisfy the requirement under the Concession Contract of expending MOP 4 billion within seven years after the date of the Concession Contract;

(v)	legislation has been enacted by the Macau SAR which provides for casino operators such as the Company to be the grantors of credit to casino patrons;

(vi)

the letter agreements dated 1 May 2002 between the Company and Banco Nacional Ultramasino and the Company and the Macau SAR in relation to the termination of the Concession Contract are of no force or effect; and

(vii)

each area in which any operation of casino games of chance or other forms of gaming will be carried out following the opening of the Original Project has been classified by the Macau SAR as a casino or gaming zone in accordance with article 9 of the Concession Contract.

(b)

Receipt by the Intercreditor Agent of copies of all documents submitted to the Macau SAR as required under Article 21 of the Concession Contract and evidence reasonably satisfactory to the Intercreditor Agent that approval of the Company’s delegation of management authority (including the appointment of the executive director, the scope of power of the executive director and term of authorisation) has been granted by the Macau SAR pursuant to Article 21 of the Concession Contract.

(c)	Receipt by the Intercreditor Agent of a letter from Macau SAR in relation to the granting of extension of time for completion of the Projects from 31 December 2006.

18.	Land and Land Concession Contract

Receipt by the Intercreditor Agent of evidence that:

(a)	the Land Concession Contract is registered with the Macau Real Estate Agency;

(b)	the Land Concession Contract has been published in the Official Bulletin; and

(c)

the amount payable to Sociedade de Empreendimentos Nam Van S.A.R.L. for the surrendering by Sociedade de Investimento Imobiliario Hang Keng Van, S.A.R.L., Sociedade de Investimento Imobiliario Lok Keng Van, S.A.R.L. and Sociedade de Investimento Imobiliario Hei Keng Van, S.A.R.L. of their respective interests in the land registered with the Macau Real Estate Registry with registration numbers 22322, 22324 and 22325 does not exceed MOP 140,000,000.

19.	Auditors

Receipt by the Intercreditor Agent of evidence that the Company has appointed the Auditors and the Auditors have accepted such appointment.

20.	Continued Appointment of Advisers

The Insurance Adviser and the Technical Adviser have been appointed to act after the Signing Date in accordance with a scope of work as agreed by the Company and the Intercreditor Agent.

21.	No Material Adverse Effect

Receipt by the Intercreditor Agent of a certificate, in substantially the form of the Company’s CP Satisfaction Date Certificate, from the Company confirming that, as at the CP Satisfaction Date, no Material Adverse Effect has occurred and is continuing nor could reasonably be expected to occur.

22.	Projections

Receipt by the Intercreditor Agent of Projections for the Company for the period from 1 July 2007 to 31 December 2008 and which:

(a)	demonstrate compliance with paragraph 1 of Part B of Schedule 5 (Covenants);

(b)	otherwise comply with the requirements of paragraph 2(c) of Part A of Schedule 5 (Covenants).

23.	Litigation

Receipt by the Intercreditor Agent of a certificate, in substantially the form of the Company’s CP Satisfaction Date Certificate, from the Company confirming that no action, suit, proceeding or investigation of any kind shall have been instituted or, to the Company’s knowledge, threatened, including actions or proceedings of or before any Governmental Authority, to which the Company, either Project or, to the knowledge of the Company, any other Obligor, the Performance Bond Provider or other Major Project Participant, is a party or is subject, or by which any of them or any of their properties or either Project are bound, in each case, that could reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any reasonable basis for any such action, suit, proceeding or investigation and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding if the same reasonably could be expected to have a Material Adverse Effect.

24.	Project Budget

Receipt by the Intercreditor Agent at or prior to the Expansion Signing Date of a budget in the form of Schedule 13 (Form of Project Budget) which:

(a)	includes such other information and supporting data as any of the Senior Secured Creditors or the Technical Adviser may reasonably require; and

(b)

demonstrates, without taking account of any amount of Net Operating Cashflow in excess of the Base Net Operating Cashflow Amount, any amount of Contingent Equity, any amount of Contingent Subordinated Funding or any amount of the Contingent Debt Facilities, no Forecast Funding Shortfall.

25.	Project Schedule

Receipt by the Intercreditor Agent at or prior to the Expansion Signing Date of a schedule for construction and completion of the Projects in the Agreed Form which demonstrates that Substantial Completion will occur and the Opening Conditions specified in paragraph (a) of the definition thereof will have been satisfied on or before the following dates in respect of the Original Project, the Expansion and each phase of the Expansion specified:

Original Project	31 December 2006

Area 4	18 August 2007

Area 5	10 November 2007

Expansion	10 January 2008

26.	Schedule of Values

Receipt by the Intercreditor Agent of the “Expansion Project Schedule of Values” submitted and approved in accordance with section 5.1 of the Construction Contract and the “Original Project Schedule of Approved Values” (each as defined in the Construction Contract).

27.	Representations and Warranties

Receipt by the Intercreditor Agent of a certificate, in substantially the form of the Company’s CP Satisfaction Date Certificate, from the Company confirming that the representations and warranties of:

(a)

the Company, each Wynn Obligor and the Licensor set forth in Schedule 4 (Representations and Warranties) or in any of the other Transaction Documents is true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date); and

(b)

to the Company’s knowledge, the Performance Bond Provider, any Obligor and each other Major Project Participant (in each case other than the Company, any Wynn Obligor or the Licensor) set forth in any of the Transaction Documents is true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date), unless the failure of any such representation and warranty referred to in this sub-paragraph (b) to be true and correct could not reasonably be expected to have a Material Adverse Effect.

28.	Plans and Specifications

The Company shall have delivered to the Technical Adviser or (on such terms as the Technical Adviser may reasonably require) made available to it in Hong Kong or Macau all plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of the Projects.

29.	PASA and IP Agreement

(a)

The PASA and PASA Direct Agreement have been entered into with Wynn Design & Development, LLC and the Intercreditor Agent has received such legal opinions, in form and substance reasonably satisfactory to it, concerning the entry by Wynn Design & Development, LLC into the PASA and PASA Direct Agreement, the efficacy thereof and such other matters as it may reasonably require.

(b)

The IP Agreement and IP Direct Agreement have been entered into with Wynn Resorts and Wynn Resorts Holdings, LLC as Licensor and the Intercreditor Agent has received such legal opinions, in form and substance reasonably satisfactory to it, concerning the entry by Wynn Resorts and Wynn Resorts Holdings, LLC into the IP Agreement and the IP Direct Agreement, the efficacy thereof and such other matters as it may reasonably require.

(c)	The Licensor has acceded to the Sponsors’ Subordination Deed in accordance with the terms thereof.

30.	Shareholder Reorganisation

(a)	Receipt by the Intercreditor Agent of a Substantial Shareholder’s Undertaking in form and substance satisfactory to it from each Substantial Shareholder (if any) as at the CP Satisfaction Date.

(b)	Receipt by the Intercreditor Agent of a Relevant Party’s Undertaking in form and substance satisfactory to it from each Relevant Party (if any) as at the CP Satisfaction Date.

(c)

Receipt by the Intercreditor Agent of evidence that, as at the CP Satisfaction Date, all shares in Wynn Holdings not legally and beneficially owned by Wynn International as at the Signing Date are either legally and beneficially owned by Wynn International or their original owners (direct and indirect) as at the Signing Date.

Part B

(I)	Conditions Precedent to each Advance under the Term Loan Facilities

1.	No Default

No Default shall have occurred and be continuing.

2.	Representations and Warranties

The representations and warranties contained in Schedule 4 (Representations and Warranties) which are repeated by the Company pursuant to Clause 17.2 (Timing) are true and correct in all material respects with reference to the facts and circumstances existing on the Advance Date.

3.	Sufficiency of Funds; Project Schedule Prior to the Expansion Opening Date

Solely with respect to the period prior to the Expansion Opening Date, certification by a Responsible Officer of the Company that it has sufficient Funds to achieve Substantial Completion of the Expansion.

4.	Advance Request and Certificate

Receipt by the Intercreditor Agent and the relevant Facility Agent of an Advance Request containing all attachments, exhibits and certificates required thereby, all appropriately completed and duly executed by a Responsible Officer of the Company, including:

(a)	solely with respect to the period prior to the Expansion Opening Date, a statement of the specific purposes to which each Advance shall be applied, including:

(i)

whether payment (or refinancing of payment) for Hotel Project Costs or other Project Costs, for general corporate purposes, for the Diamond Expansion, whether for variations to Project Works or otherwise permitted pursuant to paragraph 15 of Part B of Schedule 5 (Covenants) and, where for refinancing of payment the original source of funds for such payment; and

(ii)	a break down by Line Item of each such category of Project Costs supported:

(A)

in the case of any payment exceeding USD1,000,000 or its equivalent, to the reasonable satisfaction of the Intercreditor Agent, by invoices, receipts and other documentary evidence attached to the Advance Request; and

(B)

in the case of any progress payment claimed pursuant to the Construction Contract, to the reasonable satisfaction of the Intercreditor Agent, by the relevant approved “Application for Progress Payment” and “Contractor’s Certificate” (each as defined in the Construction Contract) and supporting documentary evidence delivered by the Prime Contractor in accordance with article V of the Construction Contract attached to the Advance Request;

(b)

solely with respect to the period prior to the Expansion Opening Date, insofar as any previous Advance was requested for the purpose of payments which, at the time of its Advance Date, were not yet payable, a statement of such payments made since the last Advance Request supported, in the case of any payment exceeding USD1,000,000 or its equivalent, to the reasonable satisfaction of the Intercreditor Agent, by invoices, receipts and other documentary evidence attached to the Advance Request; and

(c)	solely with respect to the period prior to the Expansion Opening Date, certification that each Advance is required for the purpose specified.

5.	Adviser’s Certificates

(a)

Solely during the period prior to the Expansion Opening Date, receipt by the Intercreditor Agent by not later than 3:00 p.m. on the fifth Business Day prior to the proposed Advance Date of a certificate from the Technical Adviser in substantially the form set out in Part F (Form of Technical Advisor’s Advance Certificate) of this Schedule 2 (the “Technical Adviser’s Advance Certificate”) certifying in connection with the Advance Request and any amendment thereto made pursuant to Clause 3.1 (Drawdown Conditions) that the Technical Adviser has no reason to believe that the current Project Schedule (being the Project Schedule delivered by the Company pursuant to paragraph 25 of Part A of this Schedule 2) is not accurate in all material respects;

(b)

Solely during the period prior to the Expansion Opening Date and with respect to any Advances to be utilised for the purpose of funding any Project Costs (excluding Project Costs related to the Diamond Expansion), receipt by the Intercreditor Agent by not later than 3:00 p.m. on the fifth Business Day prior to the proposed Advance Date of a certificate from the Technical Adviser in substantially the form of the Technical Adviser’s Advance Certificate certifying in connection with the Advance Request and any amendment thereto made pursuant to Clause 3.1 (Drawdown Conditions) that, to the best of its knowledge:

(i)

the Advances requested by the Company under the Term Loan Facilities are required prior to the date falling 30 days after the proposed Advance Date to make payments falling due or to refinance such payments previously made; and

(ii)

certifications and statements made by the Company in the Advance Request (as referred to in Part F (Form of Technical Adviser’s Advance Certificate) of this Schedule 2) and all attachments thereto are correct in all material respects.

6.	Recent Reports, Financial Statements and Other Information

(a)

Receipt by the Intercreditor Agent of each of the reports, financial statements and other information due pursuant to paragraphs 1 and 2 of Part A of Schedule 5 (Covenants) on or before the date of the Advance Request.

(b)	Solely during the period prior to the Expansion Opening Date, receipt by the Intercreditor Agent of the Technical Adviser’s Monthly Report due on or before the date of the Advance Request.

7.	Hedging

(a)

Receipt by the Intercreditor Agent of a copy (certified as being true and correct by a Responsible Officer) of each Hedging Agreement (and each confirmation thereunder) required to be entered into in accordance with the Hedging Arrangements.

(b)

The Company shall have delivered notice in respect of each Hedging Agreement to the counter-party thereto and the Security Agent shall have received an acknowledgement from each such counter-party, each such notice and acknowledgement being in the form required by clause 4 of the Debenture.

8.	Fees and Expenses

The Company shall have paid or arranged for payment out of the requested Advance of all fees, expenses and other charges then due and payable by it under the Senior Finance Documents or under any agreements between the Company and any of the Advisers (to the extent that such amounts have been duly invoiced).

9.	Major Project Documents

The Company shall have delivered to the Intercreditor Agent and the Technical Adviser promptly after mutual execution and delivery thereof:

(a)	a list setting out the title, date, parties and subject matter of each Major Project Document; and

(b)

a copy of any Major Project Document (other than any Resort Management Agreement) listed pursuant to subparagraph (a) above and requested in writing by the Intercreditor Agent or the Technical Adviser.

(II)	Conditions Precedent to each Advance under the Revolving Credit Facility

As set out in the Revolving Credit Facility Agreement.

(III)	Conditions Precedent to each Advance under the Additional Lender Facility

As set out in the Additional Lender Facility Agreement.

Part C

Form of Company’s Due Establishment CP Satisfaction Date Certificate

To:    [                    ] as Intercreditor Agent

Date: [        ]

Dear Sirs,

1.

We refer to the common terms agreement dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the financial institutions referred to therein as Senior Secured Creditors (the “Common Terms Agreement”). Terms defined in the Common Terms Agreement shall have the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

2.

This certificate is provided for the purposes of paragraph 5(a) (Due establishment and authority) and paragraph 13 (Specimen signatures) of Part A of Schedule 2 (Conditions Precedent) of the Common Terms Agreement.

3.	We hereby certify, as at the date of this certificate, that:

(i)	attached hereto as Annex 1 is a true and complete copy of the Governing Documents of the Company together with all amendments thereto;

(ii)

attached hereto as Annex 2 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company at a meeting on [date], at which a quorum was present and acting throughout, which resolutions have duly approved the execution, delivery and performance of the Transaction Documents to which the Company is a party and the terms and conditions thereof, duly authorised [names] to sign such Transaction Documents and any document to be delivered by the Company pursuant to any Transaction Documents (including Advance Requests), and such resolutions have not been revoked, modified, amended or rescinded and are in full force and effect. Except as attached hereto as Annex 2, no resolutions have been adopted by the Board of Directors of the Company in relation to the execution, delivery or performance of any of the Transaction Documents to which the Company is a party; and

(iii)	attached hereto as Annex 3 are the specimen signatures of all Responsible Officers of the Company who shall be issuing Advance Requests.

Yours faithfully,

Name: Responsible Officer for and on behalf of Wynn Resorts (Macau) S.A.

Attachments:

Annex 1	-	Governing Documents of the Company

Annex 2	-	Board resolutions of the Company

Annex 3	-	Specimen signatures of Responsible Officers

Part D

Form of Major Project Participant’s CP Satisfaction Date Certificate

To:    [                    ] as Intercreditor Agent

Date: [        ]

Dear Sirs,

1.

We refer to the common terms agreement dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the financial institutions referred to therein as Senior Secured Creditors (the “Common Terms Agreement”). Terms defined in the Common Terms Agreement shall have the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

2.	We hereby certify that:

(i)	attached hereto as Annex 1 is a true and complete copy of the Governing Documents of [Major Project Participant] together with all amendments thereto as of the date of this certificate; and

(ii)

attached hereto as Annex 2 is a true and complete copy of the resolutions duly adopted by our Board of Directors at a meeting on [date], at which a quorum was present and acting throughout, which resolutions have duly approved the execution, delivery and performance of the Transaction Documents to which we are a party and the terms and conditions thereof, duly authorised [names] to sign such Transaction Documents and have not been revoked, modified, amended or rescinded and are in full force and effect.

Yours faithfully,

Name: for and on behalf of [Major Project Participant]

Part E

Form of Insurance Adviser’s CP Satisfaction Date Certificate

To:    [                    ] as Intercreditor Agent

Date: [        ]

1.

We refer to the common terms agreement dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the financial institutions referred to therein as Senior Secured Creditors (the “Common Terms Agreement”). Terms defined in the Common Terms Agreement shall have the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

2.	This certificate is provided for the purpose of paragraph 9(a) (Insurance) of Part A of Schedule 2 (Conditions Precedent) of the Common Terms Agreement.

3.

We hereby certify that, as at the date of this certificate, all Construction Period Insurances required by the Senior Finance Documents to be in effect are in full force and effect and all premia (if any) due and payable as at such date have been paid and the Secured Creditors have been named as co-insureds under those insurances in accordance with Schedule 7 (Insurance) of the Common Terms Agreement.

Yours faithfully,

Name: for and on behalf of [Insurance Adviser]

Part F

Form of Technical Adviser’s Advance Certificate

To:    [                    ] as Intercreditor Agent

Date: [        ]

Dear Sirs,

1.

We refer to the common terms agreement dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the financial institutions referred to therein as Senior Secured Creditors (the “Common Terms Agreement”). Terms defined in the Common Terms Agreement shall have the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

2.

This certificate is provided for the purposes of paragraph 5 (Adviser’s Certificates) and paragraph 9 (Major Project Documents) of sub-section I of Part B of Schedule 2 (Conditions Precedent) of the Common Terms Agreement and relates to the Advance Request [and the amendment thereto, each][1] dated on or about the date of this certificate.

3.	We hereby certify, as at the date of this certificate, that:

(i)	we have no reason to believe that the current Project Schedule is not accurate in all material respects;

(ii)

to the best of our knowledge, the Advances requested by the Company are required prior to the date falling 30 days after the proposed Advance Date to make payments in respect of Project Costs falling due in such period or to refinance such payments previously made;

(iii)

to the best of our knowledge, all certifications and statements made by the Company in paragraphs 4(ii), 4(iv), 4(viii), 4(ix), 5 and 6 of the Advance Request to which this certificate relates, and all attachments relevant thereto, are correct in all material respects; [and]

(iv)	[Substantial Completion has been achieved in respect of the Original Project and the Expansion and we agree with the estimate of Final Completion Costs provided to the Intercreditor Agent.][2]

Yours faithfully,

Name: for and on behalf of [Technical Adviser]

[1]	Delete if no amendment made.
[2]	In the case of Advances in respect of Final Completion Costs.

Part G

Form of Company’s CP Satisfaction Date Certificate

To:    [                    ] as Intercreditor Agent

Date: [        ]

Dear Sirs,

1.

We refer to the common terms agreement dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the financial institutions referred to therein as Senior Secured Creditors (the “Common Terms Agreement”). Terms defined in the Common Terms Agreement shall have the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

2.

This certificate is provided for the purposes of paragraph 6 (Permits), paragraph 21 (No Material Adverse Effect), paragraph 23 (Litigation) and paragraph 27 (Representations and Warranties) of Part A of Schedule 2 (Conditions Precedent) of the Common Terms Agreement.

3.	We hereby certify, as at the date of this certificate, that:

(i)

copies of all documents referred to in Part A of Schedule 2 (Conditions Precedent) of the Common Terms Agreement and delivered by us to the Intercreditor Agent on or prior to the date of this certificate are and remain, save (in the case of any such documents delivered prior to the date of this certificate) to the extent of any amendments made subsequent to such delivery in accordance with the Senior Finance Documents, true, complete and up-to-date copies of such documents in full force and effect as at the date of this certificate;

(ii)	attached hereto as Annex 1 are true, complete and up-to-date copies of the amendments referred to in sub-paragraph (i) above, each of which is and remains in full force and effect;

(iii)

attached hereto as Annex 2 are all Permits described in Part A of Schedule 12 (Permits) of the Common Terms Agreement which have been issued and are in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by the CP Satisfaction Date) that could reasonably be expected to materially adversely modify any Permit, to revoke any Permit, to restrain or prevent the construction or operation of the Projects or otherwise impose adverse conditions on either Project or the financing contemplated under the Senior Finance Documents and all applicable appeal periods with respect thereto have expired;

(iv)

with respect to any of the Permits described in Part B of Schedule 12 (Permits), (i) each such Permit is of a type that is routinely granted on application and compliance with the conditions for issuance and (ii) no facts or circumstances exist which indicate that any such Permit will not be timely obtainable without undue expense or delay by the Company or the applicable Person, respectively, prior to the time that it becomes required;

(v)

all other Permits have been obtained or effected to the extent they are required as of the date hereof and, as far as the Company is aware, no reasonable basis exists for it to believe that the Permits which are not required as of the date of this certificate will not be obtained when they are required;

(vi)	no Material Adverse Effect has occurred and is continuing nor could reasonably be expected to occur;

(vii)

no action, suit, proceeding or investigation of any kind has been instituted or, to the Company’s knowledge, threatened, including actions or proceedings of or before any Governmental Authority, to which the Company, either Project or, to the knowledge of the Company, any other Obligor or Major Project Participant, is a party or is subject, or by which any of them or any of their properties or either Project are bound, in each case, that could reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any reasonable basis for any such action, suit, proceeding or investigation and no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending nor been notified with respect to any action, suit or proceeding to the extent the same reasonably could be expected to have a Material Adverse Effect;

(viii)

the representations and warranties of the Company, each Wynn Obligor and the Licensor set forth in Schedule 4 (Representations and Warranties) of the Common Terms Agreement or in any of the other Transaction Documents are true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date); and

(ix)

to the Company’s knowledge, the representations and warranties of the Performance Bond Provider and each other Major Project Participant (in each case other than the Company, any Wynn Obligor or the Licensor) set forth in any of the Transaction Documents are true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date) unless the failure of any such representation and warranty to be true and correct could not reasonably be expected to have a Material Adverse Effect.

Yours faithfully,

Name: Responsible Officer for and on behalf of Wynn Resorts (Macau) S.A.

Attachments:

Annex 1	-	Amendments to Project Documents

Annex 2	-	Permits described in Part A of Schedule 12 (Permits)

SCHEDULE 3

FORM OF ADVANCE REQUEST

To:	[ ] as Intercreditor Agent [ ] as Hotel Facility Agent [ ] as Project Facility Agent
Date:	[ ]

Dear Sirs,

Advance Request No. [    ]

1.

We refer to the common terms agreement (the “Common Terms Agreement”) dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the financial institutions referred to therein as Senior Secured Creditors. Terms defined in the Common Terms Agreement shall have the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

2.	This is an Advance Request given pursuant to Clause 3 (Drawdown of Advances) of the Common Terms Agreement.

3.

We hereby give you notice that, upon the terms and subject to the conditions contained in the Common Terms Agreement and the Facility Agreements, we wish to borrow the following Advances under the following Facilities on [proposed Advance Date] (the “Proposed Advance Date”) to be applied towards the following purposes:

[USD/HKD] [amount] under [the [Tranche A/Tranche B/Tranche C/Tranche D][3] Facility of the [Hotel/Projects] Facility to be applied towards [specify purpose and break down Project Costs according to Line Item]

4.	We confirm that:

(i)

the above purposes and Advances comply with the permitted use of the Facilities under the Facility Agreements and Clause 5 (Purpose) of the Common Terms Agreement and that no part of the above Advances shall be applied otherwise than as mentioned in paragraph 3 above;

(ii)

each Advance is required for the purpose specified, the Project Costs to be paid (or in respect of which the payment therefor is to be refinanced) from the proceeds of each Advance have been incurred and paid or are due and payable, or will or the Company reasonably expects might be incurred and be due and payable, prior to the date falling 30 days after the Proposed Advance Date;

[3]	Delete as appropriate.

(iii)	proceeds of the above Advances requested under the [Hotel/Project][4] Facility shall be applied in the amounts specified towards [Hotel Project/Project Costs];

(iv)

the amount of the above Advances requested under the Hotel Facility, when aggregated with the amounts of all other Advances under the Hotel Facility, is no greater than the aggregate amount of all Hotel Project Costs incurred and paid or which will or the Company reasonably expects might be incurred and be due and payable by the Company on or before the date falling 30 days after the Proposed Advance Date;

(v)	each condition specified in Clause 2.2 (Conditions Precedent to each Advance) of the Common Terms Agreement is satisfied on the date of this Advance Request;

(vi)	we hereby certify that the Company has sufficient Funds to achieve construction completion of the Projects;

(vii)	since the CP Satisfaction Date, no Material Adverse Effect has occurred and is continuing nor could reasonably be expected to occur;

(viii)	[the following payments have been made in respect of Project Costs (excluding Project Costs related to the Diamond Expansion): [break down according to Line Item and attach supporting documents]].[5]

(ix)

since the last Advance Request, the following amounts have been paid in respect of payments for which an Advance has previously been requested but which were not yet payable at the time of its Advance Date:

Advance Request No.	Payment Description	Amount

5.

We attach, as required by paragraph 4 sub-section I of Part B of Schedule 2 (Conditions Precedent) of the Common Terms Agreement, documents substantiating the Project Costs (excluding Project Costs related to the Diamond Expansion) and payments referred to in paragraph 3 and sub-paragraph [4(viii)6 /4(ix)7] above.

6.	[For the period up to the Expansion Opening Date, we attach an updated Project Schedule.][8]

[4]	Repeat as required for each Facility.
[5]	Not required for Advances subsequent to the Initial Advance under the Term Loan Facilities.
[6]	Not required for Advances subsequent to the Initial Advance under the Term Loan Facilities.
[7]	Not required for the Initial Advance under the Term Loan Facilities.
[8]	As required.

7.	We attach signed but undated receipts for the Advances requested above and hereby authorise the Intercreditor Agent to date such receipts on the date such Advances are made.[9]

8.	The above Advances shall have a [first] Interest Period ending on [date].

9.	The [proceeds/specified amounts] of the above Advances should be credited to, respectively, the following Accounts:

[specify relevant Account and amount]

10.	We further confirm, without any personal liability on the part of our Responsible Officer signing this Advance Request, that:

(i)	no Default is continuing; and

(ii)

the representations and warranties contained in Schedule 4 (Representations and warranties) of the Common Terms Agreement which are repeated by the Company pursuant to Clause 17.2 (Timing) of the Common Terms Agreement are true and correct in all material respects with reference to the facts and circumstances existing on the date of this Advance Request.

Yours faithfully,

Name: [10]Responsible Officer for and on behalf of Wynn Resorts (Macau) S.A. Attachments: [list]

[9]	Each receipt must be numbered in series, the number corresponding to the number in the heading of the relevant Advance Request.
[10]

Each Advance Request must be signed by a Responsible Officer of the Company whose specimen signature has been delivered to the Intercreditor Agent pursuant to Clause 3.2.1 (Completion of an Advance Request).

SCHEDULE 4

REPRESENTATIONS AND WARRANTIES

1.	Organization

Each of the Obligors is duly organized, incorporated, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or limited liability company power and authority to:

(a)	carry on its business as now conducted;

(b)	own or hold under lease and operate the Properties it purports to own or hold under lease;

(c)	carry on its business as now being conducted and as now proposed to be conducted in respect of the Projects;

(d)	incur the Financial Indebtedness contemplated hereunder; and

(e)	execute, deliver and perform under each of the Transaction Documents to which it is a party and create any Lien on its Property contemplated thereunder.

2.	Authorization; No Conflict

2.1

Each of the Obligors has taken all necessary corporate or limited liability company action, as the case may be, to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Neither the execution, delivery or performance of each Transaction Document to which it is a party nor the consummation of the transactions contemplated thereby:

(a)	by each Obligor does or will contravene the formation or constitutional documents or any other material Legal Requirement then applicable to or binding on each such Obligor; or

(b)

does or will contravene or result in any breach or constitute any default under, or result in or require the creation or imposition of any Lien upon any of the Properties of any Obligor or under any security or agreement or instrument to which any Obligor is a party or by which it or any of its respective properties may be bound, except for Permitted Liens or as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.2

No consent or authorization or filing with, notice to or other act by or in respect of, any Governmental Authority or any Person is required in connection with the borrowings under the Senior Finance Documents or with the execution, delivery, performance, validity or enforceability of any of the Transaction Documents, except consents, authorisations, recordings, stampings, filings, registrations and notices described in the definition of ‘Required Filings’ in Clause 1.1 of this Agreement or Schedule 2 (Conditions Precedent) and Schedule 12 (Permits) (in the case of Schedule 2 (Conditions Precedent) and Schedule 12 (Permits) which consents, authorisations, registrations, filings and notices have, unless otherwise indicated on such schedule, been obtained or made and are in full force and effect) or, in the case of any Transaction Documents entered into after the date of the Initial Advance under the Term Loan Facilities, as have been obtained or made and are in full force and effect at the time this representation is deemed to be made (except consents, authorisations, recordings, stampings, filings, registrations and notices described in the definition of ‘Required Filings’ in Clause 1.1 of this Agreement or Schedule 2 (Conditions Precedent) and Schedule 12 (Permits) (in the case of Schedule 2 (Conditions Precedent) and Schedule 12 (Permits) which consents, authorisations, registrations, filings and notices have, unless otherwise indicated on such schedule, been obtained or made and are in full force and effect).

3.	Legality, Validity and Enforceability

3.1

Each of the Transaction Documents to which any of the Obligors is a party is a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, subject only to bankruptcy and similar laws and principles of equity.

3.2	None of the Transaction Documents to which any of the Obligors is a party has been amended or modified except in accordance with this Agreement.

3.3	No Obligor has entered into any additional contracts in contravention of the terms of any Senior Finance Document.

4.	Compliance with Law and Permits

Each Obligor is in compliance in all material respects with all material Legal Requirements (including all material Environmental Laws) and Permits and no notices of any material violation of any Permit made or issued by or with a Governmental Authority relating to any of the Projects have been issued, entered or received by any such Obligor (and which violation is continuing).

5.	Permits

5.1

As of the Third Amendment Signing Date, there are no Permits of which the Company is aware or any material Permits, in each case, made or issued by or with a Governmental Authority that are required or will become required under existing Legal Requirements for the ownership, development, construction or financing of either Project, other than the Permits described in Schedule 12 (Permits).

5.2

All Permits have been obtained or effected to the extent they are required at the time this representation is deemed to be made and, as far as the Company is aware, no reasonable basis exists for it to believe that the Permits which are not required at such time shall not be obtained when they are required.

6.	Litigation

There are no pending or, to any Obligor’s knowledge, threatened actions, suits, proceedings or investigations of any kind, including actions or proceedings of or before any Governmental Authority, to which any Obligor is a party or is subject, or by which any of them or any of their Properties (including, without limitation, revenue) or either of the Projects is bound that, individually or collectively, could reasonably be expected to have a Material Adverse Effect nor is any Obligor aware of any reasonable basis for any such action, suit, proceeding or investigation.

7.	Financial Statements

The financial statements of the Obligors, delivered to the Intercreditor Agent pursuant to Clause 2.1 (Conditions Precedent to the CP Satisfaction Date) on or prior to the CP Satisfaction Date, were, and, in the case of financial statements to be delivered after the CP Satisfaction Date pursuant to paragraph 1 of Part A of Schedule 5 (Covenants) hereto, will be prepared in conformity with applicable GAAP and fairly present in all material respects the financial position of the entities described in such financial statements as of the respective dates thereof and the results of operations and cash flows of the entities described therein for each of the periods then ended subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. No such financial statement fails to disclose any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, required to be reflected therein.

8.	Security Interests

8.1

As of the Third Amendment Effective Date, save in respect of any Excluded Subsidiary or Excluded Project (in respect of which it is acknowledged that no Senior Secured Creditors have any Lien) and except for the obtaining of any consents or approvals, recording, filing, registration, giving of notice or other similar action as described in the definition of ‘Required Filings’ in Clause 1.1 of this Agreement or Schedule 2 (Conditions Precedent) and Schedule 12 (Permits) (in the case of Schedule 2 (Conditions Precedent) and Schedule 12 (Permits) which consents, authorisations, registrations, filings and notices have, unless otherwise indicated on such schedule, been obtained or made and are in full force and effect):

(a)

the security interests granted or purported to be granted to the Senior Secured Creditors pursuant to the Security Documents in the Project Security (i) (notwithstanding, without limitation, the Substitution) constitute as to Properties included in the Project Security existing on the date on which this representation is made or deemed to be made or repeated and, with respect to subsequently acquired Properties included in the Project Security, will constitute, a perfected security interest under all applicable law and/or the UCC and (ii) have, and, with respect to such subsequently acquired Properties, will have been perfected under all applicable law and/or the UCC, and grant the Senior Secured Creditors superior priority and rights in respect of the full amount of the Obligations over the rights of any third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, subject to the rights and priorities of Permitted Liens;

(b)

all such action as is necessary has been taken to establish, perfect and maintain the Senior Secured Creditors’ rights in and to the Project Security, including any obtaining of consents or approvals, recording, filing, registration, giving of notice or other similar action; and

(c)	each of the Security Documents is effective to create a legal, valid, binding and enforceable security interest in the Project Security described therein and proceeds and products thereof.

Each of the Obligors has properly delivered or caused to be delivered to the Security Agent all Project Security that requires perfection of the Lien and security interest described above by possession.

8.2

As of the Third Amendment Effective Date, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (a) the pledge or grant by the Obligors of the Liens purported to be created in favour of the Secured Creditors pursuant to any of the Security Documents, or (b) the exercise by the Security Agent, or any of the other Secured Creditors of any rights or remedies in respect of any Project Security (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by applicable law), except for registrations, filings, giving of notices or recordings contemplated by paragraph 8.1 of this Schedule 4 or as described in definition of ‘Required Filings’ in Clause 1.1 of this Agreement or Schedule 2 (Conditions Precedent) and Schedule 12 (Permits).

8.3

As of the Third Amendment Effective Date, except such as may have been filed in favour of the Security Agent as contemplated by paragraph 8.1 of this Schedule 4 or as set forth in Schedule 2 (Conditions Precedent) and Schedule 12 (Permits), no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Project Security is on file in any filing or recording office in the United States of America or elsewhere.

9.	No Existing Defaults

9.1	No Event of Default has occurred which is continuing.

9.2

None of the Obligors, or, to the Company’s knowledge, the Performance Bond Provider or any other Major Project Participant is in default under or with respect to any of its material Contractual Obligations under any of the Transaction Documents to which it is a party, which default (in the case only of a Major Project Participant other than an Obligor) could reasonably be expected to have a Material Adverse Effect.

10.	Taxes

10.1

Each of the Obligors has filed, or caused to be filed, all tax and informational returns that are required to have been filed by it in any jurisdiction and all such tax and informational returns are correct and complete in all material respects. Each of the Obligors has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent the same have become due and payable (other than (a) those taxes that it is contesting in good faith and by appropriate proceedings and (b) those taxes not yet due, provided that with respect to each of sub-paragraph (a) and (b) of this paragraph 10.1, it has established reserves therefor in amounts that are adequate for the payment thereof and are required by applicable GAAP).

10.2

None of the Obligors has incurred any material tax liability in connection with any of the Projects or the other transactions contemplated by the Transaction Documents which has not been disclosed in writing to the Intercreditor Agent, including as disclosed in the financial statements delivered to the Intercreditor Agent under this Agreement.

10.3	There are no Liens for Taxes on any of the Properties of any of the Obligors other than Liens permitted pursuant to paragraph 3(a) of Part B of Schedule 5 (Covenants) hereto.

11.	Business, Debt, Etc.

The Obligors have not conducted any business other than a Permitted Business and the Substitution. The Obligors have no place of business outside the Macau SAR except (in the case of the Company) as otherwise permitted under Part B of Schedule 5 (Covenants) or, in the case of any other Obligor, outside its jurisdiction of incorporation. No Obligor has any outstanding Financial Indebtedness other than (in the case of the Company) Permitted Financial Indebtedness or (in the case of any other Obligor) as permitted by the Senior Finance Documents to which it is a party.

12.	Environmental Laws

12.1

Each Obligor is in compliance with all applicable material Environmental Laws in all material respects and, so far as it is aware, there are no circumstances that could at any time be reasonably expected to prevent or interfere with such compliance.

12.2	No material Environmental Claim has been made which has not been fully discharged, released, satisfied or withdrawn.

12.3	So far as each Obligor is aware:

(a)

the Site does not contain any Hazardous Substances whose presence on the Site could reasonably be expected to affect the Company (or any other Obligor) or the Projects in a material and adverse manner; and

(b)	there are no antiquities or obstructions on the Site which could reasonably be considered likely to prevent or impede the carrying out of either Project in any material respect.

13.	Utilities

All material utility services (including, without limitation, gas, water and electrical interconnection) necessary for the Projects are or will be available at the Site as and when required.

14.	[Not used]

15.	Sufficiency of Funds

As of the first day of each Fiscal Quarter of the Company and as of each Advance Date, the Company together with each other Obligor has sufficient Funds to achieve construction completion of the Projects and satisfy any other existing or future liabilities, claims or other obligations of any kind.

16.	Sufficiency of Interests and Project Documents

16.1

The Company is the sole legal and beneficial owner of, and has good title to, or has a valid leasehold interest in, the land comprised in the Site, and each Obligor has good title to, or a valid license or leasehold interest in, all its Property, and, other than as provided by the Transaction Documents, none of its Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description (other than claims, liabilities, obligations, charges or restrictions that individually or in the aggregate could not reasonably be expected to materially interfere with the business or Property of the Company), or to any Lien except for Permitted Liens. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

16.2

The Intercreditor Agent has received a true, complete and correct copy of each of the Major Project Documents (excluding any Resort Management Agreements) in effect or required to be in effect as of the date this representation is made or deemed to be made (including all exhibits, schedules, disclosure letters, modifications and amendments referred to therein or delivered or made pursuant thereto, if any). Each Major Project Document (excluding any Resort Management Agreements) is in full force and effect, enforceable against the Persons party thereto in accordance with its terms, subject only to bankruptcy and similar laws and principles of equity.

16.3

All conditions precedent to the obligations of the respective parties (other than the Company or any other Obligor) under the Major Project Documents (excluding any Resort Management Agreements) have been satisfied or waived, except for such conditions precedent which by their terms cannot be met until a later stage in the construction or operation of the Projects, and the Obligors have no reason to believe that any such condition precedent which could reasonably be expected to have a Material Adverse Effect cannot be satisfied on or prior to the appropriate stage in the development, construction or operation of the Projects.

17.	Intellectual Property

Each Obligor owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. To each Obligor’s knowledge, no claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Obligor know of any valid basis for any such claim, except with respect to Intellectual Property (other than any Intellectual Property related to or otherwise associated with the Company’s use of the “Wynn” name), as could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. The use by the Company of the Intellectual Property related to or otherwise associated with the Company’s use of the “Wynn” name does not infringe on the rights of any Person. The use by the Company of Intellectual Property other than Intellectual Property related to or otherwise associated with the Company’s use of the “Wynn” name, does not infringe on the rights of any Person, which infringement, individually or collectively, could reasonably be expected to have a Material Adverse Effect.

18.	Projections

As of the Third Amendment Signing Date, the Projections:

(a)	are based on assumptions the Company believes to be reasonable as to all legal and factual matters material to the estimates set forth therein;

(b)	are consistent with the provisions of the Transaction Documents in all material respects (including paragraph 1 of Part B and paragraph 2(c) of Part A of Schedule 5 (Covenants));

(c)	set forth all material costs and expenses anticipated to be incurred; and

(d)	represent the Company’s views as to costs and expenses anticipated to be incurred in the manner contemplated by the Transaction Documents.

19.	Fees and Enforcement

Other than amounts that have been paid in full or will have been paid in full by the Third Amendment Effective Date, no fees or taxes, including stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity or enforceability of any of the Transaction Documents then in effect.

20.	ERISA

Either (a) there are no Plans or Multiemployer Plans for the Company or any member of the Controlled Group or (b) (i) the Company and each Commonly Controlled Entity have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each Plan and for contributions to any Multiemployer Plan; (ii) each Plan is in compliance in all material respects with the currently applicable provisions of ERISA and the Code; (iii) neither the Company nor any Commonly Controlled Entity has incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than liability or contributions for premiums due in the ordinary course). Assuming that the credit extended hereunder does not involve the assets of any employee benefit plan subject to Title I of ERISA sponsored, monitored or contributed by for the Company or any Commonly Controlled Entity, neither the execution of the Transaction Documents nor the consummation of the transactions contemplated thereby will involve a “prohibited transaction” with respect to any Plans within the meaning of section 406 of ERISA or section 4975 of the Code which is not exempt under section 408 of ERISA or under section 4975(d) of the Code.

21.	Subsidiaries and Beneficial Interest

21.1	The Company

(a)

As of the Third Amendment Effective Date, Mr Wong Chi Seng legally and beneficially owns 20,010 Class A Shares (as defined in the Governing Documents of the Company), representing 10% of the total issued share capital and 10% of the Voting Stock of the Company;

(b)

As of the Third Amendment Effective Date, Wynn HK, a company incorporated in the Hong Kong SAR, legally and beneficially owns 102,000 Class B Shares (as defined in the Governing Documents of the Company), representing 51% of the total issued share capital and 51% of the Voting Stock of the Company; and

(c)

As of the Third Amendment Effective Date, Wynn International, a company incorporated in the Isle of Man, legally and beneficially owns 78,000 Class C Shares (as defined in the Governing Documents of the Company), representing 39% of the total issued share capital and 39% of the Voting Stock of the Company.

21.2	Wynn HK

As of the Third Amendment Effective Date, Wynn Holdings, a company incorporated in the Isle of Man, legally and beneficially owns 99% and beneficially owns 1%, and Wynn International, as nominee of Wynn Holdings, legally owns 1%, of the total issued share capital of Wynn HK.

21.3	Wynn Holdings

As of the Third Amendment Effective Date, Wynn International legally and beneficially owns 100% of Wynn Holdings.

21.4	Wynn International

As of the Third Amendment Effective Date, Wynn Asia 2, a company incorporated in the Cayman Islands, legally and beneficially owns 100% of the total issued share capital of Wynn International.

21.5	Wynn Asia 2

As of the Third Amendment Effective Date, Wynn Asia, a company incorporated in the State of Nevada, legally and beneficially owns 100% of the total issued share capital of Wynn Asia 2.

21.6

Save as provided by the Security Documents or the Wong Option Agreement or as otherwise permitted by the Senior Finance Documents, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock issued by any Obligor (other than any Capital Stock in Wynn Asia 2). No Obligor has issued, or authorized the issuance of, any Disqualified Stock.

22.	Labour Disputes and Acts of God

22.1

Neither the business nor the Properties of any Obligor, nor, to the knowledge of each Obligor, any other Major Project Participant, is affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty or other event of force majeure, that could reasonably be expected to have a Material Adverse Effect.

22.2

There are no strikes, lockouts, stoppages, slowdowns or other labour disputes against any Obligor pending or, to the knowledge of each Obligor, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of each Obligor have not been in violation of any applicable Legal Requirement dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from each Obligor on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of such Obligor.

23.	Liens

Except for Permitted Liens, none of the Obligors have secured or agreed to secure any Financial Indebtedness by any Lien upon any of their present or future revenues or other Properties or Capital Stock. None of the Obligors have outstanding any Lien or obligation to create Liens on or with respect to any of their Properties (including, without limitation, revenues), other than Permitted Liens and as provided in the Security Documents.

24.	Title

Save, in the case of any such Property which, pursuant to the Security Documents, is expressed to be subject only to the floating charge granted pursuant to the Floating Charge, to the extent such floating charge has not been consolidated and the absence of such title could not reasonably be expected to have a Material Adverse Effect, each of the Obligors owns and has good, legal and beneficial title to the Property upon which it purports to grant Liens pursuant to the Security Documents, free and clear of all Liens, except Permitted Liens.

25.	Project Schedule

Solely during the period prior to the Expansion Opening Date, the Project Schedule:

(a)

accurately specifies in summary form the work that the Company proposes to complete in each calendar quarter from the CP Satisfaction Date through Final Completion of the Projects, all of which the Company expects to be achieved;

(b)	is, to the Company’s knowledge, based on assumptions the Company believes to be reasonable as to all legal and factual matters material to the estimates set forth therein;

(c)	is consistent with the provisions of the Transaction Documents in all material respects;

(d)	has been and will (in the case of any update) be prepared in good faith and with due care; and

(e)	fairly represents the Company’s expectation as to the matters covered thereby as of its date or the date of its most recent update.

26.	Location of Accounts and Records

The Company’s (and each of its Subsidiaries’) books of accounts and records are located at the Company’s principal place of business in the Macau SAR.

27.	Solvency

Each Obligor is, and after giving effect to:

(a)	the incurrence of all Financial Indebtedness;

(b)	the use of the proceeds of such Financial Indebtedness (including, in the case of the Company, the use of proceeds of Advances made under the Senior Finance Documents); and

(c)	obligations being incurred in connection with the Transaction Documents,

will be and will continue to be Solvent.

28.	Plans and Specifications

The Plans and Specifications:

(a)	are, to the Company’s knowledge as of the Third Amendment Effective Date, based on assumptions that the Company believes to be reasonable as to all legal and factual matters material thereto;

(b)	are, and except to the extent permitted under paragraph 15 of Part B of Schedule 5 (Covenants) will be from time to time, consistent with the provisions of the Transaction Documents;

(c)	have been prepared in good faith with due care; and

(d)	are accurate in all material respects and fairly represent the Company’s expectations as to the matters covered thereby.

29.	No subsidiaries

Save as permitted hereunder, the Company has no subsidiaries and does not legally or beneficially own any Capital Stock in any Person.

30.	Pari Passu

The payment obligations under the Senior Finance Documents of each of the Obligors rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

31.	Insurance

The Company and each other Obligor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and in any event in accordance with

Schedule 7 (Insurance); and no Obligor has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect (other than as a result of general market conditions).

32.	Fiscal Year

The fiscal year of each of the Obligors ends on 31 December of each calendar year.

33.	Accuracy of Information, etc.

As of the Third Amendment Signing Date, or, in the case of the Information Memorandums, the respective dates thereof, no statement or information contained in each Information Memorandum or any other document, certificate or written statement furnished to any Secured Creditor, by or on behalf of any Obligor or the PASA Agent for use in connection with the transactions contemplated by any of the Senior Finance Documents, contained (when, in the case of any such document, certificate or written statement (other than the Information Memorandums), read as a whole with all such documents, certificates and written statements furnished on or prior to the Third Amendment Signing Date to such Senior Secured Creditor) any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. As of the Third Amendment Signing Date, or, in the case of the Information Memorandums, the dates thereof, the projections and pro forma financial information contained in the materials referenced above (including the Projections) are based upon good faith estimates and assumptions believed by management of the Obligors to be reasonable at the time made, it being recognized by the Senior Secured Creditors that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Third Amendment Signing Date, there are no facts known to any Obligor or the PASA Agent that could, individually or collectively, reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed in the Senior Finance Documents, in the Information Memorandums or in any other documents, certificates and written statements furnished to the Senior Secured Creditors for use in connection with the transactions contemplated by the Senior Finance Documents.

34.	Site and Site Easements

34.1	The Site, the material Site Easements and the current use thereof comply in all material respects with all applicable Legal Requirements and with all Insurance Requirements.

34.2

No Taking has been commenced or, to the Company’s knowledge, is contemplated with respect to all or any portion of the Site or the Site Easements or for the relocation of roadways providing access thereto except, in each case, as could not, individually or collectively, reasonably be expected to have a Material Adverse Effect.

34.3

There are no current, pending or, to the knowledge of the Company, proposed special or other assessments for public improvements or otherwise affecting the Site or the Site Easements, nor are there any contemplated improvements thereto that may result in such special or other assessments, in any case that could reasonably be expected to result in a material liability to the Company.

34.4

There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting the Site or the material Site Easements (other than those set forth in the Senior Finance Documents and the Land Concession Contract or arising by mandatory operation of law).

34.5

Except as could not, individually or collectively, reasonably be expected to have a Material Adverse Effect, no Project building or structure or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others.

35.	Affiliate Agreements

Each Affiliate Agreement in effect as of the date this representation is made or deemed to be made has been entered into on arm’s length terms and for full market value, in accordance with the Concession Contract and all other applicable Legal Requirements and otherwise in compliance with the terms hereof.

36.	Wynn Asia 2

As of the Third Amendment Effective Date, Wynn Asia 2 has not carried on any business other than holding shares in Wynn International, entering into the Senior Finance Documents as a Wynn Obligor, entering into all agreements that are necessary or desirable for the purpose of (i) maintaining its corporate status (including without limitation agreements for the appointment of lawyers and auditors), (ii) the Substitution and (iii) complying with its obligations under the Finance Documents (as defined in the Deed of Appointment and Priority) (including without limitation the appointment of process agents).

SCHEDULE 5

COVENANTS

Part A - Affirmative Covenants

The Company shall:

1.	Financial Statements - Furnish to the Intercreditor Agent and, in the case of the Wynn Resorts’ annual report referred to in sub-paragraph (a) below, each Facility Agent:

(a)

as soon as available, but in any event not later than the earlier of (i) 15 days after the filing with the SEC of Wynn Resorts’ annual report on Form 10-K (or successor form thereto) with respect to each Fiscal Year and (ii) 90 days after the end of each Fiscal Year, a copy of:

(i)	the audited balance sheets (on a consolidated basis) of:

(A)	Wynn Resorts; and

(B)	the Company,

as at the end of such Fiscal Year and the related audited statements of income and of cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by the Auditors and prepared (in the case of the Company) for the Restricted Group only and without taking account of any contribution from any amounts derived from or under (i) the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary; and

(ii)	the unaudited balance sheet, of:

(A)	Wynn Asia 2;

(B)	Wynn International; and

(C)	Wynn HK,

as at the end of such Fiscal Year and the related unaudited statements of income and of cash flows for such Fiscal Year, setting forth in each case in comparable form the figures for the previous Fiscal Year; and

(b)

as soon as available, but in any event not later than the earlier of (i) 15 days after the filing with the SEC of Wynn Resorts’ quarterly report on Form 10-Q (or successor form thereto) with respect to each of the first three Fiscal Quarters of each Fiscal Year and (ii) 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited (on a consolidated basis) balance sheets of:

(A)	Wynn Resorts;

(B)	Wynn Asia 2;

(C)	Wynn International;

(D)	Wynn HK; and

(E)	the Company,

as at the end of such quarter and the related unaudited statements of income and of cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year and prepared (in the case of the Company) for the Restricted Group only and without taking account of any contribution from any amounts derived from or under (i) the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary.

All such financial statements shall be fair in all material respects (in the case of financial statements delivered pursuant to sub-paragraph (b) of this paragraph 1, subject to normal year-end audit adjustments) and were prepared in accordance with applicable GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such Auditors or Responsible Officer, as the case may be, and disclosed therein).

2.	Certificates; Other Information - Furnish to the Intercreditor Agent:

(a)	concurrently with the delivery of any financial statements pursuant to paragraph 1 of this Part A:

(i)	a certificate of a Responsible Officer of the relevant Obligor certifying that the statement is fair in all material respects (subject, where relevant, to normal year-end audit adjustments);

(ii)

a certificate of a Responsible Officer of the relevant Obligor stating that, to the best of each such Responsible Officer’s knowledge, the Obligor during such period has observed or performed all of its material covenants and other agreements, and satisfied every material condition contained in the Senior Finance Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no actual knowledge of any Default except as specified in such certificate or in the equivalent certificate for such period issued pursuant to this sub-paragraph (a)(ii) by a Responsible Officer of another Obligor;

(iii)

when applicable, in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by the Obligors with the provisions of this Agreement as of the last day of the applicable Fiscal Quarter or Fiscal Year, as the case may be; and

(iv)	in the case of the Company:

(1)	a list of each of its accounts;

(2)	upon the reasonable request of the Intercreditor Agent, a copy of the bank statements for each such account for the preceding Fiscal Quarter; and

(3)

a certificate of a Responsible Officer of the Company setting out the amount(s) and details of any Permitted Financial Indebtedness, Subordinated Debt or Shareholder Loans (including, in each case, all terms and conditions thereof) made available to the Company during the preceding Fiscal Quarter;

(b)

for each calendar month during the period up to and including the first calendar month by which (1) Substantial Completion has been achieved and the Opening Conditions specified in paragraph (a) of the definition thereof have been satisfied in respect of the Original Project and (2) the Expansion Opening Date has occurred, deliver to the Facility Agents, the Technical Adviser and the Intercreditor Agent, within 45 days following the end of the relevant calendar month, a status report for the Original Project and the Expansion (the “Monthly Construction Period Report”) in form and substance substantially similar to the status reports delivered by the Company to the Intercreditor Agent prior to the Second Amendment Signing Date and thereafter, deliver to the Facility Agents and the Intercreditor Agent (acting on the instructions of the Lenders) such status reports as (and at such intervals which) the Lenders deem necessary;

(c)

30 days prior to the beginning of each Fiscal Year thereafter, detailed projections (each, together with the projections provided pursuant to paragraph 22 of Part A of Schedule 2 (Conditions Precedent), the “Projections”) of the Company and the Restricted Group for such Fiscal Year (or portion thereof from the Original Project Opening Date through the end of such Fiscal Year), including a projected balance sheet of the Company as of the end of such Fiscal Year and the related statements of projected cash flow and profit and loss and the detailed assumptions supporting such Projections and prepared on a consolidated basis for the Restricted Group and without taking account of any contribution from any amounts derived from or under (i) the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary and, no less frequently than quarterly, significant revisions, if any, of such Projections with respect to such Fiscal Year, which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Company stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect and which such Projections shall demonstrate compliance with paragraph 1 of Part B of this Schedule;

(d)

within 45 days after the end of each Fiscal Quarter after the Original Project Opening Date, a narrative discussion and analysis (the “Quarterly Operating Period Report”) in form and substance substantially similar to the narrative discussions and analyses delivered by the Company to the Intercreditor Agent prior to the Second Amendment Signing Date of the financial condition and results of operations of the Company and the Restricted Group for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year (or if the then current Fiscal Year is the Fiscal Year in which the Original Project Opening Date has occurred, from the Original Project Opening Date) to the end of such Fiscal Quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous Fiscal Year;

(e)

promptly, and in any event within ten Business Days after any Major Project Document or Affiliate Agreement is terminated (save upon expiration in accordance with its terms) or amended or any new Major Project Document or Affiliate Agreement is entered into (other than, in each case, any Resort Management Agreement), or upon becoming aware of any material default by any Person or the occurrence of any event under a Major Project Document or Affiliate Agreement (other than, in each case, any Resort Management Agreement) which, with the expiry of any grace period, the giving of notice or the making of any determination provided thereunder, or any combination of the foregoing, would give rise to a right to terminate (a “Termination Event”), a written statement describing such event with copies of such amendments or new Major Project Document or Affiliate Agreement (including, in the case of the latter, a certificate from a Responsible Officer confirming the transactions contemplated therein comply with the requirements of paragraph 10 of Part B of Schedule 5 (Covenants)) and, with respect to any such terminations or material defaults, an explanation of any actions being taken by the Company with respect thereto;

(f)

promptly, and in any event within 30 days of the end of each Fiscal Year, deliver to the Intercreditor Agent a certificate certifying that the insurance requirements of Schedule 7 (Insurance) have been implemented and are being complied with;

(g)

within twenty days after the Company receives actual notice of a Proceeding or Proceedings instigated or threatened in writing involving an alleged liability of, or claims against or affecting, the Company, Wynn HK, Wynn International, Wynn Asia 2 or any other Obligor equal to or greater than USD5,000,000 or its equivalent, deliver a schedule describing such Proceeding or Proceedings and promptly after request by the Intercreditor Agent, such other information as may be reasonably requested by the Intercreditor Agent to enable the Intercreditor Agent and its counsel to evaluate any of such Proceedings;

(h)	a copy of each written notice which is given under or pursuant to the Concession Contract or the Land Concession Contract by the Macau SAR to the Company promptly upon receipt of such notice;

(i)	at the same time as the giving of any written notice under or pursuant to the Concession Contract or the Land Concession Contract by the Company to the Macau SAR, a copy of such notice; and

(j)	promptly, such additional financial and other information as the Intercreditor Agent may from time to time reasonably request.

3.

Permits - Deliver to the Intercreditor Agent and (in the case of Permits made or issued by or with a Governmental Authority) the Technical Adviser promptly, but in no event later than 20 days after the receipt thereof by the Company, copies of:

(a)	all material Permits (including those specified in Part B of Schedule 12 (Permits)) that are obtained or entered into by the Company or any other Obligor after the Signing Date; and

(b)	any material amendment, supplement or other modification to any such Permit received by the Company or any other Obligor after the Signing Date.

4.	Plans and Specifications - Provide to the Technical Adviser copies of, and maintain at the Site, a complete set of the Plans and Specifications.

5.	Technical Adviser

5.1

Solely with respect to the Original Project and the Expansion, cooperate and cause the Prime Contractor and the PASA Agent to cooperate with the Technical Adviser in the performance of the Technical Adviser’s duties. Without limiting the generality of the foregoing, the Company shall and shall cause the Prime Contractor to:

(a)	communicate with and promptly provide all invoices, documents, plans and other information reasonably requested by the Technical Adviser relating to the work;

(b)	provide the Technical Adviser with access to the Site and, subject to required safety precautions and reasonable site management restrictions, the construction areas; and

(c)

solely in the case of the PASA Agent, provide the Technical Adviser with reasonable working space and access to telephone, copying and telecopying equipment at the Site (or such other location in reasonable proximity to the Site as the Projects near completion), and the Company shall take reasonable measures to otherwise facilitate the Technical Adviser’s review of the construction of the Projects and preparation of the certificates and reports required hereunder. The Company shall also maintain in Hong Kong or Macau a complete set and, promptly upon written request, provide the Technical Adviser with reasonable access to and copies of, each first tier Subcontract entered into by the Prime Contractor (or any other Contractor who is party to a Project Document entered into with the Company that is not subject to a fixed price) with a contract price (or expected aggregate amount to be paid in the case of “cost plus” contracts) in excess of USD500,000 or its equivalent.

5.2

Solely with respect to the Original Project and the Expansion, in addition to any other consultation required under this Agreement, following the end of each quarter, upon the request of the Intercreditor Agent, consult with any such Person regarding any adverse event or condition identified in any report prepared by the Technical Adviser.

6.

Management Letters - Deliver to the Intercreditor Agent a copy of any “management letter” or other similar communication received by the Company or any other Obligor from the Auditors in relation to the Company’s or any other Obligor’s financial, accounting and other systems, management or accounts.

7.

Governmental and Environmental Reports - Deliver to the Intercreditor Agent and the Technical Adviser copies of all material reports required to be filed by the Company or any other Obligor with any Governmental Authority in connection with the construction of the Projects.

8.

Payment of Obligations - To the extent not otherwise subject to valid subordination, standstill, intercreditor or similar arrangements, pay, discharge or otherwise satisfy (and ensure each other Obligor shall pay, discharge or otherwise satisfy) at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate (under the circumstances) proceedings and reserves in conformity with applicable GAAP with respect thereto have been provided on the books of the Company (and, where relevant, such other Obligor).

9.	Conduct of Business and Maintenance of Existence, etc.

(a)

Preserve, renew and keep in full force and effect (and ensure each other Obligor shall preserve, renew and keep in full force and effect) its corporate or limited liability company existence and remain a Subsidiary of Wynn Resorts;

(b)

take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary (and ensure each other Obligor shall take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary) in the normal conduct of its business, except to the extent that failure to do so could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; and

(c)	engage only in the businesses which are Permitted Businesses.

10.	Maintenance of Property; Leases; Insurance

10.1	Keep (and ensure each other Obligor shall keep) all material Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

10.2

Maintain (and ensure each other Obligor shall maintain) all material rights of way, easements, grants, privileges, licenses, certificates, and Permits necessary for the intended use of the Site and the Site Easements, except any such item the loss of which, individually or in the aggregate, could not reasonably be expected to materially and adversely affect or interfere with the Permitted Businesses or Property of the Company (or, as the case may be, any other Obligor).

10.3

Comply (and ensure each other Obligor shall comply) with the terms of each lease or other grant of rights in respect of land, including easement grants, so as to not permit any material uncured default on its part to exist thereunder, except, in each case, where non-compliance therewith could not reasonably be expected to materially and adversely affect or interfere with the Permitted Businesses or Property of the Company (or, as the case may be, any other Obligor).

10.4	At all times maintain in full force and effect:

(a)	the insurance policies listed in Schedule 7 (Insurance); and

(b)	such other insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business, and otherwise comply with Schedule 7 (Insurance).

10.5

Ensure that each other Obligor maintains insurances on and in relation to its business and assets and against those risks and to an extent (i) as is usual for companies carrying on the same or substantially similar business (ii) which is, where relevant, at least comparable to that required to be maintained by the Company and (iii) in respect of such insurances, is maintained on substantially the same terms and conditions (including in respect of any reinsurance or any assignment or grant of other Liens in favour of the Security Agent over or in respect thereof) as those set out in Schedule 7 (Insurance).

10.6

Preserve and protect (and ensure each other Obligor preserves and protects) the Liens created pursuant to the Security Documents and, if any Lien (other than Permitted Liens) is asserted against any of the Project Security, promptly give (and ensure each other Obligor promptly gives) the Intercreditor Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner reasonably satisfactory to the Intercreditor Agent.

11.	Inspection of Property; Books and Records; Discussions

(a)	Keep (and ensure each other Obligor shall keep) proper books of records and account in which full, true and correct entries in conformity with applicable GAAP and all Legal Requirements.

(b)

Subject to any Macau Gaming Laws restricting such actions and, where no Event of Default has occurred which is continuing, prior reasonable request and notice, procure (and ensure each other Obligor procures) that each of the Agents or their respective nominees and the Technical Adviser (each a “Relevant Person”) be allowed reasonable rights of inspection and access during normal business hours to the Site Facilities, the Projects, the Auditors and other Company and Obligor officers, the Company’s and each other Obligor’s accounting books and records and any other documents relating to the Projects as they may reasonably require, and so as not unreasonably to interfere with the operations of the Company or any Major Project Participant and to take copies of any documents inspected. Any information and documents made available for inspection by a Relevant Person pursuant to this paragraph shall be made available subject to customary confidentiality undertakings being executed by such Relevant Person.

(c)

For all expenditures with respect to which Advances under the Term Loan Facilities are made, the Company shall retain, until at least three years after delivery of the last report specified in paragraph 2(b) of this Part A for the Fiscal Year in which the last Advance was made under the Term Loan Facilities, all records and other documents evidencing such expenditures as are required hereunder to be attached to an Advance Request made in respect of any Term Loan Facility.

12.	Notices - Promptly give notice to the Intercreditor Agent of:

(a)	the occurrence of any Default;

(b)

unless already notified pursuant to paragraph 2(e) of this Part A, any notice of termination (other than expiration in accordance with the terms thereof), default or any Termination Event under any Major Project Document;

(c)

(i) any fact, circumstance, condition or occurrence at, on, or arising from, any of the Site or the Site Easements that results in non-compliance with any Environmental Law that has resulted or could reasonably be expected to result in a Material Adverse Effect, and (ii) any Environmental Claim pending or, to the Company’s or any other Obligor’s knowledge, threatened against the Company or any other Obligor or, to the Company’s or any other Obligor’s knowledge, pending or threatened against any Contractor or any Subcontractor arising in connection with its occupying or conducting operations on or in respect of the Projects, the Site or the Site Easements which could reasonably be expected to have a Material Adverse Effect;

(d)

any change in the Responsible Officers of the Company or any other Obligor, and such notice shall include a certified specimen signature of any new officer so appointed and, if requested by any Facility Agent or the Intercreditor Agent, evidence of the authority of such new Responsible Officer;

(e)	any proposed material change in (i) the nature or scope of either Project or (ii) the business or operations of the Company or any other Obligor;

(f)	any notice of any material schedule delay delivered under the Construction Contract and all remedial plans by the Prime Contractor and updates thereof;

(g)	any “Substantial Completion” certificates or notices thereof delivered under any Major Project Documents (including any Certificate of Substantial Completion or any notices of Substantial Completion);

(h)

any (i) default or event of default (or alleged default) under any Contractual Obligation of the Company or any other Obligor or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any other Obligor and any Governmental Authority, that in either case, could reasonably be expected to have a Material Adverse Effect;

(i)

upon any officer of the Company or any other Obligor obtaining knowledge thereof, the instigation or written threat of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Company or any other Obligor, or any Property of the Company or any other Obligor (collectively, “Proceedings”) not previously disclosed in writing by the Company to the Lenders that, in any case (i) is reasonably likely to give rise to a Material Adverse Effect or (ii) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions under the Transaction Documents, or any material development in any such Proceeding, in each case together with such other information as the Intercreditor Agent may reasonably require;

(j)

the following events, as soon as possible and in any event within 30 days after the Company or any other Obligor knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a material failure to make any required contribution to a Plan, the creation of any Lien in favour of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, the Company, any other Obligor or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(k)

solely during the period prior to the Expansion Opening Date, any event, occurrence or circumstance which reasonably could be expected to render the Company incapable of or prevent the Company from meeting any material obligation of the Company under the Construction Contract or the other Major Project Documents as and when required thereunder; and

(l)	any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this paragraph shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company and/or the relevant Obligor proposes to take with respect thereto.

13.	Environmental Laws; Permits

13.1

Inform the Intercreditor Agent promptly on becoming aware of any, or any anticipated, release, emission, discharge or disposal of any matter that might reasonably be expected to form the basis for any Environmental Claim.

13.2

Comply (and ensure each other Obligor complies) with all applicable Environmental Laws and Environmental Licences (save for any failure to comply that could not reasonably be expected to have a Material Adverse Effect).

13.3

Provide copies of any notices from any Governmental Agency of non-compliance with any material Environmental Law or Environmental Licence and any notices of any Environmental Claims to the Intercreditor Agent.

13.4	Deliver to the Intercreditor Agent:

(a)

any notice that any Governmental Authority may condition approval of, or any application for, any Permit held by the Company or any other Obligor on terms and conditions that are materially burdensome to the Company or any other Obligor, or to the operation of any of its businesses or any Property owned, leased or otherwise operated by the Company or any other Obligor in each case in a manner not previously contemplated; and

(b)

with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Intercreditor Agent in relation to any matters disclosed pursuant to this paragraph 13.

14.	Hedging

Comply with the Hedging Arrangements and not enter (and ensure no other Obligor enters into) into any other Swap Agreement or derivative transaction unless:

(a)	the Company is in compliance with the Hedging Arrangements; and

(b)

unless such arrangement is with a Lender which has executed a duly completed Hedging Counterparty’s Deed of Accession and Finance Party Accession Undertaking (also executed, in the case of the latter, by the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent) and promptly delivered by the Intercreditor Agent to the Security Agent) and is on the same terms as those comprised in the Hedging Arrangements, the counter-party thereto has no Lien or any right to share in any Lien over any Property of the Company.

15.	Additional Collateral, Discharge of Liens, etc.

15.1

With respect to any Property acquired by the Company or any other Obligor after the Signing Date as to which the Senior Secured Creditors do not have a perfected security interest, subject to compliance with applicable Macau Gaming Laws and restrictions on the grant of Liens permitted pursuant to paragraph 3 of Part B of this Schedule, promptly:

(a)

execute and deliver (and ensure each other Obligor executes and delivers) to the Intercreditor Agent such amendments to the Security Documents or execute and deliver such other documents as the Intercreditor Agent, acting reasonably, deems necessary or advisable to grant to the Senior Secured Creditors a security interest in such Property; and

(b)	take all actions necessary or advisable to grant to the Senior Secured Creditors a perfected first priority security interest in such Property (subject to Permitted Liens).

In addition to the foregoing, in the event any such Property acquired after the Signing Date consists of land or other Property with respect to which a recording or registration in the real property or other records of an appropriate jurisdiction is required or advisable in order to perfect a security interest therein, promptly (and, in any event, within 30 days following the date of such acquisition):

(i)

execute and deliver (and ensure each other Obligor executes and delivers) a mortgage, substantially in the form of the Mortgage (with such modifications, if any, as are necessary to comply with Legal Requirements that the Security Agent may reasonably request), such mortgage to be recorded in the real property records of the appropriate jurisdiction, or execute and deliver to the Security Agent for recording a supplement to the Mortgage, in either case pursuant to which the Company or other Obligor grants to the Senior Secured Creditors a Lien on such Property subject only to Permitted Liens; and

(ii)

execute and/or deliver (and ensure each other Obligor executes and/or delivers) such other documents or provide such other information in furtherance thereof as the Security Agent may reasonably request, including delivering documents and taking such other actions which would have been required pursuant to Clause 2 (Conditions Precedent) if such Property were part of the Project Security at the CP Satisfaction Date.

15.2	Notwithstanding anything to the contrary in this paragraph 15, sub-paragraph 15.1 shall not apply to:

(i)

any Property created or acquired after the Signing Date, as applicable, as to which the Intercreditor Agent has reasonably determined that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining or maintaining a perfected security interest therein;

(ii)

any Subconcession proceeds or any Property purchased with Subconcession proceeds (which is neither comprised in any Project nor necessary or desirable to ensure the full benefit of any Project to the Company);

(iii)

any works of art, antiquities, precious stones, precious metals or other similar assets (which are not of a type that will become affixed to the Site or the other Site Facilities such that the removal thereof could reasonably be expected to materially interfere with the ongoing ordinary course of operations of either Project);

(iv)

any Property comprised in or derived from Resort Management Agreements (which is neither comprised in any Project nor necessary or desirable to ensure the full benefit of any Project to the Company); or

(v)	stock or other ownership interests in Excluded Subsidiaries and Excluded Projects.

16.	Use of Proceeds and Revenues

16.1	Use the proceeds of each of the Facilities only for the purposes specified or allowed in this Agreement and the Facility Agreement relating to such Facility.

16.2

Ensure that all of its funds and those of any other Obligor and all other amounts received by it or any other Obligor (other than any Subconcession proceeds or amounts received by the Company in respect of any Excluded Subsidiaries or Excluded Projects or its entry into, or performance of its obligations under, any Resort Management Agreement) are deposited into any Account or combination of Accounts and otherwise in accordance with the provisions of this Agreement and that it and each other Obligor otherwise complies with Schedule 6 (Accounts).

17.	Compliance with Laws, Project Documents, etc.; Permits

17.1	Comply (and ensure each other Obligor complies) in all material respects with all material Legal Requirements and its Governing Documents.

17.2	Comply (and ensure each other Obligor complies), duly and promptly, in all material respects with its material obligations and enforce all of its material rights under all Project Documents, except:

(a)	in the case of Project Documents (other than the Major Project Documents) where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and

(b)	in the case of any Resort Management Agreement, where the failure to comply could not reasonably be expected to threaten the Concession Contract or the Land Concession Contract.

17.3

From time to time obtain, maintain, retain, observe, keep in full force and effect and comply (and ensure each other Obligor from time to time obtains, maintains, retains, observes, keeps in full force and effect and complies) in all material respects with the terms, conditions and provisions of all Permits made or issued by or with a Governmental Authority as shall now or hereafter be necessary under applicable laws.

17.4	Comply (and ensure each of its Affiliates and, where relevant, each Major Project Participant complies) with all Legal Requirements related to the Land Concession Contract and the Concession Contract.

18.

Pari Passu Ranking - Procure that the obligations of the Company and each other Obligor under the Senior Finance Documents do and shall rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

19.

Further Assurances - From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as any of the Intercreditor Agent or the Security Agent may reasonably request, for the purposes of implementing or effectuating the provisions of the Senior Finance Documents, or of more fully perfecting or renewing the rights of the Senior Secured Creditors with respect to the Project Security (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other Property acquired after the date of the Senior Finance Documents by the Company or any other Obligor which may be deemed to be part of the Project Security) pursuant to the Senior Finance Documents. Upon the exercise by the Intercreditor Agent, the Security Agent or any other Senior Secured Creditor of any power, right, privilege or remedy pursuant to any of the Senior Finance Documents which requires any consent, approval, notification, registration or authorisation of any Governmental Authority, the Company shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Intercreditor Agent, the Security Agent or such Senior Secured Creditor may reasonably be required to obtain from the Company or any other Obligor for such governmental consent, approval, notification, registration or authorisation.

20.

Diligent Construction of the Project - The Company shall take or cause to be taken all action, make or cause to be made all contracts and do or cause to be done all things necessary to construct the Projects diligently and in accordance with the relevant construction contracts, and the Plans and Specifications, the Project Schedule and the other Transaction Documents.

21.

Retainage Amounts - Withhold or cause to be withheld from each Contractor party to a Major Project Document such retainage from any payment to be made to such Contractor as is permitted by such Major Project Document.

22.	Preserving Project Security - Undertake and cause the other Obligors to undertake, all actions which are necessary or appropriate in the reasonable judgment of the Intercreditor Agent to:

(a)	maintain the Senior Secured Creditors’ respective security interests under the Security Documents in the Project Security in full force and effect at all times (including the priority thereof); and

(b)

preserve and protect the Project Security and protect and enforce the Company’s or, as the case may be, other Obligor’s rights and title and the respective rights of the Senior Secured Creditor to the Project Security,

including the making or delivery of all filings and registrations, the payments of fees and other charges, the issuance of supplemental documentation, the discharge of all claims or other liens other than Permitted Liens adversely affecting the respective rights of the Senior Secured Creditors to and under the Project Security and the publication or other delivery of notice to third parties.

23.	[Not used]

24.	Termination of Concession Contract - Notify the Intercreditor Agent promptly upon receiving:

(a)	notice of any consultations with the Macau SAR as contemplated by paragraph B1(c) of the Gaming Concession Consent Agreement in relation to any termination of the Concession Contract;

(b)	notice of any consultations with the Macau SAR as contemplated by paragraph C1 of the Land Concession Consent Agreement in relation to any termination or rescission of the Land Concession Contract;

(c)	notice of any negotiations with the Macau SAR pursuant to article 83 of the Concession Contract;

(d)	any notice from the Macau SAR pursuant to clause 3 of article 80 of the Concession Contract; or

(e)	any notice from the Macau SAR pursuant to clause 4 of article 80 of the Concession Contract,

and keep the Intercreditor Agent fully appraised thereof.

25.	Capital Expenditures

In respect of any:

(a)

contract to be entered into in respect of Capital Expenditure by any Obligor with a total contract price payable (or expected aggregate amount to be paid in the case of “cost plus” contracts) or which may otherwise involve liabilities, actual or contingent, in each case in an amount in excess of USD25,000,000 or its equivalent; or

(b)

series of contracts (whether related or not) entered into, or to be entered into, in respect of Capital Expenditure by any Obligor in any Fiscal Year which when taken together have a total contract price payable (or expected aggregate amount to be paid in the case of “cost plus” contracts) or which may otherwise involve liabilities, actual or contingent, in an aggregate amount in excess of USD25,000,000 or its equivalent, deliver to the Intercreditor Agent:

(1)

a certificate of a Responsible Officer of the Company certifying that it has sufficient Funds to achieve construction completion of the Projects and to pay the total contract price payable and satisfy any other existing or future liabilities, claims or other obligations of any kind under or in respect of the relevant contract to be entered into or otherwise; and

(2)	such other substantiating information and evidence in respect of the relevant contract or contracts that the Intercreditor Agent (acting on the instructions of any Lender) may reasonably require.

26.	Sufficiency of Funds

Ensure that it together with each other Obligor has, at all times, sufficient Funds to achieve construction completion of the Projects and satisfy any other existing or future liabilities, claims or other obligations of any kind.

27.	Additional Obligors

27.1

Procure that each of its and each other Obligor’s, direct or indirect, Subsidiaries (other than any Excluded Subsidiary) becomes an Obligor within 15 days of the formation, creation or acquisition of such Subsidiary. That Subsidiary shall become an additional Obligor if:

(a)	the Required Lenders approve the addition of that Subsidiary;

(b)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Obligor;

(c)	the Company is in compliance with the provisions of paragraph 27.3 below; and

(d)

the Intercreditor Agent has received (in form and substance satisfactory to the Intercreditor Agent) all of the documents and other evidence required by it in relation to the relevant Subsidiary including (without limitation):

(i)	accession by the relevant Subsidiary to the Sponsors’ Subordination Deed and the Wynn Pledgors’ Guarantee; and

(ii)

any other documentation and evidence required by the Intercreditor Agent to ensure that the relevant Subsidiary makes such representations and warranties and is subject to such obligations under the terms of the Senior Finance Documents and grants such Liens in respect of its Property, in each case, on such terms and by such instrument or combination of instruments, as the Intercreditor Agent deems necessary or desirable.

27.2

The Intercreditor Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence referred to in paragraph 27.1(d) above.

27.3

By not less than 10 Business Days’ prior written notice to the Intercreditor Agent, notify the Intercreditor Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an additional Obligor pursuant to paragraph 27.1.

27.4

Following the giving of any notice pursuant to paragraph 27.2 above, if the accession of such additional Obligor obliges the Intercreditor Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, promptly upon the request of the Intercreditor Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Intercreditor Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Intercreditor Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an additional Obligor.

Part B - Negative Covenants

The Company shall not directly or indirectly:

1.	Financial Condition Covenants

(a)

Leverage Ratio - Permit the Leverage Ratio as at the last day of any period of four full consecutive Fiscal Quarters ending on any Quarterly Date set forth below to exceed the ratio set forth below opposite such Quarterly Date:

Quarterly Date	Leverage Ratio
First Quarterly Date	3.75:1
Second Quarterly Date	4.00:1
Third and Fourth Quarterly Dates	4.25:1
Fifth Quarterly Date	4.50:1
Sixth Quarterly Date	4.75:1
Seventh, Eighth, Ninth, Tenth and Eleventh Quarterly Dates	5.00:1
Twelfth Quarterly Date	4.75:1
Thirteenth Quarterly Date	4.50:1
Fourteenth and Fifteenth Quarterly Dates	4.00:1
Sixteenth and Seventeenth Quarterly Dates	3.75:1
Eighteenth Quarterly Date and each Quarterly Date thereafter	3.50:1

provided that, for purposes of calculating EBITDA pursuant to this paragraph 1(a) for any period which is less than four full Fiscal Quarters, EBITDA shall be calculated on an annualised basis.

(b)	Interest Coverage Ratio - Permit the Interest Coverage Ratio for each period of four full consecutive Fiscal Quarters ending on each Quarterly Date to be less than 2.0:1 at any time.

2.	Limitation on Financial Indebtedness

2.1	Create, incur, assume or suffer to exist (or permit any other Obligor to create, incur, assume or suffer to exist) any Financial Indebtedness, except:

(a)

Financial Indebtedness of the Company created under any Senior Finance Document, the Performance Bond Facility, any Shareholder Loan, any Subordinated Debt or any Guarantee Obligations represented by the guarantee required to be issued pursuant to clause 7 of the Land Concession Contract;

(b)

Financial Indebtedness of the Company (including Capital Lease Obligations) secured by Liens permitted by paragraph 3 (l) of this Part B provided that any recourse in respect of such Financial Indebtedness is limited solely to the Property secured by such Liens;

(c)	Financial Indebtedness of the Company in an aggregate principal amount not to exceed USD10,000,000 or its equivalent at any time;

(d)

Financial Indebtedness of the Company incurred for the purpose of repaying the balance of the principal amount owing to all Lenders provided the Intercreditor Agent is satisfied that upon the incurrence of such Financial Indebtedness or immediately thereafter the Release Date (without reference to paragraph (b) of the definition of Release Date) will occur;

(e)

Financial Indebtedness of the Company created, incurred, assumed or suffered to exist during the period on and following the Expansion Opening Date provided that the Leverage Ratio as at the most recent Quarterly Date, if determined on a pro forma basis after giving effect to the creation, assumption or sufferance to exist of such Financial Indebtedness (when taken together with all such other Financial Indebtedness of the Company permitted pursuant to this paragraph 2.1(e)), would not exceed the ratio set forth opposite that Quarterly Date in paragraph 1(a);

(f)	Financial Indebtedness of the Company:

(i)	in an aggregate principal amount not to exceed USD50,000,000 or its equivalent;

(ii)

on terms no more favourable to any creditor than those to which the Revolving Credit Facility made available pursuant to the Revolving Credit Facility Agreement are subject (provided that such Financial Indebtedness will be tranched as agreed between the Company and all the creditors (A) between US dollars and Hong Kong dollars and (B) further tranched (if required) to address any requirements of any creditor for its participations thereunder to be applied solely to finance costs or other amounts unconnected with the operation of casino games of chance or other forms of gaming); and

(iii)

provided (x) each creditor has executed and delivered to the Intercreditor Agent a duly completed Additional Lender’s Accession Deed and Finance Party Accession Undertaking (also executed, in the case of the latter, by the Intercreditor Agent and all parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent) and promptly delivered by the Intercreditor Agent to the Security Agent), whereupon, provided the other conditions of this paragraph 2.1(f) have also been satisfied, such creditor shall become a party hereto as an Additional Lender and that creditor and each of the other parties hereto shall assume obligations towards, and acquire rights against, one another accordingly or (y) the Financial Indebtedness is otherwise on terms satisfactory to the Intercreditor Agent concerning the relationship between each creditor and the Senior Secured Creditors, including the exercise of rights against the Company and any other Obligor and the sharing and enforcement of the Security and any other liens over Property of the Company or any other Obligor;

(g)

Financial Indebtedness of a wholly owned Subsidiary of the Company which has become an Obligor pursuant to paragraph 27 of Part A of Schedule 5 (an “Obligor Subsidiary”) to any other Obligor Subsidiary or to the Company; and

(h)	other Financial Indebtedness approved in writing by the Intercreditor Agent,

(together, “Permitted Financial Indebtedness”).

3.	Limitation on Liens

Create, incur, assume or suffer to exist (or permit any other Obligor to create, incur, assume or suffer to exist) any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a)

Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company and the relevant Obligor in conformity with applicable GAAP;

(b)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceeding (such contest proceedings conclusively operating to stay the sale of any portion of the Project Security on account of such Lien);

(c)

pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation provided that if such pledges are being contested, appropriate reserves (determined in accordance with the applicable GAAP) are maintained on the books of the Company and the relevant Obligor;

(d)

deposits by or on behalf of the Company (or the Obligor) to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)

easements, rights-of-way, restrictions, encroachments and other similar encumbrances and other minor defects and irregularities in title, in each case incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company (or the Obligor);

(f)	Liens created pursuant to paragraph 15.2 of Part A of this Schedule 5;

(g)	Liens created pursuant to the Security Documents;

(h)

licenses of patents, trademarks and other intellectual property rights granted by the Company (or the Obligor) in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company (or the Obligor);

(i)	any attachment or judgment Lien not constituting an Event of Default;

(j)	Liens in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k)	any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Site and Site Easements;

(l)	Liens securing Financial Indebtedness of the Company incurred pursuant to paragraph 2.1(b) of this Part B to finance the acquisition of fixed or capital assets provided that:

(i)	such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets (or the refinancing of such Financial Indebtedness as otherwise permitted hereunder);

(ii)	such Liens do not at any time encumber any Property other than the Property (and proceeds of the sale or other disposition thereof) financed by such Financial Indebtedness; and

(iii)

the Property financed by such Financial Indebtedness is not of a type that will become affixed to the Site or the other Site Facilities such that the removal thereof could reasonably be expected to materially interfere with the ongoing ordinary course of operations of either Project;

(m)

Liens on cash deposited with, or held for the account of, the Company securing reimbursement obligations owing by the Company and permitted to be incurred by it pursuant to paragraph 2.1(c) above under performance bonds, guaranties, commercial or standby letters of credit, bankers’ acceptances or similar instruments or the guarantee required to be issued pursuant to clause 7 of the Land Concession Contract, granted in favour of the issuers of such performance bonds, guaranties, commercial letters of credit or bankers’ acceptances, so long as (i) any cash used as security for such reimbursement obligations is invested (if at all) in Permitted Investments only (to the extent the Company has the right to direct the investment thereof) and is segregated from the Company’s general cash accounts so that such Liens attach only to such cash and Permitted Investments and (ii) the amount of cash and/or Permitted Investments secured by such Liens does not exceed 110% of the amount of the Financial Indebtedness secured thereby (ignoring any interest earned or paid on such cash and any dividends or distributions declared or paid in respect of such Permitted Investments);

(n)

without prejudice to Schedule 6 (Accounts), Liens arising by reason of any netting or set-off arrangements entered into by the Company in the normal course of its banking arrangements and the standard account operating procedures of the bank for the purpose of netting debit and credit balances;

(o)

Liens arising under title transfer or retention of title arrangements entered into by the Company in the normal course of its trading activities on the counterparty’s standard or usual terms provided that such arrangements shall be limited to Property of an aggregate value not exceeding USD1,000,000 or its equivalent; and

(p)	other Liens approved in writing by the Intercreditor Agent.

4.	Limitation on Fundamental Changes

Enter (and ensure no other Obligor shall enter) into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that the Company may dispose of any of its Property in accordance with paragraph 5 of this Part B.

5.	Limitation on Disposition of Property

Dispose (and ensure no other Obligor shall dispose) of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or issue or sell any Capital Stock to any Person, except:

(a)

the Disposition for fair market value on arm’s length commercial terms in the ordinary course of business of any Property or obsolete or worn out Property or Property no longer used or useful in the business of the Company or the Obligor provided that such Disposition could not reasonably be expected to materially adversely affect either Project or any of the Project Security and either:

(i)

the Net Cash Proceeds from the disposal of all such Property (excluding shares in any Obligor) do not exceed in aggregate an amount equal to USD50,000,000 or its equivalent in any Fiscal Year when taken together with any other Net Cash Proceeds received by the Company or any other Obligor in respect of any Asset Sale in that Fiscal Year; or

(ii)

where such Net Cash Proceeds referred to in sub-paragraph (i) above exceed in aggregate an amount equal to USD50,000,000 or its equivalent in any Fiscal Year (when taken together with any other Net Cash Proceeds received by the Company or any other Obligor in respect of any Asset Sale in that Fiscal Year), such Net Cash Proceeds are reinvested within 12 months of receipt in assets used by the Company or any other Obligor in the conduct of its Permitted Business (and pending such reinvestment are deposited and retained in an Account) and, if such Net Cash Proceeds are not so reinvested within 12 months of receipt, are applied in mandatory prepayment of the Advances pursuant to paragraph 2 of Schedule 9 (Mandatory Prepayment);

(b)

the Disposition of cash (in each case in transactions otherwise permitted under this Agreement), Investments permitted pursuant to paragraph 8 of this Part B, inventory (in the ordinary course of business), receivables (in connection with the collection thereof and otherwise as customary in business activities of the type conducted by the Company) and cash or non-cash prizes and other complimentary items for customers customary in business activities of the type conducted by the Company;

(c)

the sale or issuance of the Company’s or any other Obligor’s Capital Stock (other than Disqualified Stock) to its direct Shareholders provided that such Capital Stock is fully paid upon such issuance (or, as the case may be, sale) and is subject to the Liens created under the Company Share Pledge or such other Liens created under the Senior Finance Documents with regard to such other Obligor’s Capital Stock;

(d)

the Company may enter into any leases or licences with respect to any space on or within the Site Facilities where the entry into of such leases or licences is permitted by the terms of the Senior Finance Documents;

(e)	any Property purchased using the Company’s Subconcession proceeds (which is neither comprised in any Project nor necessary or desirable to ensure the full benefit of any Project to the Company);

(f)

any Property associated with an Excluded Subsidiary or Excluded Projects (which is neither comprised in any Project nor necessary or desirable to ensure the full benefit of any Project to the Company);

(g)	any Property associated with Resort Management Agreements (which is neither comprised in any Project nor necessary or desirable to ensure the full benefit of any Project to the Company);

(h)	the incurrence of Liens permitted under paragraph 3 of this Part B;

(i)	any Event of Eminent Domain provided that the requirements of Schedule 9 (Mandatory Prepayment) are complied with in connection therewith;

(j)	subject to compliance with paragraph 17 of this Part B, the Company may enter into Subconcessions; or

(k)

any Disposition not falling within any of the preceding sub-paragraphs of this paragraph 5 made with the prior written consent of the Intercreditor Agent (such consent not to be unreasonably withheld).

6.	Limitation on Restricted Payments

6.1

(a)Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund (and ensure each other Obligor which is a Subsidiary of the Company shall not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund) for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company (including any Equity) or such other Obligor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or such other Obligor;

(b)

enter (and ensure each other Obligor which is a Subsidiary of the Company shall not enter) into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Company or such other Obligor to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock;

(c)

make any repayment of, or pay any interest on or other amount in respect of (and ensure each other Obligor shall not make any repayment of, or pay any interest on or other amount in respect of) the Performance Bond Facility or any other Subordinated Debt (including any Equity);

(d)	make any payment of IP Fees;

(e)	make any payment of Corporate Administrative Fees; or

(f)	take any action or make any payment permitted pursuant to, or in connection with any transaction permitted pursuant to, paragraph 10 of this Part B,

(collectively, “Restricted Payments”) except (i) to the extent constituting payment of any Restricted Payment by any wholly owned Subsidiary of the Company (other than any Excluded Subsidiary), which has become an Obligor pursuant to paragraph 27 of Part A of Schedule 5, to the Company or (ii) the Company may:

(i)

pay dividends, distributions or other payments if (A) permitted under paragraphs 6.2 or 17(d) of this Part B or (B) made using any amounts derived from or under (i) any Resort Management Agreement or (ii) any Excluded Project or Excluded Subsidiary;

(ii)	make payments permitted in accordance with the Deed of Appointment and Priority;

(iii)	pay Approved IP Fees and Approved Corporate Administrative Fees provided that, in each case, no Event of Default has occurred and is continuing or would result from such payment; and

(iv)

pay to any of its Affiliates the direct cost incurred by that Affiliate (excluding any administration charges, handling fees, mark-ups or any other fees, costs, charges or impositions of a similar nature levied, imposed or charged by that Affiliate) for the acquisition of any assets, or the procurement or any services, to be used by the Company in its Permitted Business.

6.2

At any time after the first Quarterly Date, the Company may declare and/or pay at the times set out in paragraph 6.3 of this Part B by way of dividend or other distribution or make other Restricted Payments, subject to compliance with applicable Legal Requirements and provided that all of the following conditions have been satisfied:

(i)

no Event of Default has occurred and is continuing or might reasonably be expected to occur as a result of the declaration and/or payment of such dividend or other distribution or Restricted Payment; and

(ii)

had such declaration, payment, distribution or other Restricted Payment been made immediately prior to the most recent Quarterly Date, the Company would, as at that Quarterly Date, still have been in compliance with paragraph 1 of Part B of this Schedule 5.

6.3

Any payment or making of dividends or other distribution or Restricted Payment under paragraph 6.2 of this Part B may be made once in each Fiscal Quarter (or such other date or with such other frequency as may be agreed by the Intercreditor Agent) provided that where such payment or making of dividends or other distributions or Restricted Payments is proposed to be made in the Fiscal Quarter immediately following the end of the previous Fiscal Year, that payment or making of dividends or other distributions or Restricted Payments shall be made after the date of prepayment of Advances under the Facilities in respect of Excess Cash Flow pursuant to paragraph 4 of Schedule 9 (Mandatory Prepayment).

6.4

The financial ratios set out in paragraph 6.2 of this Part B shall be tested by reference to the financial statements of the Company delivered pursuant to paragraph 1(a) of Part A of this Schedule 5 and/or each Compliance Certificate delivered pursuant to paragraph 2(a) of Part A of this Schedule 5.

7.	[Not used]

8.	Limitation on Investments

Make (and ensure that no other Obligor shall make) any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a)	Investments by the Company in any of its wholly owned Subsidiaries (other than any Excluded Subsidiary) which has become an Obligor pursuant to paragraph 27 of Part A of Schedule 5;

(b)

extensions of trade credit in the ordinary course of business (including, without limitation, advances to patrons of the Project casino and gaming operations consistent with ordinary course gaming operations) provided that such extensions are in compliance with all Legal Requirements;

(c)	Permitted Investments;

(d)	Investments made using any amounts derived from or under (i) the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary;

(e)

Investments in any Excluded Subsidiary or Excluded Project or any third party whose primary business is the development, construction, ownership and operation of hotel resorts and casinos, using the proceeds of any Advance under the Revolving Credit Facility made available pursuant to the Revolving Credit Facility Agreement;

(f)

loans and advances to employees of the Company in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount not to exceed USD5,000,000 or its equivalent at any one time outstanding;

(g)	Investments consisting of securities received in settlement of debt created in the ordinary course of business and owing to the Company or in satisfaction of judgments; and

(h)

in addition to Investments otherwise expressly permitted by this paragraph 8, so long as no Default shall have occurred and be continuing or would result therefrom and no Material Adverse Effect shall have occurred and be continuing or would result therefrom, Investments by the Company in an aggregate amount (valued at cost) not to exceed USD10,000,000 or its equivalent at any one time outstanding.

9.	Limitation on Optional Payments and Modifications of Governing Documents

(a)

Make or offer to make (and ensure no other Obligor makes or offers to make) any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Financial Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Company to make payments to such Derivatives Counterparty as a result of any change in market value of such Financial Indebtedness, other than the prepayment of (i) Financial Indebtedness incurred under the Senior Finance Documents in accordance with the terms of the Senior Finance Documents or (ii) Permitted Financial Indebtedness (excluding any Subordinated Debt); or

(b)

amend or modify, or permit the amendment or modification of (and ensure no other Obligor amends, modifies or permits the amendment or modification of) its Governing Documents in any manner adverse to any of the Secured Creditors (other than where such amendment or modification could not reasonably be expected to have a Material Adverse Effect).

10.	Limitation on Transactions with Affiliates

Enter (and ensure that no other Obligor shall enter) into any single transaction, or series of transactions, whether related or not (including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, the entry into of any contract or the amendment, novation, supplementation, extension or restatement of any existing contract) with any Affiliate of the Company unless:

(a) (i)

all amounts payable by any Obligor thereunder or in respect thereof have been subordinated in accordance with the Sponsors’ Subordination Deed and that Obligor and the relevant Affiliate counterparty to such transaction have acceded to the Sponsors’ Subordination Deed (in each case, on such terms and by such instrument or combination of instruments, as the Intercreditor Agent deems necessary or desirable) and such Obligor and the relevant Affiliate counterparty have delivered to the Intercreditor Agent a legal opinion, in form and substance satisfactory to the Intercreditor Agent, issued by legal counsel acceptable to the Intercreditor Agent (acting reasonably) or (in respect of a Macau SAR or Nevada incorporated Obligor or Affiliate counterparty) issued by (if that General Counsel is admitted, in accordance with all applicable Legal Requirements, to practise law in Macau SAR or Nevada, as the case may be) the General Counsel of Wynn Resorts (for such Nevada Obligor or Affiliate counterparty) or the General Counsel of the Company (for such Macau SAR Obligor or Affiliate counterparty), in each case in respect of such Person’s obligations under the Sponsors’ Subordination Deed;

(ii)

the relevant transaction is a genuine commercial transaction on terms that are not less favourable to the Company than those that might be obtained at the time in a comparable arm’s length transaction with Persons who are not Affiliates of the Company; and

(iii)	in respect of:

(1)

any transaction which has (or as a result of any amendment, novation, supplementation, extension or restatement of any existing contract would have) a total amount or contract price payable (or expected aggregate amount to be paid in the case of “cost plus” contracts) or which otherwise involves liabilities, actual or contingent, in an aggregate amount in excess of USD25,000,000 or its equivalent in any Fiscal Year; or

(2)

any series of transactions (whether related or not) which when taken together have (or as a result of any amendment, novation, supplementation, extension or restatement of any existing contract would have) a total amount or contract price payable (or expected aggregate amount to be paid in the case of “cost plus” contracts) or which otherwise involves liabilities, actual or contingent, in an aggregate amount in excess of USD25,000,000 or its equivalent in any Fiscal Year, deliver to the Intercreditor Agent:

(a)

a certificate of a Responsible Officer of the Company certifying that it has sufficient Funds to achieve construction completion of the Projects and to pay the total transaction price payable and satisfy any other existing or future liabilities, claims or other obligations of any kind under or in respect of the relevant transaction or transactions to be entered into or otherwise; and

(b)

such other substantiating information and evidence in respect of the relevant transaction or transactions that the Intercreditor Agent (acting on the instructions of any Lender) may reasonably require; or

(b)	the relevant transaction is between the Company and its wholly owned Subsidiary (other than any Excluded Subsidiary) which has become an Obligor pursuant to paragraph 27 of Part A of Schedule 5.

11.	Limitation on Sales and Leasebacks

Save as permitted pursuant to paragraph 5 of this Part B, enter (and ensure that no other Obligor shall enter) into any arrangement with any Person providing for the leasing by the Company or such other Obligor as lessee of Property which has been or is to be sold or transferred by the Company or such other Obligor to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Company or such other Obligor.

12.	Limitation on Changes in Fiscal Periods

Permit the Fiscal Year of the Company or any other Obligor to end on a day other than December 31 or change the Company’s or any other Obligor’s method of determining Fiscal Quarters.

13.	Limitation on Negative Pledge Clauses

Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability (and ensure that no other Obligor enters into or suffers to exist or become effective any agreement that prohibits or limits the ability) of the Company or any other Obligor to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations other than:

(a)	the Senior Finance Documents;

(b)	the Concession Contract;

(c)

any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and proceeds thereof); and

(d)	as required by applicable Legal Requirements.

14.	Limitation on Lines of Business

14.1	Enter (and ensure that no other Obligor enters) into any business activities, whether directly or indirectly, other than Permitted Businesses.

14.2

Establish (and ensure that no other Obligor establishes) any representative office other than (in the case of the Company) marketing offices or other place of business in a jurisdiction outside the Macau SAR or its place of incorporation unless (in the case of the Company) such office or place of business has been notified to the Intercreditor Agent, the requirements of paragraph 15 of Part A of this Schedule 5 have been satisfied in respect of any Property of the Company which may at any time be located in such jurisdiction within 30 days of such establishment and the Company has taken all such steps as may be required in such jurisdiction to perfect, maintain and protect the Security.

15.	Restrictions on Changes

15.1	Concession Contract and Land Concession Contract

Notwithstanding any other provision of this paragraph 15, agree to any amendment to or termination of, or assign, transfer, cancel or waive any of its rights under the Concession Contract or the Land Concession Contract without obtaining the prior written consent of the Intercreditor Agent (other than any mechanical or administrative amendments of which reasonable prior notice has been given and which could not reasonably be expected to be prejudicial to the Finance Parties required by any Macau Governmental Authority).

15.2	Permits and Other Contracts

15.2.1

Directly or indirectly enter into, amend, modify, terminate, supplement or waive a right or permit or consent to the amendment, modification, termination (except expiration in accordance with its terms), supplement or waiver of any of the provisions of, or give any consent or exercise any other discretion under (and ensure that no other Obligor directly or indirectly enters into, amends, modifies, terminates, supplements or waives a right or permits or consents to the amendment, modification, termination (except expiration in accordance with its terms), supplement or waiver of any of the provisions of, or gives any consent or exercises any other discretion under):

(a)	any Permit, the effect of which could reasonably be expected to have a Material Adverse Effect;

(b)	the Prime Contractor’s Completion Guarantee or the Prime Contractor’s Performance Bond; or

(c)

any Project Document, Major Project Document or other contract unless in the case of the Company or any of the Company’s wholly owned Subsidiaries which are members of the Restricted Group (1) it could not reasonably be expected to have a Material Adverse Effect and (2) in respect of any: (A) contract to be entered into with, or any existing contract which as a result of amendment, novation, supplementation, extension or restatement has, a total contract price payable (or expected aggregate amount to be paid in the case of “cost plus” contracts) or which has or may otherwise involve liabilities, actual or contingent, in each case in an amount in excess of USD25,000,000 or its equivalent in any Fiscal Year or (B) series of contracts (whether related or not) to be entered into, or any series of contracts (whether related or not) which has been entered into which as a result of amendment, novation, supplementation, extension or restatement would have, when taken together a total contract price payable (or expected aggregate amount to be paid in the case of “cost plus” contracts) or which has or may otherwise involve liabilities, actual or contingent, in each case in an amount in excess of USD25,000,000 or its equivalent in any Fiscal Year, the Company delivers to the Intercreditor Agent: (X) a certificate of a Responsible Officer of the Company certifying that it has sufficient Funds to achieve construction completion of the Projects and to pay the total contract price payable and satisfy any other existing or future claims, liabilities or other obligations of any kind under or in respect of the relevant contract to be entered into or otherwise and (Y) such other substantiating information and evidence in respect of the relevant contract that the Intercreditor Agent (acting on the instructions of any Lender) may reasonably require, without in each case obtaining the Intercreditor Agent’s prior written consent (which consent shall not be unreasonably withheld). Notwithstanding any of the foregoing, the Company may only take or, as the case may be, permit or consent to the taking of, any such action under or in respect of, or otherwise agree to any variation to the Project Works or the Plans and Specifications or any other variation to the Construction Contract without the prior written consent of the Intercreditor Agent where:

(1)	the actions or variations do not involve any extension of the Guaranteed Dates of Substantial Completion for the Original Project (beyond that effective prior to the variations); and

(2)	no Material Adverse Effect could reasonably be expected to result therefrom,

and the Intercreditor Agent has received a certificate from the Company signed by a Responsible Officer certifying that the conditions set out in sub-paragraphs (1) and (2) above have been satisfied.

15.2.2

Accept, agree or determine the achievement of or waive any requirement in respect of (or be deemed to have done any of the foregoing) or issue, accept, or be deemed to have confirmed any certificate or notice of “Original Project Substantial Completion” in respect of all or any part of the Original Project under article 12 of the Construction Contract without the written approval of the Intercreditor Agent (such approval not to be unreasonably withheld or, without prejudice to any other provision of this Agreement, delayed).

15.2.3	Reduce the level of Retainage Amounts withheld pursuant to section 5.6 of the Construction Contract or paragraph 21 of Part A of this Schedule 5 except in accordance with the Construction Contract.

15.2.4

Fail to withhold a sum equal to 100% of the costs reasonably estimated by the Company (and confirmed by the Technical Adviser) as necessary to complete “Original Project Punch List Items” or, as the case may be, “Expansion Project Punch List Items” (as defined in the Construction Contract) as Retainage Amounts pursuant to section 5.7 of the Construction Contract unless such retention is not permitted under applicable laws.

15.2.5	Accept any non-conforming “Work” (as defined in the Construction Contract) of a material nature unless the Company shall have complied with the requirements of paragraph 15.2.1 of this Part B.

15.2.6

Accept or agree to any increase in the “Original Project Contractor’s Fee” or the “Expansion Project Contractor’s Fee” (as defined in the Construction Contract) for any reason, except to the extent required pursuant to section 18.5 of the Construction Contract following compliance with paragraph 15.2.1 of this Part B or such increase is paid from the proceeds of additional Equity (other than any Equity required to be paid or advanced in accordance with the terms hereof).

16.	Limitation on Formation and Acquisition of Subsidiaries

Without the prior written consent of the Intercreditor Agent (such consent not to be unreasonably withheld), form, create or acquire (and ensure that no other Obligor forms, creates or acquires) any direct or indirect Subsidiary other than any Obligor or (in the case of the Company and the Company’s Subsidiaries) any Excluded Subsidiary.

17.	Limitation on Subconcessions

Grant or enter into any Subconcession unless:

(a)

no breach of the Concession Contract shall exist and be continuing at the time such Subconcession is granted or entered into or would occur after or as a result of granting or entering into such Subconcession;

(b)

no Event of Default shall exist and be continuing at the time such Subconcession is granted or entered into or would occur after or as a result of granting or entering into such Subconcession (or immediately after any renewal or extension thereof at the option of the Company);

(c)

such Subconcession and any business or other activities carried out pursuant thereto shall be self-contained and shall not adversely affect the operation of the Projects (excluding the ability of the Company to grant further Subconcessions), no breach or termination thereof shall result in a breach or an entitlement to terminate the Concession Contract, the Company shall have no responsibility nor any liability, actual or contingent, for the performance by the subconcessionaire of its obligations under or in respect of the Subconcession and, subject to receipt by the Intercreditor Agent of evidence reasonably satisfactory to it, neither the Subconcession nor any business or other activities carried out pursuant thereto could otherwise reasonably be expected to materially interfere with, impair or detract from the operation of the Projects or otherwise have a Material Adverse Effect; and

(d)

if any cash or cash proceeds are paid or received in respect of the grant or entry into such Subconcession, it shall first be deposited into an Account and, after deduction and payment therefrom of all Taxes, costs and expenses incurred in connection with such payment, receipt, grant or entry, may thereafter be used, applied, dividended or otherwise distributed by the Company and applied in its discretion (including, subject to compliance with applicable Legal Requirements, to make Restricted Payments) provided that no Default has occurred and is continuing. Notwithstanding any provisions contained in the Senior Finance Documents to the contrary, upon receipt of any funds distributed by the Company in accordance with this paragraph 17 by any Wynn Obligor, such Wynn Obligor shall also be entitled to use, apply, dividend or otherwise distribute such funds in its discretion (subject to compliance with applicable Legal Requirements).

18.	Limitation on Sale or Discount of Receivables

Except as permitted pursuant to paragraph 5(b) of this Part B, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof (and ensure that no other Obligor, directly or indirectly, sells with recourse, or discounts or otherwise sells for less than the face value thereof) any of its notes or accounts receivable other than an assignment for purposes of collection in the ordinary course of business.

19.	Compliance

Use or permit the use of the Projects in any manner that could result in such use becoming a non-conforming use under any applicable land use law, rule or regulation.

20.	[Not used]

21.	Amendment to Transaction Documents

Enter (and ensure that no other Obligor enters) into any agreement (other than the Senior Finance Documents) restricting its ability to amend any of the Transaction Documents.

22.	No Other Powers of Attorney

Execute or deliver (and ensure that no other Obligor executes or delivers) any agreement creating any powers of attorney (other than powers of attorney for signatories of documents permitted or contemplated by the Transaction Documents), or similar documents, instruments or agreements, except to the extent such documents, instruments or agreements comprise part of the Security Documents or are required to be executed or delivered in the Company’s or such other Obligor’s ordinary course of business.

23.	[Not used]

24.	[Not used]

25.	Casino and Gaming Zone Areas

Designate any area (other than the horizontal property identified as comprising the casino in the Plans and Specifications as at the Signing Date) as a casino or gaming zone unless such designation would not cause the aggregate area which is classified as casino or gaming zones by the Macau SAR to exceed 40,000m2 in respect of the Original Project and the Expansion and the Intercreditor Agent has received evidence that, in the event of the reversion of such area to the Macau SAR upon termination of the Concession Contract, such reversion would not materially affect the ongoing operation of the Hotel Project.

26.	Junkets

Enter into or permit to subsist any arrangement with any gaming junket-tour promoters, directors or cooperators unless such Persons and any such arrangement are in compliance with the requirements of the Concession Contract and all other applicable Legal Requirements and the Company shall monitor the activities of such Persons in regard to such arrangements and shall take all necessary or appropriate reasonable measures to ensure such compliance.

SCHEDULE 6

ACCOUNTS

1.	Accounts

1.1	Accounts

The members of the Restricted Group shall maintain in accordance with the requirements of this Schedule 6 and the Senior Finance Documents, operating, disbursement and other accounts (which as of the Second Amendment Signing Date comprise of the following bank accounts maintained by the Company:

(a)	an account denominated in US dollars opened in Macau and designated “Hotel Facility USD Disbursement Account”;

(b)	an account denominated in HK dollars opened in Macau and designated “Hotel Facility HKD Disbursement Account”;

(c)	an account denominated in US dollars opened in Macau and designated “Project Facility USD Disbursement Account”;

(d)	an account denominated in HK dollars opened in Macau and designated “Project Facility HKD Disbursement Account”;

(e)	an account denominated in US dollars opened in Nevada and designated “USD Operating Account”;

(f)	an account denominated in US dollars opened in Macau and designated “USD Operating Account”;

(g)	an account denominated in HK dollars opened in Macau and designated “HKD Operating Account”;

(h)	an account denominated in Patacas opened in Macau and designated “MOP Operating Account”;

(i)	an account denominated in US dollars opened in Macau and designated “USD Debt Service Account”;

(j)	an account denominated in HK dollars opened in Macau and designated “HKD Debt Service Account”;

(k)	an account denominated in US dollars opened in Macau and designated “USD Debt Service Reserve Account”;

(l)	an account denominated in HK dollars opened in Macau and designated “HKD Debt Service Reserve Account”;

(m)	an account denominated in Patacas opened in Macau and designated “Special Gaming Tax Account”;

(n)

an account denominated in Patacas opened in Macau (being the account referred to in paragraph B6 of the Gaming Concession Consent Agreement) and an account denominated in US dollars opened in Macau, together designated “Compensation Proceeds Account”;

(o)	an account opened in Macau and designated “Upfront Premium Account”; and

(p)	an account denominated in HK dollars and an account denominated in Patacas each opened in Macau and designated “Construction Disbursement Account”),

in each case, subject to Security under the relevant Senior Finance Documents and each, for the purposes of the Senior Finance Documents, also an Account.

Any member of the Restricted Group may open one or more additional operating, disbursement or other accounts provided that such accounts satisfy the requirements of the definition of “Account” in Clause 1.1.

1.2	Maintenance of Accounts

The Accounts shall, save as otherwise provided by the Charges over Accounts, the Account Bank Notices and Acknowledgements or herein, be maintained by the relevant member of the Restricted Group with the relevant Account Bank in accordance with the Account Bank’s usual practice and may from time to time be sub-divided into such sub-accounts as that member of the Restricted Group may reasonably request.

1.3	Restrictions

Each member of the Restricted Group shall maintain each of its Accounts (and shall procure that each other Account is maintained) as a separate account with the relevant Account Bank and:

(a)

none of the restrictions contained in this Schedule on the withdrawal of funds from Accounts shall affect the obligations of any Obligor to make any payments of any nature required to be made to the Senior Secured Creditors on the due date for payment thereof in accordance with any of the Senior Finance Documents; and

(b)	no withdrawal shall be made from any Account if it would cause such account to become overdrawn.

1.4	Credits to Accounts

Save as otherwise provided in any of the Security Documents after enforcement thereof, each member of the Restricted Group shall credit, and shall procure that there is credited, to the Accounts all such amounts as are provided for in this Agreement and ensure that such other credits are made thereto as are required to be made pursuant to any other provision of any other Senior Finance Document.

1.5	Interest

Each amount from time to time standing to the credit of each Account (for the avoidance of doubt excluding amounts for the time being applied in acquiring Permitted Investments) shall bear interest at such rate as may from time to time be agreed between the relevant member of the Restricted Group and the relevant Account Bank, and the relevant member of the Restricted Group shall ensure that such interest is credited to such account at such time or times as may be agreed from time to time between that member of the Restricted Group and the Account Bank or, failing agreement, in arrears on 31 December.

1.6	Payments

Save as otherwise provided in this Agreement or pursuant to the Charges over Accounts, the Account Bank Notices and Acknowledgements or any other relevant Security Document, no party shall be entitled to require any Account Bank to make any payment out of the amount standing to the credit of any Account maintained with it.

1.7	Other Accounts

No member of the Restricted Group will open or maintain any accounts other than:

(a)	the Accounts; and

(b)

any account opened by the Company for the deposit of any amounts derived from or under (i) subject to paragraph 17 of Part B of Schedule 5, the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary,

except with the prior approval of the Intercreditor Agent.

2.	Permitted Investments

2.1	Power of Investment

The Company may require, subject as provided in this Agreement, that such part of the amounts outstanding to the credit of any Account as it considers prudent shall be invested from time to time in Permitted Investments in accordance with this paragraph 2.

2.2	Procedure for Investment

2.2.1

Unless held for the account of the Company or other member of the Restricted Group and secured by first ranking fixed charge in favour of the Security Agent pursuant to a Charge over Accounts, the Company shall ensure that all Permitted Investments are made in the name of the Company and secured by a first ranking fixed lien in favour of the Security Agent in such form and on such terms as the Intercreditor Agent may reasonably require.

2.2.2

The Company will at all times seek to match the maturities of the Permitted Investments made out of moneys standing to the credit of an Account having regard to the availability of Permitted Investments which are readily marketable, and shall liquidate (or procure that there are liquidated) Permitted Investments to the extent necessary for the purposes of payment of any amount due under the Senior Finance Documents.

2.2.3

The Company shall ensure that all documents of title or other documentary evidence of ownership with respect to Permitted Investments made out of any Account are held in the possession of the Security Agent and, if any such document or other evidence comes into the possession or control of the Company or any other Obligor, it shall procure that the same is delivered immediately to the Security Agent.

2.3	Realisation

2.3.1

The Company shall ensure that, whenever any Investment Proceeds or Investment Income is received in respect of a Permitted Investment made from amounts standing to the credit of an Account the Investment Proceeds and the Investment Income are:

(a)	reinvested in further Permitted Investments; or

(b)	paid into the relevant Account from which the Permitted Investment derives

2.3.2

The Company shall give (and shall ensure that each other Obligor gives) directions to the relevant Account Bank under paragraph 2.3.1 of this Schedule 6 and otherwise exercise its rights hereunder in such manner as will ensure compliance with the applicable provisions of the Senior Finance Documents with respect to Accounts, Permitted Investments, Investment Proceeds and Investment Income.

2.4	Non-qualifying criteria

If any Permitted Investment ceases to be a Permitted Investment, the Company will upon becoming aware thereof procure that the relevant investment is replaced by a Permitted Investment or by cash.

2.5	Accounts include Permitted Investments

2.5.1

Subject to sub-paragraph 2.5.2 of this Schedule 6, any reference herein to the balance standing to the credit of one of the Accounts will be deemed to include a reference to the Permitted Investments in which all or part of such balance is for the time being invested. In the event of any dispute as to the value of the credit of an Account pursuant to this paragraph 2.5, that value shall be determined in good faith by the Intercreditor Agent. If the Company so requests, the Intercreditor Agent will give the Company details of the basis and method of that determination.

2.5.2

If the amount standing to the credit of any Account (excluding for this purpose any amount deemed to be included pursuant to sub-paragraph 2.5.1 of this Schedule 6) is insufficient to make a payment under the Senior Finance

Documents when due out of such Account, the Security Agent is authorised, in its discretion and without any liability for loss or damage thereby incurred by the Company or any other Obligor, to require the relevant Account Bank or, as the case may be, the Company to sell or otherwise realise, or to enter into any exchange transaction with respect to, (or, as the case may be, to require the Company to ensure any other Obligor so sells or otherwise releases or enters into any exchange transaction) any Permitted Investment concerned with that Account to the extent that the same is, in the opinion of the Intercreditor Agent, necessary for the payment of any amount due under the Senior Finance Documents which could not otherwise be paid out of the cash balance standing to the credit of the relevant Account.

2.6	Information

Commencing with the quarter in which a Permitted Investment is first made on behalf of the Company or any other Obligor, the Company shall, together with any other statement to be provided under this Schedule, ensure the delivery to the Security Agent of a schedule of the investments made, realised or liquidated during the quarter in respect of each Account, in such detail as the Intercreditor Agent may reasonably require.

2.7	No Responsibility

No Senior Secured Party will be responsible for any loss, cost or expense suffered by any Obligor in respect of any of its actions or those of any Account Bank in relation to the acquisition, disposal, deposit or delivery of Permitted Investments pursuant to this Agreement save for any such loss, cost or expense directly caused by its gross negligence or wilful misconduct. The Account Banks shall be acting solely for and on behalf of the Company (or the relevant other Obligor) in acquiring, holding or disposing of any Permitted Investment.

3.	General Account Provisions

3.1	Transfers/Withdrawals

Save as otherwise agreed in writing with the Intercreditor Agent, the Company shall ensure that where this Schedule expressly provides for the making of payments to, or withdrawals or transfers from any Account, no other payments to, or, as the case may be, other withdrawals or transfers from, such Account shall be made except as expressly permitted under this Schedule or under the Security Documents.

3.2	Application of Amounts

The Company shall ensure that all amounts withdrawn or transferred from any Account for application in or towards making a specific payment or meeting a specific liability shall be applied in or towards making that payment or meeting that liability, and for no other purpose.

3.3	Default

3.3.1

Notwithstanding any other provisions of this Schedule, at any time following an Enforcement Notice, the Intercreditor Agent may request the Security Agent to give notice to any Account Bank and the relevant member of the Restricted Group in whose name the Account has been opened instructing the Account Bank not to act on the instructions or requests of that member of the Restricted Group in relation to any sums at any such time standing to the credit of any of the Accounts and the Company and that member of the Restricted Group shall procure that the Account Bank shall, in accordance with the Charges over Accounts and the Account Bank Notices and Acknowledgements, not so act and the Company or, as the case may be, any other member of the Restricted Group shall not be entitled (and the Company shall ensure such other member of the Restricted Group is not entitled) to give or make any further such instructions or requests.

3.3.2	Notwithstanding the other provisions of this Agreement, at any time following an Enforcement Notice, the Intercreditor Agent may request the Security Agent to:

(i)

give written notice to any Account Bank (with a copy to the relevant member of the Restricted Group in whose name the Account has been opened) that the Security Agent shall be the sole signatory in relation to the Accounts;

(ii)	apply the credit balances in the Accounts in or towards repayment of the Facilities and such other liabilities of the Obligors as the Intercreditor Agent may elect; and

(iii)	generally use amounts standing to the credit of the Accounts at its discretion in order to discharge the Obligors’ obligations under the Transaction Documents,

and, pursuant to the Charges over Accounts and the Account Bank Notices and Acknowledgements, the Company and the relevant member of the Restricted Group in whose name the Account has been opened shall procure that the Account Bank so acts and makes such payments accordingly.

3.4	Review of Accounts

The Company and each other member of the Restricted Group irrevocably grants (solely for the purposes of its role as agent of the Senior Secured Creditors hereunder) (and the Company shall ensure each such other member of the Restricted Group shall so grant) the Security Agent or any of its appointed representatives access to review the books and records of the Accounts (and shall irrevocably authorise (and the Company shall ensure each other member of the Restricted Group authorises) each Account Bank to disclose the same to the Security Agent and its appointed representatives) and irrevocably waives (and the Company shall ensure each other member of the Restricted Group so waives) any right of confidentiality which may exist in respect of such books and records solely to the extent necessary to allow disclosure of such books and records to any Senior Secured Creditor and its advisers provided that, to the extent any such right of confidentiality does exist and the information comprised in such books and records is not otherwise in the public domain or required to be notified by the Company or any other member of the Restricted Group or the Account Bank to any of the Senior Secured Creditors and subject to any requirement to disclose any such information pursuant to any Legal Requirement or any other regulatory or stock exchange requirement, any Senior Secured Creditor or adviser to whom such disclosure is made shall undertake to the Company to keep the information comprised therein confidential.

3.5	Statements

The Company and each other member of the Restricted Group shall arrange (and the Company shall ensure each such member of the Restricted Group so arranges) for each Account Bank to provide to the Security Agent, at the latter’s request:

(a)	a list of all Accounts maintained with it;

(b)

upon the reasonable request of the Security Agent, in respect of each calendar month, a statement of the balance of and each payment into and from each of the Accounts and the global amount of interest earned on each such Account during the preceding three month period or, if less, since the opening of the relevant Account; and

(c)	such other information concerning the Accounts as the Security Agent may require.

3.6	Waiver of Rights

3.6.1	Waiver of rights by the Company

Save as provided in this Agreement, the Company and each other member of the Restricted Group agrees not to (and the Company shall ensure each other member of Restricted Group does not) exercise any right which it (or such other member of the Restricted Group) may have under any applicable law to direct the transfer of any amount standing to the credit of an Account to the Company or any other member of the Restricted Group or its order or to direct the transfer of any Permitted Investment to the Company or any other member of the Restricted Group or to its order.

3.6.2	Waiver of rights by Account Banks

The Company and each other member of the Restricted Group shall procure (and the Company shall ensure each such other member of the Restricted Group procures) that each Account Bank acknowledges and agrees that each Account and Permitted Investment is the subject of a Lien in favour of the Senior Secured Creditors collectively and acknowledges and agrees that (save, in the case of the Performance Bond Provider, as permitted pursuant to (i) section 2.6 of the Performance Bond Facility Agreement prior to the issuance of an Enforcement Notice) it is not entitled to, and shall undertake not to, claim or exercise any lien, right of set-off, combination of accounts or other right, remedy or security with respect to:

(a)	moneys standing to the credit of such Account or in the course of being credited to it or any earnings; or

(b)	any Permitted Investment.

3.7	Closing of Accounts

The Company and each other member of the Restricted Group may close any Account and instruct each Account Bank to transfer any credit balances on any Account maintained with it provided that all balances standing to the credit of any such Account are transferred before the closure of such Account to another account or combination of accounts provided that each such account satisfies the requirements of the definition of “Account” in Clause 1.1.

SCHEDULE 7

INSURANCE

References in this Schedule 7 to Clauses and Appendices refer to the Clauses and Appendices of this Schedule 7, unless the context otherwise requires.

1.	INSURANCES TO BE EFFECTED

1.1	Direct Insurances

The Company shall effect:

1.1.1

the Construction Period Insurances as set out in Appendix 1 (Construction Period Insurances) on or before the issuance of the full Notice to Proceed (as defined in the Construction Contract) and shall maintain such Direct Insurances (including such additional Direct Insurances as may be required pursuant to paragraphs 1.2 and 4 of Appendix 1 (Construction Period Insurances)) from the issuance of such notice until the Diamond Opening Date has been achieved (or such later date as may be specified in Appendix 1 (Construction Period Insurances));

1.1.2	the Operation Period Insurances as set out in Appendix 2 (Operation Period Insurances) and the Company shall maintain such Direct Insurances until the Release Date; and

1.1.3

all other Direct Insurances that may be required to be effected by the Company from time to time by any applicable law or under any contract to which it is a party and shall maintain such Direct Insurances until the Release Date, in each case, in a form reasonably satisfactory to the Intercreditor Agent (after consultation with the Insurance Adviser).

1.2	Reinsurance

The Company shall, if required under Clause 2.1.1 (Policies), procure that facultative reinsurance of each Direct Insurance is purchased and maintained in full force and effect throughout the period that such Direct Insurance is required by this Schedule 7 to be maintained.

1.3	Additional Insurances

1.3.1

The Intercreditor Agent may at any time, having consulted with the Insurance Adviser and acting reasonably and taking into account the availability in the international market place of the following relevant item on reasonable commercial terms, require the Company to:

(a)	procure the amendment of any or all Insurances to cover increased risks and/or liabilities; and/or

(b)

effect additional Insurances to cover risks and/or liabilities other than those specified in the scope of the Construction Period Insurances, the Operation Period Insurances and the other Direct Insurances as would from time to time be insured in accordance with standard industry practice by a luxury resort and casino owner and operator in Macau carrying on the Permitted Businesses which does not self-insure (except in respect of deductibles required by insurers generally) and which is financed on a limited recourse basis, in such amounts and, in the case of additional Insurances, with such deductibles, in each case as the Intercreditor Agent may reasonably require, taking into account, among other things, the basis on which the Projects are financed and the interests of the Senior Secured Creditors under the Senior Finance Documents.

1.3.2

In the event that the Company fails to effect any Insurance required to be effected pursuant to Clause 1.3.1 above, the Intercreditor Agent may effect such Insurance and the Company shall indemnify the Intercreditor Agent for the direct costs and expenses incurred by it as a result of effecting such Insurance.

1.3.3

The Company may effect additional Insurances other than those required by Clause 1.1 (Direct Insurances), Clause 1.2 (Reinsurance) or the other sub-clauses of this Clause 1.3 provided that such Insurances do not prejudice the interests of the Company or the Senior Secured Creditors under or in respect of any Insurance effected pursuant to such clauses.

2.	INSURANCE UNDERTAKINGS

2.1	Policies

The Company shall procure that:

2.1.1

each of the Direct Insurances is placed and maintained with one or more insurers authorised to operate in the Macau SAR. The coverage provided by such Direct Insurance shall be provided by insurers rated at least A- by Standard & Poor’s Corporation or at least A by AM Best. Where this is not complied with the Company shall procure that the Direct Insurance is reinsured (minimum 95% of 100%) by insurers rated at least A- by Standard & Poor’s Corporation or at least A by AM Best for their long term unsecured and unsubordinated debt or, in each case, in respect of:

(a)	the Professional Indemnity Insurance referred to in paragraph 3 of Appendix 1 (Construction Period Insurances), rated at least BBB+ by Standard & Poor’s Corporation or B by AM Best; and

(b)	the Workers Compensation Insurance referred to in paragraph 4 of Appendix 1 (Construction Period Insurances), rated at least BBB by Standard & Poor’s Corporation or B- by AM Best);

2.1.2

each of the Insurances is in a form and on terms acceptable to the Intercreditor Agent (including, without limitation, the level or period of any deductibles) consistent with the obligations of the Company under this Schedule 7;

2.1.3

each Construction Period Insurance and each Operation Period Insurance has endorsements in substantially the form set out in Part A of Appendix 3 (Form of Endorsements for Direct Insurances) (or, in the case of the Professional Indemnity Insurance referred to in paragraph 3 of Appendix 1 (Construction Period Insurances), the form set out in Part B of Appendix 3 (Form of Endorsements for Direct Insurances)) or in such other forms as the Intercreditor Agent (after consultation with the Insurance Adviser) reasonably approves in writing; and

2.1.4

each Reinsurance of each Construction Period Insurance and Operation Period Insurance has endorsements in substantially the form set out in Appendix 4 (Form of Endorsements for Reinsurances) or in such other forms as the Intercreditor Agent (after consultation with the Insurance Adviser) reasonably approves in writing.

2.2	General Undertakings

The Company shall:

2.2.1

pay or procure the payment of all premiums payable under each of the Insurances promptly as required under the Insurances and if requested by the Intercreditor Agent, promptly produce to the Intercreditor Agent copies of receipts or other evidence of payment satisfactory to the Intercreditor Agent;

2.2.2	indemnify the Intercreditor Agent and any Senior Secured Creditor against any premium or premiums paid by that Senior Secured Creditor for any of the Insurances;

2.2.3	promptly on receipt by the Company, deliver an original cover note and an original policy for each of the Insurances to the Intercreditor Agent;

2.2.4

at least fifteen days prior to the earlier of the Substantial Completion or physical acceptance, use or occupancy by the Company of any part of the Projects or the expiry of the Construction Period Insurances, provide evidence reasonably satisfactory to the Intercreditor Agent (after consultation with the Insurance Adviser) that the Operation Period Insurances shall be in effect on and from the expiry of the Construction Period Insurances;

2.2.5

at least ten days prior to the expiry of any Insurance (and provided such Insurance is being renewed), provide to the Intercreditor Agent a certificate from the Company’s insurance brokers (or, if the Company has no broker, Insurers) confirming the renewal of the policy relating to such Insurance, the renewal period, the amounts insured and any changes in terms or conditions;

2.2.6

take all action within its power to procure that nothing is at any time done or suffered to be done whereby any Insurance may be rendered void or voidable or may be suspended, impaired or defeated or any claim becomes uncollectable in full or in part, including, without limitation:

(a)	complying with all of the requirements imposed on it under the Insurances;

(b)

taking all action within its power to procure that at all times all parties to the Insurances (other than the Company and the Senior Secured Creditors) comply with all of the requirements under the Insurances; and

(c)	taking all action necessary to maintain the Insurances as valid and up-to-date insurances;

2.2.7	not make any misrepresentation of any material facts or fail to disclose any material facts in respect of the Insurances which may have an adverse impact on the Insurances;

2.2.8	comply with each Direct Insurer’s, and, where reinsurance is placed by the Company’s insurance brokers, Reinsurer’s risk management requirements set out in the policy documents for each Insurance;

2.2.9	promptly make and diligently pursue claims under the Insurances;

2.2.10

notify the Intercreditor Agent promptly upon becoming aware of any claim made under any of the Insurances where the actual or estimated totality of the amount of that claim exceeds USD500,000 (or its equivalent in other currencies) and of any occurrence which the Company considers could reasonably be expected to entitle it to submit a claim under any of the Insurances where the actual or estimated totality of the amount of that claim exceeds USD500,000 or its equivalent in other currencies;

2.2.11

in the event of any claim made under any of the Insurances where the actual or estimated totality of the amount of that claim exceeds USD500,000 (or its equivalent in other currencies) (not taking into account any relevant deductible for this purpose), provide a report to the Intercreditor Agent (and, if possible, procure a report from the Company’s insurance broker to the Intercreditor Agent) which shall include a description of the loss;

2.2.12	notify the Intercreditor Agent immediately upon receipt of any proceeds in relation to any claims in excess of USD500,000 under the Direct Insurances;

2.2.13

ensure so far as reasonably possible that no Insurance can be terminated by the Direct Insurer, and, where reinsurance is placed by the Company’s insurance brokers, Reinsurer for any reason (including failure to pay the premium or any other amount) unless the Intercreditor Agent and the Company receive at least thirty days’ written notice (or such lesser period, if any, as may be specified from time to time by Direct Insurers, and, where reinsurance is placed by the Company’s insurance brokers, Reinsurers in the case of war risks and kindred perils);

2.2.14

without prejudice to sub-clause 2.2.13 above, notify the Intercreditor Agent if any Direct Insurer, and, where reinsurance is placed by the Company’s insurance brokers, Reinsurer cancels or gives notice of cancellation of any of the Insurances promptly on receipt of such notice;

2.2.15	notify the Intercreditor Agent of any act or omission or of any event which would reasonably be foreseen as invalidating or rendering unenforceable in whole or in part any of the Insurances;

2.2.16	notify the Intercreditor Agent promptly on becoming aware of any written proposal to make any material variation to any terms of any of the Insurances by any party to it;

2.2.17

not rescind, terminate or cancel any of the Insurances (unless replaced by a policy with the same coverage and otherwise meeting the requirements of this Schedule 7) nor agree to any variation to any of the material terms of the Insurances unless it obtains the prior written agreement of the Intercreditor Agent, which permission shall not be unreasonably withheld;

2.2.18

give the Intercreditor Agent and the Insurance Adviser such information about the Insurances (or as to any matter relevant to the Insurances) as the Intercreditor Agent reasonably requests from time to time; and

2.2.19

procure the delivery to the Intercreditor Agent by each of the insurance brokers (acceptable to the Intercreditor Agent (after consultation with the Insurance Adviser)) through whom (if any) at any time any of the (i) Direct Insurances are effected of an Insurance Broker’s Letter of Undertaking and (ii) Reinsurances are effected of a Reinsurance Broker’s Letter of Undertaking.

2.3	Assignment of Insurances

2.3.1

The Company shall, in accordance with the Assignment of Insurances, grant assignments in favour of the Security Agent on behalf of the Secured Parties over all of its rights, title and interest in the Direct Insurances (other than any public liability, third party liability, workers compensation or legal liability insurance or any other insurances the proceeds of which are payable to employees of the Company) held by it from time to time.

2.3.2

The Company shall give notice to each of the Direct Insurers (other than with respect to any public liability, third party liability, workers compensation, legal liability or any other insurances the proceeds of which are payable to employees of the Company) who are Macau Direct Insurers (as defined in the Assignment of Insurances) in the form of the Form of Notice of Assignment of Onshore Insurance Policy set out in the schedule to the Assignment of Insurances and shall procure an acknowledgement from each such Direct Insurer in the form of the Form of Acknowledgement from Macau Direct Insurer set out in the schedule to the Assignment of Insurances or such other form reasonably acceptable to the Security Agent.

2.4	Assignment of Reinsurances

2.4.1

The Company shall procure that each of the Direct Insurers grants an assignment in favour of the Security Agent on behalf of the Secured Parties, over all of its rights, title and interest in any Reinsurance held from time to time under Clause 1.2 (Reinsurance) and/or the Reinsurance proceeds (other than relating to any public liability, third party liability or legal liability insurance or any other insurances the proceeds of which are payable to employees of the Company). Each assignment shall at all times be in the form of the Assignment of Reinsurances dated on or about the date of this Agreement unless otherwise agreed by the Security Agent (acting on the instructions of the Intercreditor Agent).

2.4.2

The Company shall procure that each such Direct Insurer gives notice to each Reinsurer with whom it has effected such Reinsurance in the form set out in Part 1 of Schedule 2 to the Assignment of Reinsurances and shall procure an acknowledgement from each such Reinsurer in the form set out in Part 2 of Schedule 2 to the Assignment of Reinsurances or such other form reasonably acceptable to the Security Agent.

3.	FAILURE TO COMPLY WITH PROVISIONS OF INSURANCES

3.1	Notice of Non-Compliance

The Company shall notify the Intercreditor Agent as promptly as practicable if the Company has at any time failed to comply with this Schedule 7, explaining in reasonable detail the failure, whether the Company reasonably believes it can be remedied and, if so, how and by when.

3.2	Annual Compliance Certificate

The Company shall, at the same time as delivery of its annual audited accounts pursuant to paragraph 1 of Part A of Schedule 5 (Covenants) to the Common Terms Agreement but, in any event, not less frequently than once every 12 months after the Signing Date, deliver to the Intercreditor Agent a certificate confirming its compliance with this Schedule 7 or, if there is any non-compliance with this Schedule 7, explaining, in reasonable detail, the non-compliance, whether the Company reasonably believes it can be remedied and, if so, how and by when.

3.3	Action by Intercreditor Agent

If at any time and for any reason any Insurance required hereunder is not in full force and effect or if the Company fails to comply with any other provision of this Schedule 7, then, without prejudice to the rights of any of the Senior Secured Creditors under any Senior Finance Document, the Intercreditor Agent may (after consultation with the Insurance Adviser) thereupon on behalf of itself and the other Senior Secured Creditors, or at any time while the same is continuing, procure on behalf of itself and the other Senior Secured Creditors that Insurance at the Company’s expense is maintained such that full compliance with this Schedule 7 is restored. If that Insurance cannot be procured by the Intercreditor Agent, the Company shall (without prejudice to any other obligations of the Company under this Schedule 7 or any of the Senior Finance Documents) take or procure the taking of all reasonable steps to eliminate or minimise uninsured hazards as required by the Intercreditor Agent in writing (after consultation with the Insurance Adviser).

3.4	Continuing Obligations

Any notification by the Company of its failure to comply with this Schedule 7 shall not prejudice the rights of the Senior Secured Creditors under the Senior Finance Documents.

4.	MARKET AVAILABILITY

Notwithstanding the foregoing provisions of this Schedule 7, the Company shall not be in breach of its obligations under this Schedule 7 if any Operation Period Insurances (other than insurances which the Company is required to maintain under applicable Legal Requirements) required to be entered into or maintained by the Company in the terms required under this Schedule 7 are not available to the Company or, as the case may be, the Prime Contractor in the international insurance market place on reasonable commercial terms. Without prejudice to any other terms that may be commercially reasonable, for the purposes of this paragraph 4, such commercial terms shall be reasonable if the premium payable in respect of the sum required to be insured under such Operation Period Insurance pursuant to Appendix 2 to this Schedule 7 (or, where no such sum is referred to, the limit of indemnity or limit of liability specified therein) is not more than 125% of the amount derived by multiplying the rate set out opposite such Insurance in Appendix 7 (Operation Period Insurance Costs) by such sum or in respect of all Operation Period Insurances (including such Operation Period Insurance) is not more than 125% of the total of such amounts derived for each Operation Period Insurance.

5.	INSURANCE PROCEEDS

5.1	Conduct of Claims - Company

Subject to Clause 5.3 (Conduct of Claims - Default) below, the Company has the sole conduct of all claims under the Insurances arising from any one loss (for which purpose, two or more claims made in respect of the same, or reasonably related, circumstances are taken to relate to one loss) where the actual or estimated totality of that loss is less than or equal to USD5,000,000 (or its equivalent in other currencies). For any loss where the actual or estimated totality of claims arising is more than USD5,000,000 (or its equivalent in other currencies), the Company shall not negotiate, compromise or settle any claim without the prior consent of the Intercreditor Agent (after consultation with the Insurance Adviser) (not to be unreasonably withheld).

5.2	Application of Proceeds

The Company shall ensure that:

5.2.1	subject to sub-clause 5.2.4 below and prior to the delivery of an Enforcement Notice, all proceeds of any claim under any Insurance relating to physical damage or loss:

(a)

to the extent not required for the purpose of mandatory prepayment pursuant to Schedule 9 (Mandatory Prepayment), shall be applied towards the repair or restoration of the damaged Project Facilities in accordance with Schedule 6 (Accounts); or

(b)

to the extent required for the purpose of mandatory prepayment pursuant to Schedule 9 (Mandatory Prepayment), shall be applied towards mandatory prepayment in accordance with Clause 8.3 (Mandatory Prepayment);

5.2.2

subject to sub-clause 5.2.4 below and prior to the delivery of an Enforcement Notice, all proceeds of any claim under any Insurance relating to loss of revenue or business interruption shall be applied in accordance with Schedule 9 (Mandatory Prepayment);

5.2.3	subject to sub-clause 5.2.4 below and following the delivery of an Enforcement Notice, all proceeds of any claim under any Insurance shall be applied as directed by the Security Agent; and

5.2.4

all proceeds of any public liability, third party liability, workers compensation or legal liability insurance, or directors and officers insurance or any other insurances the proceeds of which are payable to employees of the Company, shall be applied to its intended purpose.

5.3	Conduct of Claims - Default

Notwithstanding any other provisions of this Clause 5, if an Enforcement Notice has been delivered, then the Security Agent in consultation with the Insurance Adviser shall have sole conduct of all claims under the Insurances.

5.4	Insolvency of Direct Insurers

For the purpose of conduct of claims and application of proceeds under any Reinsurance taken out by a Direct Insurer, references to delivery of an Enforcement Notice in this Clause 5 shall include delivery of the notice referred to in Clause 2.2.1 (Enforcement of Assignment) of the Assignment of Reinsurances to such Direct Insurer following an “Insolvency Event” (as defined in the Assignment of Reinsurances).

APPENDIX 1

INSURANCES

CONSTRUCTION PERIOD INSURANCES

1.	Construction All Risks Insurance

1.1	Insured

The Company and the following Co-Insureds:

(1)	the Prime Contractor and/or all other Contractors and Subcontractors of any tier and/or suppliers and/or others engaged to provide goods and services in connection with the Projects;

(2)	in respect of activities on or about the Site only, architects, surveyors, engineers and other professional consultants (including the Advisers); and

(3)	the Secured Parties,

each for their respective rights and interests.

1.2	Insured Property

The permanent and temporary works, equipment, services, materials, plant (other than constructional plant, tools and equipment belonging to or the responsibility of the Contractors or Subcontractors of any tier), machinery, stocks, spares, temporary buildings (if any) and all other property used or for use in connection with the Projects which the Company owns or for which it is responsible (excluding such other property comprising operation period furniture, fittings and equipment in respect of which separate Insurances, on substantially the same terms as the Construction All Risks Insurance required hereunder and/or otherwise reasonably acceptable to the Intercreditor Agent (after consultation with the Insurance Adviser), have been placed prior to the Company acquiring ownership thereof or being responsible therefor).

1.3	Coverage

All risks of physical loss or damage which are normally insurable.

1.4	Sum Insured

An amount equivalent to the full reinstatement or replacement value of the Insured Property plus Removal of Debris plus Professional Fees.

1.5	Territorial Limits

Anywhere within Macau SAR.

1.6	Period of Insurance

For the full period up to the Diamond Opening Date plus the first 12 months of the Defects Liability Period.

1.7	Permitted Exclusions

To include:

•	War, Civil War etc.

•	Nuclear Risks

•	Wear and Tear

•	Unexplained shortage

•	Consequential financial losses

•	Terrorism

•	DE3 type defective design, workmanship and materials exclusion

•	Mold

1.8	Required Extensions and Conditions

•	Professional Fees Clause

•	Debris Removal Clause

•	72 Hour Clause

•	Free Issue Materials Clause

•	Automatic Increase Clause (110 per cent.)

•	Extra Charges (20 per cent.)

•	Strikes, Riot and Civil Commotion

•	Local/Public Authorities and Clause

•	Munitions of War Clause

•	Extended Maintenance

•	Automatic Reinstatement of Sum Insured

•	Plans and Documents

•	Inland Transit/Offsite Storage and Offsite Fabrication

•	Advance Payments Clause

•	Marine 50/50 Clause

•	General Waiver of Subrogation

•	Multiple Insureds Clause (LEG form) Senior Secured Creditors Special Conditions (Loss Payee and Notices)

•	Primary Insurance Clause

•	Assignment of Insurance

1.9	Maximum Deductible

Not to exceed:

•	USD250,000 each and every loss in respect of damage due to Acts of God/Theft/Fire/Maintenance Period/Consequences of Defective Design, Material and Workmanship (DE3)

•	20% of the loss amount each and every loss subject to a minimum deductible of USD100,000 in respect of Water Damage

•	USD250,000 each and every loss in respect of Defective Design, Material and Workmanship (DE5)

•	50% of the loss amount each and every loss subject to a minimum of USD35,000 in respect of Scaffolding

•	USD35,000 each and every loss for Others

2.	Third Party Liability Insurance

2.1	Insured

The Company and the following Co-insureds:

(1)	the Prime Contractor and/or all other Contractors and Subcontractors of any tier and/or suppliers and/or others engaged to provide goods and services in connection with the Projects;

(2)	in respect of activities on or about the Site only, architects, surveyors, engineers and other professional consultants (including the Advisers); and

(3)	the Secured Parties,

each for their respective rights and interests.

2.2	Interest

To indemnify the Insured in respect of all sums that it may become legally liable to pay consequent upon death, personal injury and disease to persons, loss or damage to property, obstruction, loss of amenities, stoppage of traffic happening or arising out of or in connection with the Projects.

2.3	Limit of Indemnity

Not less than USD50,000,000 in respect of any one occurrence, the number of occurrences being unlimited.

2.4	Territorial Limits/Jurisdiction

Worldwide.

2.5	Period of Insurance

As per the Construction All Risks Insurance.

2.6	Permitted Exclusions

To include:

•	Liability for death, illness, disease or bodily injury sustained by employees of the Insured

•	Liability for loss or damage to property which is reasonably foreseeable as being inevitable having regard for the nature of work undertaken

•	Liability arising out of the use of mechanically propelled vehicles whilst required to be compulsorily insured by legislation in respect of such vehicles

•	Liability in respect of predetermined penalties or liquidated damages imposed under any contract entered into by the Insured

•	Liability in respect of loss or damage to property in the care, custody and control of the Insured or to the permanent or temporary works

•	Liability arising from the ownership, possession or use of any aircraft or waterborne vessel

•	Liability arising from seepage and pollution unless caused by a sudden, unintended and unexpected occurrence

•	War, civil war etc.

•	Nuclear risks

•	Terrorism

2.7	Required Extensions and Conditions

•	Cross Liability Clause

•	Contractual Liability

•	Underground Services

•	Vibration Removal or Weakening of Support

•	Munitions of War Clause

•	General Waiver of Subrogation

•	Costs and Expenses in addition to the Limit of Indemnity (other than North America)

•	Worldwide jurisdiction

•	Multiple Insureds Clause (LEG form) Senior Secured Creditors Special Conditions (Loss Payee and Notices)

•	Primary Insurance Clause

2.8	Maximum Excess

Not to exceed:

•	20% of the loss amount each and every loss subject to a maximum of USD200,000 and minimum of USD10,000 in respect of claims on Vibration, Removal and Weakening of Support

•	10% of the loss amount each and every loss subject to a maximum of USD100,000 and minimum of USD10,000 in respect of Underground Services/Water Damage

•	40% of the loss amount each and every loss subject to a maximum of USD100,000 and minimum of USD10,000 in respect of Oil Filled Cables and Fibre Optic Cables

•	US$200,000 each and every occurrence in respect of damage to property owned by or in the care custody and control of the Company

•	USD25,000 each and every occurrence in respect of Third Party Property Damage and Interference with right of way/property/enjoyment of use by obstruction, trespass, loss of amenities or nuisance

3.	Professional Indemnity Insurance (Prime Contractor)

3.1	Insured

The Prime Contractor.

3.2	Interest

To indemnify the Insured in respect of their legal liability for claims made against them during the period of insurance for any negligent act, error or omission in the conduct and execution of their professional activities and duties.

3.3	Limit of Indemnity

USD20,000,000 in respect of any one claim and in the aggregate during the period of insurance.

3.4	Territorial Limits

Macau SAR.

3.5	Period of Insurance

To be effected and maintained on an annually renewable basis for the period commencing no later than the date of this Agreement until 6 years from the later of the Expansion Opening Date and the Diamond Opening Date.

3.6	Excess

Not to exceed USD2,500,000 in respect of each occurrence or such higher amount as may be agreed by the Intercreditor Agent.

4.	Compulsory Insurance

Insurances required to comply with all statutory requirements including Workers Compensation and Motor Liability Insurances. The Compulsory Insurance effected by the Company shall contain an indemnity clause in favour of the Senior Secured Creditors.

APPENDIX 2

OPERATION PERIOD INSURANCES

1.	Property All Risks Insurance

1.1	Insured

The Company and the following Co-insureds:

(1)	The Secured Parties,

each for their respective rights and interests.

1.2	Insured Property

Property and interests of every description used for or in connection with the ownership and/or maintenance and operation of the facilities unless more specifically insured under the Construction All Risks Insurance (Item 1 of Appendix 1) – this shall include mechanical and electrical equipment if applicable.

1.3	Coverage

All risks of physical loss or damage which are normally insurable.

1.4	Sum Insured

A first loss limit of US$850,000,000 any one occurrence or any other first loss limit to be agreed by the Intercreditor Agent after review of the estimated maximum loss calculation

1.5	Territorial Limits

Anywhere in the Macau SAR.

1.6	Period of Insurance

From the earlier of the Substantial Completion or physical acceptance, use or occupancy by the Company of any part of the Projects or termination of the Construction All Risks Insurance until the Release Date (or such longer period of insurance as may be agreed by the Intercreditor Agent and the Company).

1.7	Permitted Exclusions

To include:

•	War, civil war etc.

•	Nuclear Risks

•	Wear, tear and general deterioration

•	Unexplained shortages

•	Terrorism

•	Consequential financial losses

•

Any part of the Insured Property which is in itself defective in design, workmanship and materials but this exclusion shall not apply to other parts of the Insured Property damaged in consequence of such a defect.

1.8	Required Extensions and Conditions

•	72 hour clause

•	Temporary removal

•	Munitions of War Clause

•	Strikes, Riot and Civil Commotion

•	Minimisation of Loss

•	Advance Payment Clause

•	Temporary Repairs

•	Automatic Reinstatement of Sum Insured

•	Including pollution and contamination to the Insured Property arising from an event which itself is not otherwise excluded

•	Contract works including works and temporary works erected or in the course of erection including materials and other things for incorporation in the Project Works up to a sum of USD1,000,000

•	Capital Additions

•	Debris Removal

•	Professional Fees

•	Local/Public Authorities Clause

•	Mechanical or electrical breakdown of the Insured Property

•	Replacement of computer records

•	General Waiver of Subrogation (to include Expansion construction participants)

•	Multiple Insureds Clause (LEG form) Senior Secured Creditors Special Conditions (Loss Payee and Notices)

•	Primary Insurance Clause

•	Assignment of Insurance

1.9	Maximum Deductible

Not to exceed USD500,000 in respect of each occurrence or such lesser amount as may be agreed between the Company and the Intercreditor Agent if available on commercially reasonably terms.

2.	Business Interruption Insurance

2.1	Insured

The Company and the following Co-insureds:

(1)	the Secured Parties,

each for their respective rights and interests.

2.2	Interest

To indemnify the Insured for fixed costs following loss or damage which is indemnifiable or would be indemnifiable but for the application of the excess under the Property All Risks Insurance.

2.3	Sum Insured

A sum sufficient to cover the sums the subject of the Indemnity for the Indemnity Period.

2.4	Indemnity Period

The period commencing from the date of the loss or damage and ending when the results of the insured business cease to be affected in consequence of the loss or damage. Not exceeding the Indemnity Period Limit.

The Indemnity Period Limit shall not be less than 12 months.

2.5	Territorial Limits

As for the Property All Risks Insurance.

2.6	Period of Insurance

As for the Property All Risks Insurance.

2.7	Permitted Exclusions

As for the Property All Risks Insurance.

2.8	Required Extensions

•	Suppliers Extension

•	Prevention of Access

•	Public Utilities

•	Payments on Account

•	Automatic Reinstatement of Sum Insured

•	Professional Accountants Clause

•	General Waiver of Subrogation (including the Trusts and to include Expansion construction participants)

•	Multiple Insureds Clause (LEG form) Senior Secured Creditors Special Conditions (loss payee and notices)

•	Primary Insurance Clause

•	Assignment of Insurance

•	Interruption or interference arising out of an event insured under the Defects Liability Period covers for the Original Project and the Expansion under the Construction All Risks Insurance

2.9	Maximum Excess

Not to exceed 30 days in the aggregate for each and every loss.

3.	Third Party and Products Liability Insurance

3.1	Insured

The Company and the following Co-insureds:

(1)	The Secured Parties,

each for their respective rights and interests.

3.2	Interest

To indemnify the Insured in respect of all sums that it may become legally liable to pay consequent upon death, personal injury and disease to persons, loss or damage to property, obstruction, loss of amenities, stoppage of traffic happening or arising from or in connection with the operation and maintenance of the Projects and the services to be provided thereby.

3.3	Limit of Indemnity

Not less than USD50,000,000 in respect of any one occurrence, the number of occurrences being unlimited but in the aggregate in respect of sudden and accidental pollution and products liability.

3.4	Territorial Limits/Jurisdiction

Worldwide excluding USA and Canada in respect of Territorial Limit

Worldwide in respect of Jurisdiction

3.5	Period of Insurance

As for Wynn Resorts Umbrella and Excess Liability Insurances until the Release Date (or such longer period of insurance as may be agreed by the Intercreditor Agent and the Company)

3.6	Permitted Exclusions

To include:

•	Liability for death, illness, disease or bodily injury sustained by employees of the Insured

•	Liability for loss or damage to property which is reasonably foreseeable as being inevitable having regard for the nature of work undertaken

•	Liability arising out of the use of mechanically propelled vehicles whilst required to be compulsorily insured by legislation in respect of such vehicles

•	Liability in respect of predetermined penalties or liquidated damages imposed under any contract entered into by the Insured

•

Liability in respect of loss or damage to property in the care, custody and control of the Insured but this exclusion not to apply to employees’ or visitors’ property including vehicles and their contents

•	Liability arising out of technical or professional advice other than in respect of death or bodily injury to persons

•	Liability arising from the ownership, possession or use of any aircraft or waterborne vessel

•	Liability arising from seepage and pollution unless caused by a sudden, unintended and unexpected occurrence

•	War, civil war etc.

•	Nuclear risks

3.7	Required Extension and Conditions

•	Cross Liability Clause

•	Contractual Liability

•	Costs and Expenses in addition to the Limit of Indemnity (other than North America)

•	Advertising Liability (relating to physical damage from billboards, signs, etc.)

•	General Waiver of Subrogation

•	Multiple Insureds Clause (LEG form) Senior Secured Creditors Special Conditions (loss payee and notices)

•	Primary Insurance Clause

•	Assignment of Insurance

3.8	Maximum Excess

Not to exceed USD100,000 each occurrence or such higher amount as may be agreed by the Intercreditor Agent.

4.	Terrorism Insurance (Including Business Interruption)

4.1	Insured

To follow the terms and conditions of the Property All Risks Insurance (1) and Business Interruption Insurance (2), with the following exceptions:

Maximum Deductible - Not to exceed USD1,000,000 (or such lesser amount as may be agreed between the Company and the Intercreditor Agent if available at commercially reasonable terms) each and every loss for Property Damage and 60 days for Business Interruption.

Maximum Sum Insured - USD400,000,000.

5.	Fidelity Guarantee/Crime Insurance

5.1	Insured

The Company and the Secured Parties

each for their respective rights and interests.

5.2	Coverage

Direct pecuniary loss of money, negotiable instruments or goods caused by acts of fraud or dishonesty by any employee or any other person.

5.3	Limits of Liability

Not less than USD25,000,000 in respect of any one occurrence or such higher amount as may be required to fully cover the amount of money on site at any one time.

5.4	Territorial Limits

Worldwide

5.5	Period of Insurance

From the earlier of the Substantial Completion or physical acceptance, use or occupancy by the Company of any part of the Projects or termination of the Construction All Risks Insurance until the Release Date (or such longer period of insurance as may be agreed by the Intercreditor Agent and the Company).

5.6	Maximum Deductible

Not to exceed USD150,000 in respect of each occurrence or such higher amounts as may be agreed by the Intercreditor Agent.

6.	Money Insurance

6.1	Insured

The Company and the Secured Parties

each for their respective rights and interests.

6.2	Coverage

Loss, destruction or damage of money in transit, money at the business premises of the Insured during office hours and money in locked safe/drawer in the business premises of the Insured after office hours.

6.3	Limits of Liability

Not less than USD30,000,000 in respect of any one occurrence or such higher amount as may be required to fully cover the amount of money on site at any one time.

6.4	Territorial Limits

Worldwide

6.5	Period of Insurance

From the earlier of the Substantial Completion or physical acceptance, use or occupancy by the Company of any part of the Projects or termination of the Construction All Risks Insurance until the Release Date (or such longer period of insurance as may be agreed by the Intercreditor Agent and the Company).

6.6	Maximum Deductible

Not to exceed USD50,000 in respect of each occurrence or such higher amounts as may be agreed by the Intercreditor Agent.

APPENDIX 3

FORM OF ENDORSEMENTS FOR DIRECT INSURANCES

PART A

INSURED PARTIES	[ ] (the “Insureds”)

[POLICY/COVER NOTE] REFERENCE NUMBER:	[ ] (together with these endorsements, the “Policy”)

EFFECTIVE DATE:	[ ]

It is understood and agreed between the Insurer and the Insureds that, notwithstanding any other provision of this Policy, the following endorsement shall apply:

Section I: Definitions

1.	In this endorsement:

“Common Terms Agreement” means the agreement dated 14 September 2004 between, amongst others, the Company, the Intercreditor Agent and the Security Agent as amended, consolidated, supplemented, novated or replaced from time to time;

“Company” means Wynn Resorts (Macau) S.A.;

“Intercreditor Agent” means Société Générale Asia Limited in its capacity as Intercreditor Agent for the Senior Secured Creditors and includes its successors in that capacity;

“Insured” means those parties so described in the Policy Schedule;

“Insurers” means the insurer or insurers underwriting this insurance policy;

“Projects” has the meaning given to it in the Common Terms Agreement;

“Secured Parties” has the meaning referred to in the Common Terms Agreement;

“Security Agent” means Société Générale, Hong Kong Branch in its capacity as agent and security trustee for the Secured Parties and includes its successors in that capacity;

“Senior Secured Creditors” has the meaning given in the Common Terms Agreement.

Section II: Policy formation / basis

2.	Separate Policy

All the provisions of this Policy (except for those relating to limits of liability) shall operate as if there were a separate policy covering each Insured. Accordingly, the liability of the Insurers under this Policy to any one of the Insured shall not be conditional upon the due observance and fulfilment of any other Insured of the terms of this Policy and of any duties imposed upon it relating thereto and shall not be affected by any failure in such observance or fulfilment of any such other Insured.

3.	Interest of the Secured Parties

The Insurers acknowledge that the Secured Parties and (in respect of third party liabilities) their respective officers, directors, employees, secondees and assigns are each additional co-insureds under this Policy and that the premium specified in this Policy provides consideration for their being co-insured parties.

4.	Liability for premium

Neither the Intercreditor Agent, the Security Agent nor the Secured Parties shall be liable for the payment of any premium under this Policy although they may choose to pay the premium. This shall not relieve the Company from its obligations to pay any premium under this Policy.

5.	Disclosure

5.1

The Insurers acknowledge to the Secured Parties alone that (i) they have received adequate information in order to evaluate the risk of insuring the Company in respect of the risks hereby insured on the assumption that such information is not materially misleading, (ii) there is no information which has been relied on or is required by the Insurers in respect of their decision to co-insure the Secured Parties or their directors, officers, employees or agents, and (iii) in agreeing to enter into this Policy, they have not relied upon or taken into account any information supplied to them by any Secured Party. The acknowledgements provided by the Insurers in this clause 5.1 shall have no effect on any rights that the Insurers might have had under or in relation to the Policy against any party (including the Company) other than the Secured Parties in the absence of such acknowledgements.

5.2

Non-disclosure or misrepresentation by one Insured shall not be attributable to any other Insured who did not actively participate in that non-disclosure or misrepresentation. Without prejudice to the protections afforded to the Insured by this endorsement, no one Insured represents or warrants the adequacy or accuracy of any information provided or representation made by or on behalf of any other Insured.

Section III: Rights to avoid / cancel or change Policy terms

6.	Non-vitiation

6.1

Paragraph (i) It is noted and agreed that if the insured described in the schedule comprises more than one insured party each operating as a separate and distinct entity then (save as provided in this multiple insured’s clause) cover hereunder shall apply in the same manner and to the same extent as if the individual polices had been issued to each such insured party provided that the total liability of the insurers to all of the insured parties collectively shall not exceed the sums insured and limits of indemnity including and inner limits set by memorandum or endorsement stated in the policy.

6.2

Paragraph (ii) It is understood and agreed that any payment or payments by Insurers to any one or more such insured parties shall reduce to the extent of that payment insurers liability to all such parties arising from any one event giving rise to a claim under this policy and (if applicable) in the aggregate.

6.3

Paragraph (iii) It is further understood that the insured parties will at all times preserve the various contractual rights and agreements entered into by the insured parties and the contractual remedies of such parties in the event of loss or damage.

6.4

Paragraph (iv) It is further understood and agreed that insurers shall be entitled to avoid liability to or (as maybe appropriate) claim damages from any of the insured parties in circumstances of fraud, material misrepresentation, material non-disclosure or breach of any warranty or condition of this policy each referred to in this clause as a vitiating act.

6.5

Paragraph (v) It is however agreed that (save as provided in this multiple insured’s clause) a vitiating act committed by one insured party shall not prejudice the right to indemnity of any other insured party who has an insurable interest and who has not committed a vitiating act.

6.6

Paragraph (vi) Insurers hereby agree to waive all rights of subrogation which they may have or acquire against any insured party except where the rights of subrogation or recourse are acquired in consequence of or otherwise following a vitiating act in which circumstances insurers may enforce such rights notwithstanding the continuing or former status of the vitiation party as insured.

7.	Cancellation

7.1

The Insurers agree that they shall not seek to cancel or suspend this insurance except: (i) for non payment of premium; or (ii) where an insured party consistently fails to comply with Insurers’ requirements relating to survey or loss control action points.

7.2	The Insurers shall promptly notify the Intercreditor Agent in writing:

(a)	in the event of any suspension, cancellation or termination of this Policy by the Insurers or the Insured; and

(b)	of any act or omission or any event of which any Insurer has knowledge and which might invalidate or render unenforceable, in whole or in part, the Policy.

The cover provided by this Policy shall continue in force and unaltered for at least 30 days after written notice of such suspension, cancellation, termination or non-renewal is given to the Intercreditor Agent. Nothing in this clause shall give the Insurers any right to suspend, cancel or terminate this Policy which the Insurers do not otherwise have under this Policy.

7.3

The Insurers shall promptly notify the Intercreditor Agent in writing of any default in the payment of premium and shall give the Intercreditor Agent at least 30 days notice in writing before voiding this Policy for non-payment of premium, in order to give an opportunity for that premium to be paid within the notice period.

8.	Changes in cover

The Insurers shall give the Intercreditor Agent at least 30 days notice in writing before any reduction in cover or increase in excess or deductible under this Policy takes effect and shall promptly notify the Intercreditor Agent of any fact, change of circumstance or occurrence of which any Insurer is aware which is material to the risks insured against under the Policy or which would result in any reduction in limits or alteration in coverage or increase in deductions or exclusions. Nothing in this clause shall give the Insurers any right which they do not otherwise have to reduce cover or increase any excess or deductible under this Policy.

9.	Amendments to Endorsement

During the term of this Policy, the provisions of this endorsement may only be amended by written agreement between the Company, the Insurers and the Intercreditor Agent, such amendment to be endorsed on the Policy.

Section IV: Claims

10.	Notice of claims

Notice of claim by the Secured Parties or any other party entitled to indemnity under the Policy shall, in the absence of manifest error, be accepted by Insurers as a valid notification of claim on behalf of all other Insureds subject to the full terms of the Policy.

11.	Claim Payments / Loss Payee

Payments made in accordance with this clause 11 shall, to the extent of the payment, discharge the Insurers’ liability to pay Company or any other Insured.

11.1	In respect of the insurance under this Policy of material damage risks only

All claim payments or return premium shall be paid into such account as the Security Agent as loss payee may specify in writing.

11.2	In respect of the insurance under this Policy of public liability risks only

All claim payments in respect of a third party liability shall be paid to person(s) whose claim(s) constitute the risk or liability insured against except in the case where the Insured has properly discharged its liability to such person(s), in which case the claim payment shall be paid to such account as the Security Agent directs in writing.

Any return premiums shall be paid to such account as the Security Agent directs in writing.

11.3	In respect of the insurance under this Policy of loss of revenue risks only

All claim payments or return premiums shall be paid to such account as the Security Agent directs in writing.

11.4	Set-off

The Insurers may, at their discretion, deduct overdue unpaid premium from claims settlements but shall not set off or deduct premium that is not overdue or any other amounts payable by Company under or in relation to the Policy.

12.	Waiver of subrogation

The Insurers waive all rights of subrogation howsoever arising which they may have or acquire against any Insured described within the appropriate Schedules arising out of any Occurrence in respect of which any claim is admitted and is insured hereunder for the benefit of such Insured except against any:

(i)

such Insured (or officer, director, employee, agent or assign) who has caused or contributed to such an occurrence or claim by fraud, deliberate misrepresentation, deliberate non-disclosure or deliberate breach of policy condition; or

(ii)

consultant or equivalent professional party to the extent that their professional errors, omissions or activities not covered by this Policy have caused or contributed to a loss covered under this Policy; or

(iii)	supplier or manufacturer to the extent that their errors, omissions or activities not covered by this Policy have caused or contributed to a loss covered under this Policy; or

(iv)

such Insured to the extent that they are entitled to recover in respect of a loss under cover falling within sub-clause 13(a)–(e) below (or would be so insured if cover in the terms set out in this Policy had not been taken out);

13.	Primary insurance

The Insurers agree that this insurance provides the primary cover for risks insured under this Policy. In the event that any risk insured under this Policy is also insured under any other policy of insurance effected by any Insured, the Insurers agree to indemnify the Insured as if such other policy of insurance did not exist except in respect of:

(a)	excess layers of third party cover effected specifically for the Projects;

(b)

any public liability claim against the Insured which exceeds the applicable limit of indemnity under this Policy, in which case the liability of the Insurers for additional legal costs and expenses shall be limited to the proportion that the applicable limit of indemnity bears to the total claim against the Insured;

(c)	any claim under this Policy to which a Marine 50/50 Clause applies;

(d)	any claim made under a Contingent Motor Liability extension to this Policy; or

(e)	any claim relating to a loss which is insured against (or would be insured but for a double insurance provision or similar or the application of a deductible) under:

(i)	any other policy specifically effected for the construction or operational phase(s) of the Projects; or

(ii)	a latent or inherent defects policy or engineering or mechanical breakdown policy specifically effected for the Projects;

or a related business interruption insurance policy.

Section V: Miscellaneous

14.	Notice of Security Interest

14.1

The Insurers acknowledge that by an assignment contained in the Assignment of Insurances between the Company and the Security Agent dated [            ] (as amended, consolidated, supplemented, novated or replaced from time to time) (the “Assignment”), the Company assigned by way of security to the Secured Parties all benefits and rights in respect of this insurance and all claims and returns of premiums in respect thereof to which the Insured is or may at a future time become entitled. The Insurers confirm that they have not been notified of any other assignment of or security interest in the Company’s interest in this insurance.

14.2

At the reasonable request of the Intercreditor Agent and at its expense and subject to any legal, contractual or regulatory restrictions, the Insurers shall make those documents contained within their placing and claims files to which the Company would be entitled to have access available to the Intercreditor Agent or the Insurance Adviser and provide copies of such documents to them.

15.	Notice

15.1	All notices or other communications under or in connection with the Policy will be given by fax and post. Any such notice given by Insurers will be deemed to be given on the earlier of:

(i)	if by fax, when transmitted but only if the sender’s fax machine confirms successful transmission; and

(ii)	if by post, within 2 business days of release from the relevant Insurer’s office.

15.2

The address and fax number of the Intercreditor Agent and the Security Agent for all notices under or in connection with the Policy are those notified from time to time by the Intercreditor Agent or the Security Agent for this purpose to the insurance broker at the relevant time. The initial address and fax number of the Intercreditor Agent and the Security Agent are as follows:

Intercreditor Agent: Société Générale Asia Limited

Address: Level 38, 3 Pacific Place, 1 Queen’s Road East, Hong Kong

Tel: +852 2166 5665/+852 2166 5667

Fax: +852 2804 6215

Attention: Michael Poon/Raymond Fung

                            Risk & Agency

Security Agent: Société Générale, Hong Kong Branch

Address: Level 38, 3 Pacific Place, 1 Queen’s Road East, Hong Kong

Tel: +852 2166 5665/+852 2166 5667

Fax: +852 2804 6215

Attention: Michael Poon/Kenneth Choi

                            Risk & Agency

16.	Governing law & Jurisdiction

The Policy shall be governed and interpreted in accordance with English law.

This endorsement overrides any conflicting provision in this Policy.

PART B

At the request of the Insured, it is noted that the Company will give written notice to Société Générale Asia Limited (herein referred to as “the Lender”) at its last known address notified to the Company in writing in the following events:

(a)	issuance and/or receipt of cancellation notice pursuant to the cancellation clause of the policy;

(b)	event(s) leading to suspension or termination of this insurance other than natural expiry of this insurance;

(c)	default in payment of premium by the insured; and

(d)	request for reduction in the Limit of Indemnity and/or increase in Excess by the Insured or the Company.

Subject to other terms and conditions of this insurance, the Company agrees not to cancel, suspend or terminate this insurance (other than natural expiry); to reduce the Limit of Indemnity and/or increase the Excess before the expiry of the 30th day from the issuance of such notice to the Lender.

APPENDIX 4

FORM OF ENDORSEMENTS FOR REINSURANCES

REINSURANCE [CONTRACT/COVER NOTE] REFERENCE NUMBER:	[ ] (together with these endorsements, the “Reinsurance Contract”)

EFFECTIVE DATE:	[ ]

It is understood and agreed between the Reinsurer, the Insurers and the Insureds that, notwithstanding any other provision of this Policy, the following endorsement shall apply:

Section I: Definitions

1.	In this endorsement:

“Common Terms Agreement” means the agreement dated 14 September 2004 between, amongst others, the Company, the Intercreditor Agent and the Security Agent as amended, consolidated, supplemented, novated or replaced from time to time;

“Company” means Wynn Resorts (Macau) S.A.;

“Intercreditor Agent” means Société Générale Asia Limited in its capacity as Intercreditor Agent for the Senior Secured Creditors and includes its successors in that capacity;

“Insured” means those parties so described in the Original Policy;

“Original Policy” means the direct insurance policy reinsured by this reinsurance contract;

“Projects” has the meaning given to it in the Common Terms Agreement;

“Reinsured” means the Insurer or Insurers of the Original Policy;

“Reinsurers” means the insurer or insurers underwriting this insurance policy;

“Secured Parties” has the meaning referred to in the Common Terms Agreement;

“Security Agent” means Société Générale, Hong Kong Branch in its capacity as agent and security trustee for the Secured Parties and includes its successors in that capacity;

“Senior Secured Creditors” has the meaning given in the Common Terms Agreement.

Section II: Policy formation / basis

2.	Separate Policy

All the provisions of this Policy (except for those relating to limits of liability) shall operate as if there were a separate Original Policy covering each Insured. Accordingly, the liability of the Reinsurers under this Policy to any one of the Re-insured shall not be conditional upon the due observance and fulfilment of any other Insured of the terms of the Original Policy and of any duties imposed upon it relating thereto and shall not be affected by any failure in such observance or fulfilment of any such other Insured.

3.	Interest of the Secured Parties

The Reinsurers acknowledge that the Secured Parties and (in respect of third party liabilities) their respective officers, directors, employees, secondees and assigns are each additional co-insureds under the Original Policy and that the premium specified in this Policy provides consideration for their being co-insured parties.

4.	Liability for premium

Neither the Intercreditor Agent, the Security Agent nor the Secured Parties shall be liable for the payment of any premium under this Policy although they may choose to pay the premium. This shall not relieve the Reinsured from its obligations to pay any premium under this Policy.

5.	Disclosure

5.1

The Reinsurers acknowledge to the Secured Parties alone that (i) they have received adequate information in order to evaluate the risk of insuring the Reinsured in respect of the risks hereby insured on the assumption that such information is not materially misleading, (ii) there is no information which has been relied on or is required by the Reinsurers in respect of their decision to insure the Secured Parties or their directors, officers, employees or agents, and (iii) in agreeing to enter into this Policy, they have not relied upon or taken into account any information supplied to them by any Secured Party. The acknowledgements provided by the Reinsurers in this clause 5.2 shall have no effect on any rights that the Reinsurers might have had under or in relation to the Policy against any party (including the Company) other than the Secured Parties and the Intercreditor Agent in the absence of such acknowledgements.

5.2

The Reinsurers acknowledge that under the Original Policy non-disclosure or misrepresentation by one Insured shall not be attributable to any other Insured who did not actively participate in that non-disclosure or misrepresentation. Without prejudice to the protections afforded to the Insured by this endorsement, no one Insured represents or warrants the adequacy or accuracy of any information provided or representation made by or on behalf of any other Insured.

Section III: Rights to avoid / cancel or change Policy terms

6.	Non-vitiation

6.1

Paragraph (i) It is noted and agreed that if the insured described in the schedule comprises more than one insured party each operating as a separate and distinct entity then (save as provided in this multiple insured’s clause) cover hereunder shall apply in the same manner and to the same extent as if the individual polices had been issued to each such insured party provided that the total liability of the insurers to all of the insured parties collectively shall not exceed the sums insured and limits of indemnity including and inner limits set by memorandum or endorsement stated in the policy.

6.2

Paragraph (ii) It is understood and agreed that any payment or payments by Insurers to any one or more such insured parties shall reduce to the extent of that payment insurers liability to all such parties arising from any one event giving rise to a claim under this policy and (if applicable) in the aggregate.

6.3

Paragraph (iii) It is further understood that the insured parties will at all times preserve the various contractual rights and agreements entered into by the insured parties and the contractual remedies of such parties in the event of loss or damage.

6.4

Paragraph (iv) It is further understood and agreed that insurers shall be entitled to avoid liability to or (as maybe appropriate) claim damages from any of the insured parties in circumstances of fraud, material misrepresentation, material non-disclosure or breach of any warranty or condition of this policy each referred to in this clause as a vitiating act.

6.5

Paragraph (v) It is however agreed that (save as provided in this multiple insured’s clause) a vitiating act committed by one insured party shall not prejudice the right to indemnity of any other insured party who has an insurable interest and who has not committed a vitiating act.

6.6

Paragraph (vi) Insurers hereby agree to waive all rights of subrogation which they may have or acquire against any insured party except where the rights of subrogation or recourse are acquired in consequence of or otherwise following a vitiating act in which circumstances insurers may enforce such rights notwithstanding the continuing or former status of the vitiation party as insured.

7.	Cancellation

7.1

The Reinsurers agree that they shall not seek to cancel or suspend the this insurance except: (i) for non payment of premium; or (ii) where an Insured consistently fails to comply with Reinsurers’ requirements relating to survey or loss control action points.

7.2

The Reinsurers shall promptly notify the Intercreditor Agent in writing in the event of any suspension, cancellation, termination of this Policy by the Reinsurers or by the Reinsured or Insured. The cover provided by this Policy shall continue in force and unaltered for at least 30 days after written notice of such suspension, cancellation, termination or non-renewal is given to the Intercreditor Agent. Nothing in this clause shall give the Reinsurers any right to suspend, cancel or terminate this Policy which the Reinsurers do not otherwise have under this Policy.

7.3

The Reinsurers shall promptly notify the Intercreditor Agent in writing of any default in the payment of premium and shall give the Intercreditor Agent at least 30 days notice in writing before voiding this Policy for non-payment of premium, in order to give an opportunity for that premium to be paid within the notice period.

8.	Changes in cover

The Reinsurers shall give the Intercreditor Agent at least 30 days notice in writing before any reduction in cover or increase in excess or deductible under this Policy takes effect. Nothing in this clause shall give the Reinsurers any right which they do not otherwise have to reduce cover or increase any excess or deductible under this Policy.

9.	Amendments to Endorsement

During the term of this Policy, the provisions of this endorsement may only be amended by written agreement between the Company, the Reinsurers and the Intercreditor Agent, such amendment to be endorsed on the Policy.

Section IV: Claims

10.	Notice of claims

Notice of claim by the Secured Parties or any other party entitled to indemnity under the Original Policy shall, in the absence of manifest error, be accepted by Reinsurers as a valid notification of claim on behalf of all other Reinsureds and Insureds subject to the full terms of the Policy.

11.	Claim Payments / Loss Payee

Payments made in accordance with this Clause 11 shall, to the extent of the payment, discharge the Reinsurers’ liability to pay the Reinsured or any other Insured.

11.1	In respect of the insurance under this Policy of material damage risks only

All claim payments or return premium shall be paid to such account as the Security Agent as loss payee may specify in writing.

11.2	In respect of the insurance under this Policy of public liability risks only

All claim payments in respect of a third party liability shall be paid to person(s) whose claim(s) constitute the risk or liability insured against except in the case where the Reinsured or Insured has properly discharged its liability to such person(s), in which case the claim payment shall be paid to such account as the Security Agent directs in writing.

Any return premiums shall be paid to such account as the Security Agent directs in writing.

11.3	In respect of the insurance under this Policy of loss of revenue risks only

All claim payments or return premiums shall be paid to such account as the Security Agent directs in writing.

11.4	Set-off

The Reinsurers may, at their discretion, deduct overdue unpaid premium from claims settlements but shall not set off or deduct premium that is not overdue or any other amounts payable by the Reinsured under or in relation to the Policy.

12.	Waiver of subrogation

The Reinsurers waive all rights of subrogation howsoever arising which they may have or acquire against any Reinsured or Insured described within the appropriate Schedules arising out of any Occurrence in respect of which any claim is admitted and is insured hereunder for the benefit of such Reinsured or Insured except against any:

(i)

such Reinsured or Insured (or officer, director, employee, agent or assign) who has caused or contributed to such an occurrence or claim by fraud, deliberate misrepresentation, deliberate non-disclosure or deliberate breach of policy condition; or

(ii)

consultant or equivalent professional party to the extent that their professional errors, omissions or activities not covered by this Policy have caused or contributed to a loss covered under this Policy; or

(iii)	supplier or manufacturer to the extent that their errors, omissions or activities not covered by this Policy have caused or contributed to a loss covered under this Policy; or

(iv)

such Insured to the extent that they are entitled to recover in respect of a loss under cover falling within sub-clause 13(a)–(e) below (or would be so insured if cover in the terms set out in this Policy had not been taken out);

13.	Primary insurance

The Reinsurers agree that the Original Policy provides the primary cover for risks insured under the Original Policy. In the event that any risk insured under the Original Policy is also insured under any other policy of insurance effected by any Reinsured or Insured, the Reinsurers agree to indemnify the Reinsured or Insured as if such other policy of insurance did not exist except in respect of:

(a)	excess layers of third party cover effected specifically for the Projects;

(b)

any public liability claim against the Insured which exceeds the applicable limit of indemnity under this Policy, in which case the liability of the Reinsurers for additional legal costs and expenses shall be limited to the proportion that the applicable limit of indemnity bears to the total claim against the Reinsured or Insured;

(c)	any claim under this Policy to which a Marine 50/50 Clause applies;

(d)	any claim made under a Contingent Motor Liability extension to this Policy; or

(e)	any claim relating to a loss which is insured against (or would be insured but for a double insurance provision or similar or the application of a deductible) under:

(i)	any other policy specifically effected for the construction or operational phase(s) of the Projects; or

(ii)	a latent or inherent defects policy or engineering or mechanical breakdown policy specifically effected for the Projects;

or a related business interruption insurance policy.

Section V: Miscellaneous

14.	Notice of Security Interest

The Reinsurers acknowledge that by an assignment contained in the Assignment of Reinsurances dated [            ] between the Reinsured and the Security Agent (as amended, consolidated, supplemented, novated or replaced from time to time) (the “Assignment”), Reinsured assigned by way of security to the Secured Parties all benefits and rights in respect of this insurance and all claims and returns of premiums in respect thereof to which the Reinsured or Insured is or may at a future time become entitled. The Reinsurers confirm that they have not been notified of any other assignment of or security interest in the Reinsured’s interest in this insurance.

15.	Insurer access to Due Diligence Reports

The Senior Secured Creditors shall have no duty of disclosure to the Reinsurers in relation to any Reinsurance. Nevertheless, on the written reasonable request of the Reinsurers, the Senior Secured Creditors shall, subject to the Company obtaining any other consents required for such access (which consents the Company agrees it shall use its reasonable endeavours to obtain), provide the Reinsurers with reasonable access to any relevant due diligence report(s) commissioned by the Senior Secured Creditors relating to the Projects. The Company consents to such access and the Reinsurers shall keep such report(s) confidential and shall accept such information without rights of recourse against any of the Senior Secured Creditors, the Company or the party/parties that prepared the said reports.

16.	Notice

16.1	All notices or other communications under or in connection with the Policy will be given via the reinsurance broker by fax and post. Any such notice given will be deemed to be given on the earlier of:

(a)	if by fax, when transmitted but only if the sender’s fax machine confirms successful transmission; and

(b)	if by post, within 2 business days of release from the relevant Insurer’s office.

16.2

The address and fax number of the Intercreditor Agent and the Security Agent for all notices under or in connection with the Policy are those notified from time to time by the Intercreditor Agent or the Security Agent for this purpose to the insurance broker at the relevant time. The initial address and fax number of the Intercreditor Agent and the Security Agent are as follows:

Intercreditor Agent: Société Générale Asia Limited

Address: Level 38, 3 Pacific Place, 1 Queen’s Road East, Hong Kong

Tel: +852 2166 5665/+852 2166 5667

Fax: +852 2804 6215

Attention: Michael Poon/Raymond Fung

                             Risk & Agency

Security Agent: Société Générale, Hong Kong Branch

Address: Level 38, 3 Pacific Place, 1 Queen’s Road East, Hong Kong

Tel: +852 2166 5665/+852 2166 5667

Fax: +852 2804 6215

Attention: Michael Poon /Kenneth Choi
Risk	& Agency

17.	Governing law & Jurisdiction

The Policy shall be governed and interpreted in accordance with English law.

This endorsement overrides any conflicting provision in this Policy.

APPENDIX 5

FORM OF INSURANCE BROKER’S LETTER OF UNDERTAKING

To:	[ ] as Intercreditor Agent

[Date]

Dear Sirs,

1.

We refer to Schedule 7 (Insurance) (the “Insurance Schedule”) to the Common Terms Agreement dated 14 September 2004 between Wynn Resorts (Macau) S.A. (the “Company”) and the financial institutions referred to therein as Senior Secured Creditors, as amended, consolidated, supplemented, novated or replaced from time to time. Terms used herein shall bear the same meaning as in the Insurance Schedule. Any reference herein to a document being in substantially a specified form shall be construed as meaning such document being in the same form as the specified form save for the insertion of information left in blank or typographical errors.

2.

We, in our capacity as insurance brokers to the Company, confirm that each Direct Insurance as required pursuant to Clause 1.1 of the Insurance Schedule is in full force and effect as of the date of this letter on and in respect of the risks set out in the Direct Insurances evidenced in the policy cover notes attached hereto as Annex A and that all premiums which are required to have been paid at the date hereof in respect of such Direct Insurances have been paid in full.

3.

We confirm that each Direct Insurance referred to in paragraph 2 above contains endorsements in substantially the form set out in Appendix 3 (Form of Endorsements for Direct Insurances) to the Insurance Schedule.

4.	Pursuant to instructions received from the Company, we hereby undertake in respect of the Direct Insurances referred to in the attached cover notes:

(a)

in the case of any such Direct Insurance, as and when the same is renewed, extended or replaced, and subject to market conditions current at the time of application for such renewal, extension or replacement, to use our best efforts to ensure that it complies with the requirements of the Insurance Schedule or such other requirements as you may approve in writing and that it contains endorsements in substantially the form set out in Appendix 3 (Form of Endorsements for Direct Insurances) to the Insurance Schedule or in such other form as you may approve in writing;

(b)

to pay to the accounts specified in the relevant loss payable clauses in the relevant policy documents without any set-off or deduction of any kind for any reason any and all proceeds from or other payments made pursuant to the Direct Insurances (including refunds of premiums) received by us from the insurers except as might otherwise be permitted in the relevant policy endorsement provisions or required by law or court order or as you may otherwise agree in writing;

(c)	to advise you:

(i)	as soon as practical upon our becoming aware of any actual or proposed:

(A)	cancellation or suspension of cover under any Direct Insurance;

(B)	reduction in limits or coverage or any increase in deductibles; and

(C)	termination prior to the original expiry date of any Direct Insurance;

(ii)	as soon as practical of any default in the payment of any premium for any of the Direct Insurances;

(iii)

at least 45 days prior to the expiry of any Direct Insurance if we have not received instructions to negotiate the renewal thereof from the Company and/or any jointly insured parties or the agents of any such party and at least 5 Business Days prior to the expiry thereof if such Direct Insurance has not been renewed;

(iv)	if we receive instructions to negotiate the renewal of any Direct Insurance, the details of such instructions and, upon the renewal of such Direct Insurance, the terms of such renewal; and

(v)

of any act or omission of any event of which we have knowledge and which might invalidate or render unenforceable in whole or in part any of the Direct Insurances promptly upon our becoming aware of the same;

(d)

to disclose to you any fact, change of circumstance or occurrence material to the risks insured against under the Direct Insurances or which would result in any reduction in limits or alteration in coverage or increase in deductions or exclusions promptly upon our becoming aware of the same;

(e)	to notify you promptly following our becoming aware that we shall cease to act as insurance broker to the Company; and

(f)

on your reasonable request and at your expense and subject to any legal, contractual or regulatory restrictions, to make those documents contained within our placing and claims files to which the Company would be entitled to have access available to you or your Insurance Adviser at reasonable times and places, and to provide you with copies of any such documents.

5.	The above undertakings are given subject to our continuing appointment as insurance brokers to the Company and in relation to the Direct Insurances and the handling of claims in relation to them.

6.	The contents of this letter may not be disclosed to any other party other than to any person:

(a)	to (or through) whom a Secured Party assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and/or obligations under the Senior Finance Documents;

(b)

to (or through) whom a Secured Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, any of the Senior Finance Documents or any Obligor; or

(c)	to whom all or any contents of this letter may be required to be disclosed by any applicable law or pursuant to any regulatory or stock exchange requirement

(a “Third Party”) and, in the event that it is disclosed to a Third Party, any and all liability howsoever arising to such Third Party is hereby expressly excluded. No person except the Senior Secured Parties has any rights arising out of this letter under the Contracts (Rights of Third Parties) Act 1999.

7.

Our aggregate liability to you for any and all matters arising from this letter and the contents thereof shall in any and all events be limited to the sum of USD1,000,000 and confined to direct losses in contract. Any and all other liability including but not limited to liability in tort and liability for consequential losses is hereby expressly excluded. Notwithstanding the foregoing, nothing in this letter shall serve to limit our liability for death or personal injury caused by our negligence.

8.

This letter shall be governed and construed in accordance with the laws of England and any disputes arising in connection with this letter shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the said Rules. The arbitration shall take place in Hong Kong and shall be conducted in English. The arbitration award shall be binding upon both parties.

Yours faithfully,

[name of insurance broker]

APPENDIX 6

FORM OF REINSURANCE BROKER’S LETTER OF UNDERTAKING

To:	[ ] as Intercreditor Agent

[ ] as Security Agent

[Date]

Dear Sirs,

1.

We refer to Schedule 7 (Insurance) (the “Insurance Schedule”) to the Common Terms Agreement dated 14 September 2004 between Wynn Resorts (Macau) S.A. (the “Company”) and the financial institutions referred to therein as Senior Secured Creditors, as amended, consolidated, supplemented, novated or replaced from time to time. Terms used herein shall bear the same meaning as in the Insurance Schedule. Any reference herein to a document being in substantially a specified form shall be construed as meaning such document being in the same form as the specified form save for the insertion of information left in blank or typographical errors.

2.

We, in our capacity as reinsurance brokers to [        ] (the “Direct Insurer”), confirm that facultative reinsurance of each Direct Insurance (other than those indicated by you) as required pursuant to Clause 1.2 of the Insurance Schedule are in full force and effect as of the date of this letter on and in respect of the risks set out in the Reinsurances evidenced in the policy cover notes attached hereto as Annex A and that all premiums which are required to have been paid at the date hereof in respect of such Reinsurances have been paid in full and such Reinsurances are placed with reinsurers and underwriters whose identities we have disclosed to you and whom we in good faith believe to be reputable and financially sound.

3.

We confirm that each Reinsurance referred to in paragraph 2 above contains endorsements in substantially the form set out in Appendix 4 (Form of Endorsements for Reinsurances) to the Insurance Schedule.

4.	Pursuant to instructions received from the Direct Insurer, we hereby undertake in respect of the Reinsurances referred to in the attached cover notes:

(a)

in the case of any such Reinsurance, as and when the same is renewed, extended or replaced, and subject to market conditions current at the time of application for such renewal, extension or replacement, to use our best efforts to ensure that it complies with the requirements of the Insurance Schedule or such other requirements as you may approve in writing and that it contains endorsements in substantially the form set out in Appendix 4 (Form of Endorsements for Reinsurances) to the Insurance Schedule or in such other form as you may approve in writing;

(b)

to pay to the accounts specified in the relevant loss payable clauses in the relevant policy documents without any set-off or deduction of any kind for any reason any and all proceeds from or other payments made pursuant to the

Reinsurances (including refunds of premiums) received by us from the reinsurers except as might otherwise be permitted in the relevant policy endorsement provisions or required by law or court order or as you may otherwise agree in writing;

(c)	to advise you:
(i)	as soon as practical upon our becoming aware of any actual or proposed:

(A)	cancellation or suspension of cover under any Reinsurance;

(B)	reduction in limits or coverage or any increase in deductibles; and

(C)	termination prior to the original expiry date of any Reinsurance;

(ii)	as soon as practical of any default in the payment of any premium for any of the Reinsurances;

(iii)

at least 45 days prior to the expiry of any Reinsurance if we have not received instructions to negotiate the renewal thereof from the Direct Insurer and/or any jointly insured parties or the agents of any such party and at least 5 Business Days prior to the expiry thereof if such Reinsurance has not been renewed;

(iv)	if we receive instructions to negotiate the renewal of any Reinsurance, the details of such instructions and, upon the renewal of such Reinsurance, the terms of such renewal; and

(v)

of any act or omission or any event of which we have knowledge and which might invalidate or render unenforceable in whole or in part any of the Reinsurances promptly upon our becoming aware of the same;

(d)

to disclose to you any fact, change of circumstance or occurrence material to the risks insured against under the Reinsurances or which would result in any reduction in limits or alteration in coverage or increase in deductions or exclusions promptly upon our becoming aware of the same;

(e)	to notify you promptly following our becoming aware that we shall cease to act as reinsurance broker to the Direct Insurer; and

(f)

on your reasonable request and at your expense and subject to any legal, contractual or regulatory restrictions, to make those documents contained within our placing and claims files to which the Direct Insurer would be entitled to have access available to you or your Insurance Adviser at reasonable times and places, and to provide you with copies of any such documents.

5.	The above undertakings are given subject to our continuing appointment as reinsurance brokers to the Direct Insurer and in relation to the Reinsurances and the handling of claims in relation to them.

6.	The contents of this letter may not be disclosed to any other party other than to any person:

(a)	to (or through) whom a Secured Party assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and/or obligations under the Senior Finance Documents;

(b)

to (or through) whom a Secured Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Senior Finance Documents or any Obligor; or

(c)	to whom all or any contents of this letter may be required to be disclosed by any applicable law or pursuant to any regulatory or stock exchange requirement

(a “Third Party”) and, in the event that it is disclosed to a Third Party, any and all liability howsoever arising to such Third Party is hereby expressly excluded. No person except the Senior Secured Parties has any rights arising out of this letter under the Contracts (Rights of Third Parties) Act 1999.

7.

Our aggregate liability to you for any and all matters arising from this letter and the contents thereof shall in any and all events be limited to the sum of USD1,000,000 and confined to direct losses in contract. Any and all other liability including but not limited to liability in tort and liability for consequential losses is hereby expressly excluded. Notwithstanding the foregoing, nothing in this letter shall serve to limit our liability for death or personal injury caused by our negligence.

8.

This letter shall be governed and construed in accordance with the laws of England and any disputes arising in connection with this letter shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the said Rules. The arbitration shall take place in Hong Kong and shall be conducted in English. The arbitration award shall be binding upon both parties.

Yours faithfully,

[name of reinsurance broker]

SCHEDULE 8

HEDGING ARRANGEMENTS

1.

The Company shall, prior to the making of any Advance under a Term Loan Facility, enter into agreements to the extent necessary to ensure that at least 50% of the aggregate amount drawn under the Term Loan Facilities (including the amount of such Advance) is subject, through interest rate swaps, caps, collars or other products agreed with the Intercreditor Agent, to either a fixed interest rate or interest rate protection for such period as reflects the repayment schedule for such Facility and with a final maturity date of not less than three years from the date upon which such Hedging Arrangement was first entered into in respect of such amount.

2.	The purchase price of any such products may be paid for:

(a)

by one or other of the other Obligors for the benefit of the Company (provided that such payment shall either constitute Equity (other than any Equity required to be paid up or advanced in accordance with the terms of the Senior Finance Documents) or otherwise create no recourse to the Company); or

(b)

out of the amount provided in the “Interest” Line Item (provided that the sum of the purchase prices, interest and any other amounts payable by the Company in respect of all such products does not exceed such amount).

3.	Only a Lender or an Affiliate of a Lender may act as a Hedging Counterparty in respect of the Hedging Arrangements required by paragraph 1 above.

4.

The Hedging Agreements are to be on the terms of the 1992 standard International Swap & Dealers Association, Inc. Master Agreement (the “ISDA Master Agreement”) and the ISDA Schedule, together with such amendments as are acceptable to the Intercreditor Agent. All Hedging Agreements for swap transactions will provide for full two way payments (with the Company being a Fixed Rate Payer (as defined in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “2000 Definitions”)) and the Hedging Counterparty being a Floating Rate Payer (as defined in the 2000 Definitions)) and the payment measure and payment method for such swap transactions in the event of early termination, whether upon a “Termination Event” or an “Event of Default”, shall be “Second Method” and “Market Quotation” respectively. Terms in quotations in this paragraph 4 shall have the meaning ascribed in the ISDA Master Agreement.

5.

The Hedging Counterparties shall have equal security over the assets of the Company with the Senior Secured Creditors in accordance with the terms of this Agreement and the Deed of Appointment and Priority.

6.

Any payments due from the Company under the Hedging Agreements (except for the purchase price or other amounts in respect of any interest rate caps, collars or other products paid by another Obligor) prior to the Expansion Opening Date, including any Realised Hedge Loss plus any accrued default interest in accordance with paragraph 10 below, shall be a permitted Project Cost.

In this paragraph and paragraphs 7 and 10 below, “Realised Hedge Loss” means, in relation to a Hedging Counterparty at any time, the amount (if any) payable (but unpaid) by the Company to such Hedging Counterparty under the Hedging Agreement to which such Hedging Counterparty is a party (but excluding any default interest) upon an early termination of any transaction or transactions thereunder which has been terminated in accordance with paragraph 9 below. The amount is to be calculated on a net basis across the transactions under such Hedging Agreement in accordance with the terms of the applicable Hedging Agreement.

7.

Payments due from the Company under the Hedging Agreements following the Expansion Opening Date, including any Realised Hedge Loss plus any accrued default interest in accordance with paragraph 10 below, shall (save for any such amounts paid by another Obligor) be a Financing Cost.

8.	Except with the prior consent of the Intercreditor Agent, no amendments may be made to a Hedging Agreement to an extent that might reasonably be expected to result in:

(a)	any payment under the Hedging Agreement being required to be made by the Company on any date other than the dates originally provided for in the Hedging Agreement;

(b)	the Company becoming liable to make an additional payment under any Hedging Agreement which liability does not arise from the original provisions of the Hedging Agreement; or

(c)	the Company becoming liable to make any payment under the Hedging Agreement in any currency other than in the currency provided for under the original provisions of the Hedging Agreement.

9. (a)

The Company may terminate a transaction under a Hedging Agreement prior to its stated maturity only in circumstances provided for in such Hedging Agreement and with the approval of the Intercreditor Agent provided that the approval of the Intercreditor Agent shall not be required in the case of any termination by reason of illegality when the requirements of paragraph 1 above are met following such termination.

(b)	A Hedging Counterparty may terminate a transaction under a Hedging Agreement prior to its stated maturity only in circumstances provided for in such Hedging Agreement.

(c)

Unless a Hedging Counterparty has already exercised such rights in accordance with sub-paragraph (b) above, the Intercreditor Agent may require a Hedging Counterparty to terminate transactions under a Hedging Agreement where a declaration has been made by the Intercreditor Agent pursuant to Clause 19.2.2 (Remedies following an Event of Default).

(d)

If a voluntary or mandatory prepayment is to be made in accordance with Clause 8 (Repayments, Prepayments and Cancellation) and following such prepayment the aggregate amount of the “Notional Amounts” (as defined in the 2000 Definitions) of all Hedging Agreements at such time would be greater than 125% of the principal amounts outstanding under the Term Loan Facilities, the Company shall unwind, in order of maturity immediately following such prepayment (unless otherwise agreed by the Intercreditor Agent), sufficient transactions under the Hedging Agreements (and pay associated breakage costs) on the first Payment Date (as defined in the 2000 Definitions) (or, where such prepayment falls within 5 Business Days (as defined in the relevant Hedging Agreement) prior to such first Payment Date, the second Payment Date) in respect of such transaction immediately succeeding such prepayment such that the Intercreditor Agent is satisfied that, following such terminations, the aggregate Notional Amounts of all transactions under all Hedging Agreements is not less than 50% and not more than 125% of the principal amounts outstanding under the Facilities.

10.

In the event that a Hedging Agreement is terminated and the Company fails to pay any Realised Hedge Loss, such Realised Hedge Loss shall comprise an Unpaid Sum and interest shall accrue in respect thereof accordingly.

APPENDIX 1

FORM OF HEDGING COUNTERPARTY’S DEED OF ACCESSION

THIS DEED dated [            ] is supplemental to (i) a common terms agreement (the “Common Terms Agreement”) dated 14 September 2004 between Wynn Resorts (Macau) S.A. as Company and the Senior Secured Creditors (as defined therein) and (ii) each of the Security Documents as defined in the Common Terms Agreement to which the Senior Secured Creditors are expressed to be party (the “Security Documents”).

Words and expressions defined in the Common Terms Agreement have the same meaning when used in this Deed and the principles of construction and rules of interpretation set out therein shall also apply.

[name of new Hedging Counterparty] (the “New Hedging Counterparty”) of [address] hereby agrees with each other person who is or who becomes a party to the Common Terms Agreement that with effect on and from the date of this Deed it shall be bound by the Common Terms Agreement and be entitled to exercise rights and be subject to obligations thereunder as a Hedging Counterparty.

The New Hedging Counterparty hereto agrees with each other person who is or who becomes a party to the Security Documents that with effect on and from the date of this Deed it shall be bound by each of the Security Documents and be entitled to exercise rights and be subject to obligations thereunder as a Senior Secured Creditor.

The initial telephone number, fax number, address and person designated by the New Hedging Counterparty for the purposes of Clause 29 (Notices) of the Common Terms Agreement are:

[            ]

This Deed is governed by and shall be construed in accordance with English law.

Executed as a deed by	)

[insert name of New Hedging	)

Counterparty and execution	)

clause appropriate thereto	)

and to manner of execution]	)

SCHEDULE 9

MANDATORY PREPAYMENT

1.

To the extent that any Equity Issuance Proceeds are received by (or paid to the order of) the Company or any other Obligor, the Company shall ensure that an amount equal to the amount of such Equity Issuance Proceeds (excluding any such Equity Issuance Proceeds derived from any Equity to the extent such Equity is required or permitted under this Agreement to fund any Project Costs) shall be applied on the next Interest Payment Date after such receipt (or payment) towards prepayment and cancellation of the Facilities in accordance with Clause 8.3 and, pending such application, shall be deposited and retained in an Account.

2.

With respect to the Net Cash Proceeds from any Asset Sale (where such Net Cash Proceeds exceed in aggregate an amount equal to USD50,000,000 or its equivalent in any Fiscal Year when taken together with any other Net Cash Proceeds received by the Company or any other Obligor in respect of any Asset Sale in that Fiscal Year) made by the Company or any other Obligor as to which the Company or any other Obligor has not re-invested such Net Cash Proceeds within 12 months of receipt in assets used by the Company or any other Obligor in the conduct of its Permitted Business, such Net Cash Proceeds shall be applied on the next Interest Payment Date after the date falling 12 months from the date of receipt towards prepayment and cancellation of the Facilities in accordance with Clause 8.3 and, pending such application, shall be deposited and retained in an Account.

3.

On the next Interest Payment Date following the date on which the Company or any other Obligor receives any Termination Proceeds or Eminent Domain Proceeds, the Company shall ensure that such proceeds are applied towards prepayment and cancellation of the Facilities in accordance with Clause 8.3 and, pending such application, shall be deposited and retained in an Account.

4.

If, for any Fiscal Year commencing with the Fiscal Year in which the Original Project Opening Date occurs, there shall be Excess Cash Flow, the Company shall apply the ECF Percentage of such Excess Cash Flow towards prepayment and cancellation of the Facilities in accordance with Clause 8.3. Each such prepayment shall be made on the next Interest Payment Date following the earlier of:

(a)

the date on which the financial statements of the Company referred to in paragraph 1 of Part A of Schedule 5 (Covenants), for the Fiscal Year with respect to which such prepayment is made, are required to be delivered to the Lenders; and

(b)	the date such financial statements are actually delivered,

and, pending such application, shall be deposited and retained in an Account.

5.

An amount equal to any Insurance Proceeds (other than those received by the Company or any other Obligor for any single loss or series of related losses not in excess of USD20,000,000 or its equivalent) shall be applied to the prepayment and cancellation of the Facilities in accordance with Clause 8.3 on the next Interest Payment Date falling not less than 30 days after the Company’s or Obligor’s receipt of such Insurance Proceeds, unless each of the following conditions are satisfied or waived by the Intercreditor Agent within such 30 day period, in which event such amounts shall be applied to the repair or restoration of the Projects:

(a)	the damage or destruction does not constitute the destruction of all or substantially all of the Projects;

(b)

a Default has not occurred and is continuing (other than a Default resulting solely from such damage or destruction) and after giving effect to any proposed repair and restoration, no Default will result from such damage or destruction or proposed repair and restoration;

(c)

the Company certifies, and the Intercreditor Agent determines in its reasonable judgment, that repair or restoration of the Projects to a condition substantially similar to their condition immediately prior to the event or events to which the relevant Insurance Proceeds relate, is technically and economically feasible within a 9 month period (where the damage or destruction occurs prior to the Diamond Completion Date) or a 12 month period (where it occurs thereafter) and that a sufficient amount of funds is or will be available to the Company to make such repairs and restorations;

(d)

the Company delivers to the Intercreditor Agent a plan (the “Repair Plan”) describing in reasonable detail the nature of the repairs or restoration to be effected and the anticipated costs and schedule associated therewith, in form and substance reasonably satisfactory to the Intercreditor Agent;

(e)

the Company certifies, and the Intercreditor Agent determines in its reasonable judgment, that (A) the Company has sufficient Funds to achieve construction completion of the Projects and satisfy any existing or future liabilities, claims or other obligations of any kind and (B) a sufficient amount of funds is or will be available to the Company to make all payments on Financial Indebtedness which will become due during and following the repair period and, in any event, to maintain compliance with the covenants set forth in paragraph 1 of Part B of Schedule 5 (Covenants) during such repair period;

(f)

no Permit is necessary to proceed with the repair and restoration of the Projects and no material amendment to the Project Documents, or, except with the consent of the Senior Secured Creditors, any of the Senior Finance Documents, and no other instrument is necessary for the purpose of effecting the repairs or restoration of the Projects or subjecting the repairs or restoration to the Liens of the applicable Security Documents and maintaining the priority of such Liens or, if any of the above is necessary, the Company will be able to obtain the same as and when required; and

(g)

the Intercreditor Agent shall receive such certificates, opinions or other matters as it may reasonably request as necessary or appropriate in connection with such repairs or restoration of the Projects or to preserve or protect the Senior Secured Creditors’ interests hereunder and in the applicable Project Security, and, pending such application, such amount shall be deposited and retained in an Account.

After Insurance Proceeds have been applied to the repair or restoration of the Projects as provided in this Agreement, any excess Insurance Proceeds shall be applied on the next Interest Payment Date thereafter to the prepayment and cancellation of the Facilities in accordance with Clause 8.3.

6.	[Not used.]

7.

If all or substantially all of either Project is lost, damaged or destroyed or declared by any relevant Insurer to be a constructive total loss, the Company shall prepay and cancel the Facilities in accordance with Clause 8.3 and prepay all other amounts outstanding under the Senior Finance Documents within 90 days or, if earlier, upon receipt of Insurance Proceeds in respect of such loss, damage, destruction or declaration.

8.

On the next Interest Payment Date following the date on which the Company or any other Obligor receives any Claim Proceeds, the Company shall apply an amount equal to such proceeds towards prepayment and cancellation of the Facilities in accordance with Clause 8.3 and, pending such application, shall deposit and retain such proceeds in an Account.

SCHEDULE 10

EVENTS OF DEFAULT

(a) (i)	The Company shall have failed to pay any principal of any Advance when due in accordance with the terms of the relevant Facility Agreement; or

(ii)	the Company shall have failed to pay any interest on any Advance within 5 days after any such interest becomes due in accordance with the terms of the relevant Senior Finance Document; or

(iii)

any other Obligor shall have failed to pay any other amount payable under any Senior Finance Document within 10 days after any such other amount becomes due in accordance with the terms of the relevant Senior Finance Document or in the event that any such other amount becomes due without a notice being given to the relevant Obligor, 10 days after notice to the relevant Obligor of the non-payment of such amount.

(b)

Any representation or warranty made or deemed made by any Obligor in any Senior Finance Document to which it is a party or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with any Senior Finance Document shall prove to have been incorrect in any material respect (or, in the case of the representations and warranties set out in paragraphs 21.1, 21.2 and 21.3 of Schedule 4 (Representations and Warranties), in any respect) on or as of the date made or deemed made and, in the case of an Obligor (other than the Company or a Wynn Obligor), such event, in the reasonable opinion of the Intercreditor Agent, could reasonably be expected to give rise to a Material Adverse Effect.

(c)	The Company shall default in the observance or performance of:

(i)

paragraph 12(a) of Part A of Schedule 5 (Covenants) and, other than in respect of a Default arising by reason of paragraphs (v), (w), (x), (y), (z) or (aa) of Schedule 10 (Events of Default), such default shall continue unremedied for a period of 30 days;

(ii)	paragraph 12(b) of Part A of Schedule 5 (Covenants) in so far as it relates to the Concession Contract or the Land Concession Contract;

(iii)	paragraph 24 of Part A of Schedule 5 (Covenants); or

(iv)	paragraph 1 of Part B of Schedule 5 (Covenants) and such default shall continue unremedied for a period of 5 days.

(d)

Any Obligor or the Performance Bond Provider shall default in the observance or performance of any other covenant or agreement contained in any Senior Finance Document to which it is a party (other than as provided in paragraphs (a) through (c) of this Schedule), and such default shall continue unremedied for a period of 30 days or, provided the relevant Obligor or the Performance Bond Provider is diligently pursuing action to remedy the default and it is of a nature that it is capable of being remedied, 60 days after the earlier of:

(i)	the Company or such Obligor becoming aware of such default; and

(ii)	receipt by the Company of notice from the Intercreditor Agent or any Lender of such default.

(e)	Save where paragraph (a) of this Schedule applies, the Company or any other Obligor shall:

(i)

default in making any payment of any principal of any Financial Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Advances) on the scheduled due date with respect thereto;

(ii)

default in making any payment of any interest on any such Financial Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Financial Indebtedness was created; or

(iii)

default in the observance or performance of any other agreement or condition relating to any such Financial Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition (or any declaration by the holder of such Financial Indebtedness by reason thereof) is to cause immediately such Financial Indebtedness to become due prior to its stated maturity or (in the case of any such Financial Indebtedness constituting a Guarantee Obligation) to become payable, provided that a default event or condition described in sub-paragraphs (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute a Default or Event of Default unless, at such time, the aggregate amount of the default in the principal payment in the case of sub-paragraph (i), the default in the interest payment in the case of sub-paragraph (ii) and the amount accelerated in the case of sub-paragraph (iii) of this paragraph (e) exceeds USD10,000,000 or its equivalent in the case of the Company and the other Obligors taken as a whole.

(f) (i)

Any Obligor or the Performance Bond Provider shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, administration, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Obligor or the Performance Bond Provider shall make a general assignment for the benefit of its creditors;

(ii)

there shall be commenced against any Obligor or the Performance Bond Provider any case, proceeding or other action of a nature referred to in sub-paragraph (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days;

(iii)

there shall be commenced against or any Obligor or the Performance Bond Provider any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

(iv)	any Obligor or the Performance Bond Provider shall consent to, approve, or acquiesce in, any of the acts set forth in sub-paragraphs (i), (ii) or (iii) above; or

(v)	any Obligor or the Performance Bond Provider shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due,

provided that no Event of Default shall be deemed to have occurred under this paragraph (f) as a result of any such action, event of condition by, against or concerning the Performance Bond Provider if:

(vi)

immediately upon (and, in any event, no more than three Business Days after) becoming aware or receiving notice thereof, the Company gives notice to the Intercreditor Agent of its intention to replace the Performance Bond Provider; and

(vii)	within 60 days (or such shorter period as the Intercreditor Agent may determine is required pursuant to the Concession Contract) after such action, event or condition has occurred:

(A)	the Performance Bond Provider has been replaced by a Person (the “Replacement Performance Bond Provider”) acceptable to the Intercreditor Agent;

(B)

the Replacement Performance Bond Provider has provided a replacement Concession Contract Performance Bond and acceded to the terms of the Deed of Appointment and Priority, in each case on terms acceptable to the Intercreditor Agent; and

(C)

the Intercreditor Agent is satisfied that no breach of the Concession Contract or any applicable Legal Requirement has occurred or will result from such replacement, and that the replacement complies, and has been authorised by the Macau SAR in accordance with, the Concession Contract and all other applicable Legal Requirements.

(g) (i)	Any Person shall engage in any “prohibited transaction” (as defined in section 406 of ERISA or section 4975 of the Code) involving any Plan;

(ii)

any “accumulated funding deficiency” (as defined in section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favour of the PBGC or a Plan shall arise on the assets of any Obligor or any Commonly Controlled Entity;

(iii)

a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Intercreditor Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA;

(iv)	any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than in a standard termination under section 4041(b) of ERISA;

(v)

any Obligor or any Commonly Controlled Entity shall, or in the reasonable opinion of the Intercreditor Agent is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; or

(vi)

any Obligor, or any of their Subsidiaries or any Commonly Controlled Entity shall be required to make during any Fiscal Year payments pursuant to any employee welfare benefit plan (as defined in section 3(1) of ERISA) that provides benefits to retired employees (or their dependents), other than as required by sections 601 and following of ERISA, section 4980B of the Code, or the corresponding provisions of applicable state law, and in each case in sub-paragraphs (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

(h)

One or more judgments or decrees shall be entered against the Company or any other Obligor involving for the Company and the other Obligors taken as a whole a liability (not paid or covered by insurance as to which the relevant insurance company has acknowledged coverage) of USD10,000,000 or its equivalent or more, and all such judgments or decrees, in either case, shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

(i)

Any of the Senior Finance Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any Obligor shall in writing to any Senior Secured Creditor in the event that any Senior Secured Creditor is seeking to exercise its rights or in any Proceedings so assert, or any Lien created or acknowledged by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created or acknowledged thereby.

(j)

The Company or any other Obligor shall breach or default under in any material respect any material term, condition, provision, covenant, representation or warranty contained in any Major Project Document (other than any Resort Management Agreement where any such breach or default thereof could not reasonably be expected to prejudice the Concession Contract, the Land Concession Contract or any rights, benefits or interests arising thereunder) and such breach or default shall continue unremedied for 30 or, save in the case of any payment default, provided the Company or such Obligor is diligently pursuing action to remedy the default and it is of a nature that is capable of being remedied, 60 days after the earlier of:

(i)	the Company or such Obligor becoming aware of such breach or default; and

(ii)	receipt by the Company of notice from the Intercreditor Agent or any Lender of such breach or default.

(k)

Any party (other than the Company) shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Major Project Document (other than any Resort Management Agreement where any breach or default thereof could not reasonably be expected to prejudice the Concession Contract, the Land Concession Contract or any rights, benefits or interests arising thereunder) and such breach or default shall continue unremedied for 90 days after the earlier of:

(i)	the Company or any other Obligor becoming aware of such breach or default; and

(ii)	receipt by the Company of notice from the Intercreditor Agent or any Lender of such breach or default,

and, in the reasonable opinion of the Intercreditor Agent, such breach or default could reasonably be expected to have a Material Adverse Effect.

(l)

Any of the Transaction Documents shall terminate or be terminated or cancelled, become invalid or illegal or otherwise cease to be in full force and effect prior to its stated expiration date provided that the occurrence of any of the foregoing events with respect to any Major Project Document (other than the Concession Contract, the Land Concession Contract, the Construction Contract or the IP Agreement) shall constitute an Event of Default under this paragraph (l) only if the same could reasonably, in the reasonable opinion of the Intercreditor Agent, be expected to result in a Material Adverse Effect and the same shall continue unremedied for 90 days after the earlier of:

(i)	the Company or any other Obligor becoming aware of such occurrence; and

(ii)	receipt by the Company of notice from the Intercreditor Agent or any Lender of such occurrence,

provided that in the case of any such Major Project Document (other than the Concession Contract, the Land Concession Contract, the Construction Contract or the IP Agreement), if the occurrence is not the result of the breach or default by an Obligor in any material respect of any material term, condition, provision, covenant, representation or warranty, then no Event of Default shall be deemed to have occurred as a result thereof under this paragraph (l) if the Company provides written notice to the Intercreditor Agent immediately upon (but in no event more than 3 Business Days after) the Company or such other Obligor becoming aware of such occurrence that it intends to replace such Project Document and:

(A)	the Company obtains a replacement obligor or obligors for the affected party;

(B)

the Company or such other Obligor enters into a replacement Major Project Document on terms no less beneficial to the Company or such other Obligor and the Senior Secured Creditors in any material respect than the Major Project Document being replaced within 60 days of such occurrence, provided that the replacement Major Project Document may require the Company or such other Obligor to pay amounts under the replacement Major Project Document in excess of those that would have been payable under the replaced Major Project Document; and

(C)

in the reasonable opinion of the Intercreditor Agent, such occurrence, after considering any replacement obligor and replacement Major Project Document and the time required to implement such replacement, has not had and could not reasonably be expected to have a Material Adverse Effect.

(m)	A Change of Control shall occur.

(n)

Any Subordinated Debt or the Performance Bond Facility Agreement shall cease, for any reason, to be validly subordinated to the Obligations of the Obligors as provided in the Senior Finance Documents and the documentation, instruments or other agreements related to the Subordinated Debt, as the case may be.

(o)

The Company or any other Obligor shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such Person of any Permit or any such Permit or any provision thereof shall be suspended, revoked, cancelled, terminated or materially and adversely modified or fail to be in full force and effect or any Governmental Authority shall challenge or seek to revoke any such Permit if such failure to perform, violation, breach, suspension, revocation, cancellation, termination or modification could reasonably be expected to have a Material Adverse Effect.

(p)	[Not used]

(q)	[Not used]

(r)	The Company shall abandon either of the Projects (other than the Diamond Expansion) or otherwise cease to pursue them.

(s)

Any call or drawing made by the Macau SAR under the Concession Contract Performance Bond unless the Concession Contract Performance Bond is fully reinstated within 30 days thereof in accordance with the Concession Contract, no other Event of Default has occurred or will result from such reinstatement.

(t)	The Company or any other Obligor shall fail to at all times maintain in full force and effect the insurance policies required by Schedule 7 (Insurance) and paragraph 10.4 of Part A of Schedule 5.

(u)	Any Governmental Authority takes any action or there is a change in (or in the interpretation, administration or application of) or the introduction of any Legal Requirement:

(i)

which deprives the Company or any other Obligor of the use of all or any material part of its Property (including nationalisation, expropriation, modification, suspension or extinguishment of any material rights benefiting or the imposition of any restrictions materially and adversely affecting the Existing Project or the Expansion by such Governmental Authority);

(ii)	which prevents the Company or any other Obligor from conducting its business or operations, or a material part thereof, in a similar manner as contemplated at the Signing Date; or

(iii)	which, in the reasonable opinion of the Intercreditor Agent, otherwise could reasonably be expected to have a Material Adverse Effect,

and, in each case, such action, change or introduction or the effects thereof, are not removed or stayed within 30 days of the occurrence of such action, change or introduction.

(v)	Any temporary administrative intervention is made by the Macau SAR pursuant to article 79 of the Concession Contract.

(w)

The Macau SAR takes any formal measure seeking the unilateral dissolution of the Concession Contract pursuant to article 80 thereof or the Macau SAR gives notice pursuant to article 80(3) of the Concession Contract and the Company fails to comply with the terms thereof within the grace period specified therein.

(x)

The Intercreditor Agent considers the subject matter of any negotiations required to be notified to it pursuant to paragraph 24(c) of Part A of Schedule 5 (Covenants) is such as could reasonably give rise to an entitlement of the Macau SAR to unilaterally dissolve the Concession Contract pursuant to article 80 thereof.

(y)

Any consultations are commenced as contemplated by paragraph B1(c) of the Gaming Concession Consent Agreement and (save for the purpose of giving notice to the Macau SAR that the Security Agent intends to take action to enforce all or any of the pledges constituted by the Company Share Pledge, the Wynn International Share Charge and/or the Wynn HK Share Charge which may be given by the Security Agent immediately upon such consultations being commenced) the Intercreditor Agent considers the subject matter of such consultations is reasonably likely to give rise to (a) the taking of any action to terminate the Concession Contract or (b) an agreement to terminate the Concession Contract.

(z)

The Land Concession Contract is terminated or rescinded or the Macau SAR takes any formal measure seeking any termination of the Land Concession Contract pursuant to Clause 15 thereof or any rescission pursuant to Clause 16 thereof.

(aa)	The Macau SAR gives any notice pursuant to paragraph C7 of the Land Concession Consent Agreement.

(bb)	A Material Adverse Effect has occurred which is continuing.

SCHEDULE 11

TRANSFERS AND ACCESSION

Part A

Form of Agent’s Deed of Accession

THIS DEED dated [            ] is supplemental to each of the Senior Finance Documents as defined in a common terms agreement (the “Common Terms Agreement”) dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the Senior Secured Creditors (as defined therein) to which [name of existing Agent] is expressed to be a party (the “Senior Finance Documents”).

Words and expressions defined in the Common Terms Agreement have the same meaning when used in this Deed and the principles of construction and rules of interpretation set out therein shall also apply.

[name of new Agent] (the “New Agent”) of [address] hereby agrees with each other person who is or who becomes a party to the Senior Finance Documents that with effect on and from the date of this Deed it shall be bound by the Senior Finance Documents and be entitled to exercise rights and be subject to obligations thereunder as [specify Agent].

The Facility Office of the New Agent is located at [            ].

The initial telephone number, fax number, address and person designated by the New Agent for the purposes of Clause 29 (Notices) of the Common Terms Agreement are:

[            ]

This Deed is governed by and shall be construed in accordance with English law.

Executed as a deed by	)

[insert name of new Agent and	)

execution clause appropriate	)

thereto and to manner of	)

execution]	)

Part B

Form of Novation Certificate

To:	[ ] as Intercreditor Agent

NOVATION CERTIFICATE

relating to [description of the relevant Facility Agreement] (the “Facility Agreement”) dated 14 September 2004 between Wynn Resorts (Macau) S.A. (the “Company”) and [list other parties] and the common terms agreement (the “Common Terms Agreement”) dated 14 September 2004 between the Company and the Senior Secured Creditors (as defined therein).

1.

Terms defined in the Common Terms Agreement shall, subject to any contrary indication, have the same meanings herein and the principles of construction and rules of interpretation set out therein shall also apply. The terms Lender, Transferee, Proposed Transfer Date, Lender’s Participation and Amount Transferred are defined in the schedule hereto.

2.

The Lender confirms that the Lender’s Participation is an accurate summary of its participation in the Facility Agreement and requests the Transferee to accept and procure the transfer by novation to the Transferee of a percentage of the Lender’s Participation (equal to the percentage that the Amount Transferred is of the aggregate of the component amounts (as set out in the schedule hereto) of the Lender’s Participation the “Transferred Percentage”) by counter-signing and delivering this Novation Certificate to the Intercreditor Agent at its address for the service of notices specified in the Common Terms Agreement, in accordance with Clause 21.6 (Transfers by Lenders) of the Common Terms Agreement. The Lender assigns, subject to the aforementioned acceptance by the Transferee, a proportion of the rights and benefits held by the Lender (in its capacity as such) under or in connection with the Senior Finance Documents which proportion shall be equal to the Transferred Percentage.

3.

The Transferee hereby requests the Intercreditor Agent to accept this Novation Certificate as being delivered to the Intercreditor Agent pursuant to and for the purposes of Clause 21.6 (Transfer by Lenders) of the Common Terms Agreement so as to take effect in accordance with the terms thereof on the Proposed Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.

The Transferee confirms that it has received a copy of each of the Senior Finance Documents together with such other information as it has required in connection with this transaction and that it has not relied and shall not hereafter rely on the Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and shall not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors or the Projects.

5.

The Transferee hereby undertakes with the Lender and each of the other parties to the Facility Agreement that it shall perform in accordance with their terms all those obligations which by the terms of the Facility Agreement shall be assumed by it after delivery of this Novation Certificate to the Intercreditor Agent and satisfaction of the conditions (if any) subject to which this Novation Certificate is expressed to take effect.

6.

The Transferee also agrees that, with effect from the Proposed Transfer Date or such later date as may be determined in accordance with Clause 21.6 (Transfer by Lenders) of the Common Terms Agreement, it shall be bound by the terms of:

(a)	the Common Terms Agreement as if it had been a party to such agreement in the capacity of a [specify Lender]; and

(b)	each of the Security Documents to which the Lenders are party as if it had been a party to those documents in the capacity of a Lender thereunder.

7.

The Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Senior Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the Obligors of any of their obligations under the Senior Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8.

The Lender hereby gives notice that nothing herein or in the Senior Finance Documents (or any document relating thereto) shall oblige the Lender to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Senior Finance Documents transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by any of the Obligors or any other party to the Senior Finance Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b).

9.	This Novation Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

THE SCHEDULE

1.	Lender:

2.	Transferee:

3.	Proposed Transfer Date:

4.	Lender’s Participation:

Lender’s undrawn Available Commitment*	Lender’s Portion of each Advance

5.	Amount Transferred:

[Lender]	[Transferee]

By:	By:
Date:	Date:

[ ]

as Intercreditor Agent

By:
Date:

Administrative Details of Transferee

Address:

Contact Name:

Account for Payments:

Standing Payment Instruction:

Fax:

Telex:

Telephone:

*	Details of the Lender’s undrawn Available Commitment should not be completed after the last day of the Availability Period.

Part C

Form of Confidentiality Undertaking

To:	[Insert name of potential Transferee/participant]

[Date]

Dear Sirs,

We understand that you are considering [acquiring an interest (the “Acquisition”) in/accepting an appointment as facility agent under [description of the relevant Facility Agreement] (the “Facility Agreement”)/accepting an appointment as intercreditor agent under the Senior

Finance Documents (the “Appointment”)] in relation to the design, development, construction, ownership, operation and maintenance of the Wynn Macau hotel, retail and destination gaming resort project (the “Project”). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.

Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(c) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any of the Obligors or any of their officers, directors, employees or professional advisers relating directly or indirectly to the [Acquisition/Appointment].

2.	Permitted Disclosure We agree that you may disclose Confidential Information:

(a)

to members of the [Purchaser/Appointee] Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the [Purchaser/Appointee] Group;

(b)

[subject to the requirements of the Senior Finance Documents, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Facility Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Senior Finance Documents or any of the Obligors so long as that person has delivered a letter to you in equivalent form to this letter;] and

(c)

(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the [Purchaser/Appointee] Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the [Purchaser/Appointee] Group.

3.

Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(b)11] or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.

Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or

[1][1]	If paragraph 2(b) deleted.

permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(b)12] above.

5.

Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to [or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in] the [Facility Agreement/Senior Finance Documents] or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.	No Representation; Consequences of Breach, etc You acknowledge and agree that:

(a)

neither we nor any Obligor nor any of our or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)

we or any Obligor may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.

No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8.

Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

[1] [2]	If paragraph 2(b) deleted.

9.	Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of each Obligor.

10.	Third party rights

(a)

Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

(b)	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

(c)	The parties to this letter do not require the consent of the Relevant Persons to rescind or vary this letter at any time.

11.

Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.

Definitions In this letter (including the acknowledgement set out below) terms defined in or by reference to the Facility Agreement shall, unless the context otherwise requires, have the same meaning, the principles of construction and rules of interpretation referred to therein shall also apply and:

“Confidential Information” means any information relating to the Project, any Obligor, the Transaction Documents, any agreement relating to the [Facility Agreement/Senior Finance Documents] and/or the [Acquisition/Appointment] provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Obligors and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

“Obligors” means Wynn Resorts (Macau) S.A. and certain other persons, as defined in the Senior Finance Documents, who have a direct or indirect interest in its share capital.

“Permitted Purpose” means considering and evaluating whether to [enter into/accept] the [Acquisition/Appointment].

“Project Documents” means the documents entered into by Wynn Resorts (Macau) S.A. and its contractors or subcontractors in connection with the Project.

“[Purchaser/Appointee] Group” means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

“Senior Finance Documents” means the Facility Agreement, the Common Terms Agreement dated 14 September 2004 between Wynn Resorts (Macau) S.A. and certain financial institutions and other Senior Finance Documents as defined in such Common Terms Agreement.

“Transaction Documents” means the Senior Finance Documents and the Project Documents.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of [Insert name of Lender/Agent]

To:	[Lender/Agent] The Obligors
We acknowledge and agree to the above:

For and on behalf of [Potential Transferee/participant/appointee]

Date:

SCHEDULE 12

PERMITS

THE PERMITS DESCRIBED IN PART A AND PART B OF THIS SCHEDULE 12 (PERMITS) HAVE BEEN ISSUED AND ARE IN FULL FORCE AND EFFECT.

Part A

Permits required on or before the CP Satisfaction Date

1.	Construction licence.

2.	Enactment of legislation by the Macau SAR providing for casino operators to be grantors of credit to patrons.

3.	Macau SAR approval of the location of the horizontal property comprised in the Casino Project.

4.	Publication of the Land Concession Contract in the Official Bulletin.

5.	Provisional registration of the rights of the Company to the land which is the subject of the Land Concession Contract (for the purposes of this Schedule, the “Land”).

6.	Macau SAR confirmation that the scope of insurances set out in Schedule 7 satisfy the requirements of Article 40 of the Concession Contract.

7.	Agreement by the Gambling Inspection and Coordination Bureau and the Financial Bureau of the Macau SAR as to the identity of the Auditor in accordance with Article 57 of the Concession Contract.

8.

Macau SAR authorisation: (i) pursuant to article 16(1) of the Concession Contract to pledge the Company’s shares; (ii) pursuant to article 16(5) of the Concession Contract to charge the shares of the Company’s shareholders; (iii) pursuant to article 21(3) of the Concession Contract to execute a power of attorney in relation to the Land; (iv) pursuant to article 42(1) of the Concession Contract to mortgage the portion of the Land, including any constructions thereon, referred to therein; and (v) pursuant to article 42(1) of the Concession Contract to pledge the gaming equipment and utensils of the Company.

9.

To the extent applicable, disclosure to Macau SAR of any serious alteration to the economic or financial conditions of the Company, the Company’s shareholders or certain of the Company’s Affiliates pursuant to article 23 of the Concession Contract.

Part B

Permits required after the CP Satisfaction Date

1.	Project Certificates of Occupancy.

2.	Definitive registration of the rights of the Company to the land which is the subject of the Land Concession Contract and definitive registration of the horizontal property comprised in the Projects.

3.	Permits required under Article 84 of the Concession Contract.

4.	Amended construction licence for the Projects (including the Expansion).

5.

Written confirmation from Macau SAR Department of Public Works that, upon approval of the amended construction licence for the Projects (including the Expansion), the Land Concession Contract will be amended as soon as practicable to the extent required to reflect the Projects as actually built pursuant to the original construction licence and the amended construction licence.

SCHEDULE 13

[NOT USED]

SCHEDULE 14

FORM OF ADDITIONAL LENDER’S ACCESSION DEED

THIS DEED dated [            ] is supplemental to a common terms agreement (the “Common Terms Agreement”) dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the Senior Secured Creditors (as defined therein).

Words and expressions defined in the Common Terms Agreement have the same meaning when used in this Deed and the principles of construction and rules of interpretation set out therein shall also apply.

[name of Additional Lender] (the “New Additional Lender”) of [address] hereby agrees with each other person who is or who becomes a party to the Common Terms Agreement that with effect on and from the date of this Deed it shall be bound by the Common Terms Agreement and be entitled to exercise rights and be subject to obligations thereunder as an Additional Lender.

The initial telephone number, fax number, address and person designated by the New Additional Lender for the purposes of Clause 29 (Notices) of the Common Terms Agreement are:

[            ]

This Deed is governed by and shall be construed in accordance with English law.

Executed as a deed by	)

[insert name of Additional	)

Lender and execution clause	)

appropriate thereto and to	)

manner of execution]	)

SCHEDULE 15

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Intercreditor Agent

Date: [            ]

Dear Sirs,

We refer to an agreement (the “Common Terms Agreement”) dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the financial institutions named therein as Senior Secured Creditors. Terms defined in the Common Terms Agreement shall bear the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

We confirm on [insert date of relevant financial statements] the following:

	Actual	Required

1. Leverage Ratio	[ ]	[ ]

2. Interest Coverage Ratio	[ ]	[ ]

Actual

3. Excess Cash Flow

We attach the information and calculations necessary for determining the above ratios and amounts.

We hereby confirm that no Default has occurred and is continuing.

OR

We hereby give you notice of the occurrence of the following Default which is continuing:

[            ].

We set out below the steps being taken to remedy such Default:

[            ].

Yours faithfully,

Name: Responsible Officer for and on behalf of Wynn Resorts (Macau) S.A.

SCHEDULE 16

[NOT USED]

SCHEDULE 17

[NOT USED]

SCHEDULE 18

MONTHLY CONSTRUCTION PERIOD REPORT

List of Minimum Information to be Included

A.	Summary

B.	Project Schedule

1.	Describe (in respect of both work under the Construction Contract and Company scope including FF&E and pre-opening activities):

1.1	Overall progress of work broken down by major area

1.2	Major activities that have taken place in the period since the last report

1.3	Major activities scheduled to take place in the period until the next report

1.4	The Company’s estimate of:

(a)	The date of Substantial Completion for the Original Project and the Expansion

(b)	The Opening Date (and satisfaction of the Opening Conditions specified in paragraph (a) of the definition thereof) for the Original Project and the Expansion Opening Date

(c)	The date of Expansion Completion

2.	With reference to the attached Project Schedule:

2.1	Highlight changes in the Project Schedule from the last report

2.2	Highlight major milestones achieved in the period since the last report

2.3	Describe remedial activities being taken to accelerate the works (if any)

C. Manpower

1.	Indicate current staffing level vs. projected for the Company, the PASA Agent and the Construction Contractor

2.

Indicate any fatalities or injuries associated with the Projects incurred by the Company, the PASA Agent, the Prime Contractor, any Subcontractor or any other person in the period since the previous report with detail as to the nature of injuries incurred and cumulative figures since the [Date of Commencement] under and as defined in the Construction Contract

3.	Highlight any major executive positions filled or vacated in the period since the last report

D.	Other

1.	List material Permits issued or made by or with a Governmental Authority obtained by the Company in the period since the last report

2.	List any requests for change orders or variations under the Construction Contract received, requested, agreed or approved in the period since the last report

3.	Hedging Arrangements entered into in the period since the last report

E.	Lease and Subconcession Agreements

1.	List total space leased vs. vacant for each of the following categories:

1.1	Restaurants

1.2	Retail

1.3	Other facilities

2.	List tenants secured and target date of opening for each space indicated as leased

3.	Describe any agreements, whether in-principle or otherwise, entered into by the Company in the period since the last report in respect of subconcessions under the Concession Contract

F.	Operating Results of Projects

Following the Opening Date of the Original Project until the Expansion Opening Date, provide the operating results of the Company in the preceding month, including:

(a)	Operating revenues, broken down by major source category

(b)	Operating costs, broken down by major line item

(c)	Working capital and other adjustments for non-cash items

(d)	Other cash payments or reserves made from operating cashflow

(e)	Net cashflow from operations and the sum transferred to the Construction Disbursement Accounts

G.	Schedules

Photographs

H. Attachments

1.	Project Schedule

2.	Actual vs. projected expenditure “S” curve

3.	Monthly Construction Progress Report

SCHEDULE 19

FORMS OF OPENING CONDITIONS CERTIFICATES

Part A

Form of Company’s Opening Conditions Certificate

To:	[ ] as Intercreditor Agent

Date:	[ ]

Dear Sirs,

1.

We refer to the common terms agreement (the “Common Terms Agreement”) dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the financial institutions referred to therein as Senior Secured Creditors. Terms defined in the Common Terms Agreement shall have the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

2.	This certificate is provided for the purposes of the definition of “Opening Conditions” in Clause 1.1 (Definitions) of the Common Terms Agreement in respect of the Original Project.

3.	We hereby certify, as at the date of this certificate, that:

(i)	furnishings, fixtures and equipment necessary to use and occupy the various portions of the Original Project for their intended uses have been installed and are operational;

(ii)

all the Project Certificates of Occupancy have been issued, each area in which any operation of casino games of chance or other forms of gaming will be carried out has been classified as a casino or gaming zone in accordance with Article 9 of the Concession Contract and (other than any Permit issued or made by or with a Governmental Authority the failure of which to obtain or make could not reasonably be expected to affect the operations of the Projects in any material respect) each other Permit issued or made by or with a Governmental Authority required under applicable Legal Requirements to be obtained or made prior to the Opening Date has been obtained or made;

(iii)

the Original Project (other than the premises to be occupied by individual retail and restaurant tenants in the Projects) is fully open for business to the general public and at least, in the case of the Original Project, 80% of each of the projected 380 slot machines and 200 gaming tables are in operation, 80% of restaurant outlets are open for business and at least 80% of the floor space comprised in the Original Project and designated in the Plans and Specifications for retail tenants has been occupied (save for facilities which by their nature are not open to the general public in the ordinary course of business but are operating);

(iv)	the remaining work on the Projects will not materially affect the operation of the Original Project;

(v)	the failure to complete the remaining work will not materially affect the operation of the Original Project; and

(vi)	the Company has available a fully trained staff to operate the Original Project including the hotel and casino.

Yours faithfully,

Name: Responsible Officer for and on behalf of Wynn Resorts (Macau) S.A.

Part B

Form of Technical Adviser’s Opening Conditions Certificate

To:	[ ] as Intercreditor Agent

Date:	[ ]

Dear Sirs,

1.

We refer to the common terms agreement (the “Common Terms Agreement”) dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the financial institutions referred to therein as Senior Secured Creditors. Terms defined in the Common Terms Agreement shall have the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

2.	This certificate is provided for the purposes of the definition of “Opening Conditions” in Clause 1.1 (Definitions) of the Common Terms Agreement in respect of the Original Project.

3.	We hereby certify, as at the date of this certificate, that:

(i)	furnishings, fixtures and equipment necessary to use and occupy the various portions of the Original Project for their intended uses have been installed and are operational;

(ii)

all the Project Certificates of Occupancy have been issued and (other than any Permit made or issued by or with a Governmental Authority the failure of which to make or obtain could not reasonably be expected to affect the operations of the Projects in any material respect) each other Permit made or issued by or with a Governmental Authority required under applicable Legal Requirements to be made or obtained prior to the Opening Date have been obtained;

(iii)

the Original Project (other than the premises to be occupied by individual retail and restaurant tenants in the Projects) is fully open for business to the general public and at least, in the case of the Original Project, 80% of each of the projected 380 slot machines and 200 gaming tables are in operation, 80% of restaurant outlets are open for business and at least 80% of the floor space comprised in the Original Project and designated in the Plans and Specifications for retail tenants has been occupied (save for facilities which by their nature are not open to the general public in the ordinary course of business but are operating);

(iv)	the remaining work on the Projects will not materially affect the operation of the Original Project; and

(v)	the failure to complete the remaining work will not materially affect the operation of the Original Project.

Yours faithfully,

Name: For and on behalf of [Technical Adviser]